           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 23, 2005

                    WASHINGTON MUTUAL MORTGAGE PASS-THROUGH
                       CERTIFICATES, WMALT SERIES 2005-9

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                             WASHINGTON MUTUAL BANK
                                    SERVICER

                                  $527,378,910
                                 (APPROXIMATE)

--------------------------------------------------------------------------------
 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 5 IN THE ACCOMPANYING PROSPECTUS.

 The certificates will represent interests only in the Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-9 Trust and will not represent interests in or obligations of Washington Mutual Mortgage Securities Corp., Washington Mutual, Inc. or any of their affiliates.

 NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

 This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES WMALT SERIES 2005-9 TRUST WILL ISSUE TWENTY-NINE CLASSES OF OFFERED CERTIFICATES AND FOUR CLASSES OF PRIVATELY PLACED CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL BE ENTITLED TO RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH. THE TABLE ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE PRINCIPAL BALANCE, INTEREST RATE AND SPECIAL CHARACTERISTICS OF EACH CLASS.

OFFERED CERTIFICATES
--------------------

Total principal amount (approximate)        $527,378,910

First payment date                          November 25, 2005

Interest and/or principal paid              Monthly

Last payment date                           November 25, 2035

Credit enhancement for the offered certificates is being provided by three classes of privately placed certificates, which have an aggregate principal balance of approximately $6,404,773.


The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to Washington Mutual Mortgage Securities Corp. from the sale of the offered certificates will be approximately 99.49% of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to Washington Mutual Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter

                               WAMU CAPITAL CORP.

                                October 25, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where certain capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption 'Index of Terms' on page S-112 in this prospectus supplement and under the caption 'Index of Terms' beginning on page 88 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY INFORMATION..................     S-4
    What You Own.....................     S-4
        Information About the
          Mortgage Pool..............     S-4
    The Offered Certificates.........     S-4
        Relationship Between Loan
          Groups and the Offered
          Certificates...............     S-6
        Initial Principal Balance of
          the Certificates...........     S-6
    Distributions on the
      Certificates...................     S-6
        Monthly Distributions........     S-6
        Distributions of Interest....     S-7
        Compensating Interest and
          Interest Shortfalls........     S-8
        Distributions of Principal...     S-8
        Cross-Collateralization......     S-9
    Credit Enhancements..............     S-9
    Allocation of Losses.............    S-10
    Yield Considerations.............    S-10
    Book-Entry Registration..........    S-10
    Denominations....................    S-10
    Legal Investment.................    S-11
    ERISA Considerations.............    S-11
    Federal Income Tax
      Consequences...................    S-11
    Ratings..........................    S-11
RISK FACTORS.........................    S-12
THE TRUST............................    S-26
DESCRIPTION OF THE MORTGAGE POOL.....    S-27
    Loan Group 1.....................    S-28
    Loan Group 2.....................    S-28
    Loan Group 3.....................    S-28
    Loan Group 4.....................    S-28
    Loan Group 5.....................    S-29
    Additional Information...........    S-29
DESCRIPTION OF THE CERTIFICATES......    S-31
    General..........................    S-31
    Book-Entry Registration..........    S-34
    Definitive Certificates..........    S-37
    Priority of Distributions........    S-38
    Distributions of Interest........    S-43
    The Yield Maintenance
      Agreements.....................    S-46
    Calculation of LIBOR.............    S-48
    Cross-Collateralization..........    S-49
    Distributions of Principal.......    S-52
        General......................    S-52
        Group 1 Certificate Principal
          Distributions..............    S-53
        Group 2 Certificate Principal
          Distributions..............    S-53
        Group 3 Certificate Principal
          Distributions..............    S-55
        Group 4 Certificate Principal
          Distributions..............    S-56
        Group 5 Certificate Principal
          Distributions..............    S-57
        Class C-P Certificate
          Principal Distributions....    S-59
        Class B Certificate Principal
          Distributions..............    S-60
    Principal Prepayments............    S-61

                                        PAGE
                                        ----
    Subordination and Allocation of
      Losses.........................    S-62
    The Class R Certificates.........    S-64
    Advances.........................    S-64
    Available Distribution Amount....    S-65
    Last Scheduled Distribution
      Date...........................    S-65
    Optional Termination of the
      Trust..........................    S-66
    Servicing Compensation and
      Payment of Expenses............    S-67
    Special Servicing Agreements.....    S-67
    Reports to Certificateholders....    S-67
DELINQUENCY, LOSS AND FORECLOSURE
  EXPERIENCE.........................    S-68
YIELD AND PREPAYMENT
  CONSIDERATIONS.....................    S-69
    General..........................    S-69
    Principal Prepayments and
      Compensating Interest..........    S-69
    LIBOR Certificates...............    S-70
    Lockout Certificates.............    S-70
    Class 2-A-3, Class 5-A-3 and
      Class 5-A-4 Certificates.......    S-71
    Rate of Payments.................    S-71
    Prepayment Assumptions...........    S-72
    Lack of Historical Prepayment
      Data...........................    S-74
    Yield Considerations with Respect
      to the Interest Only, Principal
      Only and Inverse LIBOR
      Certificates...................    S-74
    Yield Considerations with Respect
      to the Senior Subordinate
      Certificates...................    S-78
    Additional Yield Considerations
      Applicable Solely to the
      Class R Certificates...........    S-80
    Additional Information...........    S-80
CREDIT ENHANCEMENTS..................    S-80
    Subordination....................    S-80
    Shifting of Interests............    S-81
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.......................    S-81
    Special Tax Considerations
      Applicable to the Class 2-A-3,
      Class 4-A-2 and Class 5-A-6
      Certificates...................    S-82
    Special Tax Considerations
      Applicable to the Residual
      Certificates...................    S-83
    Penalty Protection...............    S-84
CERTAIN LEGAL INVESTMENT ASPECTS.....    S-84
ERISA CONSIDERATIONS.................    S-85
METHOD OF DISTRIBUTION...............    S-87
LEGAL MATTERS........................    S-87
CERTIFICATE RATINGS..................    S-88
APPENDIX A: DECREMENT TABLES.........    S-89
APPENDIX B: MORTGAGE LOAN TABLES.....    S-94
APPENDIX C: GLOBAL CLEARANCE,
  SETTLEMENT AND TAX DOCUMENTATION
  PROCEDURES.........................   S-104
SCHEDULE 1: CLASS 2-A-3, CLASS 4-A-2
  AND CLASS 5-A-6 YIELD MAINTENANCE
  NOTIONAL BALANCE SCHEDULES.........   S-108
INDEX OF TERMS.......................   S-112

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust owns a pool of fixed-rate mortgage loans and certain other assets, as described under 'The Trust' in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of 2,081 mortgage loans with an aggregate principal balance as of October 1, 2005 of approximately $533,783,684. All of the mortgage loans are secured by residential properties or shares of cooperative apartments, and each is set to mature within 30 years of the date it was originated.

The mortgage loans sold to the Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-9 Trust were purchased by Washington Mutual Mortgage Securities Corp. directly or indirectly from affiliated or unaffiliated third parties who either originated the applicable mortgage loans or purchased the mortgage loans through correspondent or broker lending.

The mortgage pool consists of the following five loan groups:

                                                          MAXIMUM
                                      APPROXIMATE        YEARS TO
                       NUMBER OF   PRINCIPAL BALANCE   MATURITY FROM
                       MORTGAGE    AS OF OCTOBER 1,     ORIGINATION
LOAN GROUP               LOANS           2005              DATE
--------------------------------------------------------------------

Loan Group 1               500       $ 73,634,383           30
Loan Group 2               368       $206,630,932           30
Loan Group 3               202       $ 23,037,555           15
Loan Group 4               293       $ 79,495,801           30
Loan Group 5               718       $150,985,010           30

For a further description of the mortgage loans in each loan group, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

THE OFFERED CERTIFICATES

Washington Mutual Mortgage Securities Corp. will sell the mortgage loans to the Trust. The Trust is being created for the purpose of issuing the Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-9. The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

            APPROXIMATE         ANNUAL
           INITIAL CLASS      CERTIFICATE
CLASS    PRINCIPAL BALANCE   INTEREST RATE          TYPE
----------------------------------------------------------------

1-CB       $ 69,400,400         6.000%             Senior
2-A-1        22,300,000         5.500%         Senior/Lockout
2-A-2       106,010,500         5.500%             Senior
2-A-3        24,612,300           (1)           Senior/LIBOR
2-A-4        36,050,000         5.500%             Senior
2-A-5         4,600,000         5.500%             Senior
2-A-6                --           (2)       Sr./Int. Only/LIBOR
2-A-7         1,000,000         5.500%      Senior/Mezz./Lockout
3-CB         21,143,300         5.500%             Senior
4-A-1        11,448,000         5.500%         Senior/Lockout
4-A-2        50,000,000           (3)           Senior/LIBOR
4-A-3                --           (4)       Sr./Int. Only/LIBOR
4-A-4        12,231,900         5.500%             Senior
4-A-5         1,052,000         5.500%      Senior/Mezz./Lockout
5-A-1        13,211,400         5.500%         Senior/Lockout
5-A-2         1,000,000         5.500%      Senior/Mezz./Lockout
5-A-3        26,673,768           (5)           Senior/LIBOR
5-A-4         3,637,332           (6)           Senior/LIBOR
5-A-5        39,349,100         5.500%             Senior
5-A-6        25,000,000           (7)           Senior/LIBOR
5-A-7                --           (8)       Sr./Int. Only/LIBOR
5-A-8        28,305,700         5.500%             Senior
5-A-9         4,937,000         5.500%             Senior
C-X                  --        5.500%(9)    Senior/Interest Only
                                              Senior/Principal
C-P           1,128,110          (10)               Only
B-1          16,281,000      Variable (11)      Subordinate
B-2           5,071,000      Variable (11)      Subordinate
B-3           2,936,000      Variable (11)      Subordinate
R                   100         5.500%        Senior/Residual

(1) The initial certificate interest rate of the Class 2-A-3 Certificates will be 5.180% per annum. After the first distribution date, the per annum certificate interest rate will equal LIBOR (the London Interbank Offered Rate, as described in this prospectus supplement) plus 1.150%, but no more than 9.500% per annum; provided, however, that when LIBOR is greater than 4.350%, a portion of the interest to be distributed to the Class 2-A-3 Certificates will not come from payments on the mortgage loans, but rather from a yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full certificate interest rate. After the yield maintenance agreement terminates in June 2009, the maximum certificate interest rate will be 5.500% per annum. See 'Distributions of Interest -- The Yield Maintenance Agreements' in this prospectus supplement.

(2) The initial certificate interest rate of the Class 2-A-6 Certificates will be 0.320% per annum. After the first distribution date, the per annum certificate interest rate will equal 4.350% minus LIBOR. The Class 2-A-6 Certificates will not receive any distributions of principal, but will accrue interest on the Class 2-A-6 notional amount. The initial Class 2-A-6 notional amount will be approximately $24,612,300 and will on each distribution date equal the principal balance of the Class 2-A-3 Certificates. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(3) The initial certificate interest rate of the Class 4-A-2 Certificates will be 3.960% per annum. After the first distribution date, the per annum certificate interest rate will equal LIBOR plus 0.120%, but no more than 10.000% per annum; provided, however, that when LIBOR is greater than 5.380%, a portion of the interest to be distributed to the Class 4-A-2 Certificates will not come from payments on the mortgage loans, but rather from a yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full certificate interest rate. After the yield maintenance agreement terminates in May 2010, the maximum certificate interest rate will be 5.500% per annum. See 'Distributions of Interest -- The Yield Maintenance Agreements' in this prospectus supplement.

(4) The initial certificate interest rate of the Class 4-A-3 Certificates will be 1.540% per annum. After the first distribution date, the per annum certificate interest rate will equal 5.380% minus LIBOR. The Class 4-A-3 Certificates will not receive any distributions of principal, but will accrue interest on the Class 4-A-3 notional amount. The initial Class 4-A-3 notional amount will be approximately $50,000,000 and will on each distribution date equal the principal balance of the Class 4-A-2 Certificates. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(5) The initial certificate interest rate of the Class 5-A-3 Certificates will be 5.320% per annum. After the first distribution date, the per annum certificate interest rate will equal LIBOR plus 1.350%, but no more than 6.250% per annum.

(6) The initial certificate interest rate of the Class 5-A-4 Certificates will be approximately 6.820% per annum. On each distribution date, the per annum certificate interest rate will equal 35.93333333% minus the product of LIBOR and 7.33333333.

(7) The initial certificate interest rate of the Class 5-A-6 Certificates will be 4.580% per annum. After the first distribution date, the per annum certificate interest rate will equal LIBOR plus 0.550%, but no more than 9.500% per annum; provided, however, that when LIBOR is greater than 4.950%, a portion of the interest to be distributed to the Class 5-A-6 Certificates will not come from payments on the mortgage loans, but rather from a yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full certificate interest rate. After the yield maintenance agreement terminates in December 2013, the maximum certificate interest rate will be 5.500% per annum. See 'Distributions of Interest -- The Yield Maintenance Agreements' in this prospectus supplement.

(8) The initial certificate interest rate of the Class 5-A-7 Certificates will be 0.920% per annum. After the first distribution date, the per annum certificate interest rate will equal 4.950% minus LIBOR. The Class 5-A-7 Certificates will not receive any distributions of principal, but will accrue interest on the Class 5-A-7 notional amount. The initial

    Class 5-A-7 notional amount will be approximately $25,000,000 and will on each distribution date equal the principal balance of the Class 5-A-6 Certificates. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(9) The Class C-X Certificates will not receive any distributions of principal, but will accrue interest on the Class C-X notional amount. The initial Class C-X notional amount will be approximately $22,925,400. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(10) The Class C-P Certificates will not receive any distributions of interest.

(11) The initial certificate interest rate on the Class B-1, Class B-2 and Class B-3 Certificates will each be approximately 5.569% per annum and will vary after the first distribution date between 5.500% and 6.000% per annum. For a more detailed description of the certificate interest rate on these certificates, see 'Description of the Certificates -- Distributions of Interest -- Class B Certificate Interest Rate' in this prospectus supplement.

The Trust will also issue the Class B-4, Class B-5, Class B-6 and Class PPP Certificates, which are not being offered by this prospectus supplement. The Class B-4, Class B-5 and Class B-6 Certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates. The Class PPP Certificates will not have a principal balance and will not accrue interest. The Class PPP Certificate will be entitled to receive certain prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans.

RELATIONSHIP BETWEEN LOAN GROUPS AND THE OFFERED CERTIFICATES

The certificates whose class designation begins with '1' correspond to loan group 1.

The certificates whose class designation begins with '2' correspond to loan group 2.

The certificates whose class designation begins with '3' correspond to loan group 3.

The certificates whose class designation begins with '4' correspond to loan group 4.

The certificates whose class designation begins with '5' correspond to loan group 5.

The subordinate certificates, whose class designations begin with 'B,' correspond to all five of the loan groups.

The Class C-X Certificates correspond to all five of the loan groups.

The Class C-P Certificates correspond to loan group 2, loan group 3, loan group 4 and loan group 5.

Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding loan group or loan groups.

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust is approximately $533,783,683, subject to an upward or downward variance of no more than 5%.

The initial aggregate principal balance of the certificates has the following composition:

  the senior certificates in the aggregate comprise approximately 94.25% of the aggregate principal balance of all five loan groups;

  the Class B-1, Class B-2 and Class B-3 Certificates comprise approximately 4.55% of the aggregate principal balance of all five loan groups; and

  the privately placed Class B-4, Class B-5 and Class B-6 Certificates comprise approximately 1.20% of the aggregate principal balance of all five loan groups.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, LaSalle Bank National Association, will make distributions of interest and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next business day. The first distribution date will be November 25, 2005.

Source of Payments. The mortgagors pay their interest and principal during the month to Washington Mutual Bank, as servicer. Each month, the servicer subtracts its servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount by loan group to the holders of the certificates related to that loan group in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement in accordance with a written statement prepared by the servicer.

Advances. For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment or if no payment is received at all, the servicer will advance its own funds to cover that shortfall. However, the servicer will not be required to make advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan. See 'Description of the Certificates -- Advances' in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will accrue interest each month. On each distribution date interest will be distributed to these certificates in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the interest distributions contemplated in this prospectus supplement. If the servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay.

The amount of interest each class of certificates accrues each month will generally equal 1/12th of the annual interest rate for that class multiplied by the related class principal balance or class notional amount, as applicable. The principal balance or notional amount used for this calculation on the first distribution date will be the applicable balance as of October 27, 2005, which is the closing date. The principal balance or notional amount used for this calculation on any other distribution date will be the applicable balance immediately after the preceding distribution date. The annual interest rate for each class of offered certificates entitled to interest is described on pages S-4 through S-6 of this prospectus supplement. For a description of how the notional amounts are determined, see 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

The Class C-P Certificates will not receive any distributions of interest.

LIBOR Certificates. The certificate interest rates for the Class 2-A-3, Class 2-A-6, Class 4-A-2, Class 4-A-3, Class 5-A-3, Class 5-A-4, Class 5-A-6 and Class 5-A-7 Certificates adjust monthly based on the average of quotations of the London Interbank Offered Rate for one-month U.S. dollar deposits, or LIBOR, as described in 'Description of the Certificates -- Calculation of LIBOR' in this prospectus supplement. The formulas for the calculation of the certificate interest rates for these LIBOR Certificates appear in the notes to the table on page S-4 of this prospectus supplement.

Yield Maintenance Agreements. On each distribution date on or before the distribution date in June 2009, when LIBOR is greater than 4.350%, the mortgage loans in loan group 2 will not generate enough interest to pay the full certificate interest rate on the Class 2-A-3 Certificates. Likewise, on each distribution date on or before the distribution date in May 2010, when LIBOR is greater than 5.380%, the mortgage loans in loan group 4 will not generate enough interest to pay the full certificate interest rate on the Class 4-A-2 Certificates. On each distribution date on or before the distribution date in December 2013, when LIBOR is greater than 4.950%, the mortgage loans in loan group 5 will not generate enough interest to pay the full certificate interest rate on the Class 5-A-6 Certificates.

To partially mitigate the risk that LIBOR exceeds 4.350%, 5.380% or 4.950%, as applicable, the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates, respectively, will each have the benefit of a separate yield maintenance agreement. Depending on the prepayment rates of the related mortgage loans, however, the related yield maintenance agreement may not provide the full amount of extra interest needed to pay these certificates their full certificate interest rate. For a description of the yield maintenance agreements, including these limitations, see 'Distributions of Interest -- The Yield Maintenance Agreements' in this prospectus supplement.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. To compensate certificateholders for the shortfall in interest this causes, the servicer may pay compensating interest to the certificateholders out of the servicing fee it collects, as well as from certain other sources. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see 'Description of the Certificates -- Distributions of Interest -- Compensating Interest' and 'Yield and Prepayment Considerations' in this prospectus supplement.

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. HOWEVER, NOT EVERY CLASS OF CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE.

Class C-P Certificates. On each distribution date, the Class C-P Certificates will receive a portion of the principal received or advanced on each discount mortgage loan in loan group 2, loan group 3, loan group 4 and loan group 5. A discount mortgage loan is a mortgage loan in loan group 2, loan group 3, loan group 4 or loan group 5 with an annual interest rate, after subtracting the servicing fee, of less than 5.500%. There are no discount mortgage loans in loan group 1. For a description of the principal distributions to the Class C-P Certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

Class 1-CB Certificates. On each distribution date, a portion of the principal received or advanced on all of the mortgage loans in loan group 1 will be distributed to the Class 1-CB Certificates. See 'Description of the Certificates -- Distributions of Principal -- Group 1 Certificate Principal Distributions -- Group 1 Senior Principal Distribution Amount' in this prospectus supplement.

Group 2-A Certificates. On each distribution date, a portion of the principal received or advanced on all of the mortgage loans in loan group 2 will be distributed to the Class 2-A-1 through Class 2-A-7 Certificates entitled to receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 2 Certificate Principal Distributions -- Group 2 Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF CERTIFICATES ENTITLED TO PRINCIPAL, THE EXPECTED RATE OF RETURN OF PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN
GROUP 2. However, if there are no subordinate certificates outstanding, the Class 2-A-1 through Class 2-A-7 Certificates entitled to receive principal will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 2 Certificate Principal Distributions -- Group 2 Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance.

Class 3-CB Certificates. On each distribution date, a portion of the principal received or advanced on all of the mortgage loans in loan group 3 will be distributed to the Class 3-CB Certificates. See 'Description of the Certificates -- Distributions of Principal -- Group 3 Certificate Principal Distributions -- Group 3 Senior Principal Distribution Amount' in this prospectus supplement.

Group 4-A Certificates. On each distribution date, a portion of the principal received or advanced on all of the mortgage loans in loan group 4 will be distributed to the Class 4-A-1 through Class 4-A-5 Certificates entitled to receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 4

Certificate Principal Distributions -- Group 4 Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF CERTIFICATES ENTITLED TO PRINCIPAL, THE EXPECTED RATE OF RETURN OF PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN GROUP 4. However, if there are no subordinate certificates outstanding, the Class 4-A-1 through Class 4-A-5 Certificates entitled to receive principal will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 4 Certificate Principal Distributions -- Group 4 Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance.

Group 5-A Certificates. On each distribution date, a portion of the principal received or advanced on all of the mortgage loans in loan group 5 will be distributed to the Class 5-A-1 through Class 5-A-9 Certificates entitled to receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 5 Certificate Principal Distributions -- Group 5 Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF CERTIFICATES ENTITLED TO PRINCIPAL, THE EXPECTED RATE OF RETURN OF PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN
GROUP 5. However, if there are no subordinate certificates outstanding, the Class 5-A-1 through Class 5-A-9 Certificates entitled to receive principal will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 5 Certificate Principal Distributions -- Group 5 Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance.

Class B Certificates. On each distribution date, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the mortgage loans, pro rata, according to their respective class principal balances. However, under certain conditions described in this prospectus supplement under 'Description of the Certificates -- Priority of Distributions,' the amount of principal prepayments otherwise distributable to some classes of these Class B Certificates will instead be paid to other classes of these certificates with a higher priority.

Priority of Principal Distributions. Each class of certificates in a certificate group receives its principal entitlements in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make principal distributions as contemplated in this prospectus supplement. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

The Class 2-A-6, Class 4-A-3, Class 5-A-7 and Class C-X Certificates will not receive any distributions of principal.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

CROSS-COLLATERALIZATION

In certain limited circumstances, principal and interest collected from one or more of the five loan groups may be used to pay principal or interest, or both, to the senior certificates unrelated to that loan group or loan groups. See 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination. The senior certificates will receive distributions of interest and principal before the subordinate certificates receive distributions of interest or principal. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other subordinate certificates with lower numerical class designations.

Shifting of Interests. The senior certificates entitled to distributions of principal in the aggregate will receive 100% of principal prepayments received on the mortgage loans in the related loan group until the fifth anniversary of the first distribution date. During the next four years, those senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of these principal prepayments. This will result in a quicker return of principal to those senior certificates and increases the likelihood that holders of those senior certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see 'Description of the Certificates -- Principal Prepayments' in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover for that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING THE LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. In general, the amount of losses will be allocated to the most junior class of subordinate certificates then outstanding. In general, losses will be allocated to the senior certificates only after the principal balances of all of the subordinate certificates have been reduced to zero.

Losses on Discount Mortgage Loans. Losses realized on the discount mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 will be treated differently from other losses. A portion of the loss on each discount mortgage loan will first be allocated to the Class C-P Certificates, and the remainder of the loss will be allocated in the usual manner. However, the portion of the loss allocated to the Class C-P Certificates will usually be recovered by those certificates through amounts otherwise allocable to the subordinate certificates as described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement, and the amounts so recovered will be allocated as a loss to the most junior class of subordinate certificates then outstanding.

For a more detailed description of the allocation of realized losses among the certificates, see 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

  the price at which the certificates are purchased;

  the applicable certificate interest rate, if any;

  the rate of prepayments (including liquidations) on the related mortgage loans; and

  with respect to the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates, whether any required payments under the related yield maintenance agreement are received and are sufficient.

The certificates that receive only distributions of principal or only distributions of interest will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to these classes of certificates, see 'Risk Factors' and 'Yield and Prepayment Considerations -- Yield Considerations with Respect to the Interest Only, Principal Only and Inverse LIBOR Certificates' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the offered certificates, other than the Class R Certificates, will be available only in book-entry form. See 'Description of the Certificates -- Book-Entry Registration' in this prospectus supplement.

DENOMINATIONS

The offered certificates, other than the Class 2-A-5, Class 2-A-6, Class 4-A-3, Class 4-A-4, Class 5-A-7, Class 5-A-9, Class C-X and Class R Certificates, are offered in minimum denominations of $25,000 initial class principal balance each and multiples of $1 in excess of $25,000.

The Class 2-A-6, Class 4-A-3, Class 5-A-7 and Class C-X Certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess of $100,000.

The Class 2-A-5, Class 4-A-4 and Class 5-A-9 Certificates are offered in minimum denominations of $1,000 initial class principal balance each and multiples of $1 in excess of $1,000.

The Class R Certificates will have an initial class principal balance of $100 and will be offered in a single certificate that represents a 99.99% interest in its class.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, other than the Class B-2 and Class B-3 Certificates, will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult with your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, three REMIC elections will be made with respect to the Trust (exclusive of the yield maintenance agreements). The offered certificates, other than the Class R Certificates, will represent ownership of regular interests coupled with, in the case of the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates, an interest in a yield maintenance agreement, and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of residual interests.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

The offered certificates are required to receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. indicated under 'Certificate Ratings' in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of certificates entitled to interest only to fail to recover their initial investments.

                                  RISK FACTORS

    THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

    THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU WILL RECEIVE       As the mortgagors make payments of interest and
PRINCIPAL PAYMENTS ON YOUR CERTIFICATES AT ANY    principal on their mortgage loans, you will receive
SPECIFIC RATE OR ON ANY SPECIFIC DATES            payments. Because the mortgagors are free to make
                                                  those payments faster than scheduled, you may
                                                  receive distributions faster than you expected.
                                                  There is no guarantee that you will receive
                                                  principal payments on your certificates at any
                                                  specific rate or on any specific dates.

THE LACK OF SECONDARY MARKETS MAY MAKE IT         The offered certificates will not be listed on any
DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES     securities exchange. A secondary market for the
                                                  offered certificates may not develop. If a
                                                  secondary market does develop, it might not
                                                  continue or it might not be sufficiently liquid to
                                                  allow you to resell any of your certificates. You
                                                  should not expect to be able to obtain a published
                                                  quotation to sell any of the offered certificates.

THE YIELD ON YOUR CERTIFICATES IS DIRECTLY        The yield to maturity on your certificates is
RELATED TO THE PREPAYMENT RATE ON THE RELATED     directly related to the rate at which the
MORTGAGE LOANS                                    mortgagors pay principal on the mortgage loans in
                                                  the related loan group or loan groups. Principal
                                                  payments on the mortgage loans may be in the
                                                  following forms:

                                                     scheduled principal payments; and

                                                     principal prepayments, which consist of:

                                                        prepayments in full on a mortgage loan;

                                                        partial prepayments on a mortgage loan; and

                                                        liquidation principal, which is the principal
                                                        recovered after foreclosing on or otherwise
                                                        liquidating a defaulted mortgage loan.

                                                  In general, if prevailing mortgage interest rates
                                                  decline significantly below the mortgage interest
                                                  rates on the mortgage loans in the mortgage pool,
                                                  the prepayment rate may increase. Penalties for
                                                  early prepayment may also affect the prepayment
                                                  rate. See 'Description of the Mortgage Pool' in
                                                  this prospectus supplement for a description of
                                                  prepayment penalties imposed on the mortgage loans.
                                                  General economic conditions and homeowner mobility
                                                  will also affect the prepayment rate. All of the
                                                  mortgage loans contain 'due-on-sale' clauses.
                                                  Therefore, the sale of any mortgaged property may
                                                  cause a prepayment in full on the related mortgage
                                                  loan. See 'Yield and Prepayment Considerations' in
                                                  this prospectus supplement and 'Maturity, Average
                                                  Life and Prepayment Assumptions' in the prospectus.
                                                  The prepayment rate may affect the yield on all of
                                                  the offered certificates. However, if you have
                                                  purchased a certificate that receives only

                                                  distributions of interest or only distributions of
                                                  principal, the prepayment rate will be especially
                                                  important to you.

                                                  From time to time, Washington Mutual Bank may
                                                  implement programs to solicit qualifying mortgage
                                                  loans that it services for refinance, including
                                                  mortgage loans underlying the certificates. While
                                                  those programs will not specifically target the
                                                  mortgage loans underlying the certificates for
                                                  refinance, they may have the effect of accelerating
                                                  the prepayment rate of those mortgage loans, which
                                                  would adversely affect the yield on all classes of
                                                  certificates purchased at a premium, particularly
                                                  those certificates only entitled to interest.

AN OPTIONAL TERMINATION OF THE TRUST WOULD        When the aggregate principal balance of the
ADVERSELY AFFECT THE OFFERED CERTIFICATES THAT    mortgage loans owned by the Trust has been reduced
RECEIVE ONLY DISTRIBUTIONS OF INTEREST            to less than 10% of that balance as of October 1,
                                                  2005, the servicer may purchase all of the mortgage
                                                  loans owned by the Trust, which will result in the
                                                  termination of the Trust. The servicer will have
                                                  this right even if the aggregate principal balance
                                                  of the mortgage loans in any particular loan group
                                                  is greater than 10% of that balance as of October
                                                  1, 2005. See 'Description of the Certificates --
                                                  Optional Termination of the Trust' in this
                                                  prospectus supplement and 'Description of the
                                                  Certificates -- Termination' in the prospectus. If
                                                  this happens, the purchase price paid by the
                                                  servicer will be passed through to the
                                                  certificateholders. This would have the same effect
                                                  as if all of the remaining mortgagors made
                                                  prepayments in full. Any class of certificates
                                                  purchased at a premium could be adversely affected
                                                  by an optional termination of the Trust. Since the
                                                  Class 2-A-6, Class 4-A-3, Class 5-A-7 and
                                                  Class C-X Certificates receive only distributions
                                                  of interest, an optional termination of the Trust
                                                  would adversely affect holders of those
                                                  certificates.

POSSESSION BY A SUBSEQUENT PURCHASER OR CREDITOR  The trustee will not physically possess the
OF THE MORTGAGE NOTES AND MORTGAGES COULD DEFEAT  mortgage notes and mortgages related to
THE INTERESTS OF THE TRUST IN THE MORTGAGE NOTES  approximately 31.8% of the mortgage loans owned by
AND MORTGAGES                                     the Trust. In addition, the trustee will not
                                                  conduct any independent review or examination of
                                                  the related mortgage files. Instead, to facilitate
                                                  servicing and reduce administrative costs,
                                                  Washington Mutual Bank fsb, a subsidiary of
                                                  Washington Mutual Bank, the servicer of these
                                                  mortgage loans, will retain possession of and will
                                                  review the related mortgage notes and mortgages as
                                                  custodian for the Trust. These mortgage notes will
                                                  not be endorsed to the Trust, and no assignment of
                                                  these mortgages to the Trust will be prepared.
                                                  Furthermore, these mortgage notes and mortgages
                                                  will not be stamped or otherwise marked to reflect
                                                  the assignment to Washington Mutual Mortgage
                                                  Securities Corp. and then to the Trust. If a
                                                  subsequent purchaser or creditor were to take
                                                  physical possession of these mortgage notes and
                                                  mortgages without knowledge of that assignment, the
                                                  interests of the Trust in these mortgage notes and
                                                  mortgages could be defeated. In that event,

                                                  distributions to certificateholders may be
                                                  adversely affected.

RAPID PREPAYMENTS WILL REDUCE THE YIELD ON THE    Payments to the holders of the Class C-X
CLASS C-X CERTIFICATES                            Certificates come only from interest payments on
                                                  certain of the mortgage loans in each loan group.
                                                  These mortgage loans are called premium rate
                                                  mortgage loans because, in general, they have the
                                                  highest mortgage interest rates in the particular
                                                  loan group. In general, the higher the mortgage
                                                  interest rate is on a mortgage loan, the more
                                                  interest the Class C-X Certificates receive from
                                                  that mortgage loan. If mortgage interest rates
                                                  decline below the interest rates on the premium
                                                  rate mortgage loans, these premium rate mortgage
                                                  loans are more likely to be refinanced, and,
                                                  therefore, prepayments in full on these mortgage
                                                  loans are more likely to occur. Since the
                                                  Class C-X Certificates receive their interest
                                                  payments only from the premium rate mortgage loans
                                                  that are still outstanding, the faster that these
                                                  mortgage loans -- and, especially, those with
                                                  higher mortgage interest rates -- prepay, the less
                                                  interest these certificates will receive.

                                                  When all of the premium rate mortgage loans have
                                                  been paid in full, the Class C-X Certificates will
                                                  receive no more distributions of interest.

                                                  You should fully consider the risks associated with
                                                  an investment in the Class C-X Certificates. If the
                                                  premium rate mortgage loans prepay faster than
                                                  expected or if the Trust is terminated earlier than
                                                  expected, you may not fully recover your initial
                                                  investment. See 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect
                                                  to the Interest Only, Principal Only and Inverse
                                                  LIBOR Certificates' in this prospectus supplement
                                                  for a table showing expected yields at different
                                                  prepayment rates.

SLOW PREPAYMENTS WILL REDUCE THE YIELD ON THE     Payments to the holders of the Class C-P
CLASS C-P CERTIFICATES                            Certificates come only from principal payments on
                                                  the discount mortgage loans in loan group 2, loan
                                                  group 3, loan group 4 and loan group 5. The
                                                  discount mortgage loans are, in general, the
                                                  mortgage loans with lower mortgage interest rates
                                                  in loan group 2, loan group 3, loan group 4 and
                                                  loan group 5. In general, the lower the mortgage
                                                  interest rate is on a mortgage loan, the more
                                                  principal the Class C-P Certificates receive from
                                                  that mortgage loan. Because holders of the
                                                  Class C-P Certificates receive only distributions
                                                  of principal, they will be adversely affected by
                                                  slower than expected prepayments. If you are
                                                  investing in the Class C-P Certificates, you should
                                                  consider that since the discount mortgage loans
                                                  have low mortgage interest rates, they are likely
                                                  to have a slower prepayment rate. See 'Yield and
                                                  Prepayment Considerations -- Yield Considerations
                                                  with Respect to the Interest Only, Principal Only
                                                  and Inverse LIBOR Certificates' in this prospectus
                                                  supplement for a table showing expected yields at
                                                  different prepayment rates.

THE CLASS 2-A-3 CERTIFICATES WILL BE SENSITIVE    The Class 2-A-3 Certificates will receive interest
TO CHANGES IN LIBOR                               at a rate which varies directly with changes in
                                                  LIBOR, subject to a minimum certificate interest
                                                  rate of 1.150% per annum and a maximum certificate
                                                  interest rate of, on or prior to the distribution
                                                  date in June 2009, 9.500% per annum, and thereafter
                                                  5.500% per annum. Accordingly, the Class 2-A-3
                                                  Certificates will be sensitive to changes in LIBOR.
                                                  See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement.

WHEN LIBOR IS GREATER THAN 4.350%, SLOW           Although the maximum certificate interest rate of
PREPAYMENTS ON THE GROUP 2 LOANS WILL REDUCE THE  the Class 2-A-3 Certificates is 9.500% on or prior
YIELD ON THE CLASS 2-A-3 CERTIFICATES             to the distribution date in June 2009, WHENEVER
                                                  LIBOR IS GREATER THAN 4.350%, THE MORTGAGE LOANS IN
                                                  LOAN GROUP 2 WILL NOT GENERATE ENOUGH INTEREST TO
                                                  PAY THE FULL CERTIFICATE INTEREST RATE ON THE
                                                  CLASS 2-A-3 CERTIFICATES.

                                                  To partially mitigate this risk, the Class 2-A-3
                                                  Certificates will have the benefit of a yield
                                                  maintenance agreement. HOWEVER, PAYMENTS UNDER THAT
                                                  AGREEMENT WILL NOT BE BASED ON THE ACTUAL
                                                  CLASS 2-A-3 PRINCIPAL BALANCE. Instead, payments
                                                  will be based on the lesser of the Class 2-A-3
                                                  Principal Balance on that distribution date and the
                                                  notional balance set forth on Schedule 1. That
                                                  schedule assumes a prepayment rate of 100% BPA, as
                                                  described under 'Yield and Prepayment
                                                  Considerations -- Prepayment Assumptions' in this
                                                  prospectus supplement. THEREFORE, IF THE GROUP 2
                                                  LOANS PREPAY SLOWER THAN THE SCHEDULE ASSUMES, THE
                                                  NOTIONAL AMOUNT ON THE SCHEDULE WILL BE LESS THAN
                                                  THE CLASS 2-A-3 PRINCIPAL BALANCE, AND PAYMENTS
                                                  FROM THE CLASS 2-A-3 YIELD MAINTENANCE AGREEMENT
                                                  WILL NOT BE ENOUGH TO PAY THE FULL AMOUNT OF
                                                  INTEREST ON THE CLASS 2-A-3 CERTIFICATES. YOU WILL
                                                  NOT RECEIVE THAT MISSING INTEREST ON FUTURE
                                                  DISTRIBUTION DATES.

                                                  Holders of Class 2-A-3 Certificates should also
                                                  consider that when LIBOR is greater than 4.350%, it
                                                  may be more likely that the group 2 loans will
                                                  prepay slower than expected.

                                                  IF THE CLASS 2-A-3 CERTIFICATES ARE STILL
                                                  OUTSTANDING AFTER THE TERMINATION OF THE
                                                  CLASS 2-A-3 YIELD MAINTENANCE AGREEMENT IN JUNE
                                                  2009, THE MAXIMUM CERTIFICATE INTEREST RATE ON
                                                  THESE CERTIFICATES WILL BE 5.500% PER ANNUM.

                                                  For a description of the yield maintenance
                                                  agreements, see 'Distributions of Interest -- The
                                                  Yield Maintenance Agreements' in this prospectus
                                                  supplement.

THE CLASS 4-A-2 CERTIFICATES WILL BE SENSITIVE    The Class 4-A-2 Certificates will receive interest
TO CHANGES IN LIBOR                               at a rate which varies directly with changes in
                                                  LIBOR, subject to a minimum certificate interest
                                                  rate of 0.120% per annum and a maximum certificate
                                                  interest rate of, on or prior to the distribution
                                                  date in May 2010, 10.000% per annum, and

                                                  thereafter 5.500% per annum. Accordingly, the
                                                  Class 4-A-2 Certificates will be sensitive to
                                                  changes in LIBOR. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement.

WHEN LIBOR IS GREATER THAN 5.380%, SLOW           Although the maximum certificate interest rate of
PREPAYMENTS ON THE GROUP 4 LOANS WILL REDUCE THE  the Class 4-A-2 Certificates is 10.000% on or prior
YIELD ON THE CLASS 4-A-2 CERTIFICATES             to the distribution date in May 2010, whenever
                                                  LIBOR is greater than 5.380%, the mortgage loans in
                                                  loan group 4 will not generate enough interest to
                                                  pay the full certificate interest rate on the
                                                  Class 4-A-2 Certificates.

                                                  To partially mitigate this risk, the Class 4-A-2
                                                  Certificates will have the benefit of a yield
                                                  maintenance agreement. HOWEVER, PAYMENTS UNDER THAT
                                                  AGREEMENT WILL NOT BE BASED ON THE ACTUAL
                                                  CLASS 4-A-2 PRINCIPAL BALANCE. Instead, payments
                                                  will be based on the lesser of the Class 4-A-2
                                                  Principal Balance on that distribution date and the
                                                  notional balance set forth on Schedule 1. That
                                                  schedule assumes a prepayment rate of 100% BPA, as
                                                  described under 'Yield and Prepayment
                                                  Considerations -- Prepayment Assumptions' in this
                                                  prospectus supplement. THEREFORE, IF THE GROUP 4
                                                  LOANS PREPAY SLOWER THAN THE CLASS 4-A-2 SCHEDULE
                                                  ASSUMES, THE NOTIONAL AMOUNT ON THE SCHEDULE WILL
                                                  BE LESS THAN THE CLASS 4-A-2 PRINCIPAL BALANCE, AND
                                                  PAYMENTS FROM THE CLASS 4-A-2 YIELD MAINTENANCE
                                                  AGREEMENT WILL NOT BE ENOUGH TO PAY THE FULL AMOUNT
                                                  OF INTEREST ON THE CLASS 4-A-2 CERTIFICATES. YOU
                                                  WILL NOT RECEIVE THAT MISSING INTEREST ON FUTURE
                                                  DISTRIBUTION DATES.

                                                  Holders of Class 4-A-2 Certificates should also
                                                  consider that when LIBOR is greater than 5.380%, it
                                                  may be more likely that the group 4 loans will
                                                  prepay slower than expected.

                                                  IF THE CLASS 4-A-2 CERTIFICATES ARE STILL
                                                  OUTSTANDING AFTER THE TERMINATION OF THE
                                                  CLASS 4-A-2 YIELD MAINTENANCE AGREEMENT IN MAY
                                                  2010, THE MAXIMUM CERTIFICATE INTEREST RATE ON
                                                  THESE CERTIFICATES WILL BE 5.500% PER ANNUM.

                                                  For a description of the yield maintenance
                                                  agreements, see 'Distributions of Interest -- The
                                                  Yield Maintenance Agreements' in this prospectus
                                                  supplement.

THE CLASS 5-A-6 CERTIFICATES WILL BE SENSITIVE    The Class 5-A-6 Certificates will receive interest
TO CHANGES IN LIBOR                               at a rate which varies directly with changes in
                                                  LIBOR, subject to a minimum certificate interest
                                                  rate of 0.550% per annum and a maximum certificate
                                                  interest rate of, on or prior to the distribution
                                                  date in December 2013, 9.500% per annum, and
                                                  thereafter 5.500% per annum. Accordingly, the
                                                  Class 5-A-6 Certificates will be sensitive to
                                                  changes in LIBOR. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement.

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
WHEN LIBOR IS GREATER THAN 4.950%, SLOW           Although the maximum certificate interest rate of
PREPAYMENTS ON THE GROUP 5 LOANS WILL REDUCE THE  the Class 5-A-6 Certificates is 9.500% on or prior
YIELD ON THE CLASS 5-A-6 CERTIFICATES             to the distribution date in December 2013, whenever
                                                  LIBOR is greater than 4.950%, the mortgage loans in
                                                  loan group 5 will not generate enough interest to
                                                  pay the full certificate interest rate on the
                                                  Class 5-A-6 Certificates.

                                                  To partially mitigate this risk, the Class 5-A-6
                                                  Certificates will have the benefit of a yield
                                                  maintenance agreement. HOWEVER, PAYMENTS UNDER THAT
                                                  AGREEMENT WILL NOT BE BASED ON THE ACTUAL
                                                  CLASS 5-A-6 PRINCIPAL BALANCE. Instead, payments
                                                  will be based on the lesser of the Class 5-A-6
                                                  Principal Balance on that distribution date and the
                                                  notional balance set forth on Schedule 1. That
                                                  schedule assumes a prepayment rate of 100% BPA, as
                                                  described under 'Yield and Prepayment
                                                  Considerations -- Prepayment Assumptions' in this
                                                  prospectus supplement. THEREFORE, IF THE GROUP 5
                                                  LOANS PREPAY SLOWER THAN THE CLASS 5-A-6 SCHEDULE
                                                  ASSUMES, THE NOTIONAL AMOUNT ON THE SCHEDULE WILL
                                                  BE LESS THAN THE CLASS 5-A-6 PRINCIPAL BALANCE, AND
                                                  PAYMENTS FROM THE CLASS 5-A-6 YIELD MAINTENANCE
                                                  AGREEMENT WILL NOT BE ENOUGH TO PAY THE FULL AMOUNT
                                                  OF INTEREST ON THE CLASS 5-A-6 CERTIFICATES. YOU
                                                  WILL NOT RECEIVE THAT MISSING INTEREST ON FUTURE
                                                  DISTRIBUTION DATES.

                                                  Holders of Class 5-A-6 Certificates should also
                                                  consider that when LIBOR is greater than 4.950%, it
                                                  may be more likely that the group 5 loans will
                                                  prepay slower than expected.

                                                  IF THE CLASS 5-A-6 CERTIFICATES ARE STILL
                                                  OUTSTANDING AFTER THE TERMINATION OF THE
                                                  CLASS 5-A-6 YIELD MAINTENANCE AGREEMENT IN DECEMBER
                                                  2013, THE MAXIMUM CERTIFICATE INTEREST RATE ON
                                                  THESE CERTIFICATES WILL BE 5.500% PER ANNUM.

                                                  For a description of the yield maintenance
                                                  agreements, see 'Distributions of Interest -- The
                                                  Yield Maintenance Agreements' in this prospectus
                                                  supplement.

PAYMENTS UNDER THE YIELD MAINTENANCE AGREEMENTS   To the extent that distributions on the
TO THE CLASS 2-A-3, CLASS 4-A-2 AND CLASS 5-A-6   Class 2-A-3, Class 4-A-2 and Class 5-A-6
CERTIFICATES ARE SUBJECT TO THE RISK OF           Certificates depend on payments to be received by
NON-PAYMENT BY THE COUNTERPARTY TO THOSE          the trustee under the related yield maintenance
AGREEMENTS                                        agreement, the ability of the trustee to make those
                                                  distributions will be subject to the credit risk of
                                                  Bank of America, N.A., the counterparty to those
                                                  agreements. Although there is a mechanism in place
                                                  to facilitate the replacement of the agreements
                                                  upon the default or credit impairment of the
                                                  counterparty, there can be no assurance that any
                                                  such mechanism will result in the ability of the
                                                  trustee to obtain suitable replacement agreements.

THE CLASS 2-A-6 CERTIFICATES WILL BE EXTREMELY    The Class 2-A-6 Certificates receive only
SENSITIVE TO RAPID PREPAYMENTS ON THE GROUP 2     distributions of interest. Payments to the holders
LOANS AND INCREASES IN LIBOR                      of the Class 2-A-6 Certificates are based on the
                                                  principal balance of the Class 2-A-3 Certificates.
                                                  You should fully consider the risks associated with
                                                  an investment in the Class 2-A-6

                                      S-17




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
                                                  Certificates. If the mortgage loans in loan
                                                  group 2 prepay faster than expected, the level of
                                                  LIBOR is high or if the Trust is terminated earlier
                                                  than expected, you may not fully recover your
                                                  initial investment.

                                                  The Class 2-A-6 Certificates will receive interest
                                                  at a rate which varies inversely with LIBOR,
                                                  subject to a minimum certificate interest rate of
                                                  0.000% per annum and a maximum certificate interest
                                                  rate of 4.350% per annum. Accordingly, the
                                                  Class 2-A-6 Certificates will be extremely
                                                  sensitive to changes in LIBOR. YOU WILL RECEIVE NO
                                                  DISTRIBUTIONS OF INTEREST IN ANY MONTH THAT LIBOR
                                                  REACHES 4.350% OR ABOVE ON ITS DATE OF
                                                  DETERMINATION. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement. See also 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect
                                                  to the Interest Only, Principal Only and Inverse
                                                  LIBOR Certificates' in this prospectus supplement
                                                  for a table showing expected yields at different
                                                  prepayment and LIBOR rates.

THE CLASS 4-A-3 CERTIFICATES WILL BE EXTREMELY    The Class 4-A-3 Certificates receive only
SENSITIVE TO RAPID PREPAYMENTS ON THE GROUP 4     distributions of interest. Payments to the holders
LOANS AND INCREASES IN LIBOR                      of the Class 4-A-3 Certificates are based on the
                                                  principal balance of the Class 4-A-2 Certificates.
                                                  You should fully consider the risks associated with
                                                  an investment in the Class 4-A-3 Certificates. If
                                                  the mortgage loans in loan group 4 prepay faster
                                                  than expected, the level of LIBOR is high or if the
                                                  Trust is terminated earlier than expected, you may
                                                  not fully recover your initial investment.

                                                  The Class 4-A-3 Certificates will receive interest
                                                  at a rate which varies inversely with LIBOR,
                                                  subject to a minimum certificate interest rate of
                                                  0.000% per annum and a maximum certificate interest
                                                  rate of 5.380% per annum. Accordingly, the
                                                  Class 4-A-3 Certificates will be extremely
                                                  sensitive to changes in LIBOR. YOU WILL RECEIVE NO
                                                  DISTRIBUTIONS OF INTEREST IN ANY MONTH THAT LIBOR
                                                  REACHES 5.380% OR ABOVE ON ITS DATE OF
                                                  DETERMINATION. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement. See also 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect
                                                  to the Interest Only, Principal Only and Inverse
                                                  LIBOR Certificates' in this prospectus supplement
                                                  for a table showing expected yields at different
                                                  prepayment and LIBOR rates.

THE CLASS 5-A-3 CERTIFICATES WILL BE SENSITIVE    The Class 5-A-3 Certificates will receive interest
TO CHANGES IN LIBOR                               at a rate which varies directly with changes in
                                                  LIBOR, subject to a minimum certificate interest
                                                  rate of 1.350% per annum and a maximum certificate
                                                  interest rate of 6.250% per annum. Accordingly, the
                                                  Class 5-A-3 Certificates will be sensitive to
                                                  changes in LIBOR. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement.

THE CLASS 5-A-4 CERTIFICATES WILL BE EXTREMELY    The Class 5-A-4 Certificates will receive interest
SENSITIVE TO INCREASES IN LIBOR                   at a rate which varies inversely with the product
                                                  of LIBOR and 7.33333333, subject to a minimum
                                                  certificate interest rate of 0.000% per annum and a
                                                  maximum certificate interest rate of 35.93333333%
                                                  per annum. THEREFORE, EACH PERCENTAGE POINT RISE IN
                                                  LIBOR RESULTS IN APPROXIMATELY A
                                                  SEVEN-AND-ONE-THIRD PERCENTAGE POINT REDUCTION IN
                                                  YOUR INTEREST RATE. Accordingly, the Class 5-A-4
                                                  Certificates will be extremely sensitive to changes
                                                  in LIBOR. YOU WILL RECEIVE NO DISTRIBUTIONS OF
                                                  INTEREST IN ANY MONTH THAT LIBOR REACHES 4.900% OR
                                                  ABOVE ON ITS DATE OF DETERMINATION. See
                                                  'Description of the Certificates -- Distributions
                                                  of Interest' and '-- Calculation of LIBOR' in this
                                                  prospectus supplement. See also 'Yield and
                                                  Prepayment Considerations -- Yield Considerations
                                                  with Respect to the Interest Only, Principal Only
                                                  and Inverse LIBOR Certificates' in this prospectus
                                                  supplement for a table showing expected yields at
                                                  different prepayment and LIBOR rates.

THE CLASS 5-A-7 CERTIFICATES WILL BE EXTREMELY    The Class 5-A-7 Certificates receive only
SENSITIVE TO RAPID PREPAYMENTS ON THE GROUP 5     distributions of interest. Payments to the holders
LOANS AND INCREASES IN LIBOR                      of the Class 5-A-7 Certificates are based on the
                                                  principal balance of the Class 5-A-6 Certificates.
                                                  You should fully consider the risks associated with
                                                  an investment in the Class 5-A-7 Certificates. If
                                                  the mortgage loans in loan group 5 prepay faster
                                                  than expected, the level of LIBOR is high or if the
                                                  Trust is terminated earlier than expected, you may
                                                  not fully recover your initial investment.

                                                  The Class 5-A-7 Certificates will receive interest
                                                  at a rate which varies inversely with LIBOR,
                                                  subject to a minimum certificate interest rate of
                                                  0.000% per annum and a maximum certificate interest
                                                  rate of 4.950% per annum. Accordingly, the
                                                  Class 5-A-7 Certificates will be extremely
                                                  sensitive to changes in LIBOR. YOU WILL RECEIVE NO
                                                  DISTRIBUTIONS OF INTEREST IN ANY MONTH THAT LIBOR
                                                  REACHES 4.950% OR ABOVE ON ITS DATE OF
                                                  DETERMINATION. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  '-- Calculation of LIBOR' in this prospectus
                                                  supplement. See also 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect
                                                  to the Interest Only, Principal Only and Inverse
                                                  LIBOR Certificates' in this prospectus supplement
                                                  for a table showing expected yields at different
                                                  prepayment and LIBOR rates.

BECAUSE HOLDERS OF THE CLASS 2-A-5, CLASS 4-A-4   Holders of the Class 2-A-5, Class 4-A-4 and
AND CLASS 5-A-9 CERTIFICATES MAY NOT RECEIVE      Class 5-A-9 Certificates will be entitled to
DISTRIBUTIONS OF PRINCIPAL FOR A RELATIVELY       receive distributions of interest on each
LONG PERIOD OF TIME, THEY MAY BE MORE             distribution date as described in 'Description of
SUSCEPTIBLE TO CREDIT LOSSES                      the Certificates -- Distributions of Interest.'
                                                  However, unless the aggregate principal balance of
                                                  the subordinate certificates has been reduced to
                                                  zero, HOLDERS OF THESE CERTIFICATES MAY NOT BE
                                                  ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL FOR A
                                                  RELATIVELY LONG PERIOD OF TIME.

                                                  The tables included in Appendix A indicate the
                                                  dates on which distributions of principal to these
                                                  certificates are expected to begin, and the dates
                                                  on which distributions of principal are expected to
                                                  end, based on various assumptions regarding the
                                                  prepayment experience of the related mortgage
                                                  loans. However, there can be no assurance that
                                                  those mortgage loans will perform according to
                                                  those assumptions.

                                                  In addition, because these certificates may be
                                                  outstanding for a relatively long period of time,
                                                  there is a greater likelihood that they will remain
                                                  outstanding after the termination of the credit
                                                  support provided by the subordinate certificates
                                                  and, therefore, be more susceptible to losses on
                                                  the related mortgage loans. WHEN CONSIDERING
                                                  INVESTING IN THESE CERTIFICATES, YOU SHOULD CONSULT
                                                  WITH YOUR FINANCIAL ADVISOR REGARDING THE
                                                  ASSOCIATED RISKS.

CERTIFICATES BOUGHT AT PREMIUMS AND DISCOUNTS     If you purchase a certificate at a discount from
MAY RECEIVE A LOWER YIELD THAN EXPECTED           its original principal balance and the rate of
                                                  principal payments is slower than you expect, your
                                                  yield may be lower than you anticipate. If you
                                                  purchase a certificate at a premium over its
                                                  original principal balance and the rate of
                                                  principal payments is faster than you expect, your
                                                  yield may be lower than you anticipate.

LOSSES ON THE MORTGAGE LOANS WILL REDUCE THE      The yield to maturity on the Class B-1, Class B-2
YIELD ON THE RELATED CERTIFICATES                 and Class B-3 Certificates will be extremely
                                                  sensitive to losses on the mortgage loans. After
                                                  the aggregate principal balance of the Class B-4,
                                                  Class B-5 and Class B-6 Certificates has been
                                                  reduced to zero, losses on the mortgage loans will
                                                  be allocated exclusively to the Class B-3,
                                                  Class B-2 and Class B-1 Certificates in that order.

                                                  In addition, if the aggregate principal balance of
                                                  the subordinate certificates has been reduced to
                                                  zero, all further losses on the mortgage loans will
                                                  be allocated to the senior certificates.

                                                  The yield to maturity on the Class 2-A-7
                                                  Certificates may become extremely sensitive to
                                                  losses on the group 2 loans, because losses that
                                                  would otherwise be allocated to the Class 2-A-1
                                                  Certificates will instead first be allocated to the
                                                  Class 2-A-7 Certificates.

                                                  The yield to maturity on the Class 4-A-5
                                                  Certificates may become extremely sensitive to
                                                  losses on the group 4 loans, because losses that
                                                  would otherwise be allocated to the Class 4-A-1 and
                                                  Class 4-A-4 Certificates will instead first be
                                                  allocated to the Class 4-A-5 Certificates up to
                                                  certain limits described in this prospectus
                                                  supplement.

                                                  The yield to maturity on the Class 5-A-2
                                                  Certificates may become extremely sensitive to
                                                  losses on the group 5 loans, because losses that
                                                  would otherwise be allocated to the Class 5-A-1 and
                                                  Class 5-A-9 Certificates will instead first be
                                                  allocated to the Class 5-A-2 Certificates up to
                                                  certain limits described in this prospectus
                                                  supplement.

                                                  See 'Description of the Certificates --
                                                  Subordination and Allocation of Losses' in this
                                                  prospectus supplement.

LOSSES ON THE MORTGAGE LOANS IN ONE LOAN GROUP    Because the Class B Certificates represent
MAY REDUCE THE YIELD ON THE SENIOR CERTIFICATES   interests in all five loan groups, the class
RELATED TO THE OTHER LOAN GROUPS                  principal balances of those certificates could be
                                                  reduced to zero as a result of realized losses on
                                                  the mortgage loans in any of these five loan
                                                  groups. Therefore, the allocation of realized
                                                  losses on the mortgage loans in any loan group to
                                                  the Class B Certificates will reduce the
                                                  subordination provided by the subordinate
                                                  certificates to all of the senior certificates,
                                                  including the senior certificates related to the
                                                  loan groups that did not suffer any losses. This
                                                  will increase the likelihood that future realized
                                                  losses may be allocated to the senior certificates
                                                  related to a loan group that did not suffer any
                                                  previous losses.

                                                  See 'Description of the Certificates --
                                                  Subordination and Allocation of Losses' in this
                                                  prospectus supplement.

THE INTEREST ONLY LOANS HAVE A GREATER DEGREE OF  Approximately 7.8% of the group 1 loans,
RISK IF A DEFAULT OCCURS BECAUSE THEY DO NOT      approximately 44.1% of the group 2 loans,
PROVIDE FOR ANY PAYMENTS OF SCHEDULED PRINCIPAL   approximately 28.7% of the group 4 loans and
UNTIL THE TENTH OR FIFTEENTH ANNIVERSARY OF       approximately 71.7% of the group 5 loans (in each
THEIR FIRST DUE DATES                             case, by principal balance as of October 1, 2005)
                                                  do not provide for any payments of scheduled
                                                  principal until the tenth or fifteenth anniversary
                                                  of the date on which their initial monthly payment
                                                  is due. Until that date, monthly payments on these
                                                  mortgage loans will be comprised solely of interest
                                                  accrued on the outstanding principal balance of the
                                                  mortgage loan during the preceding calendar month.
                                                  Since the mortgagors are not required to make
                                                  scheduled principal payments on these mortgage
                                                  loans during this ten-year or fifteen-year period,
                                                  the principal balance of the mortgage loan will
                                                  likely be higher than the principal balance of a
                                                  similar mortgage loan which requires the payment of
                                                  both principal and interest throughout the entire
                                                  term of the mortgage loan. A higher principal
                                                  balance may result in a greater loss upon the
                                                  liquidation of the mortgage loan due to a default.

ALL OF THE MORTGAGED PROPERTIES RELATED TO LOAN   All of the mortgage loans in loan group 1 and loan
GROUP 1 AND LOAN GROUP 3 ARE NON-OWNER OCCUPIED   group 3 are secured by mortgaged properties that
                                                  are non- owner occupied. Because the mortgaged
                                                  properties are therefore primarily owned by
                                                  investors, payments on the mortgage loans may
                                                  depend largely on rental incomes. In general, the
                                                  risks of delinquency and foreclosure may be greater
                                                  on investment properties than on properties that
                                                  serve as the mortgagor's residence.

                                                  If rental vacancies in an area are high or if a
                                                  mortgagor that is obligated on multiple properties
                                                  has financial difficulties, this may cause a higher
                                                  delinquency or foreclosure rate than would be true
                                                  of a pool consisting primarily of owner-occupied
                                                  properties.

MORTGAGE LOANS WITH CURRENT DELINQUENCIES HAVE A  As of October 1, 2005, approximately 0.3% of the
GREATER DEGREE OF RISK OF DEFAULT                 group 1 loans, approximately 0.2% of the group 4
                                                  loans and approximately 0.1% of the group 5 loans
                                                  were delinquent between 30 and 59 days. As of
                                                  October 1, 2005, no mortgage loan was delinquent 60
                                                  or more days.

                                                  Because of the past performance of these mortgage
                                                  loans, there may be an increased risk of default on
                                                  these mortgage loans that, in turn, could adversely
                                                  affect the certificates.

THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGED     The geographic concentration of mortgaged
PROPERTIES RELATING TO THE MORTGAGE LOANS         properties can expose the related mortgage loans to
INCREASES YOUR EXPOSURE TO ADVERSE CONDITIONS IN  a higher incidence of losses due to a greater
CALIFORNIA                                        susceptibility to hazards not covered by standard
                                                  hazard insurance, such as hurricanes, floods,
ALL OF THE GROUP 4 LOANS ARE SECURED BY           mudslides and earthquakes, than properties located
MORTGAGED PROPERTIES LOCATED IN CALIFORNIA        in other parts of the country. Also, the geographic
                                                  concentration of mortgaged properties can expose
                                                  the related mortgage loans to a higher incidence of
                                                  losses due to economic conditions in states that
                                                  have higher concentrations of businesses in
                                                  particular economic segments than the nation as a
                                                  whole. Approximately 23.9% of the group 1 loans,
                                                  approximately 49.5% of the group 2 loans,
                                                  approximately 22.2% of the group 3 loans, ALL OF
                                                  THE GROUP 4 LOANS and approximately 23.7% of the
                                                  group 5 loans (in each case, by principal balance
                                                  as of October 1, 2005) are secured by mortgaged
                                                  properties located in California. Consequently, the
                                                  high concentration of mortgaged properties in
                                                  California may adversely affect losses and
                                                  prepayments on the mortgage loans which, in turn,
                                                  would adversely affect the certificates. See
                                                  Appendix B for a table showing the geographic
                                                  distribution by state of the mortgaged properties
                                                  in each loan group.

HURRICANES MAY HAVE AFFECTED MORTGAGED            Hurricanes, which have recently struck the Gulf
PROPERTIES                                        Coast and other regions of the United States, may
                                                  have adversely affected mortgaged properties
                                                  located in those areas. Washington Mutual Mortgage
                                                  Securities Corp. will represent and warranty in the
                                                  pooling agreement that, as of October 27, 2005,
                                                  each mortgaged property is free of any material
                                                  damage and in good repair. Washington Mutual
                                                  Mortgage Securities Corp. will be required to
                                                  repurchase or substitute for any mortgage loan that
                                                  breaches this representation and warranty. However,
                                                  we do not know how many mortgaged properties have
                                                  been or may be affected by the recent hurricanes.
                                                  No assurance can be given as to the impact of these
                                                  hurricanes on the rate of delinquencies and losses
                                                  on the mortgage loans secured by mortgaged
                                                  properties that were or may be affected by the
                                                  hurricanes.

                                                  In addition, we are unable to predict the effect of
                                                  the hurricanes on the economy in the affected
                                                  regions. The full economic impact of the hurricanes
                                                  is uncertain but may be severe, and may affect the
                                                  ability of borrowers to make payments on their
                                                  mortgage loans and the ability of the servicer to
                                                  make collections on mortgage loans.

                                                  See Appendix B for a table showing the geographic
                                                  distribution by state of the mortgaged properties
                                                  in each loan group.

THE LACK OF PHYSICAL CERTIFICATES FOR CERTAIN     You will NOT have a physical certificate if you own
CLASSES OF CERTIFICATES MAY CAUSE DELAYS IN       an offered certificate, other than a Class R
PAYMENT AND CAUSE DIFFICULTIES IN PLEDGING OR     Certificate. As a result, you will be able to
SELLING YOUR CERTIFICATES                         transfer your certificates only through The
                                                  Depository Trust Company, participating
                                                  organizations, including Euroclear and Clearstream,
                                                  indirect participants and certain banks. In
                                                  addition, you may experience some delay in
                                                  receiving distributions on these certificates
                                                  because the trustee will not send distributions
                                                  directly to you. Instead, the trustee will send all
                                                  distributions to The Depository Trust Company,
                                                  which will then credit those distributions to the
                                                  participating organizations. Those organizations
                                                  will in turn credit accounts you have either
                                                  directly with them or indirectly with them through
                                                  indirect participants.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED  Following the terrorist attacks in the United
DUE TO THE APPLICATION OF THE SERVICEMEMBERS      States on September 11, 2001, the United States has
CIVIL RELIEF ACT OR ANY COMPARABLE STATE          increased its active military operations
LEGISLATION                                       (including, most recently, significant military
                                                  actions in Iraq) and has placed a substantial
                                                  number of military reservists and members of the
                                                  National Guard on active duty status. It is
                                                  possible that the number of reservists and members
                                                  of the National Guard placed on active duty status
                                                  in the near future may increase. Calling
                                                  reservists, members of the National Guard and
                                                  civilians to active military duty may adversely
                                                  affect the performance of your certificates. Under
                                                  the Servicemembers Civil Relief Act, as amended
                                                  (the 'RELIEF ACT'), formerly known as the Soldiers'
                                                  and Sailors' Civil Relief Act of 1940, persons in
                                                  active military service are provided relief from
                                                  the performance of some payment obligations. The
                                                  relief includes a 6.000% per annum interest rate
                                                  cap on each mortgage loan, provided that the
                                                  mortgage loan was obtained before the commencement
                                                  of active military service. In addition, all civil
                                                  court actions, such as bankruptcy and foreclosure
                                                  proceedings, are delayed. Furthermore, the servicer
                                                  will be required to waive any prepayment penalty
                                                  that would otherwise be due during the time that
                                                  any mortgage loans is subject to the Relief Act.

                                                  State legislation may provide similar relief for
                                                  military personnel placed on active duty status.
                                                  For the purpose of this prospectus supplement,
                                                  references to the Relief Act include any such
                                                  comparable state legislation.

                                                  The application of the interest rate cap to any
                                                  mortgage loan underlying the certificates would
                                                  result in certificateholders receiving less
                                                  interest than they would otherwise be entitled to.
                                                  The interest shortfall on any distribution date
                                                  arising out of each of these mortgage loans would
                                                  be equal to one month of interest on the principal
                                                  balance of the mortgage loan at a rate equal to the
                                                  difference between the interest rate payable by the

                                                  borrower under the terms of the applicable mortgage
                                                  note and 6.000%. The interest shortfall in each
                                                  loan group would be deducted from the interest
                                                  payable to each class of certificates related to
                                                  that loan group, pro rata, in accordance with
                                                  interest accrued on each class of certificates for
                                                  the applicable distribution date. This interest
                                                  shortfall is not covered by compensating interest.

                                                  The effect of a delay in foreclosure proceedings
                                                  with respect to any mortgage loan underlying the
                                                  certificates would be to cause a loss, or increase
                                                  the severity of any loss that would have otherwise
                                                  occurred, upon the final liquidation of the
                                                  mortgage loan. These losses would first be applied
                                                  to the Class B-6, Class B-5, Class B-4,
                                                  Class B-3, Class B-2 and Class B-1 Certificates, in
                                                  that order, and then to the senior certificates in
                                                  the order described in 'Description of the
                                                  Certificates -- Subordination and Allocation of
                                                  Losses' in this prospectus supplement.

                                                  Washington Mutual Mortgage Securities Corp. is
                                                  unable to determine how many of the mortgage loans
                                                  underlying the certificates are or may be affected
                                                  by application of the Relief Act in the future.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP OR    The servicer is chartered as a federal savings
RECEIVERSHIP OF THE SERVICER                      association and is regulated and supervised by the
                                                  Office of Thrift Supervision (the 'OTS'), which is
                                                  authorized to appoint the Federal Deposit Insurance
                                                  Corporation (the 'FDIC') as conservator or receiver
                                                  for the servicer if certain events occur relating
                                                  to the servicer's financial condition or the
                                                  propriety of its actions. In addition, the FDIC
                                                  could appoint itself as conservator or receiver for
                                                  the servicer.

                                                  If the FDIC were appointed as receiver or
                                                  conservator for the servicer, then regardless of
                                                  the terms of the pooling agreement, the FDIC (i)
                                                  could prevent the appointment of a successor
                                                  servicer, (ii) could authorize the servicer to stop
                                                  servicing the mortgage loans, or (iii) could
                                                  increase the amount or the priority of the
                                                  servicing fee due to the servicer or otherwise
                                                  alter the terms under which the servicer services
                                                  the mortgage loans. If any of these events were to
                                                  occur, payments on the certificates could be
                                                  delayed or reduced.

                                                  The administrative expenses of a conservator or
                                                  receiver for the servicer that the conservator or
                                                  receiver determines to be related to the mortgage
                                                  loans or the pooling agreement could be paid from
                                                  collections on the mortgage loans before the Trust
                                                  or the holders of the certificates receive any
                                                  payments, thereby resulting in delays or reductions
                                                  in payments on the certificates.

                                                  The Trust may not have a perfected interest in
                                                  collections on the mortgage loans held by the
                                                  servicer, and thus if an insolvency proceeding were
                                                  commenced by or against the servicer, payments on
                                                  the certificates could be delayed or reduced.

CERTAIN REGULATORY MATTERS REGARDING THE          The operations and financial condition of the
SERVICER                                          servicer are subject to extensive regulation and
                                                  supervision under federal and state law. The
                                                  appropriate banking regulatory authorities,
                                                  including the OTS and the FDIC, have broad
                                                  enforcement powers over the servicer.

                                                  If federal bank regulatory authorities supervising
                                                  any bank were to find that any obligation of such
                                                  bank or an affiliate under a securitization or
                                                  other agreement, or any activity of such bank or
                                                  affiliate, constituted an unsafe or unsound
                                                  practice or violated any law, rule, regulation or
                                                  written condition or agreement applicable to the
                                                  related bank, such federal bank regulatory
                                                  authorities have the power to order such bank or
                                                  affiliate, among other things, to rescind such
                                                  agreement or contract, refuse to perform that
                                                  obligation, terminate the activity, amend the terms
                                                  of such obligation or take such other action as
                                                  such regulatory authorities determine to be
                                                  appropriate. If such an event occurs with respect
                                                  to the servicer or its affiliates, the servicer may
                                                  not be liable to the holders of the certificates
                                                  for contractual damages for complying with such an
                                                  order and the holders of the certificates may have
                                                  no recourse against the relevant regulatory
                                                  authority.

                                                  Recently, after the Office of the Comptroller of
                                                  the Currency (the 'OCC') found that a national bank
                                                  was, contrary to safe and sound banking practices,
                                                  receiving inadequate servicing compensation under
                                                  its securitization agreements, that bank agreed to
                                                  a consent order with the OCC. Such consent order
                                                  requires that bank, among other things, to resign
                                                  as servicer and to cease performing its duties as
                                                  servicer within approximately 120 days, to
                                                  immediately withhold and segregate funds from
                                                  collections for payment of its servicing fee
                                                  (notwithstanding the priority of payments in the
                                                  securitization agreements and the perfected
                                                  security interest of the relevant trust in those
                                                  funds) and to increase its servicing fee percentage
                                                  above that which was originally agreed upon in its
                                                  securitization agreements.

                                                  While the servicer has no reason to believe that
                                                  any appropriate banking regulatory authority would
                                                  consider provisions relating to the servicer acting
                                                  as servicer or the payment or amount of a servicing
                                                  fee to the servicer, or any other obligation of the
                                                  servicer under its securitization agreements to be
                                                  unsafe or unsound or violative of any law, rule or
                                                  regulation applicable to it, there can be no
                                                  assurance that any such regulatory authority would
                                                  not conclude otherwise in the future. If such a
                                                  regulatory authority did reach such a conclusion
                                                  and ordered the servicer to rescind or amend its
                                                  securitization agreements, payments to the holders
                                                  of the certificates could be delayed or reduced.

                                   THE TRUST

    The issuer of the certificates, the Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-9 Trust (the 'TRUST'), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between Washington Mutual Mortgage Securities Corp., as depositor, and Christiana Bank & Trust Company, as Delaware trustee. Pursuant to the pooling agreement among Washington Mutual Mortgage Securities Corp., as depositor, Washington Mutual Bank, as servicer, LaSalle Bank National Association, as trustee, and Christiana Bank & Trust Company, as Delaware trustee, which will amend and restate the trust agreement, a pool of mortgage loans will be sold to the Trust on October 27, 2005 (the 'CLOSING DATE'). As used in this prospectus supplement, the 'trustee' will refer to LaSalle Bank National Association acting in its capacity as trustee.

    The mortgage pool will be the primary asset of the Trust. The Trust will own the right to receive all payments of principal and interest on the mortgage loans due after October 1, 2005 (the 'CUT-OFF DATE') except with respect to 12 mortgage loans for which the scheduled payments on November 1, 2005 are not owned by the Trust. In exchange for the mortgage loans (and a cash deposit into the Trust equal to one month's interest at the applicable Pass-Through Rate for each of those 12 mortgage loans) and other property, the trustee will authenticate and deliver the certificates to Washington Mutual Mortgage Securities Corp. A schedule to the pooling agreement will include information about each mortgage loan, including:

             the applicable loan group;

             the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date (except with respect to twelve mortgage loans for which the schedule will include the outstanding principal balance as of the close of business on the Cut-Off Date less the November 1, 2005 scheduled principal payment);

             the term of the mortgage loan; and

             the mortgage interest rate.

    The Trust will also contain other property, including:

             insurance policies related to individual mortgage loans, if applicable;

             any property acquired after the Cut-Off Date as a result of foreclosure or threatened foreclosure of a mortgage loan;

             the rights of the Trust under the yield maintenance agreements; and

             amounts held in the Certificate Account (as described on page 28 of the accompanying prospectus).

    Pursuant to a custodial agreement among Washington Mutual Bank fsb, as custodian, the trustee and Washington Mutual Bank, as servicer, the custodian will hold and review that portion of the mortgage notes, mortgages and other legal documents which it holds on behalf of the trust.

    The pooling agreement permits the servicer to place funds that would otherwise be held in the Certificate Account into an Investment Account and invest them in Eligible Investments for its own benefit, before those funds are remitted to the trustee to be distributed to certificateholders.

                       DESCRIPTION OF THE MORTGAGE POOL*

    The mortgage pool will consist of 2,081 fixed-rate mortgage loans that will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $533,783,684. For the purposes of all calculations in this prospectus supplement, the principal balance as of the Cut-Off Date for each of the twelve mortgage loans whose November 1, 2005, scheduled payment is not owned by the Trust, will be calculated as of the Cut-Off Date, but subtracting that November 1, 2005 scheduled principal payment. The group 1 loans, group 2 loans, group 3 loans, group 4 loans and group 5 loans have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $73,634,383, $206,630,932, $23,037,555, $79,495,801 and
$150,985,010, respectively. Certain of the risks of loss on some mortgage loans will be covered up to specified limits by primary insurance policies.

    The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on fee simple or leasehold interests in one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, triplexes, fourplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the mortgaged property (other than cooperative apartments) consists of no more than four units), have the additional characteristics described below and in the prospectus.

    As of the Cut-Off Date, approximately 3.9% of the borrowers are obligated on more than one mortgage loan underlying the certificates. As of the Cut-Off Date, the maximum number of mortgage loans related to a single borrower is nine, and the maximum aggregate principal balance of mortgage loans related to a single borrower obligated on more than one mortgage loan represents approximately 0.21% of the mortgage loans by principal balance. As of the Cut-Off Date, the maximum aggregate principal balance of mortgage loans related to any single borrower (which in this case is a borrower obligated on only one mortgage loan underlying the certificates) represents approximately 0.37% of the mortgage loans by principal balance.

    Each mortgage loan will have a first payment date during the period from November 2003 through November 2005, inclusive, and will have an original term to maturity of not more than 30 years. All mortgage loans will have principal and interest payable on the first day of each month (the 'DUE DATE'), except for those loans which will have only interest payable on each Due Date until the tenth or fifteenth anniversary of their first Due Date (the 'INTEREST ONLY LOANS'). After the tenth or fifteenth anniversary, as applicable, the Interest Only Loans will have interest and principal payable on each Due Date in amounts sufficient to fully amortize those mortgage loans on their respective maturity dates.

    The mortgage loans were purchased by Washington Mutual Mortgage Securities Corp. directly or indirectly from affiliated or unaffiliated third parties who either originated the applicable mortgage loans or purchased the mortgage loans through correspondent or broker lending programs operated by these third parties.

---------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the related loan group, based on the outstanding principal balances determined as described above. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. Washington Mutual Mortgage Securities Corp. believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See ' -- Additional Information' in this prospectus supplement.

LOAN GROUP 1

    The group 1 loans consist of 500 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $73,634,383.

    As of the Cut-Off Date, approximately 7.8% of the group 1 loans were Interest Only Loans with interest only payments for 10 years.

    None of the group 1 loans are buydown loans. As of the Cut-Off Date, approximately 10.9% of the group 1 loans were covered by a primary insurance policy. All of the group 1 loans with loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    As of the Cut-Off Date, approximately 6.5% of the group 1 loans impose penalties for early prepayments. The prepayment penalty is in effect from two to three years after the origination of those mortgage loans. Prepayment penalties will not be paid to holders of the offered certificates. Certain prepayment penalties will be distributed to holders of the Class PPP Certificates.

    As of the Cut-Off Date, approximately 0.3% of the group 1 loans were delinquent between 30 and 59 days. As of the Cut-Off Date, no group 1 loan was delinquent 60 or more days.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 1 LOANS.

LOAN GROUP 2

    The group 2 loans consist of 368 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $206,630,932.

    As of the Cut-Off Date, approximately 44.1% of the group 2 loans were Interest Only Loans with interest only payments for 10 years.

    None of the group 2 loans are buydown loans. As of the Cut-Off Date, approximately 0.2% of the group 2 loans were covered by a primary insurance policy. All of the group 2 loans with loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    As of the Cut-Off Date, approximately 13.5% of the group 2 loans impose penalties for early prepayments. The prepayment penalty is in effect from one to five years after the origination of those mortgage loans. Prepayment penalties will not be paid to holders of the offered certificates. Certain prepayment penalties will be distributed to holders of the Class PPP Certificates.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 2 LOANS.

LOAN GROUP 3

    The group 3 loans consist of 202 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $23,037,555.

    None of the group 3 loans are Interest Only Loans. None of the group 3 loans are buydown loans. As of the Cut-Off Date, approximately 0.7% of the group 3 loans were covered by a primary insurance policy. All of the group 3 loans with loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    As of the Cut-Off Date, approximately 9.0% of the group 3 loans impose penalties for early prepayments. The prepayment penalty is in effect from one to three years after the origination of those mortgage loans. Prepayment penalties will not be paid to holders of the offered certificates. Certain prepayment penalties will be distributed to holders of the Class PPP Certificates.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 3 LOANS.

LOAN GROUP 4

    The group 4 loans consist of 293 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $79,495,801.

    As of the Cut-Off Date, approximately 27.7% of the group 4 loans were Interest Only Loans with interest only payments for 10 years, and approximately 1.0% of the group 4 loans were Interest Only Loans with interest only payments for 15 years.

    None of the group 4 loans are buydown loans. As of the Cut-Off Date, approximately 0.3% of the group 4 loans were covered by a primary insurance policy. All of the group 4 loans with loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    As of the Cut-Off Date, approximately 21.1% of the group 4 loans impose penalties for early prepayments. The prepayment penalty is in effect from two to five years after the origination of those mortgage loans. Prepayment penalties will not be paid to holders of the offered certificates. Certain prepayment penalties will be distributed to holders of the Class PPP Certificates.

    As of the Cut-Off Date, approximately 0.2% of the group 4 loans were delinquent between 30 and 59 days. As of the Cut-Off Date, no group 4 loan was delinquent 60 or more days.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 4 LOANS.

LOAN GROUP 5

    The group 5 loans consist of 718 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $150,985,010.

    As of the Cut-Off Date, approximately 69.1% of the group 5 loans were Interest Only Loans with interest only payments for 10 years, and approximately 2.6% of the group 5 loans were Interest Only Loans with interest only payments for 15 years.

    None of the group 5 loans are buydown loans. As of the Cut-Off Date, approximately 4.5% of the group 5 loans were covered by a primary insurance policy. All of the group 5 loans with loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    As of the Cut-Off Date, approximately 11.1% of the group 5 loans impose penalties for early prepayments. The prepayment penalty is in effect from one to five years after the origination of those mortgage loans. Prepayment penalties will not be paid to holders of the offered certificates. Certain prepayment penalties will be distributed to holders of the Class PPP Certificates.

    As of the Cut-Off Date, approximately 0.1% of the group 5 loans were delinquent between 30 and 59 days. As of the Cut-Off Date, no group 5 loan was delinquent 60 or more days.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 5 LOANS.

ADDITIONAL INFORMATION

    Appendix B contains important information about the mortgage loans in each loan group including:

             the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

             the years in which initial monthly payments on the mortgage loans are due;

             the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

             the types of mortgaged properties;

             the geographic distribution by state of the mortgaged properties;

             the scheduled maturity years of the mortgage loans and the weighted average remaining term to maturity of the mortgage loans;

             the original terms to maturity of the mortgage loans;

             the number of mortgage loans originated under reduced documentation or no documentation programs, if any;

             the stated owner occupancy status of the mortgaged properties when the mortgage loans were originated;

             the mortgagor's purpose of financing; and

             the credit score ranges.

    The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for the mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks, months or longer, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The pooling agreement will be available to purchasers of the offered certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen business days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-27, that removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among Washington Mutual Mortgage Securities Corp., as depositor, Washington Mutual Bank, as servicer, LaSalle Bank National Association, as trustee, and Christiana Bank & Trust Company, as Delaware trustee. A form of the pooling agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered certificates will not be issued unless they receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P') and Moody's Investors Service, Inc. ('MOODY'S') indicated under 'Certificate Ratings' in this prospectus supplement. As of the Closing Date, the offered certificates, other than the Class B-2 and Class B-3 Certificates, will qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The pooling agreement obligates the servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as described in this prospectus supplement under '-- Advances.'

    The Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-9 will consist of the following classes:

  Class 1-CB                  Class 4-A-3                  Class 5-A-9
  Class 2-A-1                 Class 4-A-4                  Class C-X
  Class 2-A-2                 Class 4-A-5                  Class C-P
  Class 2-A-3                 Class 5-A-1                  Class B-1
  Class 2-A-4                 Class 5-A-2                  Class B-2
  Class 2-A-5                 Class 5-A-3                  Class B-3
  Class 2-A-6                 Class 5-A-4                  Class B-4
  Class 2-A-7                 Class 5-A-5                  Class B-5
  Class 3-CB                  Class 5-A-6                  Class B-6
  Class 4-A-1                 Class 5-A-7                  Class R
  Class 4-A-2                 Class 5-A-8                  Class PPP

    Collectively, the certificates will represent all beneficial interest in the property owned by the Trust. The certificates will have the following designations:

Group 1-A Certificates.......................  Class 1-CB Certificates.

Group 2-A Certificates.......................  Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                               Class 2-A-4, Class 2-A-5, Class 2-A-6 and
                                               Class 2-A-7 Certificates.

Group 3-A Certificates.......................  Class 3-CB Certificates.

Group 4-A Certificates.......................  Class 4-A-1, Class 4-A-2, Class 4-A-3,
                                               Class 4-A-4 and Class 4-A-5 Certificates.

Group 5-A Certificates.......................  Class 5-A-1, Class 5-A-2, Class 5-A-3,
                                               Class 5-A-4, Class 5-A-5, Class 5-A-6,
                                               Class 5-A-7, Class 5-A-8 and Class 5-A-9
                                               Certificates.

Class A Certificates.........................  Group 1-A, Group 2-A, Group 3-A, Group 4-A
                                               and Group 5-A Certificates.

Residual Certificates........................  Class R Certificates.

Regular Certificates.........................  All classes of certificates other than the
                                               Class R and Class PPP Certificates.

Group 1 Senior Certificates or Group 1
  Certificates...............................  Class 1-CB Certificates and, to the extent derived from payments from loan group 1, the
                                               Class C-X Certificates.

Group 2 Senior Certificates or Group 2
  Certificates...............................  Group 2-A and Class R Certificates and, to
                                               the extent derived from payments from loan
                                               group 2, the Class C-X and Class C-P
                                               Certificates.

Group 3 Senior Certificates or Group 3
  Certificates...............................  Class 3-CB Certificates and, to the extent derived from payments from loan group 3, the
                                               Class C-X and Class C-P Certificates.

Group 4 Senior Certificates or Group 4
  Certificates...............................  Group 4-A Certificates and, to the extent derived from payments from loan group 4, the
                                               Class C-X and Class C-P Certificates.

Group 5 Senior Certificates or Group 5
  Certificates...............................  Group 5-A Certificates and, to the extent derived from payments from loan group 5, the
                                               Class C-X and Class C-P Certificates.

Senior Certificates..........................  Group 1 Senior, Group 2 Senior, Group 3
                                               Senior, Group 4 Senior and Group 5 Senior
                                               Certificates.

Senior Subordinate Certificates..............  Class B-1, Class B-2 and Class B-3
                                               Certificates.

Junior Subordinate Certificates..............  Class B-4, Class B-5 and Class B-6
                                               Certificates.

Subordinate or Class B Certificates..........  The Senior Subordinate and Junior Subordinate
                                               Certificates. The Class B Certificates are
                                               the subordinate certificates for the
                                               Group 1, Group 2, Group 3, Group 4 and
                                               Group 5 Certificates, and therefore, as used
                                               in this prospectus supplement, their 'related
                                               loan group' includes the group 1, group 2,
                                               group 3, group 4 and group 5 loans.

Certificate Group............................  The Group 1 Certificates, the Group 2
                                               Certificates, the Group 3 Certificates, the
                                               Group 4 Certificates or the Group 5
                                               Certificates.

Interest Only Certificates...................  Class 2-A-6, Class 4-A-3, Class 5-A-7 and
                                               Class C-X Certificates. The Class C-X
                                               Certificates receive payments from certain
                                               mortgage loans in loan group 1, loan
                                               group 2, loan group 3, loan group 4 and loan
                                               group 5. Therefore, as used in this
                                               prospectus supplement, their 'related loan
                                               group' includes the group 1, group 2,
                                               group 3, group 4 and group 5 loans and their
                                               'related Certificate Group' includes the
                                               Group 1, Group 2, Group 3, Group 4 and
                                               Group 5 Certificates.

Principal Only Certificates..................  Class C-P Certificates. The Class C-P
                                               Certificates receive payments from certain
                                               mortgage loans in loan group 2, loan
                                               group 3, loan group 4 and loan group 5.
                                               Therefore, as used in this prospectus
                                               supplement, their 'related loan group'
                                               includes the group 2, group 3, group 4 and
                                               group 5 loans and their 'related Certificate
                                               Group' includes the

                                               Group 2, Group 3, Group 4 and Group 5
                                               Certificates.

Lockout Certificates.........................  Class 2-A-1, Class 2-A-7, Class 4-A-1,
                                               Class 4-A-5, Class 5-A-1 and Class 5-A-2
                                               Certificates.

Mezzanine Certificates.......................  Class 2-A-7, Class 4-A-5 and Class 5-A-2
                                               Certificates.

LIBOR Certificates...........................  Class 2-A-3, Class 2-A-6, Class 4-A-2,
                                               Class 4-A-3, Class 5-A-3, Class 5-A-4,
                                               Class 5-A-6 and Class 5-A-7 Certificates.

Inverse LIBOR Certificates...................  Class 2-A-6, Class 4-A-3, Class 5-A-4 and
                                               Class 5-A-7 Certificates.

Physical Certificates........................  Class R, Class PPP and Junior Subordinate
                                               Certificates.

Book-Entry Certificates......................  All classes of certificates other than the
                                               Physical Certificates.

    Only the Senior and the Senior Subordinate Certificates, called the offered certificates, are offered by this prospectus supplement. The Junior Subordinate Certificates and Class PPP Certificates are not offered by this prospectus supplement.

    The 'CLASS PRINCIPAL BALANCE' for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

    The 'CERTIFICATE PRINCIPAL BALANCE' for any certificate will be the portion of the corresponding Class Principal Balance that it represents.

    The Senior Certificates will comprise approximately 94.25%, the Senior Subordinate Certificates will comprise approximately 4.55%, and the Junior Subordinate Certificates will comprise approximately 1.20%, of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

    The offered certificates, other than the Class 2-A-5, Class 4-A-4, Class 5-A-9, Interest Only and Class R Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount.

    The Class 2-A-5, Class 4-A-4 and Class 5-A-9 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount.

    The Interest Only Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class Notional Amount each and multiples of $1 in excess of that amount.

    The Class R Certificates will have an initial Class Principal Balance of $100 and will be offered in registered, certificated form in a single denomination of a 99.99% percentage interest. The remaining 0.01% percentage interest of the Class R Certificates will be owned by Washington Mutual Bank as described in this prospectus supplement under 'Certain Federal Income Tax Consequences.'

    Distributions on the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will be based solely on payments received or advanced in respect of the group 1, group 2, group 3, group 4 and group 5 loans, respectively, except in the limited circumstances described in this prospectus supplement under '-- Cross-Collateralization.' Distributions on the Class C-X Certificates will be based solely on payments received or advanced in respect of certain mortgage loans in each loan group. Distributions on the Class C-P Certificates will be based solely on payments received or advanced in respect of certain mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5. Distributions on the Class B Certificates will be based on payments received or advanced in respect of all of the mortgage loans.

BOOK-ENTRY REGISTRATION

    Each class of Book-Entry Certificates will initially be represented by a single certificate registered in the name of Cede & Co. ('CEDE'), a nominee of The Depository Trust Company, New York, New York ('DTC'). Cede will be the record holder of the Book-Entry Certificates, but references to 'Book-Entry Certificateholders' should be understood to be references to the persons on whose account DTC will be causing Cede to hold the Book-Entry Certificates.
No Book-Entry Certificateholder will be entitled to receive a registered certificate. Unless registered certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by Book-Entry Certificateholders refer to actions taken by DTC participants as described below, and all references in this prospectus supplement to distributions, notices, reports, and statements to Book-Entry Certificateholders refer to distributions, notices, reports, and statements to Cede, as the registered holder of those certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

    Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants, including Euroclear Bank S.A./N.V. ('EUROCLEAR') or Clearstream Banking, societe anonyme ('CLEARSTREAM'), as described below. Transfers between DTC participants will occur in accordance with DTC rules. Cede, as nominee of DTC, will be the named certificateholder of the registered certificates for the Book-Entry Certificates. Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC has advised Washington Mutual Mortgage Securities Corp. that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

    DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, which eliminates the need for physical movement of securities. DTC participants include the underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Indirect access to the DTC system is also available to other entities, referred to as indirect DTC participants, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

    Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC participants and indirect DTC participants. In addition, unless registered certificates are issued, certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC participants. Under a book-entry format, certificateholders will receive payments after the related Distribution Date because, although payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward payments to DTC participants, which will then be required to forward them to indirect DTC participants or certificateholders. Payments on certificates held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

    It is anticipated that the sole 'Certificateholder' (as that term is used in the pooling agreement) for each class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the trustee as certificateholders under the pooling agreement. Book-Entry Certificateholders will be permitted to exercise the rights of certificateholders under the pooling agreement only indirectly through DTC participants, who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts for the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on the Book-Entry Certificates. DTC participants and indirect DTC participants with whom Book-Entry Certificateholders have accounts for the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess registered certificates, the DTC rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC participants will receive payments and will be able to transfer their interest.

    DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks. Therefore, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to take other actions in respect of Book-Entry Certificates, may be limited due to the lack of a physical certificate for Book-Entry Certificates.

    Neither DTC, Cede nor any other DTC nominee will consent or vote for the Book-Entry Certificates. Rather, DTC will assign Cede's consenting or voting rights to those DTC participants to whose accounts the Book-Entry Certificates are credited at the relevant time. The Euroclear Operator or Clearstream, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling agreement on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.

    The Book-Entry Certificates are only offered for sale in the United States. To the extent that non-United States persons acquire a beneficial interest in any of the Book-Entry Certificates, however, they will be able to hold that interest through Euroclear or Clearstream. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of the depositaries that serve Euroclear and Clearstream. Those depositaries, in turn, will hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

    Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by Euroclear Bank S.A./N.V (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance System plc, a U.K. corporation (the 'EUROCLEAR CLEARANCE SYSTEM'). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

    The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

             transfers of securities and cash within Euroclear;

             withdrawal of securities and cash from Euroclear; and

             receipts of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to Book-Entry Certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

    Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Deutsche Borse AG, the shareholders of which are banks, securities dealers and financial institutions.

    Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interacts with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

    As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriter for the Book-Entry Certificates. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

    Distributions with respect to the Book-Entry Certificates held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

    Title to book-entry interests in the Book-Entry Certificates will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Book-Entry Certificates may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Book-entry interests in the Book-Entry Certificates may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Book-Entry Certificates between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

    Initial settlement for the Book-Entry Certificates will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving Book-Entry Certificates to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

    Because of time-zone differences, credits of Book-Entry Certificates received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in Book-Entry Certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of Book-Entry Certificates by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

    Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See 'Appendix C' to this prospectus supplement.

    For a discussion of the federal income tax consequences for non-United States persons, see Appendix C to this prospectus supplement.

DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

             DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the Book-Entry Certificates and the trustee or the servicer is unable to locate a qualified successor;

             The servicer, with the consent of the related DTC participants, elects to terminate the book-entry system through DTC; or

             after the occurrence of an event of default under the pooling agreement, certificateholders of Book-Entry
             Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the certificateholders.

    If any of the above events occur, DTC is required to notify all DTC participants of the availability of registered certificates. When DTC surrenders its physical certificates and provides instructions for re-registration, the trustee will issue registered certificates to replace the Book-Entry Certificates. After that happens, the trustee will recognize the holders of those registered certificates as certificateholders under the pooling agreement.

    The trustee or its paying agent, if any, will make distributions of principal and interest on the registered certificates directly to holders of those registered certificates in accordance with the pooling agreement procedures described in this prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names certificates were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the certificate registrar. The final payment on any certificate will be made only on presentation and surrender of the certificate at the offices of the trustee or its agent or such office or agency as specified in the notice of final distribution to holders of certificates being retired. When the trustee receives notice from the servicer that it believes the remaining unpaid principal balance of a class of certificates will be distributable on the next Distribution Date, the trustee is required to provide notice to registered certificateholders of that class not later than the eighteenth day of the month in which that class will be retired.

    Registered certificates will be transferable and exchangeable at the office or agency of the trustee maintained for that purpose, which initially shall be in Chicago, Illinois. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

PRIORITY OF DISTRIBUTIONS

    Beginning in November 2005, on the 25th day of each month, or if the 25th day is not a business day, on the immediately following business day (each, a 'DISTRIBUTION DATE'), distributions will be made in the order and priority as follows:

        (a) with respect to the Group 1 Certificates, before the Credit Support Depletion Date (as defined in this prospectus supplement), to the extent of the Available Distribution Amount (as defined in this prospectus supplement) for loan group 1 for that Distribution
              Date:

                 (i) first, to the Class 1-CB and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (a)(i), only the portion of the Class C-X Notional Amount derived from the group 1 loans will be used to calculate these distributions; and

                (ii) second, to the Class 1-CB Certificates, as principal, the Group 1 Senior Principal Distribution Amount (as defined in '-- Distributions of Principal -- Group 1 Certificate Principal Distributions -- Group 1 Senior Principal Distribution Amount' in this prospectus supplement);

        (b) with respect to the Group 2 Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 2 for that Distribution Date and, with respect to paragraph (b)(iii), amounts available from the Class 2-A-3 Yield Maintenance Agreement (as described in '-- The Yield Maintenance Agreements' in this prospectus supplement):

                 (i) first, to the Class C-P Certificates, the Class 2-P Fraction (as defined in this prospectus supplement) of all principal received on or in respect of each Class 2-P Mortgage Loan (as defined in this prospectus supplement);

                (ii) second, to the Group 2-A, Class C-X and Class R Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (b)(ii), only the portion of the Class C-X Notional Amount derived from the group 2 loans will be used to calculate these distributions; and provided, further, that for the purposes of this paragraph (b)(ii), the certificate interest rate on the Class 2-A-3 Certificates will be capped at 5.500%;

               (iii) third, to the Class 2-A-3 Certificates, payments, if any, received under the Class 2-A-3 Yield Maintenance Agreement;

                (iv) fourth, to the Class R Certificates, as principal, until the Class R Principal Balance has been reduced to zero; and

                 (v) fifth, to the Group 2-A Certificates entitled to receive distributions of principal, as principal, the Group 2 Senior Principal Distribution Amount in the order described in '-- Distributions of Principal -- Group 2 Certificate Principal Distributions -- Group 2 Senior Principal Distribution Amount' in this prospectus supplement;

        (c) with respect to the Group 3 Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 3 for that Distribution Date:

                 (i) first, to the Class C-P Certificates, the Class 3-P Fraction (as defined in this prospectus supplement) of all principal received on or in respect of each Class 3-P Mortgage Loan (as defined in this prospectus supplement);

                (ii) second, to the Class 3-CB and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph
                      (c)(ii), only the portion of the Class C-X Notional
                      Amount derived from the group 3 loans will be used to calculate these distributions; and

               (iii) third, to the Class 3-CB Certificates, as principal, the Group 3 Senior Principal Distribution Amount (as defined in '-- Distributions of Principal -- Group 3 Certificate Principal Distributions -- Group 3 Senior Principal Distribution Amount' in this prospectus supplement);

        (d) with respect to the Group 4 Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 4 for that Distribution Date and, with respect to paragraph (d)(iii), amounts available from the Class 4-A-2 Yield Maintenance Agreement (as described in '-- The Yield Maintenance Agreements' in this prospectus supplement):

                 (i) first, to the Class C-P Certificates, the Class 4-P Fraction (as defined in this prospectus supplement) of all principal received on or in respect of each Class 4-P Mortgage Loan (as defined in this prospectus supplement);

                (ii) second, to the Group 4-A and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph
                      (d)(ii), only the portion of the Class C-X Notional
                      Amount derived from the group 4 loans will be used to calculate these distributions; and provided, further, that for the purposes of this paragraph (d)(ii), the certificate interest rate on the Class 4-A-2 Certificates will be capped at 5.500%;

               (iii) third, to the Class 4-A-2 Certificates, payments, if any, received under the Class 4-A-2 Yield Maintenance Agreement; and

                (iv) fourth, to the Group 4-A Certificates entitled to receive distributions of principal, as principal, the Group 4 Senior Principal Distribution Amount in the order described in '-- Distributions of Principal -- Group 4 Certificate Principal Distributions -- Group 4 Senior Principal Distribution Amount' in this prospectus supplement;

        (e) with respect to the Group 5 Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 5 for that Distribution Date and, with respect to paragraph (e)(iii), amounts available from the Class 5-A-6 Yield Maintenance Agreement (as described in '-- The Yield Maintenance Agreements' in this prospectus supplement):

                 (i) first, to the Class C-P Certificates, the Class 5-P Fraction (as defined in this prospectus supplement) of all principal received on or in respect of each Class 5-P Mortgage Loan (as defined in this prospectus supplement);

                (ii) second, to the Group 5-A and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective
                      Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (e)(ii), only the portion of the Class C-X Notional Amount derived from the group 5 loans will be used to calculate these distributions; and provided, further, that for the purposes of this paragraph (e)(ii), the certificate interest rate on the Class 5-A-6 Certificates will be capped at 5.500%;

               (iii) third, to the Class 5-A-6 Certificates, payments, if any, received under the Class 5-A-6 Yield Maintenance Agreement; and

                (iv) fourth, to the Group 5-A Certificates entitled to receive distributions of principal, as principal, the Group 5 Senior Principal Distribution Amount in the order described in '-- Distributions of Principal -- Group 5 Certificate Principal Distributions -- Group 5 Senior Principal Distribution Amount' in this prospectus supplement; and

        (f) with respect to the Class C-P, Class B, Class A and Class R Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, subject to the payment of the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates as described above in paragraphs (a) through (e), and subject to any payments to the Senior Certificates as described in this prospectus supplement under '-- Cross-Collateralization':

                 (i) first, to the Class C-P Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (as defined in this prospectus supplement and without regard to clause (B)(i) of that definition) on that Distribution Date, the sum of
                      (a) principal in an amount equal to the Class 2-P Fraction, Class 3-P Fraction, Class 4-P Fraction or
                      Class 5-P Fraction, as applicable, of any loss on a Class 2-P, Class 3-P, Class 4-P or Class 5-P Mortgage Loan incurred in the previous calendar month and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (f)(i) will not cause a reduction in the Class C-P Principal Balance;

                (ii) second, to the Class B-1 Certificates, accrued and unpaid interest at the Class B Certificate Interest Rate on the Class B-1 Principal Balance;

               (iii) third, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                (iv) fourth, to the Class B-2 Certificates, accrued and unpaid interest at the Class B Certificate Interest Rate on the Class B-2 Principal Balance;

                 (v) fifth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                (vi) sixth, to the Class B-3 Certificates, accrued and unpaid interest at the Class B Certificate Interest Rate on the Class B-3 Principal Balance;

               (vii) seventh, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

              (viii) eighth, to the Junior Subordinate Certificates, interest and principal in the same manner as for the Senior Subordinate Certificates, first to the Class B-4 Certificates, then to the Class B-5 Certificates and then to the Class B-6 Certificates;

                (ix) ninth, to each class of the Senior Certificates, pro rata, and then to each class of Class B Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph (f)(ix) will not cause a further reduction in the Class Principal Balances of any of the certificates; and

                 (x)  tenth, to the Class R Certificates.

    Notwithstanding paragraph (f) above, on any Distribution Date on which the Subordination Level (as defined below) for any class of Subordinate Certificates is less than the Subordination Level for that class as of the Closing Date, a different distribution will be made. The amount of the Subordinate Principal Prepayments Distribution Amount (as defined in this prospectus supplement) otherwise allocable to the class or classes of the Subordinate Certificates junior to that class will be allocated to the most senior class of Subordinate Certificates for which the Subordination Level is less than the Subordination Level as of the Closing Date and to the more senior class or classes of the Subordinate Certificates, pro rata according to the Class Principal Balances of those classes.

    With respect to any class of Subordinate Certificates, the 'SUBORDINATION LEVEL' on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Subordinate Certificates that are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of certificates as of that date before giving effect to distributions and allocations of realized losses to the certificates on that date.

    The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 1 will be made with respect to the Group 1 and Class R Certificates as follows:

           (i) first, to the Class 1-CB and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (i), only the portion of the Class C-X Notional Amount derived from the group 1 loans will be used to calculate these distributions;

          (ii) second, to the Class 1-CB Certificates, as principal, the Group 1 Senior Principal Distribution Amount; and

         (iii) third, after any payments to the Group 2, Group 3, Group 4 and Group 5 Senior Certificates as described in this prospectus supplement under '-- Cross-Collateralization,' to the Class R Certificates.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 2 (and, with respect to paragraph (iii), amounts available from the Class 2-A-3 Yield Maintenance Agreement) will be made with respect to the Group 2 Certificates as follows:

           (i) first, to the Class C-P Certificates, the Class 2-P Fraction of all principal received on or in respect of each Class 2-P Mortgage Loan;

          (ii) second, to the Group 2-A and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (ii), only the portion of the Class C-X Notional Amount derived from the group 2 loans will be used to calculate these distributions; and provided, further, that for the purposes of this paragraph (ii), the certificate interest rate on the Class 2-A-3 Certificates will be capped at 5.500%;

         (iii) third, to the Class 2-A-3 Certificates, payments, if any, received under the Class 2-A-3 Yield Maintenance Agreement;

          (iv) fourth, to the Group 2-A Certificates entitled to receive distributions of principal, pro rata, as principal, the Group 2 Senior Principal Distribution Amount; and

           (v) fifth, after any payments to the Group 1, Group 3, Group 4 and Group 5 Senior Certificates as described in this prospectus supplement under '-- Cross-Collateralization,' to the Class R Certificates.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 3 will be made with respect to the Group 3 and Class R Certificates as follows:

           (i) first, to the Class C-P Certificates, the Class 3-P Fraction of all principal received on or in respect of each Class 3-P Mortgage Loan;

          (ii) second, to the Class 3-CB and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (ii), only the portion of the Class C-X Notional Amount derived from the group 3 loans will be used to calculate these distributions;

         (iii) third, to the Class 3-CB Certificates, as principal, the Group 3 Senior Principal Distribution Amount; and

          (iv) fourth, after any payments to the Group 1, Group 2, Group 4 and Group 5 Senior Certificates as described in this prospectus supplement under '-- Cross-Collateralization,' to the Class R Certificates.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 4 (and, with respect to paragraph (iii), amounts available from the Class 4-A-2 Yield Maintenance Agreement) will be made with respect to the Group 4 and Class R Certificates as follows:

           (i) first, to the Class C-P Certificates, the Class 4-P Fraction of all principal received on or in respect of each Class 4-P Mortgage Loan;

          (ii) second, to the Group 4-A and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (ii), only the portion of the Class C-X Notional Amount derived from the group 4 loans will be used to calculate these distributions; and provided, further, that for the purposes of this paragraph (ii), the certificate interest rate on the Class 4-A-2 Certificates will be capped at 5.500%;

         (iii) third, to the Class 4-A-2 Certificates, payments, if any, received under the Class 4-A-2 Yield Maintenance Agreement;

          (iv) fourth, to the Group 4-A Certificates entitled to receive distributions of principal, pro rata, as principal, the Group 4 Senior Principal Distribution Amount; and

           (v) fifth, after any payments to the Group 1, Group 2, Group 3 and Group 5 Senior Certificates as described in this prospectus supplement under '-- Cross-Collateralization,' to the Class R Certificates.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 5 (and, with respect to paragraph (iii), amounts available from the Class 5-A-6 Yield Maintenance Agreement) will be made with respect to the Group 5 and Class R Certificates as follows:

           (i) first, to the Class C-P Certificates, the Class 5-P Fraction of all principal received on or in respect of each Class 5-P Mortgage Loan;

          (ii) second, to the Group 5-A and Class C-X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; provided, however, that for the purpose of distributions to the Class C-X Certificates under this paragraph (ii), only the portion of the Class C-X Notional Amount derived from the group 5 loans will be used to calculate these distributions; and provided, further, that for the purposes of this paragraph (ii), the certificate interest rate on the Class 5-A-6 Certificates will be capped at 5.500%;

         (iii) third, to the Class 5-A-6 Certificates, payments, if any, received under the Class 5-A-6 Yield Maintenance Agreement;

          (iv) fourth, to the Group 5-A Certificates entitled to receive distributions of principal, pro rata, as principal, the Group 5 Senior Principal Distribution Amount; and

           (v) fifth, after any payments to the Group 1, Group 2, Group 3 and Group 4 Senior Certificates as described in this prospectus supplement under '-- Cross-Collateralization,' to the Class R Certificates.

    Distributions to the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will be based solely on payments received or advanced with respect to the group 1, group 2, group 3, group 4 and group 5 loans, respectively, except in the limited circumstances described in this prospectus supplement under '-- Cross-Collateralization.' Distributions to the Class C-X Certificates will be based on payments received or advanced with respect to certain of the mortgage loans in each loan group. Distributions to the Class C-P Certificates will be based on payments received or advanced with respect to certain of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5. Distributions to the Class B Certificates will be based on payments received or advanced with respect to all of the mortgage loans.

DISTRIBUTIONS OF INTEREST

    For each class of certificates entitled to interest, interest will be passed through monthly on each Distribution Date, beginning in November 2005. For each Distribution Date, an amount of interest will accrue on each class of certificates entitled to interest, generally equal to 1/12th of the applicable annual interest rate for that class multiplied by the related Class Principal Balance or Class Notional Amount, as applicable, less any prepayment interest shortfalls not covered by Compensating Interest (as described below in '-- Compensating Interest') and less any interest shortfalls relating to the Relief Act.

    Interest to be distributed on the certificates on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the preceding calendar month, except for the LIBOR Certificates, which accrue interest during the period beginning on the 25th day of the preceding calendar month and ending on the 24th day of the month of that Distribution Date. Interest to be distributed on the certificates, including the LIBOR Certificates, will be calculated based on a year consisting of twelve thirty-day months. All distributions of interest for each class of certificates will generally be made only to the extent of the Available Distribution Amount for the related loan group or loan groups as described under '-- Priority of Distributions' in this prospectus supplement.

    The interest rates for the offered certificates entitled to interest are listed in the table on page S-4 of this prospectus supplement and in the notes to that table.

    The Class C-P and Class PPP Certificates will not be entitled to receive any distributions of interest.

    The certificate interest rates for the LIBOR Certificates are adjustable monthly based on changes in LIBOR (as defined below in '-- Calculation of LIBOR'). The certificate interest rates for the LIBOR Certificates including the maximum and the minimum certificate interest rates are as follows:

                                                                                  MAXIMUM
                                                                                CERTIFICATE
                                                                               INTEREST RATE     MINIMUM
                                                                 MAXIMUM      (WITHOUT YIELD   CERTIFICATE
                                                               CERTIFICATE     MAINTENANCE      INTEREST
    CLASS            PER ANNUM CERTIFICATE INTEREST RATE      INTEREST RATE     AGREEMENT)        RATE
    -----            -----------------------------------      -------------     ----------        ----
Class 2-A-3....       LIBOR plus 1.150%                               9.500%*      5.500%         1.150%

Class 2-A-6....       4.350% minus LIBOR                              4.350%          NA          0.000%

Class 4-A-2....       LIBOR plus 0.120%                              10.000%*      5.500%         0.120%

Class 4-A-3....       5.380% minus LIBOR                              5.380%          NA          0.000%

Class 5-A-3....       LIBOR plus 1.350%                               6.250%          NA          1.350%

Class 5-A-4....       35.93333333% minus (7.33333333 times      35.93333333%          NA          0.000%
                      LIBOR)

Class 5-A-6....       LIBOR plus 0.550%                               9.500%*      5.500%         0.550%

Class 5-A-7....       4.950% minus LIBOR                              4.950%          NA          0.000%


---------

* HOWEVER, THE PORTION OF THE INTEREST PAYABLE ON THE CLASS 2-A-3, CLASS 4-A-2 AND CLASS 5-A-6 CERTIFICATES IN EXCESS OF 5.500% PER ANNUM WILL COME NOT FROM PAYMENTS ON THE RELATED MORTGAGE LOANS, BUT FROM PAYMENTS, IF ANY, MADE UNDER A YIELD MAINTENANCE AGREEMENT. The yield maintenance agreements only provide interest on a balance equal to the lesser of a scheduled balance set forth in
  Schedule 1 to this prospectus supplement and the related Class Principal Balance. The scheduled balances for the Class 2-A-3, Class 4-A-2 and
  Class 5-A-6 Certificates assume a prepayment rate of 100% BPA, as described under 'Yield and Prepayment Considerations -- Prepayment Assumptions' in this prospectus supplement. If the related mortgage loans prepay slower than the related schedule assumes, interest paid under the applicable yield maintenance agreement will be based on the scheduled balance and not on the actual Class Principal Balance. AS A RESULT, THERE WILL NOT BE ENOUGH PAYMENTS FROM THE APPLICABLE YIELD MAINTENANCE AGREEMENT TO PAY THE FULL CERTIFICATE INTEREST RATE ON THE RELATED CLASS PRINCIPAL BALANCE. THIS INTEREST SHORTFALL WILL NOT BE PAID ON SUBSEQUENT DISTRIBUTION DATES. IN ADDITION, AFTER THE TERMINATION OF THE RELATED YIELD MAINTENANCE AGREEMENT, IF THE CLASS 2-A-3, CLASS 4-A-2 AND CLASS 5-A-6 CERTIFICATES ARE STILL OUTSTANDING, THEIR MAXIMUM CERTIFICATE INTEREST RATE WILL EACH BE 5.500% PER ANNUM. See '-- The Yield Maintenance Agreements' in this prospectus supplement.

    Class B Certificate Interest Rate. The interest rate on the Class B Certificates (the 'CLASS B CERTIFICATE INTEREST RATE') will equal, on any Distribution Date, the quotient expressed as a percentage, of:

        (a) the sum of:

           (i) the product of (x) 6.000% and (y) the Subordinate Component Balance (as defined under '-- Cross-Collateralization' in this prospectus supplement) for loan group 1 immediately before that Distribution Date;

           (ii) the product of (x) 5.500% and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date;

           (iii) the product of (x) 5.500% and (y) the Subordinate Component Balance for loan group 3 immediately before that Distribution Date;

           (iv) the product of (x) 5.500% and (y) the Subordinate Component Balance for loan group 4 immediately before that Distribution Date; and

           (v) the product of (x) 5.500% and (y) the Subordinate Component Balance for loan group 5 immediately before that Distribution Date;

       divided by:

           (b) the sum of the Subordinate Component Balances for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 immediately before that Distribution Date.

The initial Class B Certificate Interest Rate will be approximately 5.569% per annum.

    Notional Amounts

    The Class 2-A-6, Class 4-A-3, Class 5-A-7 and Class C-X Certificates will accrue interest on the related Class Notional Amount.

    The 'CLASS 2-A-6 NOTIONAL AMOUNT' for any Distribution Date will equal the Class 2-A-3 Principal Balance immediately before that Distribution Date. The Class 2-A-6 Notional Amount as of the Closing Date will be approximately $24,612,300.

    The 'CLASS 4-A-3 NOTIONAL AMOUNT' for any Distribution Date will equal the Class 4-A-2 Principal Balance immediately before that Distribution Date. The Class 4-A-3 Notional Amount as of the Closing Date will be approximately $50,000,000.

    The 'CLASS 5-A-7 NOTIONAL AMOUNT' for any Distribution Date will equal the Class 5-A-6 Principal Balance immediately before that Distribution Date. The Class 5-A-7 Notional Amount as of the Closing Date will be approximately $25,000,000.

    The 'CLASS C-X NOTIONAL AMOUNT' for any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of that Due Date, whether or not received, or for the initial Distribution
Date, as of the Cut-Off Date (subject to adjustment for Payoffs received and distributed in the month prior to that Distribution Date), of the group 1 loans having Pass-Through Rates greater than or equal to 6.000% per annum and the group 2, group 3, group 4 and group 5 loans having Pass-Through Rates greater than or equal to 5.500% per annum (the 'PREMIUM RATE MORTGAGE LOANS') and
(y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Premium Rate Mortgage Loans as of that Due Date and the denominator of which is 5.500%. The Class C-X Notional Amount as of the Closing Date will be approximately $22,925,400.

    The 'STRIPPED INTEREST RATE' means (i) for each group 1 loan, the excess of the Pass-Through Rate for that mortgage loan over 6.000% per annum and (ii) for each group 2, group 3, group 4 and group 5 loan, the excess of the Pass-Through Rate for that mortgage loan over 5.500% per annum.

    The 'PASS-THROUGH RATE' for each mortgage loan is equal to the per annum mortgage interest rate on that mortgage loan less the related servicing fee (as described in this prospectus supplement under '-- Servicing Compensation and Payment of Expenses').

    Compensating Interest. Washington Mutual Bank, as servicer, is obligated to remit to the Certificate Account on the day before each Distribution Date with respect to each loan group an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs (as defined in this prospectus supplement) on the mortgage loans in that loan group made from the 15th day of the calendar month preceding the Distribution Date to the last day of that calendar month, (b) the sum of (i) 1/12 of 0.050% of the aggregate Stated Principal Balance of the mortgage loans in that loan group, (ii) any reinvestment income realized by the servicer relating to Payoffs on the mortgage loans in that loan group made during the Prepayment Period (as defined in this prospectus supplement) and (iii) interest payments on Payoffs in that loan group received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in that loan group. Compensating Interest will be paid with respect to each loan group and will be added to the Available Distribution Amount for each loan group.

    Any remaining shortfall in interest collections in a loan group resulting from Curtailments (as defined in this prospectus supplement), the timing of Payoffs and the Relief Act will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates of the related Certificate Group (or, in the case of the Class C-X and Class B Certificates, only to the portion of those certificates that derives its interest from the related loan group) would otherwise be entitled in reduction of that amount; provided, however, that for the purpose of allocating interest shortfalls to the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates, their interest rate is capped at 5.500% per annum.

    See 'Yield and Prepayment Considerations' in this prospectus supplement and 'Yield Considerations -- Effective Interest Rate' in the prospectus.

THE YIELD MAINTENANCE AGREEMENTS

    The Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates will each have the benefit of a yield maintenance agreement (each, a 'YIELD MAINTENANCE AGREEMENT' and, together, the 'YIELD MAINTENANCE AGREEMENTS') between the Trust and Bank of America, N.A. (the 'CAP COUNTERPARTY'), entered into on or before the Closing Date. The 'CLASS 2-A-3 YIELD MAINTENANCE AGREEMENT' is intended to partially mitigate the risk to the Class 2-A-3 Certificates that LIBOR exceeds 4.350%.
The 'CLASS 4-A-2 YIELD MAINTENANCE AGREEMENT' is intended to partially mitigate the risk to the Class 4-A-2 Certificates that LIBOR exceeds 5.380%.
The 'CLASS 5-A-6 YIELD MAINTENANCE AGREEMENT' is intended to partially mitigate the risk to the Class 5-A-6 Certificates that LIBOR exceeds 4.950%.

On each Distribution Date on or before the Distribution Date in June 2009, payments under the CLASS 2-A-3 YIELD MAINTENANCE AGREEMENT will equal the product of:

        (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date (as defined in this prospectus supplement) by the Cap Counterparty), subject to a maximum of 8.350%, over (y) 4.350%;

        (ii) the lesser of (x) the Class 2-A-3 Principal Balance and (y) the Class 2-A-3 Yield Maintenance Notional Balance, as set forth in Schedule 1 to this prospectus supplement; and

        (iii) one-twelfth.

    On each Distribution Date on or before the Distribution Date in May 2010, payments under the CLASS 4-A-2 YIELD MAINTENANCE AGREEMENT will equal the product of:

        (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the Cap Counterparty), subject to a maximum of 9.880%, over (y) 5.380%;

        (ii) the lesser of (x) the Class 4-A-2 Principal Balance and (y) the Class 4-A-2 Yield Maintenance Notional Balance, as set forth in Schedule 1 to this prospectus supplement; and

        (iii) one-twelfth.

    On each Distribution Date on or before the Distribution Date in December 2013, payments under the CLASS 5-A-6 YIELD MAINTENANCE AGREEMENT will equal the product of:

        (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the Cap Counterparty), subject to a maximum of 8.950%, over (y) 4.950%;

        (ii) the lesser of (x) the Class 5-A-6 Principal Balance and (y) the Class 5-A-6 Yield Maintenance Notional Balance, as set forth in Schedule 1 to this prospectus supplement; and

        (iii) one-twelfth.

    The related 'YIELD MAINTENANCE NOTIONAL BALANCE' on each Distribution Date is as described in Schedule 1 to this prospectus supplement. Payments, if any, made pursuant to each Yield Maintenance Agreement will start on the Distribution Date in November 2005. The Class 2-A-3, Class 4-A-2 and Class 5-A-6 Yield Maintenance Notional Balances after the Distribution Dates in June 2009, May 2010 and December 2013, respectively, will be equal to zero, and the Yield Maintenance Agreements will be terminated.

    The CLASS 2-A-3 YIELD MAINTENANCE NOTIONAL BALANCES were calculated assuming a prepayment rate on the group 2 loans of 100% BPA, as described under 'Yield and Prepayment Considerations -- Prepayment Assumptions' in this prospectus supplement. The CLASS 4-A-2 YIELD MAINTENANCE NOTIONAL BALANCES were calculated assuming a prepayment rate on the group 4 loans of 100% BPA. The CLASS 5-A-6 YIELD MAINTENANCE NOTIONAL BALANCES were calculated assuming a prepayment rate on the group 5 loans of 100% BPA. No representation is made that the related mortgage loans will prepay at that rate or any other rate.

    If prepayments are slower than the assumption made for the related notional balances, the related notional balance will be less than the actual Class Principal Balance of the related certificates. SINCE PAYMENTS OF INTEREST UNDER EACH YIELD MAINTENANCE AGREEMENT ARE BASED ON THE LESSER OF THE NOTIONAL BALANCE AND THE ACTUAL CLASS PRINCIPAL BALANCE, IF PREPAYMENTS ARE SLOWER THAN ASSUMED AND YOU ARE HOLDING A CLASS 2-A-3, CLASS 4-A-2 OR CLASS 5-A-6 CERTIFICATE, AS APPLICABLE, THEN YOU WILL NOT

RECEIVE THE FULL AMOUNT OF INTEREST NECESSARY TO PAY THE FULL CERTIFICATE INTEREST RATE. YOU ARE NOT ENTITLED TO RECEIVE ANY COMPENSATION FOR THIS SHORTFALL ON FUTURE DISTRIBUTION DATES. Furthermore, when the Class 2-A-3 Yield Maintenance Agreement is terminated after the Distribution Date in June 2009, IF THE CLASS 2-A-3 CERTIFICATES ARE STILL OUTSTANDING, THEIR EFFECTIVE CERTIFICATE INTEREST RATE WILL BE CAPPED AT 5.500%. When the Class 4-A-2 Yield Maintenance Agreement is terminated after the Distribution Date in May 2010, IF THE
CLASS 4-A-2 CERTIFICATES ARE STILL OUTSTANDING, THEIR EFFECTIVE CERTIFICATE INTEREST RATE WILL BE CAPPED AT 5.500%. When the Class 5-A-6 Yield Maintenance Agreement is terminated after the Distribution Date in December 2013, IF THE CLASS 5-A-6 CERTIFICATES ARE STILL OUTSTANDING, THEIR EFFECTIVE CERTIFICATE INTEREST RATE WILL BE CAPPED AT 5.500%.

    The Cap Counterparty will be obligated to make payments under the related Yield Maintenance Agreement to the Trust, for the benefit of the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates, as applicable, in the amounts described in the formulae above. On each Distribution Date on which a payment is made to the Trust under a Yield Maintenance Agreement, the trustee will withdraw from funds available on deposit in the Certificate Account on such Distribution Date an amount constituting funds received under the related Yield Maintenance Agreement not in excess of amounts actually received from the Cap Counterparty for such Distribution Date for payment to the related class of Certificates in accordance with the servicer's payment instructions. There can be no assurance, however, that funds will be available to pay any amounts.

    Unless terminated earlier, the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Yield Maintenance Agreements will terminate after the Distribution Date in June 2009, May 2010 and December 2013, respectively. Both the Trust and the Cap Counterparty will have the right to terminate each Yield Maintenance Agreement for certain reasons set forth in the documentation associated with that Yield Maintenance Agreement, including, without limitation, an ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder. Although it is not anticipated that there will be amounts payable by the Trust, certain amounts may be payable by the Trust to the Cap Counterparty under limited circumstances associated with the termination of each Yield Maintenance Agreement.

    THE RATINGS BY S&P AND MOODY'S ON THE CLASS 2-A-3, CLASS 4-A-2 AND
CLASS 5-A-6 CERTIFICATES ASSUME THAT THE INTEREST RATE ON THESE CERTIFICATES IS CAPPED AT 5.500% PER ANNUM, AND DO NOT ADDRESS WHETHER ANY PAYMENTS WILL BE MADE PURSUANT TO THE RELATED YIELD MAINTENANCE AGREEMENT.

    The Cap Counterparty

    Bank of America, N.A. (the 'BANK') is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the 'CORPORATION') and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2005, the Bank had consolidated assets of $1,048 billion, consolidated deposits of $685 billion and stockholder's equity of $102 billion based on regulatory accounting principles.

    Moody's Investors Service, Inc. ('MOODY'S') currently rates the Bank's long-term debt as 'Aa1' and short-term debt as 'P-1'. Standard & Poor's rates the Bank's long-term debt as 'AA' and its short-term debt as 'A-1+'. Fitch Ratings, Inc. ('FITCH') rates long-term debt of the Bank as 'AA-' and short-term debt as 'F1+.' Further information with respect to such ratings may be obtained from Moody's, Standard & Poor's and Fitch, respectively. No assurances can be given that the current ratings of the Bank's instruments will be maintained.

    The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, together with any subsequent documents it filed with the Securities and Exchange Commission (the 'SEC') pursuant to the Securities Exchange Act of 1934, as amended.

    Recent Developments. On April 1, 2004, the Corporation completed its merger with FleetBoston Financial Corporation, and, on June 13, 2005, the Bank completed its merger with Fleet National Bank. On June 30, 2005, the Corporation announced its intention to acquire MBNA Corporation.

    Additional information regarding the foregoing is available from the filings made by the Corporation with the SEC, which filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. In addition, the
SEC maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the SEC.

    The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to: Bank of America Corporate Communications, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255, Attention: Corporate Communications.

    The above information regarding Bank of America, N.A. and Bank of America Corporation relates to and has been obtained from the Bank. The information concerning the Corporation, the Bank and the foregoing mergers contained herein is furnished solely to provide limited introductory information and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

    The delivery hereof shall not create any implication that there has been no change in the affairs of the Corporation or the Bank since the date of this prospectus supplement, or that the information contained or referred to in this section is correct as of any time subsequent to that date.

CALCULATION OF LIBOR

    The annual certificate interest rates of the LIBOR Certificates are based on the London Interbank Offered Rate for one-month United States dollar deposits ('LIBOR') as determined by the servicer on the basis of quotations as described below. The servicer will determine LIBOR for each accrual period on the second business day prior to the day on which that accrual period begins (each, a 'LIBOR DETERMINATION DATE'), except that for the initial accrual period LIBOR has been set at 4.030% for the Class 2-A-3, Class 2-A-6, Class 5-A-6 and Class 5-A-7 Certificates, at 3.840% for the Class 4-A-2 and Class 4-A-3 Certificates, and at 3.970% for the Class 5-A-3 and Class 5-A-4 Certificates. For this purpose a 'business day' is any day on which banks in London and New York City are open for conducting transactions in foreign currency and exchange.

    On each LIBOR Determination Date, the servicer will determine LIBOR based on the 'Interest Settlement Rate' for United States dollar deposits of one-month maturity set by the British Bankers' Association (the 'BBA') as of 11:00 a.m. (London time) on such LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

    The BBA's Interest Settlement Rates are currently displayed on each of the Dow Jones Telerate Service page 3750, Reuters Monitor Money Rates Service page 'LIBOR01' and Bloomberg L.P. page 'BBAM' (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in United States dollars, each, a 'DESIGNATED TELERATE PAGE').

    If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Telerate Page, LIBOR for the related accrual period will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the servicer shall calculate LIBOR for the immediately following accrual period as follows: the servicer will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.

    Under this method LIBOR will be established by the servicer on each LIBOR Determination Date as follows:

        (a) If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

        (b) If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be the greater of:

             LIBOR as determined on the previous LIBOR Determination Date or the reserve interest rate.

    The reserve interest rate shall be the rate per annum that the servicer determines to be either:

             the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that New York City banks selected by the servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the servicer, being so made, or if the servicer cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the servicer are quoting on the LIBOR Determination Date to leading European banks.

        (c) If on any LIBOR Determination Date the servicer is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be considered to be the per annum rate specified as such herein, if so specified.

    Each reference bank (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the servicer and
(iii) will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if the servicer should terminate the designation of any such reference bank, the servicer will promptly designate another leading bank meeting the criteria specified above.

    The establishment of LIBOR on each LIBOR Determination Date by the servicer for the related accrual period will, in the absence of manifest error, be final and binding.

CROSS-COLLATERALIZATION

    Cross-Collateralization Due to Rapid Prepayments in One Loan Group

    The priority of distributions described in this prospectus supplement under 'Priority of Distributions' will change if all of the following conditions are met:

             the aggregate Class Principal Balance of the Group 1-A Certificates, the Group 2-A Certificates, the Group 3-A Certificates, the Group 4-A Certificates or the Group 5-A Certificates has been reduced to zero;

             there are still Class B Certificates outstanding; and

             either (i) the Class B Percentage (as defined below) on that date is less than 200% of the Class B Percentage as of the Closing Date or (ii) the outstanding principal balance of the mortgage loans in any loan group delinquent 60 days or more averaged over the last six months, as a percentage of the related Subordinate Component Balance (as defined below), is greater than or equal to 50%.

    When all three conditions are met, all principal received or advanced with respect to the mortgage loans in the loan group or groups relating to the Class A Certificates that have been paid in full will be paid as principal (after distributions of principal to the Class C-P Certificates, if applicable) to the remaining Class A Certificates of the other Certificate Group or Groups rather than to the Class B Certificates; provided, however, that if there are two or more Certificate Groups with outstanding Class A Certificates, then such principal will be distributed among those Certificate Groups pro rata according to the aggregate Class Principal Balance of the Class A Certificates of those Certificate Groups. That principal will be distributed in the same priority as those Class A Certificates would receive other distributions of principal.

    The 'CLASS B PERCENTAGE' as of any date of determination will equal the aggregate Class Principal Balance of the Class B Certificates divided by the then outstanding aggregate Stated Principal Balance (as defined below) of the mortgage loans.

    The 'SUBORDINATE COMPONENT BALANCE' for any loan group as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class 2-P, Class 3-P, Class 4-P or Class 5-P Fraction of that balance, for any Class 2-P, Class 3-P, Class 4-P or Class 5-P Mortgage Loan) minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 2, the Class R Certificates).

    The 'STATED PRINCIPAL BALANCE' of any mortgage loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any realized loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

    Cross-Collateralization Due to Disproportionate Realized Losses in One Loan Group.

    Realized losses on the group 1, group 2, group 3, group 4 and group 5 loans are allocated generally to the Class B Certificates and not just to the portion of the Class B Certificates representing an interest in the loan group that incurred the loss. Therefore, if realized losses in any loan group that are allocated to the Class B Certificates exceed the Subordinate Component Balance for that loan group, the principal balance of the mortgage loans in that loan group will be less than the principal balance of the related Senior Certificates. That is, the amount of collateral in that loan group will be less than the amount of certificates being supported by that collateral and, therefore, that loan group is undercollateralized. In that situation, payments on the mortgage loans in the other loan groups may be used to pay interest and then principal to the Senior Certificates related to the undercollateralized loan group to the extent described below. It is also possible that the principal balance of the mortgage loans in two or more loan groups will be less than the principal balance of the related Senior Certificates; in such a situation, payments on the mortgage loans in the other loan group or loan groups may be used to pay interest and then principal to the Senior Certificates related to each undercollateralized loan group to the extent described below.

    If, on any Distribution Date, the aggregate Class Principal Balance of one or more of the Group 1-A Certificates, the Group 2-A Certificates, the Group 3-A Certificates, the Group 4-A Certificates or the Group 5-A Certificates is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group (less the applicable Class 2-P, Class 3-P, Class 4-P or Class 5-P Fraction of any Class 2-P, Class 3-P, Class 4-P or Class 5-P Mortgage Loan in the related loan group) (any such loan group, an 'UNDERCOLLATERALIZED GROUP' and each other loan group that is not an Undercollateralized Group, an 'OVERCOLLATERALIZED GROUP'), then the priority of distributions described in this prospectus supplement under '-- Priority of Distributions' will be altered as follows: The Available Distribution Amount for the Overcollateralized Group or Groups, to the extent remaining following distributions of interest and principal to the related Senior Certificates pursuant to paragraphs (a), (b),
(c), (d) and (e), as applicable, (or if after the Credit Support Depletion Date, pursuant to the first five paragraphs immediately following the definition of 'Credit Support Depletion Date') under '-- Priority of Distributions' in this prospectus supplement, will be paid in the following priority: (1) first, such amount, up to an amount for each Undercollateralized Group (the 'TOTAL TRANSFER AMOUNT') equal to the sum of the Interest Transfer

Amount and the Principal Transfer Amount for each such Undercollateralized Group, pro rata according to the Total Transfer Amount for each Undercollateralized Group, will be distributed first to the Class A
Certificates related to each Undercollateralized Group in payment of accrued but unpaid interest (in the case of the Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificates, accrued interest being capped at 5.500% per annum), if any, and then to those Class A Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (f) under '-- Priority of Distributions' in this prospectus supplement.

    On each Distribution Date, the 'INTEREST TRANSFER AMOUNT' for the Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at 6.000% per annum if the Undercollateralized Group is loan group 1, and at 5.500% per annum if the Undercollateralized Group is loan group 2, loan group 3, loan group 4 or loan group 5, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates; provided, however, that in the case of the Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificates, shortfalls of interest are calculated assuming the maximum certificate interest rate on these certificates is 5.500% per annum.

    On each Distribution Date, the 'PRINCIPAL TRANSFER AMOUNT' for the Undercollateralized Group will equal the excess of the aggregate Class Principal Balance of the Class A Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class 2-P, Class 3-P, Class 4-P or Class 5-P Fraction of the Stated Principal Balance of any Class 2-P, Class 3-P, Class 4-P or
Class 5-P Mortgage Loan in the related loan group).

    In the event that the weighted average certificate interest rate of the Class A Certificates related to an Undercollateralized Group is greater than the weighted average certificate interest rate of the Class A Certificates related to an Overcollateralized Group, the payment of interest to the Class A Certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Class B Certificates. In addition, after the aggregate principal balance of the Class B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Class A Certificates related to the Undercollateralized Group or Groups.

DISTRIBUTIONS OF PRINCIPAL

GENERAL

    On each Distribution Date, certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described in this prospectus supplement. See '-- Priority of Distributions' in this prospectus supplement. The Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will receive principal collected from the group 1, group 2, group 3, group 4 and group 5 loans, respectively, except in the limited circumstances described in this prospectus supplement under '-- Cross-Collateralization.' The Class C-P Certificates will receive principal collected from certain group 2, group 3, group 4 and group 5 loans. The Class B Certificates will receive principal collected from all of the mortgage loans.

    For any Distribution Date and for any loan group, the 'PRINCIPAL PAYMENT AMOUNT' is the sum with respect to the mortgage loans in that loan group of
(i) scheduled principal payments on the mortgage loans due on the Due Date immediately before the Distribution Date, (ii) the principal portion of repurchase proceeds received with respect to any mortgage loan that was repurchased as required by the pooling agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal that were received on the mortgage loans during the preceding calendar month, other than Payoffs, Curtailments, Liquidation Principal or Subsequent Recoveries (each, as defined below).

    'PAYOFFS' are prepayments in full on a mortgage loan and 'CURTAILMENTS' are partial prepayments on a mortgage loan. For any Distribution Date and for any loan group, the 'PRINCIPAL PREPAYMENT AMOUNT' is the sum with respect to the mortgage loans in that loan group of all Payoffs and Curtailments relating to the mortgage loans in that loan group that were received during the related Prepayment Period.

    For each Distribution Date and each Payoff, the related 'PREPAYMENT PERIOD' will start on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and will end on the 14th day of the month in which the Distribution Date occurs. For each Distribution Date and each Curtailment, the related 'PREPAYMENT PERIOD' will be the month preceding the month in which the related Distribution Date occurs.

    'LIQUIDATION PRINCIPAL' is the principal portion of Liquidation Proceeds (as defined in the pooling agreement) received with respect to each mortgage loan that became a Liquidated Mortgage Loan (as defined below) (but not in excess of the principal balance of that mortgage loan) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof, if any, attributable to the Class 2-P, Class 3-P, Class 4-P or Class 5-P Principal Distribution Amount (each, as defined below). A 'LIQUIDATED MORTGAGE LOAN' is a mortgage loan for which the servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds (as defined in the pooling agreement), Liquidation Proceeds or otherwise.

    Distributions to certificateholders on each Distribution Date will include any Subsequent Recoveries received by the servicer during the calendar month preceding the month of the Distribution Date. 'SUBSEQUENT RECOVERIES' are amounts received by the servicer in connection with the liquidation of defaulted mortgage loans after those mortgage loans became Liquidated Mortgage Loans, up to the amount of losses previously allocated in respect of those mortgage loans. On each Distribution Date on which Subsequent Recoveries are distributed to certificateholders, the Class Principal Balance of the class of Subordinate Certificates with the lowest priority outstanding generally will be increased by the amount of those Subsequent Recoveries.

    The Class 2-A-6, Class 4-A-3, Class 5-A-7, Class C-X and Class PPP Certificates will not be entitled to receive any distributions of principal.

GROUP 1 CERTIFICATE PRINCIPAL DISTRIBUTIONS

    Group 1 Senior Principal Distribution Amount

    On each Distribution Date, an amount, up to the amount of the Group 1 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Class 1-CB Certificates, until the Class 1-CB Principal Balance has been reduced to zero. The 'GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 1 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 1, (ii) the Group 1 Senior Prepayment Percentage (as defined under '-- Principal Prepayments' in this prospectus supplement) of the Principal Prepayment Amount for loan group 1 and (iii) the Group 1 Senior Liquidation Amount (as defined below).

    The 'GROUP 1 SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the Class 1-CB Principal Balance, divided by the aggregate Stated Principal Balance of the group 1 loans, in each case immediately before that Distribution Date. The 'GROUP 1 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 1 Senior Percentage for that date. The Group 1 Senior Percentage and the Group 1 Subordinate Percentage as of the Closing Date will be approximately 94.25% and 5.75%, respectively.

    The 'GROUP 1 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 1 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 1 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 1 Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan and (B) the Group 1 Senior Prepayment Percentage of any Subsequent Recoveries on group 1 loans.

GROUP 2 CERTIFICATE PRINCIPAL DISTRIBUTIONS

    Group 2 Senior Principal Distribution Amount

    On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 2 Senior Principal Distribution Amount (as defined below) for that Distribution Date, will be distributed as principal, sequentially, as follows:

        (i) first, to the Class 2-A-1 and Class 2-A-7 Certificates, pro rata, an amount (which will equal zero until the Distribution Date in November 2010), up to the amount of the Group 2 Lockout Priority Amount (as defined below) for that Distribution Date;

        (ii) second, an amount, up to the Group 2 Priority Amount 1 for that Distribution Date, sequentially, as follows:

           (A) first, to the Class 2-A-3 Certificates, an amount, up to the Group 2 Priority Amount 3 for that Distribution Date, until the Class 2-A-3 Principal Balance has been reduced to zero;

           (B) second, to the Class 2-A-2 Certificates, an amount, up to the Group 2 Priority Amount 4 for that Distribution Date, until the
       Class 2-A-2 Principal Balance has been reduced to zero; and

           (C) third, to the Class 2-A-3 Certificates, until the Class 2-A-3 Principal Balance has been reduced to zero;

        (iii) third, to the Class 2-A-4 Certificates, an amount, up to the Group 2 Priority Amount 2 for that Distribution Date, until the Class 2-A-4 Principal Balance has been reduced to zero;

        (iv) fourth, to the Class 2-A-2 Certificates, an amount, up to the Group 2 Priority Amount 4 for that Distribution Date (as reduced by amounts already distributed on that Distribution Date to these classes pursuant to paragraph (ii)(B) above), until the Class 2-A-2 Principal Balance has been reduced to zero;

        (v) fifth, to the Class 2-A-3 Certificates, until the Class 2-A-3 Principal Balance has been reduced to zero;

        (vi) sixth, to the Class 2-A-2 Certificates, until the Class 2-A-2 Principal Balance has been reduced to zero;

        (vii) seventh, to the Class 2-A-4 Certificates, until the Class 2-A-4 Principal Balance has been reduced to zero;

        (viii) eighth, to the Class 2-A-5 Certificates, until the Class 2-A-5 Principal Balance has been reduced to zero; and

        (ix) ninth, to the Class 2-A-1 and Class 2-A-7 Certificates, pro rata, until the Class 2-A-1 and Class 2-A-7 Principal Balances have each been reduced to zero.

    The 'GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 2 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 2 (exclusive of the portion attributable to the Class 2-P Principal Distribution Amount), (ii) the Group 2 Senior Prepayment Percentage (as defined under '-- Principal Prepayments' in this prospectus supplement) of the Principal Prepayment Amount for loan group 2 (exclusive of the portion attributable to the Class 2-P Principal Distribution Amount) and (iii) the Group 2 Senior Liquidation Amount (as defined below); provided, however, that on the first Distribution Date, $100 will be subtracted from this amount to pay principal to the Class R Certificates as provided in paragraph (b)(iv) under '-- Priority of Distributions' in this prospectus supplement.

    The 'GROUP 2 SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group 2-A and Class R Certificates, divided by the aggregate Stated Principal Balance of the group 2 loans (exclusive of the Class 2-P Fraction of that balance for any Class 2-P Mortgage Loan), in each case immediately before that Distribution Date. The 'GROUP 2 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 2 Senior Percentage for that date. The Group 2 Senior Percentage and the Group 2 Subordinate Percentage as of the Closing Date will be approximately 94.25% and 5.75%, respectively.

    The 'CLASS 2-P PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the amount of principal received on or in respect of each group 2 loan with a Pass-Through Rate of less than 5.500% per annum (a 'CLASS 2-P MORTGAGE LOAN') multiplied by a fraction, the numerator of which is 5.500% minus the Pass-Through Rate on that Class 2-P Mortgage Loan and the denominator of which is 5.500% (the 'CLASS 2-P FRACTION').

    The 'GROUP 2 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 2 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 2-P Fraction of that balance for any Class 2-P Mortgage Loan) and (ii) the Group 2 Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan and (B) the Group 2 Senior Prepayment Percentage of any Subsequent Recoveries on group 2 loans.

    The 'GROUP 2 PRIORITY AMOUNT 1' for any Distribution Date will equal $2,000.

    The 'GROUP 2 PRIORITY AMOUNT 2' for any Distribution Date will be the amount indicated below:

DISTRIBUTION DATE OCCURRING IN                            GROUP 2 PRIORITY AMOUNT 2
------------------------------                            -------------------------
November 2005 through October 2006......................         $   90,000
November 2006 through April 2007........................         $  440,000
May 2007 through October 2007...........................         $  490,000
November 2007 through April 2008........................         $1,400,000
May 2008 through October 2008...........................         $1,300,000
November 2008 and after.................................         $  255,000

    The 'GROUP 2 PRIORITY AMOUNT 3' for any Distribution Date will equal $1,000.

    The 'GROUP 2 PRIORITY AMOUNT 4' for any Distribution Date will be the amount indicated below:

DISTRIBUTION DATE OCCURRING IN                            GROUP 2 PRIORITY AMOUNT 4
------------------------------                            -------------------------
November 2005 through April 2006........................         $1,270,000
May 2006 through October 2006...........................         $2,590,000
November 2006 through April 2007........................         $2,290,000
May 2007 through October 2007...........................         $1,890,000
November 2007 through April 2008........................         $  745,000
May 2008 through October 2008...........................         $  545,000
November 2008 and after.................................         $  810,000

    The 'GROUP 2 LOCKOUT PRIORITY AMOUNT' for any Distribution Date will equal the sum of (i) the Group 2 Lockout Adjusted Percentage (as defined below) of the Principal Payment Amount for loan group 2 (exclusive of the portion attributable to the Class 2-P Principal Distribution Amount), (ii) the Group 2 Lockout Prepayment Percentage (as defined below) of the Principal Prepayment Amount for loan group 2 (exclusive of the portion attributable to the Class 2-P Principal Distribution Amount) and (iii) the Group 2 Lockout Liquidation Amount (as defined below).

    The 'GROUP 2 LOCKOUT ADJUSTED PERCENTAGE' will equal (i) 0% for any Distribution Date occurring before November 2010 and (ii) the Group 2 Lockout Percentage (as defined below) for any Distribution Date occurring in or after November 2010.

    The 'GROUP 2 LOCKOUT PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 2-A-1 and Class 2-A-7 Certificates, divided by the aggregate Stated Principal Balance of the group 2 loans (exclusive of the Class 2-P Fraction of that balance for any Class 2-P Mortgage Loan), in each case immediately before that Distribution Date. The Group 2 Lockout Percentage as of the Closing Date will be approximately 11.29%.

    The 'GROUP 2 LOCKOUT LIQUIDATION AMOUNT' for any Distribution Date will equal the aggregate, for each group 2 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Lockout Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 2-P Fraction of that balance for any Class 2-P Mortgage Loan) and (ii) the Group 2 Lockout Adjusted Percentage of the Liquidation Principal for that mortgage loan.

    The 'GROUP 2 LOCKOUT PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Group 2 Lockout Percentage and (b) the Step Down Percentage.

    The 'STEP DOWN PERCENTAGE' for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                                STEP DOWN PERCENTAGE
------------------------------                                --------------------
November 2005 through October 2010..........................            0%
November 2010 through October 2011..........................           30%
November 2011 through October 2012..........................           40%
November 2012 through October 2013..........................           60%
November 2013 through October 2014..........................           80%
November 2014 and after.....................................          100%

GROUP 3 CERTIFICATE PRINCIPAL DISTRIBUTIONS

    Group 3 Senior Principal Distribution Amount

    On each Distribution Date, an amount, up to the amount of the Group 3 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Class 3-CB Certificates, until the Class 3-CB Principal Balance has been reduced to zero. The 'GROUP 3 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 3 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 3 (exclusive of the portion attributable to the Class 3-P Principal Distribution Amount),
(ii) the Group 3 Senior Prepayment Percentage (as defined under '-- Principal Prepayments' in this prospectus supplement) of the Principal Prepayment Amount for loan group 3 (exclusive of the portion attributable to the Class 3-P Principal Distribution Amount) and (iii) the Group 3 Senior Liquidation Amount (as defined below).

    The 'GROUP 3 SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the Class 3-CB Principal Balance, divided by the aggregate Stated Principal Balance of the group 3 loans (exclusive of the Class 3-P Fraction of that balance for any Class 3-P Mortgage Loan), in each case immediately before that Distribution Date. The 'GROUP 3 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 3 Senior Percentage for that date. The Group 3 Senior Percentage and the Group 3 Subordinate Percentage as of the Closing Date will be approximately 94.10% and 5.90%, respectively.

    The 'CLASS 3-P PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the amount of principal received on or in respect of each group 3 loan with a Pass-Through Rate of less than 5.500% per annum (a 'CLASS 3-P MORTGAGE LOAN') multiplied by a fraction, the numerator of which is 5.500% minus the Pass-Through Rate on that Class 3-P Mortgage Loan and the denominator of which is 5.500% (the 'CLASS 3-P FRACTION').

    The 'GROUP 3 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 3 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 3 Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 3-P Fraction of that balance for any Class 3-P Mortgage Loan) and (ii) the Group 3 Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan and (B) the Group 3 Senior Prepayment Percentage of any Subsequent Recoveries on group 3 loans.

GROUP 4 CERTIFICATE PRINCIPAL DISTRIBUTIONS

    Group 4 Senior Principal Distribution Amount

    On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 4 Senior Principal Distribution Amount (as defined below) for that Distribution Date, will be distributed as principal, sequentially, as follows:

        (i) first, to the Class 4-A-1 and Class 4-A-5 Certificates, pro rata, an amount (which will equal zero until the Distribution Date in November 2010), up to the amount of the Group 4 Lockout Priority Amount (as defined below) for that Distribution Date;

        (ii) second, to the Class 4-A-2 Certificates, until the Class 4-A-2 Principal Balance has been reduced to zero;

        (iii) third, to the Class 4-A-4 Certificates, until the Class 4-A-4 Principal Balance has been reduced to zero; and

        (iv) fourth, to the Class 4-A-1 and Class 4-A-5 Certificates, pro rata, until the Class 4-A-1 and Class 4-A-5 Principal Balances have each been reduced to zero.

    The 'GROUP 4 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 4 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 4 (exclusive of the portion attributable to the Class 4-P Principal Distribution Amount), (ii) the Group 4 Senior Prepayment Percentage (as defined under '-- Principal Prepayments' in this prospectus supplement) of the Principal Prepayment Amount for loan group 4 (exclusive of the portion attributable to the Class 4-P Principal Distribution Amount) and (iii) the Group 4 Senior Liquidation Amount (as defined below).

    The 'GROUP 4 SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group 4-A Certificates, divided by the aggregate Stated Principal Balance of the group 4 loans (exclusive of the Class 4-P Fraction of that balance for any Class 4-P Mortgage Loan), in each case immediately before that Distribution Date. The 'GROUP 4 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 4 Senior Percentage for that date. The
Group 4 Senior Percentage and the Group 4 Subordinate Percentage as of the Closing Date will be approximately 94.24% and 5.76%, respectively.

    The 'CLASS 4-P PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the amount of principal received on or in respect of each group 4 loan with a Pass-Through Rate of less than 5.500% per annum (a 'CLASS 4-P MORTGAGE LOAN') multiplied by a fraction, the numerator of which is 5.500% minus the Pass-Through Rate on that Class 4-P Mortgage Loan and the denominator of which is 5.500% (the 'CLASS 4-P FRACTION').

    The 'GROUP 4 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 4 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 4 Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 4-P Fraction of that balance for any Class 4-P Mortgage Loan) and (ii) the Group 4 Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan and (B) the Group 4 Senior Prepayment Percentage of any Subsequent Recoveries on group 4 loans.

    The 'GROUP 4 LOCKOUT PRIORITY AMOUNT' for any Distribution Date will equal the sum of (i) the Group 4 Lockout Adjusted Percentage (as defined below) of the Principal Payment Amount for loan group 4 (exclusive of the portion attributable to the Class 4-P Principal Distribution Amount), (ii) the Group 4 Lockout Prepayment Percentage (as defined below) of the Principal Prepayment Amount for loan group 4 (exclusive of the portion attributable to the Class 4-P Principal Distribution Amount) and (iii) the Group 4 Lockout Liquidation Amount (as defined below).

    The 'GROUP 4 LOCKOUT ADJUSTED PERCENTAGE' will equal (i) 0% for any Distribution Date occurring before November 2010 and (ii) the Group 4 Lockout Percentage (as defined below) for any Distribution Date occurring in or after November 2010.

    The 'GROUP 4 LOCKOUT PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 4-A-1 and Class 4-A-5 Certificates, divided by the aggregate Stated Principal Balance of the group 4 loans (exclusive of the Class 4-P Fraction of that balance for any Class 4-P Mortgage Loan), in each case immediately before that Distribution Date. The Group 4 Lockout Percentage as of the Closing Date will be approximately 15.76%.

    The 'GROUP 4 LOCKOUT LIQUIDATION AMOUNT' for any Distribution Date will equal the aggregate, for each group 4 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 4 Lockout Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 4-P Fraction of that balance for any Class 4-P Mortgage Loan) and (ii) the Group 4 Lockout Adjusted Percentage of the Liquidation Principal for that mortgage loan.

    The 'GROUP 4 LOCKOUT PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Group 4 Lockout Percentage and (b) the Step Down Percentage (as defined above in '-- Group 2 Certificate Principal
Distributions -- Group 2 Senior Principal Distribution Amount').

GROUP 5 CERTIFICATE PRINCIPAL DISTRIBUTIONS

    Group 5 Senior Principal Distribution Amount

    On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 5 Senior Principal Distribution Amount (as defined below) for that Distribution Date, will be distributed as principal, sequentially, as follows:

        (i) first, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, an amount (which will equal zero until the Distribution Date in November 2010), up to the amount of the Group 5 Lockout Priority Amount (as defined below) for that Distribution Date;

        (ii) second, an amount, up to the Group 5 Priority Amount 1 for that Distribution Date, sequentially, as follows:

           (A) first, to the Class 5-A-3 and Class 5-A-4 Certificates, pro rata, an amount, up to the Group 5 Priority Amount 3 for that Distribution Date, until the Class 5-A-3 and Class 5-A-4 Principal Balances have each been reduced to zero;

           (B) second, to the Class 5-A-6 and Class 5-A-8 Certificates, pro rata, an amount, up to the Group 5 Priority Amount 4 for that Distribution Date, until the Class 5-A-6 and Class 5-A-8 Principal Balances have each been reduced to zero; and

           (C) third, to the Class 5-A-3 and Class 5-A-4 Certificates, pro rata, until the Class 5-A-3 and Class 5-A-4 Principal Balances have each been reduced to zero;

        (iii) third, to the Class 5-A-5 Certificates, an amount, up to the Group 5 Priority Amount 2 for that Distribution Date, until the Class 5-A-5 Principal Balance has been reduced to zero;

        (iv) fourth, to the Class 5-A-6 and Class 5-A-8 Certificates, pro rata, an amount, up to the Group 5 Priority Amount 4 for that Distribution Date (as reduced by amounts already distributed on that Distribution Date to these classes pursuant to paragraph (ii)(B) above), until the Class 5-A-6 and Class 5-A-8 Principal Balances have each been reduced to zero;

        (v) fifth, to the Class 5-A-3 and Class 5-A-4 Certificates, pro rata, until the Class 5-A-3 and Class 5-A-4 Principal Balances have each been reduced to zero;

        (vi) sixth, to the Class 5-A-6 and Class 5-A-8 Certificates, pro rata, until the Class 5-A-6 and Class 5-A-8 Principal Balances have each been reduced to zero;

        (vii) seventh, to the Class 5-A-5 Certificates, until the Class 5-A-5 Principal Balance has been reduced to zero;

        (viii) eighth, to the Class 5-A-9 Certificates, until the Class 5-A-9 Principal Balance has been reduced to zero; and

        (ix) ninth, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, until the Class 5-A-1 and Class 5-A-2 Principal Balances have each been reduced to zero.

    The 'GROUP 5 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 5 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 5 (exclusive of the portion attributable to the Class 5-P Principal Distribution Amount), (ii) the Group 5 Senior Prepayment Percentage (as defined under '-- Principal Prepayments' in this prospectus supplement) of the Principal Prepayment Amount for loan group 5 (exclusive of the portion attributable to the Class 5-P Principal Distribution Amount) and (iii) the Group 5 Senior Liquidation Amount (as defined below).

    The 'GROUP 5 SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group 5-A Certificates, divided by the aggregate Stated Principal Balance of the group 5 loans (exclusive of the Class 5-P Fraction of that balance for any Class 5-P Mortgage Loan), in each case immediately before that Distribution Date. The 'GROUP 5 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 5 Senior Percentage for that date. The
Group 5 Senior Percentage and the Group 5 Subordinate Percentage as of the Closing Date will be approximately 94.24% and 5.76%, respectively.

    The 'CLASS 5-P PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the amount of principal received on or in respect of each group 5 loan with a Pass-Through Rate of less than 5.500% per annum (a 'CLASS 5-P MORTGAGE LOAN') multiplied by a fraction, the numerator of which is 5.500% minus the Pass-Through Rate on that Class 5-P Mortgage Loan and the denominator of which is 5.500% (the 'CLASS 5-P FRACTION').

    The 'GROUP 5 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 5 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 5 Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 5-P Fraction of that balance for any Class 5-P Mortgage Loan) and (ii) the Group 5 Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan and (B) the Group 5 Senior Prepayment Percentage of any Subsequent Recoveries on group 5 loans.

    The 'GROUP 5 PRIORITY AMOUNT 1' for any Distribution Date will equal $2,000.

    The 'GROUP 5 PRIORITY AMOUNT 2' for any Distribution Date will be the amount indicated below:

DISTRIBUTION DATE OCCURRING IN                            GROUP 5 PRIORITY AMOUNT 2
------------------------------                            -------------------------
November 2005 through October 2006......................          $256,000
November 2006 through October 2007......................          $901,000
November 2007 through October 2008......................          $594,000
November 2008 through October 2009......................          $573,000
November 2009 and after.................................          $164,000

    The 'GROUP 5 PRIORITY AMOUNT 3' for any Distribution Date will equal $1,000.

    The 'GROUP 5 PRIORITY AMOUNT 4' for any Distribution Date will be the amount indicated below:

DISTRIBUTION DATE OCCURRING IN                            GROUP 5 PRIORITY AMOUNT 4
------------------------------                            -------------------------
November 2005 through April 2006........................         $  855,000
May 2006 through October 2006...........................         $1,679,000
November 2006 through April 2007........................         $1,019,000
May 2007 through October 2007...........................         $  773,000
November 2007 and after.................................         $  430,000

    The 'GROUP 5 LOCKOUT PRIORITY AMOUNT' for any Distribution Date will equal the sum of (i) the Group 5 Lockout Adjusted Percentage (as defined below) of the Principal Payment Amount for loan group 5 (exclusive of the portion attributable to the Class 5-P Principal Distribution Amount), (ii) the Group 5 Lockout Prepayment Percentage (as defined below) of the Principal Prepayment Amount for loan group 5 (exclusive of the portion attributable to the Class 5-P Principal Distribution Amount) and (iii) the Group 5 Lockout Liquidation Amount (as defined below).

    The 'GROUP 5 LOCKOUT ADJUSTED PERCENTAGE' will equal (i) 0% for any Distribution Date occurring before November 2010 and (ii) the Group 5 Lockout Percentage (as defined below) for any Distribution Date occurring in or after November 2010.

    The 'GROUP 5 LOCKOUT PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 5-A-1 and Class 5-A-2 Certificates, divided by the aggregate Stated Principal Balance of the group 5 loans (exclusive of the Class 5-P Fraction of that balance for any Class 5-P Mortgage Loan), in each case immediately before that Distribution Date. The Group 5 Lockout Percentage as of the Closing Date will be approximately 9.42%.

    The 'GROUP 5 LOCKOUT LIQUIDATION AMOUNT' for any Distribution Date will equal the aggregate, for each group 5 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 5 Lockout Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class 5-P Fraction of that balance for any Class 5-P Mortgage Loan) and (ii) the Group 5 Lockout Adjusted Percentage of the Liquidation Principal for that mortgage loan.

    The 'GROUP 5 LOCKOUT PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Group 5 Lockout Percentage and (b) the Step Down Percentage (as defined above in '-- Group 2 Certificate Principal
Distributions -- Group 2 Senior Principal Distribution Amount').

CLASS C-P CERTIFICATE PRINCIPAL DISTRIBUTIONS

    On each Distribution Date, the Class C-P Certificates will receive the sum of (i) the Class 2-P Principal Distribution Amount, (ii) the Class 3-P Principal Distribution Amount, (iii) the Class 4-P Principal Distribution Amount and
(iv) the Class 5-P Principal Distribution Amount. In addition, on each Distribution Date for so long as any of the Class B Certificates remains outstanding, the Class C-P Certificates will also be allocated principal to cover those principal losses on the Class 2-P, Class 3-P, Class 4-P and Class 5-P Mortgage Loans described in clause (i) of paragraph (f) under '-- Priority of Distributions' in this prospectus supplement.

CLASS B CERTIFICATE PRINCIPAL DISTRIBUTIONS

    Subordinate Principal Distribution Amount. On each Distribution Date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Class B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any class of the Class B Certificates is less than the Subordination Level as of the Closing Date, each class of the Class B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 remaining after distributions of interest and principal to the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates (including any distributions of interest and principal to the Senior Certificates as described under '-- Cross-Collateralization' in this prospectus supplement), payments in respect of losses on the Class C-P Certificates, distributions of interest and principal to all of the Class B Certificates senior to that class and distributions of interest to that class. See '-- Priority of Distributions' in this prospectus supplement. The relative seniority, from highest to lowest, of the Class B Certificates is as follows:
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.

    The 'SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the excess of

        (A) the sum of:

           (i) the Group 1 Subordinate Percentage of the Principal Payment Amount for loan group 1;

           (ii) the Group 2 Subordinate Percentage of the Principal Payment Amount for loan group 2 (exclusive of the portion attributable to the Class 2-P Principal Distribution Amount);

           (iii) the Group 3 Subordinate Percentage of the Principal Payment Amount for loan group 3 (exclusive of the portion attributable to the Class 3-P Principal Distribution Amount);

           (iv) the Group 4 Subordinate Percentage of the Principal Payment Amount for loan group 4 (exclusive of the portion attributable to the Class 4-P Principal Distribution Amount);

           (v) the Group 5 Subordinate Percentage of the Principal Payment Amount for loan group 5 (exclusive of the portion attributable to the Class 5-P Principal Distribution Amount);

           (vi) the Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in its definition); and

           (vii) the Subordinate Liquidation Amount (as defined below);

        over

        (B) the sum of:

           (i) the amounts required to be distributed to the Class C-P Certificates pursuant to clause (i) of paragraph (f) under '-- Priority of Distributions' in this prospectus supplement on that Distribution Date;

           (ii) if the aggregate Class Principal Balance of one or more of the Group 1-A Certificates, the Group 2-A Certificates, the Group 3-A Certificates, the Group 4-A Certificates or the Group 5-A Certificates has been reduced to zero, principal paid from the Available Distribution Amount for the loan group or groups related to such Class A Certificates to the remaining Class A Certificates, as described under '-- Cross-Collateralization' in this prospectus supplement; and

           (iii) the amounts paid from the Available Distribution Amount for any Overcollateralized Group or Groups to the Class A Certificates of any Undercollateralized Group or Groups, as described under '-- Cross-Collateralization' in this prospectus supplement.

    The 'SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 1 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 1, (ii) the Group 2 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 2 (exclusive of the portion attributable to the Class 2-P Principal Distribution Amount), (iii) the Group 3 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 3 (exclusive of the portion attributable to the Class 3-P Principal Distribution Amount) and (iv) the Group 4 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 4 (exclusive of the portion attributable to the Class 4-P Principal Distribution Amount) and (v) the
Group 5 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 5 (exclusive of the portion attributable to the Class 5-P Principal Distribution Amount); provided, however, that if the amount specified in clause (B) of the definition of 'Subordinate Principal Distribution Amount' is greater than the sum of the amounts specified in clauses (A)(i), (A)(ii),
(A)(iii), (A)(iv), (A)(v) and (A)(vii) of that definition, then the Subordinate Principal Prepayments Distribution Amount will be reduced by the amount of that excess.

    The 'GROUP 1 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 1 Senior Prepayment Percentage; provided, however, that if the Class 1-CB Principal Balance has been reduced to zero, then the Group 1 Subordinate Prepayment Percentage will equal 100%. The 'GROUP 2 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 2 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 2-A and Class R Certificates has been reduced to zero, then the Group 2 Subordinate Prepayment Percentage will equal 100%. The 'GROUP 3 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 3 Senior Prepayment Percentage; provided, however, that if the Class 3-CB Principal Balance has been reduced to zero, then the Group 3 Subordinate Prepayment Percentage will equal 100%. The 'GROUP 4 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 4 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 4-A Certificates has been reduced to zero, then the Group 4 Subordinate Prepayment Percentage will equal 100%. The
'GROUP 5 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 5 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 5-A Certificates has been reduced to zero, then the Group 5 Subordinate Prepayment Percentage will equal 100%.

    The 'SUBORDINATE LIQUIDATION AMOUNT' for any Distribution Date will equal the excess, if any, of the sum of (i) the aggregate Liquidation Principal for all group 1, group 2, group 3, group 4 and group 5 loans that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date and (ii) any Subsequent Recoveries on the mortgage loans received during that calendar month, over the sum of the Group 1 Senior Liquidation Amount, the Group 2 Senior Liquidation Amount, the Group 3 Senior Liquidation Amount, the Group 4 Senior Liquidation Amount and the Group 5 Senior Liquidation Amount for that Distribution Date.

    The rights of the holders of the Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates to receive all distributions of interest and principal to which they are entitled. See '-- Subordination and Allocation of Losses' in this prospectus supplement.

PRINCIPAL PREPAYMENTS

    The 'GROUP 1 SENIOR PREPAYMENT PERCENTAGE,' 'GROUP 2 SENIOR PREPAYMENT PERCENTAGE,' 'GROUP 3 SENIOR PREPAYMENT PERCENTAGE,' 'GROUP 4 SENIOR PREPAYMENT PERCENTAGE' and 'GROUP 5 SENIOR PREPAYMENT PERCENTAGE' for any Distribution Date before November 2010 will equal 100%. During the next four years, these percentages will be calculated as follows:

             for any Distribution Date occurring in or between November 2010 and October 2011, the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Percentage, as applicable, for that Distribution Date plus 70% of the excess of 100% over that percentage for that Distribution Date;

             for any Distribution Date occurring in or between November 2011 and October 2012, the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Percentage, as applicable, for that Distribution Date plus 60% of the excess of 100% over that percentage for that Distribution Date;

             for any Distribution Date occurring in or between November 2012 and October 2013, the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Percentage, as applicable, for that Distribution Date plus 40% of the excess of 100% over that percentage for that Distribution Date; and

             for any Distribution Date occurring in or between November 2013 and October 2014, the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Percentage, as applicable, for that Distribution Date plus 20% of the excess of 100% over that percentage for that Distribution Date.

For any Distribution Date occurring in or after November 2014, the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Prepayment Percentage will equal the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Percentage, respectively, for that Distribution Date.

    There are important exceptions to the calculations of the senior prepayment percentages described in the above paragraph. On any Distribution Date, if the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Percentage for that Distribution Date exceeds the initial Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Percentage, respectively, as of the Closing Date, then the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Prepayment Percentages for that Distribution Date will each equal 100%.

    Moreover, on any Distribution Date, if (i) the mean aggregate Stated Principal Balance as of the Distribution Date in each of the immediately preceding six calendar months of the mortgage loans in any of the five loan groups which were 60 or more days delinquent as of such date (including mortgage loans in bankruptcy or foreclosure and mortgaged properties held by REMIC I) is greater than 50% of the Subordinate Component Balance for that loan group or
(ii) cumulative realized losses on the mortgage loans in any of the five loan groups allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for that loan group as of the Closing Date, are greater than, for any Distribution Date (1) before the sixth anniversary of the first Distribution Date, 30%, (2) on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, 35%, (3) on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, 40%, (4) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 45%, and (5) on or after the ninth anniversary of the first Distribution Date, 50%, then the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Prepayment Percentages for that Distribution Date will each equal 100%.

    Finally, if on any Distribution Date the allocation to the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Certificates in the percentage required would reduce the sum of the Class Principal Balances of those certificates below zero, then the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Prepayment Percentage, as applicable, for that Distribution Date will be limited to the percentage necessary to reduce that sum to zero.

SUBORDINATION AND ALLOCATION OF LOSSES

    The Class B Certificates will be subordinate in right of payment and provide credit support to the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates to the extent described in this prospectus supplement. The support provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against certain losses. The protection afforded to the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates by the Class B Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Class B Certificates and by the allocation of losses to the Class B Certificates prior to any allocation of losses to the Senior Certificates.

    The Class 2-A-7 Certificates will provide credit support to the Class 2-A-1 Certificates. All losses that would otherwise be allocable to the Class 2-A-1 Certificates will be allocated instead to the Class 2-A-7 Certificates, until the Class 2-A-7 Principal Balance has been reduced to zero.

    The Class 4-A-5 Certificates will provide credit support to the Class 4-A-1 and Class 4-A-4 Certificates. Losses that would otherwise be allocable to the Class 4-A-1 and Class 4-A-4 Certificates will be allocated instead to the Class 4-A-5 Certificates up to certain limits described below, until the Class 4-A-5 Principal Balance has been reduced to zero.

    The Class 5-A-2 Certificates will provide credit support to the Class 5-A-1 and Class 5-A-9 Certificates. Losses that would otherwise be allocable to the Class 5-A-1 and Class 5-A-9 Certificates will be allocated instead to the Class 5-A-2 Certificates up to certain limits described below, until the Class 5-A-2 Principal Balance has been reduced to zero.

    In addition, each class of Class B Certificates will be subordinate in right of payment and provide credit support to each class of Class B Certificates with a lower numerical class designation. The protection afforded a class of Class B Certificates by the classes of Class B Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Class B Certificates with higher numerical class designations.

    Any loss realized on a mortgage loan, except for losses on Class 2-P, Class 3-P, Class 4-P and Class 5-P Mortgage Loans, will be allocated among the certificates as follows:

        (i) for losses allocable to principal:

           (a) first, to the Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

           (b) second, to the Class B-3 Certificates, until the Class B-3 Principal Balance has been reduced to zero;

           (c) third, to the Class B-2 Certificates, until the Class B-2 Principal Balance has been reduced to zero;

           (d) fourth, to the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero; and

           (e) fifth, to the Class A Certificates of the related Certificate Group, pro rata, according to, and in reduction of, their Class Principal Balances; and

        (ii) for losses allocable to interest:

           (a) first, to the Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

           (b) second, to the Class B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-3 Principal Balance;

           (c) third, to the Class B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-2 Principal Balance;

           (d) fourth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-1 Principal Balance; and

           (e) fifth, to the Class A Certificates of the related Certificate Group and to the portion of the Class C-X Certificates that receives its interest from the related loan group, pro rata according to, and in reduction of, accrued but unpaid interest on those classes or portions of classes (and in the case of the Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificates, accrued interest being capped at 5.500% per annum), and then to those Class A Certificates, pro rata, according to, and in reduction of, their Class Principal Balances;

provided, however, that (i) losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-1 Certificates will be allocated instead to the Class 2-A-7 Certificates, until the Class 2-A-7 Principal Balance has been reduced to zero, (ii) losses allocated to principal and interest that would otherwise be allocable to the Class 4-A-1 Certificates, up to 50.10% of the Class 4-A-5 Principal Balance on that Distribution Date (up to a maximum of $527,000) and losses allocated to principal and interest that would otherwise be allocable to the Class 4-A-4 Certificates, up to 49.90% of the Class 4-A-5 Principal Balance on that Distribution Date (up to a maximum of $525,000), will be allocated instead to the Class 4-A-5 Certificates, until the Class 4-A-5 Principal Balance has been reduced to zero and

(iii) losses allocated to principal and interest that would otherwise be allocable to the Class 5-A-1 Certificates, up to 78.50% of the Class 5-A-2 Principal Balance on that Distribution Date (up to a maximum of $785,000) and losses allocated to principal and interest that would otherwise be allocable to the Class 5-A-9 Certificates, up to 21.50% of the Class 5-A-2 Principal Balance on that Distribution Date (up to a maximum of $215,000), will be allocated instead to the Class 5-A-2 Certificates, until the Class 5-A-2 Principal Balance has been reduced to zero.

    If a loss is recognized on a Class 2-P, Class 3-P, Class 4-P or Class 5-P Mortgage Loan, the applicable Class 2-P, Class 3-P, Class 4-P or Class 5-P Fraction, as applicable, of the principal portion of that loss will first be allocated to the Class C-P Certificates, and the remainder of that loss will be allocated as described above. However, the portion of the loss allocated to the Class C-P Certificates will usually be recovered by those certificates through amounts otherwise available to pay the subordinate certificates as described in paragraph (f)(i) under '-- Priority of Distributions' in this prospectus supplement. To the extent that the portion of the loss allocated to the Class C-P Certificates is recovered in this way, this results in a prepayment to the Class C-P Certificates rather than an allocation of loss. The amount of this payment to the Class C-P Certificates will be allocated as a loss to the most junior class of Class B Certificates then outstanding.

    On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of certificates exceeds the aggregate Stated Principal Balance of the mortgage loans (after giving effect to distributions of principal and the allocation of all losses to the certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Class B Certificates then outstanding.

    Because the Class B Certificates represent interests in all five loan groups, the Class Principal Balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the mortgage loans in one or more of the loan groups. Therefore, the allocation to the Class B Certificates of losses on the mortgage loans in the other loan groups will increase the likelihood that future losses may be allocated to the Senior Certificates relating to the loan group which did not incur the loss.

THE CLASS R CERTIFICATES

    The Class R Certificates will receive $100 of principal on the first Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amounts remaining (which are expected to be zero) in the Certificate Account from the Available Distribution Amount for each loan group after distributions of interest and principal on the regular interests issued by REMIC III (as defined in the pooling agreement) and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(g) of '-- Available Distribution Amount' below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates and each class of REMIC I and REMIC II Regular Interests (each, as defined in the pooling agreement) on any Distribution Date.

ADVANCES

    For each mortgage loan, the servicer will make advances to the Certificate Account for each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that mortgage loan and (ii) the amounts actually deposited in the Certificate Account on account of those payments. However, if the servicer determines, in good faith, that an advance would not be recoverable from insurance proceeds, liquidation proceeds or other amounts received for the mortgage loan, it will not make an advance. Advances are reimbursable to the servicer from cash in the Certificate Account before payments to the certificateholders if the servicer determines that advances previously made are not recoverable from insurance proceeds, liquidation proceeds or other amounts recoverable for the applicable mortgage loan.

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each loan group, and, in each case, will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date for each loan group, as more fully described in the pooling agreement, will equal the sum, for the mortgage loans in the loan group, of the following amounts:

        (1) the total amount of all cash received by or on behalf of the servicer for the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including advances made by the servicer, proceeds of mortgage loans in the loan group that are liquidated and scheduled amounts of distributions from buydown funds respecting buydown loans, if any), except:

           (a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

           (b) all Curtailments received after the previous calendar month;

           (c) all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period after the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

           (d) Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received on the mortgage loans in the loan group after the previous calendar month;

           (e) all amounts in the Certificate Account that are due and reimbursable to the servicer under the pooling agreement;

           (f) the servicing fee for each mortgage loan in the loan group; and

           (g) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds on mortgage loans in the loan group received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to the mortgage loans in the loan group on the date those Liquidation Proceeds were received;

        (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the servicer:

           (a) all advances made by the servicer for that Distribution Date relating to mortgage loans in the loan group; and

           (b) any amounts payable as Compensating Interest by the servicer on that Distribution Date relating to mortgage loans in the loan group; and

        (3) the total amount of any cash received during the calendar month before that Distribution Date by the trustee or the servicer in respect of the obligation of Washington Mutual Mortgage Securities Corp. to repurchase any mortgage loans in the loan group.

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the Class 1-CB Certificates is the Distribution Date in November 2035, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 1 loan.

    The Last Scheduled Distribution Date for the Group 2-A Certificates is the Distribution Date in November 2035, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 2 loan.

    The Last Scheduled Distribution Date for the Class 3-CB Certificates is the Distribution Date in October 2020, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 3 loan.

    The Last Scheduled Distribution Date for the Group 4-A Certificates is the Distribution Date in November 2035, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 4 loan.

    The Last Scheduled Distribution Date for the Group 5-A Certificates is the Distribution Date in November 2035, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 5 loan.

    The Last Scheduled Distribution Date for the Class C-P Certificates is the Distribution Date in November 2035, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 2, group 3, group 4 or group 5 loan.

    The Last Scheduled Distribution Date for the Class C-X, Class B and Class R Certificates is the Distribution Date in November 2035, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing mortgage loan.

    The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the related mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

    In the event that loan group 3 becomes undercollateralized, the final distribution date for the Class 3-CB Certificates may be substantially later than the Last Scheduled Distribution Date. See 'Description of the Certificates -- Cross-Collateralization.'

OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date after the first date on which the aggregate outstanding principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, the servicer may purchase the mortgage loans and all property acquired in respect of any mortgage loan still owned by the Trust, which will cause the termination of the Trust and the retirement of the certificates. Such an optional termination of the Trust may occur even if the aggregate principal balance of the mortgage loans in any particular loan group is greater than 10% of that balance as of the Cut-Off Date. The purchase price will equal, after deduction of related advances by the servicer, the sum of (1) 100% of the aggregate outstanding principal balance of the mortgage loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable Pass-Through Rates through the last day of the month of purchase, less any Bankruptcy Losses realized with respect to the mortgage loans not already allocated to the certificates and (2) the fair market value of all property acquired in respect of any mortgage loan still owned by the Trust.

    An optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full through the distribution of the proceeds of that purchase and the allocation of the associated realized losses, if any, on each mortgaged property owned by the Trust the fair market value of which is less than the aggregate principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property and accrued and unpaid interest on that mortgage loan, and upon that payment in full, the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of the persons identified in the pooling agreement. See 'Description of Certificates -- Termination' in the prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The servicer will receive a fee for its services as servicer under the pooling agreement. The servicing fee will be calculated as a per annum percentage for each mortgage loan. The servicing fee with respect to each group 1 loan will range from 0.375% to 0.500%, with a weighted average of approximately 0.472%. The servicing fee with respect to each group 2 loan will range from 0.250% to 0.500%, with a weighted average of approximately 0.469%. The servicing fee with respect to each group 3 loan will range from 0.250% to 0.500%, with a weighted average of approximately 0.341%. The servicing fee with respect to each group 4 loan will range from 0.250% to 0.500%, with a weighted average of approximately 0.409%. The servicing fee with respect to each group 5 loan will range from 0.250% to 0.500%, with a weighted average of approximately 0.455%. Any prepayment penalty resulting from a partial prepayment on a mortgage loan will be paid as additional servicing compensation to the servicer.

    Washington Mutual Bank, as servicer, will pay all expenses incurred in connection with its responsibilities under the pooling agreement (subject to reimbursement as described in the prospectus or this prospectus supplement for certain expenses such as those incurred by it in connection with the liquidation of defaulted mortgage loans and the restoration of damaged mortgaged properties). In particular, each month or year, as applicable, the servicer will be obligated to pay from the servicing fee the fees of the trustee and certain other fees and expenses of the Trust, as prescribed by the pooling agreement.

SPECIAL SERVICING AGREEMENTS

    The pooling agreement permits the servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates. Under those agreements, the owner may, for delinquent mortgage loans:

        (a) instruct the servicer to start or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with the servicer, which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the servicer acted pursuant to its normal servicing procedures;

        (b) purchase those delinquent mortgage loans from the Trust immediately before the beginning of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of the mortgage loans, plus accrued interest at the applicable mortgage interest rates through the last day of the month in which the mortgage loans are purchased; and/or

        (c) assume all of the servicing rights and obligations for the delinquent mortgage loans so long as (i) the servicer has the right to transfer the servicing rights and obligations of the mortgage loans to another servicer and (ii) the owner will service the mortgage loans according to Washington Mutual Bank's servicing guidelines.

REPORTS TO CERTIFICATEHOLDERS

    Before each Distribution Date, the servicer will provide the trustee, for distribution to the certificateholders, a written statement setting forth the amounts to be distributed to certificateholders and certain other information required by the pooling agreement. The trustee may make available any reports required to be delivered by the trustee pursuant to the pooling agreement and certain other information through its site on the world wide web. The web page is currently located at ' www.etrustee.net.' The location of this web page and the procedures used therein are subject to change from time to time by the trustee.

    The servicer may make available any reports required to be delivered by it pursuant to the prospectus or the pooling agreement and certain other information through its home page on the world wide web. The web page is located at 'www.wamumsc.com' and reports are available by clicking on 'Investor Information.'

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

    The following table contains certain information, as reported to the depositor, Washington Mutual Mortgage Securities Corp., by its various servicers, including Washington Mutual Bank, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of the depositor's mortgage pass-through certificates in which one or more classes of certificates were publicly offered.

    There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced for the mortgage loans owned by the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying the depositor's mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                   AT OR FOR THE YEAR          AT OR FOR THE YEAR       AT OR FOR THE NINE MONTHS
                                          ENDED                       ENDED                       ENDED
                                    DECEMBER 31, 2003           DECEMBER 31, 2004          SEPTEMBER 30, 2005
                                -------------------------   -------------------------   -------------------------
                                              BY DOLLAR                   BY DOLLAR                   BY DOLLAR
                                              AMOUNT OF                   AMOUNT OF                   AMOUNT OF
                                BY NO. OF       LOANS       BY NO. OF       LOANS       BY NO. OF       LOANS
                                  LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                                  -----     -------------     -----     -------------     -----     -------------
Total Rated Mortgage Pass-
  Through Certificate
  Portfolio...................    97,493      $42,868.4      96,726       $40,900.9      132,529      $57,852.8
Average Balance(1)............   109,032       46,309.2      90,475        39,459.2      116,544       50,934.9
Period of Delinquency(2)
    31 to 59 days.............     1,632          477.7       1,064           309.4        1,384          427.9
    60 to 89 days.............       336           81.8         198            40.0          211           55.6
    90 days or more...........       294           68.9         155            36.9          120           38.5
                                 -------      ---------      ------       ---------      -------      ---------
Total Delinquent Loans........     2,262      $   628.4       1,417       $   386.3        1,715      $   522.0
Delinquency Rate..............      2.32%          1.47%       1.46%           0.94%        1.29%          0.90%
Foreclosures(3)...............       813      $   151.8         433       $    84.4          212      $    53.0
Foreclosure Ratio(4)..........      0.83%          0.35%       0.45%           0.21%        0.16%          0.09%
Covered Losses(5).............                $    16.4                   $    10.6                   $     3.4
Applied Losses(6).............                $    15.0                   $    10.0                   $     3.4

Note: Due to rounding, totals may not equal sum of line items.
---------
(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.
(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.
(3) Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the dates indicated.
(4) Foreclosures as a percentage of total mortgage loans at the end of each period.
(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. 'Gross losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.
(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the mortgage loans in the related loan group or loan groups, the rate of principal payments (including prepayments) on the mortgage loans in the related loan group or loan groups and the rate of liquidations and loss severity on the mortgage loans in the related loan group or loan groups. The yield to maturity to holders of the certificates (other than the LIBOR Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

    Distributions to the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates relate to payments on the group 1, group 2, group 3, group 4 and group 5 loans, respectively, except in the limited circumstances described in this prospectus supplement under 'Description of the Certificates -- Cross-Collateralization.' Distributions to the Class C-X Certificates relate to payments on certain of the mortgage loans in each loan group. Distributions to the Class C-P Certificates relate to payments on certain of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5. Distributions to the Class B Certificates relate to payments on all of the mortgage loans.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled monthly payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to related certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

    To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a Payoff on a mortgage loan between its Due Dates, the servicer will pass through Compensating Interest to the related certificateholders to the limited extent and in the manner described below. The servicer is obligated to remit to the Certificate Account on the day before each Distribution Date with respect to the mortgage loans in each loan group that experience a Payoff between the 15th day and the last day of the month before the Distribution Date, an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the mortgage loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of the month, (b) the sum of
(i) 1/12 of 0.050% of the aggregate Stated Principal Balance of the mortgage loans in that loan group, (ii) any reinvestment income realized by the servicer relating to Payoffs on the mortgage loans in that loan group made during the Prepayment Period and (iii) interest payments on Payoffs on the mortgage loans in that loan group received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in that loan group. Payoffs received on mortgage loans from the first day through the 14th day of any month will be passed through to the related certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through October 14, 2005, which will be passed through to the related certificateholders on the November 2005 Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest for the prior month. Accordingly, no Compensating Interest will be payable for Payoffs on mortgage loans in the related loan group received during that period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment for the prior month, Compensating Interest will be passed through to related certificateholders for that period.

    To the extent that the amount allocated to a loan group to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff, or to the extent that there is an interest deficiency from a Curtailment or the application of the Relief Act, that remaining deficiency will be allocated to the certificates of the related Certificate Group (or, in the case of the Class C-X and Class B Certificates, only to the portion of those certificates that derives its interest from the related loan group) pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

LIBOR CERTIFICATES

    The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. The yield to maturity on the CLASS 2-A-6, CLASS 4-A-3 AND CLASS 5-A-7 CERTIFICATES, which receive only distributions of interest, will be extremely sensitive to fluctuations in LIBOR, and the interest rate on these certificates will vary inversely with the level of LIBOR.

    The yield to maturity on the CLASS 5-A-4 CERTIFICATES will be extremely sensitive to fluctuations in LIBOR, and the interest rate on these certificates will vary inversely with the product of LIBOR and 7.33333333 so that each percentage point rise in LIBOR results in approximately a seven-and-one-third percentage point reduction in your interest rate.

    When LIBOR is greater than 4.350%, interest payments on the CLASS 2-A-3 CERTIFICATES will come from the Class 2-A-3 Yield Maintenance Agreement, as well as from payments on the group 2 loans. When prepayments on the group 2 loans are slower than 100% BPA, payments under the Class 2-A-3 Yield Maintenance Agreement will not be enough to pay the Class 2-A-3 Certificates their full interest payment. Therefore when LIBOR is high and prepayments on the group 2 loans are slower than 100% BPA, the yield to maturity on the Class 2-A-3 Certificates will be adversely affected.

    When LIBOR is greater than 5.380%, interest payments on the CLASS 4-A-2 CERTIFICATES will come from the Class 4-A-2 Yield Maintenance Agreement, as well as from payments on the group 4 loans. When prepayments on the group 4 loans are slower than 100% BPA, payments under the Class 4-A-2 Yield Maintenance Agreement will not be enough to pay the Class 4-A-2 Certificates their full interest payment. Therefore when LIBOR is high and prepayments on the group 4 loans are slower than 100% BPA, the yield to maturity on the Class 4-A-2 Certificates will be adversely affected.

    When LIBOR is greater than 4.950%, interest payments on the CLASS 5-A-6 CERTIFICATES will come from the Class 5-A-6 Yield Maintenance Agreement, as well as from payments on the group 5 loans. When prepayments on the group 5 loans are slower than 100% BPA, payments under the Class 5-A-6 Yield Maintenance Agreement will not be enough to pay the Class 5-A-6 Certificates their full interest payment. Therefore when LIBOR is high and prepayments on the group 5 loans are slower than 100% BPA, the yield to maturity on the Class 5-A-6 Certificates will be adversely affected.

    Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of LIBOR.

LOCKOUT CERTIFICATES

    Because the Class 2-A-1, Class 2-A-7, Class 4-A-1, Class 4-A-5, Class 5-A-1 and Class 5-A-2 Certificates will generally not be entitled to receive any principal distributions before the Distribution Date in November 2010, the weighted average lives of these Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of these Lockout Certificates due to changes in market interest rates or market yields for similar securities will be greater than for other related certificates.

CLASS 2-A-3, CLASS 5-A-3 AND CLASS 5-A-4 CERTIFICATES

    THE CLASS 2-A-3 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE GROUP 2 LOANS. On each distribution date, the Class 2-A-3 Certificates receive $1,000 of principal. In general, these certificates receive additional principal only if the Class 2-A-2 Certificates have been paid the full Group 2 Priority Amount 4 (or have been reduced to zero), and the Class 2-A-4 Certificates have been paid the full Group 2 Priority Amount 2 (or have been reduced to zero). If the rate of prepayments on the group 2 loans is slow enough so that the Class 2-A-2 Certificates have not been paid the full Group 2 Priority Amount 4, and the Class 2-A-4 Certificates have not been paid the full Group 2 Priority Amount 2, then the Class 2-A-3 Certificates will generally receive only $1,000 of principal on that distribution date. However, if the rate of prepayments is high enough so that these certificates are paid their full priority amounts (or have been reduced to zero), then the Class 2-A-3 Certificates will receive most of the remaining principal available for distribution. THIS WILL CAUSE WIDE VARIATIONS IN THE AMOUNT OF PRINCIPAL THE CLASS 2-A-3 CERTIFICATES WILL RECEIVE ON EACH DISTRIBUTION DATE. See Appendix A for a table showing the expected rate of return of principal at different rates of prepayment.

    THE CLASS 5-A-3 AND CLASS 5-A-4 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE GROUP 5 LOANS. On each distribution date, the Class 5-A-3 and Class 5-A-4 Certificates receive, in the aggregate, $1,000 of principal. In general, these certificates receive additional principal only if the Class 5-A-6 and Class 5-A-8 Certificates have been paid the full Group 5 Priority Amount 4 (or have been reduced to zero), and the Class 5-A-5 Certificates have been paid the full Group 5 Priority Amount 2 (or have been reduced to zero). If the rate of prepayments on the group 5 loans is slow enough so that the Class 5-A-6 and Class 5-A-8 Certificates have not been paid the full Group 5 Priority Amount 4, and the Class 5-A-5 Certificates have not been paid the full Group 5 Priority Amount 2, then the Class 5-A-3 and Class 5-A-4 Certificates will generally receive, in the aggregate, only $1,000 of principal on that distribution date. However, if the rate of prepayments is high enough so that these certificates are paid their full priority amounts (or have been reduced to zero), then the Class 5-A-3 and Class 5-A-4 Certificates will receive most of the remaining principal available for distribution. THIS WILL CAUSE WIDE VARIATIONS IN THE AMOUNT OF PRINCIPAL THE CLASS 5-A-3 AND CLASS 5-A-4 CERTIFICATES WILL RECEIVE ON EACH DISTRIBUTION DATE. See Appendix A for a table showing the expected rate of return of principal at different rates of prepayment.

RATE OF PAYMENTS

    The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the mortgage loans in the related loan group, which may be in the form of scheduled payments, principal prepayments or liquidations. See 'Risk Factors' in this prospectus supplement and 'Yield Considerations' in the prospectus. Except for approximately 6.5% (by principal balance) of the group 1 loans, approximately 13.5% (by principal balance) of the group 2 loans, approximately 9.0% (by principal balance) of the group 3 loans, approximately 21.1% (by principal balance) of the group 4 loans and approximately 11.1% (by principal balance) of the group 5 loans, which have prepayment penalties if mortgagors make certain prepayments during a period ranging from one to five years after origination, mortgagors may prepay the mortgage loans at any time without penalty.

    A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a loan group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a loan group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the 'BASIC PREPAYMENT ASSUMPTION' or 'BPA') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.

    A 100% Basic Prepayment Assumption assumes (i) a per annum prepayment rate of 8% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 12/11% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 20% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans.

    As used in the tables below, a 50% BPA assumes prepayment rates equal to one-half of 100% of the BPA, a 200% BPA assumes prepayment rates equal to two times 100% of the BPA, and so forth.

    The BPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans in any loan group will prepay at any given percentage of the BPA. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans underlying the certificates, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the mortgage loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

    This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

    For purposes of the tables in Appendix A, it is assumed (collectively, the 'MODELING ASSUMPTIONS') that the mortgage loans in each loan group are comprised of the following groups of hypothetical mortgage loans, which have the common characteristics indicated:

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 1

                                               INTEREST-ONLY
UNPAID PRINCIPAL   REMAINING TERM     AGE      REMAINING TERM     MORTGAGE     PASS-THROUGH
    BALANCE           (MONTHS)      (MONTHS)      (MONTHS)      INTEREST RATE      RATE
    -------           --------      --------      --------      -------------      ----
$    214,045.14         294            3             NA         6.7500000000%  6.2500000000%
$  5,748,217.13         359            1            119         6.7024595553%  6.2347362834%
$ 67,672,121.41         357            2             NA         6.6945994435%  6.2222969259%

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 2

                                               INTEREST-ONLY
UNPAID PRINCIPAL   REMAINING TERM     AGE      REMAINING TERM     MORTGAGE     PASS-THROUGH
    BALANCE           (MONTHS)      (MONTHS)      (MONTHS)      INTEREST RATE      RATE
    -------           --------      --------      --------      -------------      ----
$    371,843.46         239            1             NA         6.0000000000%  5.5000000000%
$    575,230.80         299            1             NA         6.5000000000%  6.0000000000%
$    366,693.00         359            1            119         5.5000000000%  5.2500000000%
$ 89,757,877.83         359            1            119         6.2900778234%  5.8147912878%
$  3,127,551.86         359            1             NA         5.4686235555%  5.2186235555%
$111,029,581.90         359            1             NA         6.2176878174%  5.7479592712%
$    989,000.00         358            2            118         6.2500000000%  5.7500000000%
$    413,153.74         358            2             NA         5.8750000000%  5.5000000000%

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 3

                                               INTEREST-ONLY
UNPAID PRINCIPAL   REMAINING TERM     AGE      REMAINING TERM     MORTGAGE     PASS-THROUGH
    BALANCE           (MONTHS)      (MONTHS)      (MONTHS)      INTEREST RATE      RATE
    -------           --------      --------      --------      -------------      ----
$    138,320.95         116            4             NA         5.5704821468%  5.3204821468%
$  7,949,741.17         177            3             NA         5.3590817352%  5.1090817352%
$ 14,949,493.26         177            3             NA         6.0002016794%  5.6102419203%

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 4

                                               INTEREST-ONLY
UNPAID PRINCIPAL   REMAINING TERM     AGE      REMAINING TERM     MORTGAGE     PASS-THROUGH
    BALANCE           (MONTHS)      (MONTHS)      (MONTHS)      INTEREST RATE      RATE
    -------           --------      --------      --------      -------------      ----
$ 22,016,942.75         359            1            119         6.0925309058%  5.6489648239%
$    830,000.00         358            2            178         6.1810240964%  5.7295180723%
$  6,136,417.15         359            1             NA         5.5771348846%  5.3271348846%
$ 50,512,441.62         359            1             NA         5.9760320388%  5.5640506924%

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 5

                                               INTEREST-ONLY
UNPAID PRINCIPAL   REMAINING TERM     AGE      REMAINING TERM     MORTGAGE     PASS-THROUGH
    BALANCE           (MONTHS)      (MONTHS)      (MONTHS)      INTEREST RATE      RATE
    -------           --------      --------      --------      -------------      ----
$    288,900.44         238            2             NA         6.0906736937%  5.5906736937%
$  1,995,357.00         359            1            119         5.4955116428%  5.2455116428%
$101,121,445.31         359            1            119         6.3380010313%  5.8625720372%
$    684,850.00         358            2            178         5.5473735124%  5.2973735124%
$  3,255,400.00         359            1            179         6.0738196535%  5.6711848006%
$  1,894,319.13         358            2             NA         5.5425119611%  5.2925119611%
$ 39,024,031.47         358            2             NA         6.1273138831%  5.6953840697%
$  1,257,900.00         358            2            118         5.9463490739%  5.5356745369%
$  1,462,807.52         358            2             NA         6.0076976421%  5.5358216028%

and that:

             scheduled payments on all mortgage loans are received on the first day of each month beginning November 1, 2005 (except that with respect to twelve mortgage loans, represented by the seventh and eighth hypothetical mortgage loans in loan group 2 and the eighth and ninth hypothetical mortgage loans in loan group 5, scheduled payments are received beginning December 1, 2005);

             any Payoffs on the mortgage loans are received on the last day of each month beginning in October 2005 and include
             30 days of interest;

             there are no defaults or delinquencies on the mortgage loans;

             optional termination of the Trust does not occur;

             there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

             the mortgage loans in each loan group prepay at the indicated constant percentages of the BPA;

             the date of issuance for the certificates is the Closing
             Date;

             cash distributions are received by the certificateholders on the 25th day of each month when due; and

             the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.

    The approximate Class Principal Balances of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class B-4, $2,669,000; Class B-5, $2,402,000; and Class B-6, $1,333,773.

    Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans shown above may affect the percentages of the initial Class Principal Balances shown in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the BPA. There is no assurance, however, that prepayments of the mortgage loans of any loan group will conform to any given percentage of the BPA.

    Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the Class A, Class C-P and Class B Certificates and provide the percentages of the initial outstanding Class Principal Balance of those classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the BPA.

LACK OF HISTORICAL PREPAYMENT DATA

    There are no historical prepayment data available for the mortgage pool underlying the certificates, and the mortgage loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the mortgage loans underlying the certificates may have characteristics which differ from the mortgage loans underlying certificates issued by the Government National Mortgage Association, Fannie Mae and Freddie Mac.

    No representation is made that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in '-- Yield Considerations with Respect to the Interest Only, Principal Only and Inverse LIBOR Certificates' and '-- Yield Considerations with Respect to the Senior Subordinate Certificates.' Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only, Principal Only and Senior Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY, PRINCIPAL ONLY AND INVERSE LIBOR CERTIFICATES

    Because distributions of interest to the CLASS 2-A-6 CERTIFICATES are based on the Class 2-A-3 Principal Balance, the yield to maturity on the Class 2-A-6 Certificates will be extremely sensitive to both the timing of and overall rate of receipt of prepayments on the group 2 loans and the level of LIBOR. The interest payable to the Class 2-A-6 Certificates will decrease as a result of faster than expected prepayments on the group 2 loans or higher than expected levels of LIBOR. Prospective investors should fully consider the risks associated with an investment in the Class 2-A-6 Certificates, including the possibility that if the rate of prepayments on the group 2 loans is rapid, the level of LIBOR is high or an optional termination of the Trust occurs, investors may not fully recover their initial investments.

    Because distributions of interest to the CLASS 4-A-3 CERTIFICATES are based on the Class 4-A-2 Principal Balance, the yield to maturity on the Class 4-A-3 Certificates will be extremely sensitive to both the timing of and overall rate of receipt of prepayments on the group 4 loans and the level of LIBOR. The interest payable to the Class 4-A-3 Certificates will decrease as a result of faster than expected prepayments on the group 4 loans or higher than expected levels of LIBOR. Prospective investors should fully consider the risks associated with an investment in the Class 4-A-3 Certificates, including the possibility that if the rate of prepayments on the group 4 loans is rapid, the level of LIBOR is high or an optional termination of the Trust occurs, investors may not fully recover their initial investments.

    While the CLASS 5-A-4 CERTIFICATES are not Interest Only Certificates, because distributions of interest to these certificates fluctuate so extremely based on LIBOR and because of the discount you paid for these certificates, the yield to maturity on these certificates will be extremely sensitive to both the timing of and overall rate of receipt of prepayments on the group 5 loans, as well as fluctuations in LIBOR. The yield to maturity on these certificates will increase as a result of faster than expected prepayments on the group 5 loans, assuming a constant level of LIBOR. Prospective investors should fully consider the risks associated with an investment in the Class 5-A-4 Certificates, including the possibility that if the level of LIBOR is high or, if the rate of prepayments on group 5 loans is slow, the yield to maturity on these certificates may be adversely affected.

    Because distributions of interest to the CLASS 5-A-7 CERTIFICATES are based on the Class 5-A-6 Principal Balance, the yield to maturity on the Class 5-A-7 Certificates will be extremely sensitive to both the timing of and overall rate of receipt of prepayments on the group 5 loans and the level of LIBOR. The interest payable to the Class 5-A-7 Certificates will decrease as a result of faster than expected prepayments on the group 5 loans or higher than expected levels of LIBOR. Prospective investors should fully consider the risks associated with an investment in the Class 5-A-7 Certificates, including the possibility that if the rate of prepayments on the group 5 loans is rapid, the level of LIBOR is high or an optional termination of the Trust occurs, investors may not fully recover their initial investments.

    The yield to maturity on the CLASS C-X CERTIFICATES will be extremely sensitive to the level of prepayments on certain of the mortgage loans in each loan group. Because the interest payable to the Class C-X Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Premium Rate Mortgage Loans -- especially those with the highest Pass-Through Rates. Prospective investors should fully consider the risks associated with an investment in the Class C-X Certificates, including the possibility that if the rate of prepayments on the Premium Rate Mortgage Loans is rapid or an optional termination of the Trust occurs, investors may not fully recover their initial investments.

    Because the principal payable to the CLASS C-P CERTIFICATES is derived from the Class 2-P, Class 3-P, Class 4-P and Class 5-P Mortgage Loans, the yield to maturity on these certificates will be adversely affected by slower than expected prepayments of the discount mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5.

    To illustrate the significance of different rates of prepayment on the distributions on the Interest Only, Principal Only and Inverse LIBOR Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the BPA indicated and, where relevant, different levels of LIBOR.

    Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity being different from those shown in the tables. DISCREPANCIES BETWEEN ASSUMED AND ACTUAL CHARACTERISTICS AND PERFORMANCES UNDERSCORE THE HYPOTHETICAL NATURE OF THE TABLES, WHICH ARE PROVIDED ONLY TO GIVE A GENERAL SENSE OF THE SENSITIVITY OF YIELDS TO MATURITY IN VARYING PREPAYMENT SCENARIOS AND, IN THE CASE OF THE LIBOR CERTIFICATES, VARYING LIBOR SCENARIOS. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the BPA until maturity, that all of the mortgage loans will prepay at the same rate or that the levels of LIBOR will remain constant. The timing of changes to the rate of prepayments or the level of LIBOR may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments and LIBOR is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans or change in the level of LIBOR, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates or changes in the level of LIBOR during that period, as applicable, will not be equally offset by a later like reduction (or increase) in the rate of prepayments or the level of LIBOR.

    The following sensitivity tables are based on the Modeling Assumptions and assume further that the certificates are purchased at prices equal to those shown in the tables plus, where applicable, accrued interest from the applicable date. In the case of the LIBOR Certificates, it is further assumed that on each LIBOR Determination Date, the applicable LIBOR will be the rate shown and that on the first Distribution Date the certificateholders will receive 30 days of interest at their initial certificate interest rate. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase prices of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables below, or that the level of LIBOR will correspond to the levels shown in these tables. The actual prices to be paid on these certificates have not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

        PRE-TAX YIELD TO MATURITY OF THE CLASS 2-A-6 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 0.2500% OF THE INITIAL CLASS 2-A-6 NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM OCTOBER 25, 2005

                                          PERCENTAGE OF THE BPA
                          -----------------------------------------------------
LIBOR                        0%          50%       100%       150%       200%
-----                     ---------   ---------   -------   --------   --------
3.030%..................  1,048.66%   1,048.60%   890.61%    587.01%    318.84%
3.530%..................    536.03%     535.97%   433.37%    211.19%     43.13%
4.030%..................    167.24%     166.71%   106.14%    (56.60%)     *
4.280%..................     32.21%      29.51%   (32.94%)     *          *
4.350% and above........      *           *          *         *          *

---------

* These yields represent a loss of substantially all of the assumed purchase price of the Class 2-A-6 Certificates.

        PRE-TAX YIELD TO MATURITY OF THE CLASS 4-A-3 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 1.3750% OF THE INITIAL CLASS 4-A-3 NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM OCTOBER 25, 2005

                                       PERCENTAGE OF THE BPA
                          -----------------------------------------------
LIBOR                       0%        50%      100%      150%      200%
-----                     -------   -------   -------   -------   -------
2.840%..................  251.80%   227.33%   200.01%   169.13%   135.34%
3.840%..................  139.41%   117.91%    92.06%    62.11%    30.32%
4.340%..................   89.46%    68.78%    41.85%    11.15%   (20.02%)
4.840%..................   43.48%    22.07%    (9.46%)  (42.15%)  (72.61%)
5.380% and above........     *         *         *         *         *

---------

* These yields represent a loss of substantially all of the assumed purchase price of the Class 4-A-3 Certificates.

        PRE-TAX YIELD TO MATURITY OF THE CLASS 5-A-4 CERTIFICATES AT AN
ASSUMED PURCHASE PRICE OF 73.0000% OF THE INITIAL CLASS 5-A-4 PRINCIPAL BALANCE
                  PLUS ACCRUED INTEREST FROM OCTOBER 25, 2005

                                    PERCENTAGE OF THE BPA
                          ------------------------------------------
LIBOR                       0%      50%      100%     150%     200%
-----                     ------   ------   ------   ------   ------
2.970%..................  20.08%   21.06%   31.25%   56.77%   83.37%
3.470%..................  14.86%   15.98%   26.25%   51.71%   78.24%
3.970%..................   9.82%   11.07%   21.35%   46.73%   73.17%
4.470%..................   5.03%    6.33%   16.53%   41.81%   68.17%
4.900% and above........   1.17%    2.42%   12.46%   37.64%   63.92%

        PRE-TAX YIELD TO MATURITY OF THE CLASS 5-A-7 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 1.0000% OF THE INITIAL CLASS 5-A-7 NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM OCTOBER 25, 2005

                                       PERCENTAGE OF THE BPA
                          -----------------------------------------------
LIBOR                       0%        50%      100%      150%      200%
-----                     -------   -------   -------   -------   -------
3.030%..................  262.02%   233.78%   207.58%   204.41%   185.96%
3.530%..................  182.83%   158.77%   135.17%   129.34%   106.48%
4.030%..................  111.49%    91.39%    70.50%    59.24%    30.67%
4.530%..................   47.72%    30.04%    11.22%   (11.38%)  (47.21%)
4.950% and above........     *         *         *         *         *

---------

* These yields represent a loss of substantially all of the assumed purchase price of the Class 5-A-7 Certificates.

    The two tables below assume that all of the mortgage loans in the related loan groups will prepay at the constant rates indicated. However, the Class C-X Certificates receive distributions based only on certain high-interest rate mortgage loans in each loan group that will likely have faster prepayment speeds than the mortgage loans as a whole. The Class C-P Certificates receive distributions based only on certain low-interest rate group 2, loan group 3, loan group 4 and group 5 loans that will likely have slower prepayment speeds than the group 2, group 3, group 4 and group 5 loans as a whole. THEREFORE, INVESTORS SHOULD BE AWARE THAT THE PRE-TAX YIELDS TO MATURITY ON THESE CERTIFICATES ARE LIKELY TO DIFFER FROM THOSE SHOWN IN THE FOLLOWING TABLES even if all the related mortgage loans prepay at the indicated constant percentages of the BPA and the weighted average remaining terms to maturity of the related mortgage loans are as assumed.

         PRE-TAX YIELD TO MATURITY OF THE CLASS C-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 12.5625% OF THE INITIAL CLASS C-X NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

          PERCENTAGE OF THE BPA
------------------------------------------
  0%      50%      100%     150%     200%
------   ------   ------   ------   ------
45.69%   34.61%   22.94%   10.58%   (2.62%)

    Based on a constant prepayment rate of approximately 190% of the BPA, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class C-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class C-X Certificates would not fully recover the initial purchase price of the certificates.

         PRE-TAX YIELD TO MATURITY OF THE CLASS C-P CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 64.50% OF THE INITIAL CLASS C-P PRINCIPAL BALANCE

         PERCENTAGE OF THE BPA
----------------------------------------
 0%      50%     100%     150%     200%
-----   -----   ------   ------   ------
3.45%   7.98%   13.56%   19.80%   26.63%

    The pre-tax yields to maturity shown in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

    If the aggregate Certificate Principal Balance of the Junior Subordinate Certificates is reduced to zero, the yield to maturity on the Senior Subordinate Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Class B-3 Certificates, then to the Class B-2 Certificates, and then to the Class B-1 Certificates. The aggregate initial Certificate Principal Balance of the Junior Subordinate Certificates is equal to approximately 1.20% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

    For the Senior Subordinate Certificates, this prospectus supplement uses a standard default assumption, or SDA, that represents an assumed default rate, which is a percentage of the outstanding principal balance of a hypothetical pool of mortgage loans. The SDA does not describe historical default experience or predict future default rates of any pool of mortgage loans, including the mortgage loans in the trust.

    A 100% SDA assumes constant annual default rates on the then outstanding principal balance of the mortgage loans, as follows:

   1st month:                              0.02%
   2nd through 29th month:                 increasing by 0.02% each month
   30th through 60th month:                0.60%
   61st through 120th month:               declining by 0.0095% each month
   121st month and after:                  0.03%

    The tables below assume that there is a twelve-month delay between the default and the liquidation of the mortgage loans. In the tables below, an SDA of 0% assumes no defaults, an SDA of 200% assumes default rates 2.00 times 100% SDA, and so forth. However, it is highly unlikely that the prepayments or realized losses on the mortgage loans will occur as the following tables assume, and, as a result, the actual pre-tax yields to maturity on the Senior Subordinate Certificates are highly likely to differ from those shown in the tables.

    The following tables show the sensitivity of the yield to maturity on the Senior Subordinate Certificates to different prepayment rates and levels of defaults based on the Modeling Assumptions, except that it has been assumed that:

             mortgage loan defaults occur on the last day of each month at the SDA percentages in the tables, and defaulted mortgage loans are liquidated twelve months following the month of default;

             no mortgage loan defaults occur within twelve months prior to the maturity of each mortgage loan;

             each liquidation of a defaulted mortgage loan results in a realized loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

             there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of the BPA shown in the table;

             the purchase prices of the Class B-1, Class B-2 and Class B-3 Certificates will be approximately 97.5%, 96.0% and 92.0%, respectively, of their Class Principal Balance plus accrued interest from the Cut-Off Date;

             realized losses on liquidation of the mortgage loans occur at a rate of 20% and 40% (as indicated in the table under the column 'Loss Severity Percentage') of the outstanding principal balance of defaulted mortgage loans at the time of default twelve months following the month in which the mortgage loans first default; and

             all scheduled payments on mortgage loans are advanced by the servicer whether or not received from the related mortgagors.

    The rate of distributions in reduction of the Class Principal Balance of any class of Senior Subordinate Certificates will be related to the actual amortization schedule of the mortgage loans;

accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity that differ from those reflected below.

    The tables below are for illustrative purposes only and no representation is made that these assumptions are reasonable or that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will in any way correspond to any of the assumptions made in this prospectus supplement. In addition, it is unlikely that liquidations will occur exactly twelve months following the month of default, and the timing of liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

    It is possible that those mortgage loans that are more likely to default are also less likely to experience prepayments, which means that higher prepayment speeds would not necessarily reduce the expected amount of realized losses.

    Differences between the assumptions in the tables and the actual characteristics and performance of the mortgage loans will likely result in different yields from those shown in the tables. Because differences between assumed and actual characteristics can affect the performance of the certificates, investors should understand the hypothetical nature of the tables, which give only a general sense of the sensitivity of yields to maturity under varying, but not all, realized loss and prepayment scenarios.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                   OF THE SENIOR SUBORDINATE CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                             CLASS B-1 CERTIFICATES

                                                   LOSS
PERCENTAGE OF                                    SEVERITY
     SDA        50% BPA   100% BPA   200% BPA   PERCENTAGE
-------------   -------   --------   --------   ----------
0%......          5.9%      5.9%       6.0%        N/A
100%....          5.9%      5.9%       6.0%        20%
100%....          5.9%      5.9%       6.0%        40%
200%....          5.9%      5.9%       6.0%        20%
200%....          5.9%      5.9%       6.0%        40%

                             CLASS B-2 CERTIFICATES

                                                   LOSS
PERCENTAGE OF                                    SEVERITY
     SDA        50% BPA   100% BPA   200% BPA   PERCENTAGE
-------------   -------   --------   --------   ----------
0%......          6.1%      6.1%       6.3%        N/A
100%....          6.1%      6.1%       6.3%        20%
100%....          6.1%      6.1%       6.3%        40%
200%....          6.1%      6.1%       6.3%        20%
200%....          4.1%      6.1%       6.3%        40%

                             CLASS B-3 CERTIFICATES

                                                   LOSS
PERCENTAGE OF                                    SEVERITY
     SDA        50% BPA   100% BPA   200% BPA   PERCENTAGE
-------------   -------   --------   --------   ----------
0%......          6.6%      6.7%       7.0%        N/A
100%....          6.6%      6.7%       7.0%        20%
100%....          6.6%      6.7%       7.0%        40%
200%....          6.6%      6.7%       7.0%        20%
200%....        (21.1%)     4.3%       7.0%        40%

    The following table sets forth the amount of realized losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the three preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off Date.

                           AGGREGATE REALIZED LOSSES

                                                   LOSS
PERCENTAGE OF                                    SEVERITY
     SDA        50% BPA   100% BPA   200% BPA   PERCENTAGE
-------------   -------   --------   --------   ----------
100%....         0.49%     0.33%      0.15%        20%
100%....         0.99%     0.66%      0.31%        40%
200%....         0.97%     0.65%      0.31%        20%
200%....         1.94%     1.29%      0.61%        40%

    The characteristics of the mortgage loans underlying the certificates will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each class of the Senior Subordinate Certificates therefore will differ even if all the mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the BPA, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a class of Senior Subordinate Certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

    The Class R Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of the Class R Certificates may have tax liabilities with respect to their certificates during the early years of the REMICs' terms that substantially exceed any distributions payable during those years. In addition, holders of the Class R Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the mortgage pool.

    The Class R Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

    Washington Mutual Mortgage Securities Corp. intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and investors are urged to read carefully the information in this prospectus supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

    The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before the Distribution Date. See 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

    Losses on mortgage loans in a loan group will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Junior Subordinate Certificates in reverse numerical order; second, to the Class B-3 Certificates; third, to the Class B-2 Certificates; fourth, to the Class B-1

Certificates; and fifth, to the outstanding classes of Senior Certificates in the related Certificate Group as described under 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement; provided, however, that if the loss is recognized on a Class 2-P, Class 3-P, Class 4-P or Class 5-P Mortgage Loan, the applicable Class 2-P,
Class 3-P, Class 4-P or Class 5-P Fraction of that loss will be allocated as described under 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement; provided, further, that (i) losses that would otherwise be allocable to the Class 2-A-1 Certificates will be allocated instead to the Class 2-A-7 Certificates, (ii) losses that would otherwise be allocable to the Class 4-A-1 and Class 4-A-4 Certificates, up to 50.10% and 49.90%, respectively, of the Class 4-A-5 Principal Balance on that Distribution Date (up to a maximum of $527,000 and $525,000, respectively), will be allocated instead to the Class 4-A-5 Certificates and (iii) losses that would otherwise be allocable to the Class 5-A-1 and Class 5-A-9 Certificates, up to 78.50% and 21.50%, respectively, of the Class 5-A-2 Principal Balance on that Distribution Date (up to a maximum of $785,000 and $215,000, respectively), will be allocated instead to the Class 5-A-2 Certificates.

SHIFTING OF INTERESTS

    The Senior Certificates of a Certificate Group entitled to principal will, in the aggregate, receive 100% of principal prepayments received for the mortgage loans in the related loan group until the fifth anniversary of the first Distribution Date. During the next four years, those Senior Certificates will, in the aggregate, generally receive a disproportionately large, but decreasing, share of principal prepayments received for the mortgage loans in the related loan group. This will result in an acceleration of the amortization of those Senior Certificates, in the aggregate, subject to the priorities described in 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the servicer will cause three REMIC elections to be made with respect to the Trust. The offered certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests coupled, in the case of the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates, with rights to receive payments under a cap agreement and will generally represent ownership of debt for federal income tax purposes, to the extent of the REMIC regular interest portion thereof. For federal income tax purposes the Class R Certificates will represent ownership of the residual interests in each of REMIC I, REMIC II and REMIC III.

    All interest and original issue discount ('OID') on the offered certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, Washington Mutual Bank, as servicer, will treat the Interest Only and Principal Only Certificates as having been issued with OID, and may, depending on the issue prices, treat the Class 2-A-3, Class 2-A-5, Class 2-A-7, Class 4-A-1, Class 4-A-2, Class 4-A-4, Class 4-A-5, Class 5-A-1, Class 5-A-2, Class 5-A-4, Class 5-A-6, Class 5-A-8, Class 5-A-9 and the Senior Subordinate Certificates, as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, for federal income tax purposes is 100% of the BPA. No representation is made that the mortgage loans will prepay at any given percentage of the BPA. Holders of the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates should see '-- Special Tax Considerations Applicable to the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates' in this prospectus supplement.

    In certain circumstances, OID regulations (as described under 'Certain Federal Income Tax Consequences' in the prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing OID that differs from that used by Washington Mutual Bank in preparing reports to the certificateholders and the Internal Revenue Service.

    If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders will not be entitled to a deduction for that amount, but will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.

    Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate when the certificateholder acquires it. The use of an assumption that there will be no prepayments might be required in calculating the amount of premium to be amortized in each period. Holders of those classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any premium. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' and '-- Market Discount and Premium' in the prospectus.

    The offered certificates, to the extent they represent ownership of REMIC regular interests, will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts, or REITs, in the same proportion that the REMIC assets would be so treated. In addition, interest on the offered certificates, exclusive of any interest payable to the Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificates in respect of amounts received pursuant to a Yield Maintenance Agreement, will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs in the same proportion that the REMIC income would be so treated. See 'Certain Federal Income Tax Consequences' in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS 2-A-3, CLASS 4-A-2 AND CLASS 5-A-6 CERTIFICATES

    Each holder of a Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under the related Yield Maintenance Agreement. The treatment of amounts received by the holder of a Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificate under such certificateholder's right to receive payments under the related Yield Maintenance Agreement will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the related Yield Maintenance Agreement in accordance with the relative fair market values of each property right. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, Washington Mutual Bank, as servicer, intends to treat payments made to the holders of the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates with respect to the payments under the related Yield Maintenance Agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the servicer is required to account for the REMIC regular interest and the right to receive payments under the related Yield Maintenance Agreement as discrete property rights. Holders of the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a 'qualifying debt instrument' with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class 2-A-3, Class 4-A-2 and
Class 5-A-6 Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If this treatment of payments under the related Yield Maintenance Agreement is respected, ownership of the right to the payments under the related Yield Maintenance Agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the related Yield Maintenance Agreement under the notional principal contract regulations.

    In the event that the right to receive the payments under the related Yield Maintenance Agreement is characterized as a 'notional principal contract' for federal income tax purposes, upon the sale of a

Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments under the related Yield Maintenance Agreement would be considered a 'termination payment' under the notional principal contract regulations allocable to the related certificate. A holder of a Class 2-A-3, Class 4-A-2 or Class 5-A-6 Certificate would have gain or loss from such a termination of the right to receive payments in respect of the payments under the related Yield Maintenance Agreement equal to (i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the related Yield Maintenance Agreement.

    Gain or loss realized upon the termination of the right to receive payments under the related Yield Maintenance Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

    The Internal Revenue Service has issued regulations under the provisions of the Internal Revenue Code related to REMICs that significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to U.S. Persons. Pursuant to the pooling agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

    The REMIC Regulations provide that a transfer to a U.S. Person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on those residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax.' Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the pooling agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The Internal Revenue Service has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income to be 'attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer' and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same 'safe harbor' provision. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the prospectus.

    On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of 'inducement fees' received by transferees of non-economic REMIC residual interests, adopting without change the proposed regulations as described in the prospectus. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual
Certificates -- General' in the prospectus. These regulations are effective for taxable years ending on or after May 11, 2004. Holders of REMIC residual certificates should consult their tax advisors regarding the effect of these regulations.

    The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' terms that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Internal Revenue Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual
Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

    As discussed above, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

    Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

    For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Yield and Prepayment
Considerations -- Additional Yield Considerations Applicable Solely to the Residual Certificates' in this prospectus supplement and 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the prospectus.

    An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMICs in computing that certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing that certificateholder's alternative minimum tax liability. See 'Certain Federal Income Tax Consequences -- Pass-Through of Servicing Fees' and '-- Taxation of Owners of REMIC Residual Certificates' in the prospectus.

    Washington Mutual Bank will be designated as the 'tax matters persons' for the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

    The Internal Revenue Service has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

PENALTY PROTECTION

    If penalties were asserted against purchasers of the certificates offered hereunder in respect of their treatment of the certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

    For further information regarding the federal income tax consequences of investing in the certificates, see 'Certain Federal Income Tax Consequences' in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, the offered certificates, other than the Class B-2 and Class B-3 Certificates, will constitute 'mortgage related securities' when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in 'mortgage related securities,' the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates, constitute legal investments for them.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

    Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see 'ERISA Considerations -- Plan Asset Regulation' in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption or the WCC Exemption, as described under 'ERISA Considerations -- Underwriter's Exemption and WCC Exemption' in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates other than the Class R Certificates. However, both the Underwriter's Exemption and the
WCC Exemption contain several conditions, including the requirement that an affected Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities
Act of 1933, as amended. In addition, in order to assure the inapplicability of certain restrictions imposed by Section 406(b)(1) and (2) of ERISA and
Section 4975(c)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using Plan Assets of any Plan that acquires offered certificates from the underwriter named in this prospectus supplement or from Washington Mutual Bank or any of its affiliates shall be deemed to represent and warrant that (i) no person who has discretionary authority or renders investment advice with respect to such acquisition of such offered certificates (and no affiliate of such person) is a mortgagor with respect to more than 5% of the mortgage loans, (ii) such Plan's investment in any class of offered certificates does not and will exceed 25% of all of the offered certificates of that class at the time such investment is made, and
(iii) immediately after such investment is made, no more than 25% of the assets of such Plan is invested in securities representing an interest in a trust or other issuer containing assets sold or serviced by the same entity (provided that an entity will not be considered to service assets contained in a trust or other issuer if it is merely a subservicer with respect to such trust or issuer).

    The Underwriter's Exemption, the WCC Exemption or any similar exemption that might be available, will not likely apply to the purchase, sale or holding of the Class R Certificates. Therefore, the trustee will not register transfers of the Class R Certificates to a Plan, a trustee or other person acting on behalf of any Plan or any other person using Plan Assets to purchase the Class R Certificates without first receiving an opinion of counsel. The opinion of counsel must:

             be satisfactory to Washington Mutual Mortgage Securities Corp. and the trustee;

             not be at the expense of Washington Mutual Mortgage
             Securities Corp., the trustee, the Delaware trustee or the servicer; and

             conclude that the purchase of the certificates by or on behalf of the Plan:

                 is permissible under applicable law;

                 will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

                 will not subject Washington Mutual Mortgage Securities Corp., the trustee, the Delaware trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement.

    Pursuant to the Underwriter's Exemption or the WCC Exemption, Plans may purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated 'BBB - ' or better at the time of purchase. See 'ERISA Considerations -- Underwriter's Exemption and WCC Exemption' in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan Assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

             the rating condition was satisfied at the time of purchase; or

             the following conditions are satisfied:

                 it is an insurance company;

                 the source of funds used to acquire or hold the certificates is an 'insurance company general account' as that term is defined in PTCE 95-60; and

                 the conditions in Sections I and III of PTCE 95-60 have been satisfied.

    The pooling and servicing agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan Assets, will:

             indemnify and hold harmless Washington Mutual Mortgage Securities Corp., the trustee, the Delaware trustee, the servicer, the underwriter and the Trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

             be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

    Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the Underwriter's Exemption or the WCC Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

    No representation is made that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

    Washington Mutual Mortgage Securities Corp. has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the offered certificates other than the 0.01% percentage interest of the Class R Certificates that Washington Mutual Bank will purchase. An underwriting agreement between Washington Mutual Mortgage Securities Corp. and the underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to Washington Mutual Mortgage Securities Corp. from the sale of the offered certificates, before deducting expenses estimated to be $438,500, will be approximately 99.49% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to Washington Mutual Mortgage Securities Corp. and the proceeds from the sale of the offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

    WaMu Capital Corp., the underwriter, is an affiliate of Washington Mutual Mortgage Securities Corp.

    Washington Mutual Mortgage Securities Corp. has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    Washington Mutual Mortgage Securities Corp.'s counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and its Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware, will deliver legal opinions required by the underwriting agreement. McKee Nelson LLP, New York, New York, will pass upon certain legal matters on behalf of the underwriter.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the offered certificates that they receive ratings from S&P and Moody's as indicated:

                                RATING AGENCY
                                -------------
CLASS                         S&P     MOODY'S
-----                         ---     -------
1-CB........................  AAA       Aaa
2-A-1.......................  AAA       Aaa
2-A-2.......................  AAA       Aaa
2-A-3.......................  AAA       Aaa
2-A-4.......................  AAA       Aaa
2-A-5.......................  AAA       Aaa
2-A-6.......................  AAA       Aaa
2-A-7.......................  AAA       Aa1
3-CB........................  AAA       Aaa
4-A-1.......................  AAA       Aaa
4-A-2.......................  AAA       Aaa
4-A-3.......................  AAA       Aaa
4-A-4.......................  AAA       Aaa
4-A-5.......................  AAA       Aa1
5-A-1.......................  AAA       Aaa

                                RATING AGENCY
                                -------------
CLASS                         S&P     MOODY'S
-----                         ---     -------
5-A-2.......................  AAA       Aa1
5-A-3.......................  AAA       Aaa
5-A-4.......................  AAA       Aaa
5-A-5.......................  AAA       Aaa
5-A-6.......................  AAA       Aaa
5-A-7.......................  AAA       Aaa
5-A-8.......................  AAA       Aaa
5-A-9.......................  AAA       Aaa
C-X.........................  AAA       Aaa
C-P.........................  AAA       Aaa
B-1.........................  AA        --
B-2.........................   A        --
B-3.........................  BBB       --
R...........................  AAA       Aaa

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. Additionally, the ratings on the Principal Only Certificates address only the return of the applicable Class Principal Balance, and the ratings on the Class R Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate. The ratings on the Class 2-A-3, Class 4-A-2 and Class 5-A-6 Certificates do not address any payments made pursuant to the related Yield Maintenance Agreement.

    The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

    Washington Mutual Mortgage Securities Corp. has not requested a rating on the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P or Moody's.

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                     CLASS 1-CB                   CLASS 2-A-1 AND CLASS 2-A-7
DISTRIBUTION              ---------------------------------   -----------------------------------
DATE                       0%     50%    100%   150%   200%    0%      50%    100%    150%   200%
----                      -----   ----   ----   ----   ----   -----   -----   ----    ----   ----
Initial Percentage......    100    100   100    100    100      100     100     100   100    100
October 25, 2006........     99     91    82     74     65      100     100     100   100    100
October 25, 2007........     98     80    64     49     36      100     100     100   100    100
October 25, 2008........     97     71    49     32     19      100     100     100   100    100
October 25, 2009........     96     62    38     21      9      100     100     100   100     80
October 25, 2010........     94     55    29     13      3      100     100     100   100     28
October 25, 2011........     93     48    22      7      *       99      96      93    66      4
October 25, 2012........     91     42    17      4      0       98      91      84    38      0
October 25, 2013........     90     37    13      3      0       97      85      73    23      0
October 25, 2014........     88     33    10      2      0       96      77      60    14      0
October 25, 2015........     86     29     8      1      0       95      68      47    10      0
October 25, 2016........     84     25     6      1      0       92      60      37     7      0
October 25, 2017........     82     22     5      *      0       89      52      29     5      0
October 25, 2018........     79     19     4      *      0       87      46      22     3      0
October 25, 2019........     76     17     3      *      0       84      40      17     2      0
October 25, 2020........     74     15     2      *      0       80      34      13     1      0
October 25, 2021........     71     13     2      *      0       77      30      10     1      0
October 25, 2022........     67     11     1      *      0       73      25       8     1      0
October 25, 2023........     64      9     1      *      0       70      22       6     *      0
October 25, 2024........     60      8     1      *      0       65      18       4     *      0
October 25, 2025........     56      7     1      *      0       61      15       3     *      0
October 25, 2026........     52      5     *      *      0       57      13       2     *      0
October 25, 2027........     47      4     *      *      0       52      11       2     *      0
October 25, 2028........     43      4     *      *      0       46       9       1     *      0
October 25, 2029........     37      3     *      *      0       41       7       1     *      0
October 25, 2030........     32      2     *      *      0       35       5       1     *      0
October 25, 2031........     26      2     *      *      0       29       4       *     *      0
October 25, 2032........     20      1     *      *      0       22       3       *     *      0
October 25, 2033........     13      1     *      *      0       15       2       *     *      0
October 25, 2034........      6      *     *      *      0        7       1       *     *      0
October 25, 2035........      0      0     0      0      0        0       0       0     0      0
Weighted Average
 Life (in years)(1).....  19.73   7.67   4.09   2.60   1.85   21.20   13.64   10.66   7.25   4.68




                                     CLASS 2-A-2                          CLASS 2-A-3
DISTRIBUTION              ----------------------------------   ----------------------------------
DATE                        0%     50%    100%   150%   200%    0%      50%    100%   150%   200%
----                      ------   ----   ----   ----   ----   -----   -----   ----   ----   ----
Initial Percentage......     100    100   100    100    100      100     100   100    100     100
October 25, 2006........     100     85    78     78     64      100     100    68      4       0
October 25, 2007........     100     72    54     39     15      100     100    47      0       0
October 25, 2008........     100     70    47     22      0      100     100    29      0       0
October 25, 2009........     100     61    35      3      0      100      86     0      0       0
October 25, 2010........     100     52    21      0      0      100      79     0      0       0
October 25, 2011........     100     43    13      0      0      100      79     0      0       0
October 25, 2012........     100     37     8      0      0      100      79     0      0       0
October 25, 2013........     100     30     4      0      0      100      79     0      0       0
October 25, 2014........     100     24     2      0      0      100      79     0      0       0
October 25, 2015........     100     18     *      0      0      100      79     0      0       0
October 25, 2016........      99     13     0      0      0       99      79     0      0       0
October 25, 2017........      98      9     0      0      0       99      79     0      0       0
October 25, 2018........      96      5     0      0      0       99      79     0      0       0
October 25, 2019........      94      1     0      0      0       99      79     0      0       0
October 25, 2020........      92      0     0      0      0       99      70     0      0       0
October 25, 2021........      90      0     0      0      0       99      58     0      0       0
October 25, 2022........      86      0     0      0      0       99      47     0      0       0
October 25, 2023........      80      0     0      0      0       99      37     0      0       0
October 25, 2024........      74      0     0      0      0       99      29     0      0       0
October 25, 2025........      67      0     0      0      0       99      21     0      0       0
October 25, 2026........      60      0     0      0      0       99      15     0      0       0
October 25, 2027........      53      0     0      0      0       99       9     0      0       0
October 25, 2028........      44      0     0      0      0       99       3     0      0       0
October 25, 2029........      36      0     0      0      0       99       0     0      0       0
October 25, 2030........      27      0     0      0      0       99       0     0      0       0
October 25, 2031........      18      0     0      0      0       96       0     0      0       0
October 25, 2032........       8      0     0      0      0       91       0     0      0       0
October 25, 2033........       0      0     0      0      0       81       0     0      0       0
October 25, 2034........       0      0     0      0      0       30       0     0      0       0
October 25, 2035........       0      0     0      0      0        0       0     0      0       0
Weighted Average
 Life (in years)(1).....   21.74   5.73   3.19   1.95   1.35   28.32   15.18   1.90   0.59   0.39

---------

 'D' The following tables have been prepared based on the assumptions described in this prospectus supplement under 'Yield and Prepayment Considerations' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from their actual characteristics and performance) and should be read in conjunction with that section.

  * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                      CLASS 2-A-4                           CLASS 2-A-5
DISTRIBUTION              -----------------------------------   -----------------------------------
DATE                       0%      50%    100%    150%   200%    0%      50%    100%    150%   200%
----                      -----   -----   ----    ----   ----   -----   -----   ----    ----   ----
Initial Percentage......    100     100     100   100    100      100     100     100   100    100
October 25, 2006........     97      97      97    97     97      100     100     100   100    100
October 25, 2007........     93      82      82    82     82      100     100     100   100    100
October 25, 2008........     89      37      37    37     31      100     100     100   100    100
October 25, 2009........     85      28      28    28      0      100     100     100   100      0
October 25, 2010........     80      20      20     0      0      100     100     100    46      0
October 25, 2011........     76      11      11     0      0      100     100     100     0      0
October 25, 2012........     72       3       3     0      0      100     100     100     0      0
October 25, 2013........     67       0       0     0      0      100     100     100     0      0
October 25, 2014........     62       0       0     0      0      100     100     100     0      0
October 25, 2015........     56       0       0     0      0      100     100     100     0      0
October 25, 2016........     47       0       0     0      0      100     100      84     0      0
October 25, 2017........     39       0       0     0      0      100     100      65     0      0
October 25, 2018........     31       0       0     0      0      100     100      50     0      0
October 25, 2019........     22       0       0     0      0      100     100      39     0      0
October 25, 2020........     14       0       0     0      0      100     100      30     0      0
October 25, 2021........      5       0       0     0      0      100     100      23     0      0
October 25, 2022........      0       0       0     0      0      100     100      17     0      0
October 25, 2023........      0       0       0     0      0      100     100      13     0      0
October 25, 2024........      0       0       0     0      0      100     100      10     0      0
October 25, 2025........      0       0       0     0      0      100     100       7     0      0
October 25, 2026........      0       0       0     0      0      100     100       6     0      0
October 25, 2027........      0       0       0     0      0      100     100       4     0      0
October 25, 2028........      0       0       0     0      0      100     100       3     0      0
October 25, 2029........      0       0       0     0      0      100      94       2     0      0
October 25, 2030........      0       0       0     0      0      100      72       1     0      0
October 25, 2031........      0       0       0     0      0      100      53       1     0      0
October 25, 2032........      0       0       0     0      0      100      37       1     0      0
October 25, 2033........      0       0       0     0      0      100      22       *     0      0
October 25, 2034........      0       0       0     0      0      100      10       *     0      0
October 25, 2035........      0       0       0     0      0        0       0       0     0      0
Weighted Average
 Life (in years)(1).....   9.87    3.29    3.29   2.96   2.57   29.78   26.43   14.10   5.04   3.63




                                      CLASS 3-CB                   CLASS 4-A-1 AND CLASS 4-A-5
DISTRIBUTION              ----------------------------------   -----------------------------------
DATE                        0%     50%    100%   150%   200%    0%      50%    100%    150%   200%
----                      ------   ----   ----   ----   ----   -----   -----   ----    ----   ----
Initial Percentage......     100    100   100    100    100      100     100     100   100     100
October 25, 2006........      96     87    79     70     61      100     100     100   100     100
October 25, 2007........      91     74    59     45     33      100     100     100   100     100
October 25, 2008........      86     62    43     28     16      100     100     100   100     100
October 25, 2009........      81     52    31     17      7      100     100     100   100      57
October 25, 2010........      75     43    22     10      2      100     100     100    77      20
October 25, 2011........      69     35    16      5      *       99      96      92    46       3
October 25, 2012........      63     29    11      3      0       97      90      83    27       0
October 25, 2013........      56     23     8      1      0       96      84      72    16       0
October 25, 2014........      49     18     5      1      0       94      76      59    10       0
October 25, 2015........      42     14     4      *      0       93      67      47     7       0
October 25, 2016........      34     10     2      *      0       90      59      36     5       0
October 25, 2017........      25      7     1      *      0       88      51      28     3       0
October 25, 2018........      17      4     1      *      0       85      45      22     2       0
October 25, 2019........       7      2     *      *      0       82      39      17     1       0
October 25, 2020........       0      0     0      0      0       79      34      13     1       0
October 25, 2021........       0      0     0      0      0       75      29      10     1       0
October 25, 2022........       0      0     0      0      0       72      25       8     *       0
October 25, 2023........       0      0     0      0      0       68      21       6     *       0
October 25, 2024........       0      0     0      0      0       64      18       4     *       0
October 25, 2025........       0      0     0      0      0       60      15       3     *       0
October 25, 2026........       0      0     0      0      0       55      13       2     *       0
October 25, 2027........       0      0     0      0      0       50      10       2     *       0
October 25, 2028........       0      0     0      0      0       45       8       1     *       0
October 25, 2029........       0      0     0      0      0       40       7       1     *       0
October 25, 2030........       0      0     0      0      0       34       5       1     *       0
October 25, 2031........       0      0     0      0      0       28       4       *     *       0
October 25, 2032........       0      0     0      0      0       21       3       *     *       0
October 25, 2033........       0      0     0      0      0       14       2       *     *       0
October 25, 2034........       0      0     0      0      0        7       1       *     *       0
October 25, 2035........       0      0     0      0      0        0       0       0     0       0
Weighted Average
 Life (in years)(1).....    8.43   5.13   3.35   2.33   1.71   20.92   13.52   10.60   6.53   4.33

---------

  * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                      CLASS 4-A-2                           CLASS 4-A-4
DISTRIBUTION              -----------------------------------   -----------------------------------
DATE                       0%      50%    100%    150%   200%    0%      50%    100%    150%   200%
----                      -----   -----   ----    ----   ----   -----   -----   ----    ----   ----
Initial Percentage......    100     100     100   100    100      100     100     100   100    100
October 25, 2006........     99      87      75    63     51      100     100     100   100    100
October 25, 2007........     97      71      47    26      7      100     100     100   100    100
October 25, 2008........     96      57      25     *      0      100     100     100   100     19
October 25, 2009........     94      45       8     0      0      100     100     100    27      0
October 25, 2010........     92      33       0     0      0      100     100      76     0      0
October 25, 2011........     91      25       0     0      0      100     100      42     0      0
October 25, 2012........     89      17       0     0      0      100     100      19     0      0
October 25, 2013........     88      11       0     0      0      100     100       6     0      0
October 25, 2014........     86       7       0     0      0      100     100       1     0      0
October 25, 2015........     84       3       0     0      0      100     100       1     0      0
October 25, 2016........     81       0       0     0      0      100      99       1     0      0
October 25, 2017........     78       0       0     0      0      100      86       1     0      0
October 25, 2018........     75       0       0     0      0      100      75       *     0      0
October 25, 2019........     71       0       0     0      0      100      65       *     0      0
October 25, 2020........     68       0       0     0      0      100      56       *     0      0
October 25, 2021........     64       0       0     0      0      100      49       *     0      0
October 25, 2022........     60       0       0     0      0      100      42       *     0      0
October 25, 2023........     55       0       0     0      0      100      36       *     0      0
October 25, 2024........     50       0       0     0      0      100      30       *     0      0
October 25, 2025........     45       0       0     0      0      100      25       *     0      0
October 25, 2026........     40       0       0     0      0      100      21       *     0      0
October 25, 2027........     34       0       0     0      0      100      17       *     0      0
October 25, 2028........     28       0       0     0      0      100      14       *     0      0
October 25, 2029........     22       0       0     0      0      100      11       *     0      0
October 25, 2030........     15       0       0     0      0      100       8       *     0      0
October 25, 2031........      8       0       0     0      0      100       6       *     0      0
October 25, 2032........      1       0       0     0      0      100       4       *     0      0
October 25, 2033........      0       0       0     0      0       69       3       *     0      0
October 25, 2034........      0       0       0     0      0       34       1       *     0      0
October 25, 2035........      0       0       0     0      0        0       0       0     0      0
Weighted Average
 Life (in years)(1).....  17.67    4.09    2.08   1.43   1.09   28.57   17.02    6.07   3.71   2.72




                              CLASS 5-A-1 AND CLASS 5-A-2            CLASS 5-A-3 AND CLASS 5-A-4
DISTRIBUTION              ------------------------------------   -----------------------------------
DATE                        0%      50%    100%    150%   200%    0%      50%    100%    150%   200%
----                      ------   -----   ----    ----   ----   -----   -----   ----    ----   ----
Initial Percentage......     100     100     100   100    100      100     100     100   100     100
October 25, 2006........     100     100     100   100    100      100     100      83    44       6
October 25, 2007........     100     100     100   100    100      100     100      69     *       0
October 25, 2008........     100     100     100   100    100      100      98      41     0       0
October 25, 2009........     100     100     100   100     96      100      98      27     0       0
October 25, 2010........     100     100     100   100     33      100      87       7     0       0
October 25, 2011........     100      96      93    80      4      100      83       2     0       0
October 25, 2012........      99      92      85    47      0      100      82       2     0       0
October 25, 2013........      98      86      74    28      0      100      82       2     0       0
October 25, 2014........      98      78      61    17      0      100      82       *     0       0
October 25, 2015........      97      70      49    12      0      100      82       *     0       0
October 25, 2016........      95      61      38     8      0      100      82       0     0       0
October 25, 2017........      92      54      30     6      0      100      73       0     0       0
October 25, 2018........      89      47      23     4      0       99      62       0     0       0
October 25, 2019........      86      41      18     3      0       99      52       0     0       0
October 25, 2020........      83      35      14     2      0       99      43       0     0       0
October 25, 2021........      80      31      10     1      0       99      35       0     0       0
October 25, 2022........      76      26       8     1      0       99      27       0     0       0
October 25, 2023........      72      22       6     1      0       99      21       0     0       0
October 25, 2024........      68      19       5     *      0       99      15       0     0       0
October 25, 2025........      63      16       3     *      0       99      10       0     0       0
October 25, 2026........      58      13       3     *      0       99       6       0     0       0
October 25, 2027........      53      11       2     *      0       99       2       0     0       0
October 25, 2028........      48       9       1     *      0       99       0       0     0       0
October 25, 2029........      42       7       1     *      0       99       0       0     0       0
October 25, 2030........      36       5       1     *      0       97       0       0     0       0
October 25, 2031........      30       4       *     *      0       94       0       0     0       0
October 25, 2032........      23       3       *     *      0       77       0       0     0       0
October 25, 2033........      15       2       *     *      0       47       0       0     0       0
October 25, 2034........       7       1       *     *      0       14       0       0     0       0
October 25, 2035........       0       0       0     0      0        0       0       0     0       0
Weighted Average
 Life (in years)(1).....   21.62   13.82   10.76   7.64   4.83   27.70   13.73    2.82   0.98   0.60

---------

  * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                     CLASS 5-A-5                 CLASS 5-A-6 AND CLASS 5-A-8
DISTRIBUTION              ---------------------------------   ---------------------------------
DATE                       0%     50%    100%   150%   200%    0%     50%    100%   150%   200%
----                      -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage......    100    100   100    100    100      100    100   100    100    100
October 25, 2006........     99     92    92     92     92      100     83    71     71     71
October 25, 2007........     98     65    65     65     65      100     77    51     51     17
October 25, 2008........     96     47    47     47     24      100     67    42     19      0
October 25, 2009........     95     29    29     29      0      100     58    32      *      0
October 25, 2010........     93     24    24      0      0      100     49    22      0      0
October 25, 2011........     92     19    19      0      0      100     39    13      0      0
October 25, 2012........     90     14    14      0      0      100     29     4      0      0
October 25, 2013........     89      9     9      0      0      100     22     *      0      0
October 25, 2014........     87      4     4      0      0      100     16     0      0      0
October 25, 2015........     85      0     1      0      0      100     11     0      0      0
October 25, 2016........     80      0     0      0      0       98      3     0      0      0
October 25, 2017........     75      0     0      0      0       95      0     0      0      0
October 25, 2018........     70      0     0      0      0       92      0     0      0      0
October 25, 2019........     65      0     0      0      0       89      0     0      0      0
October 25, 2020........     60      0     0      0      0       85      0     0      0      0
October 25, 2021........     55      0     0      0      0       81      0     0      0      0
October 25, 2022........     50      0     0      0      0       76      0     0      0      0
October 25, 2023........     45      0     0      0      0       70      0     0      0      0
October 25, 2024........     40      0     0      0      0       64      0     0      0      0
October 25, 2025........     35      0     0      0      0       57      0     0      0      0
October 25, 2026........     30      0     0      0      0       50      0     0      0      0
October 25, 2027........     25      0     0      0      0       41      0     0      0      0
October 25, 2028........     20      0     0      0      0       32      0     0      0      0
October 25, 2029........     15      0     0      0      0       23      0     0      0      0
October 25, 2030........     10      0     0      0      0       13      0     0      0      0
October 25, 2031........      5      0     0      0      0        3      0     0      0      0
October 25, 2032........      0      0     0      0      0        0      0     0      0      0
October 25, 2033........      0      0     0      0      0        0      0     0      0      0
October 25, 2034........      0      0     0      0      0        0      0     0      0      0
October 25, 2035........      0      0     0      0      0        0      0     0      0      0
Weighted Average
 Life (in years)(1).....  16.49   3.56   3.57   2.85   2.33   20.20   5.07   2.90   1.95   1.37




                                      CLASS 5-A-9                            CLASS C-P
DISTRIBUTION              ------------------------------------   ---------------------------------
DATE                        0%      50%    100%    150%   200%    0%     50%    100%   150%   200%
----                      ------   -----   ----    ----   ----   -----   ----   ----   ----   ----
Initial Percentage......     100     100     100   100    100      100    100   100    100     100
October 25, 2006........     100     100     100   100    100       97     89    82     74      66
October 25, 2007........     100     100     100   100    100       94     78    63     50      38
October 25, 2008........     100     100     100   100    100       91     68    49     34      22
October 25, 2009........     100     100     100   100      0       88     59    38     23      13
October 25, 2010........     100     100     100    93      0       84     51    29     15       7
October 25, 2011........     100     100     100     0      0       80     44    22     10       4
October 25, 2012........     100     100     100     0      0       77     37    17      7       2
October 25, 2013........     100     100     100     0      0       72     32    13      5       1
October 25, 2014........     100     100     100     0      0       68     27    10      3       1
October 25, 2015........     100     100     100     0      0       63     23     7      2       *
October 25, 2016........     100     100      83     0      0       58     19     5      1       *
October 25, 2017........     100     100      65     0      0       53     15     4      1       *
October 25, 2018........     100     100      50     0      0       47     12     3      1       *
October 25, 2019........     100     100      39     0      0       41     10     2      *       *
October 25, 2020........     100     100      30     0      0       36      8     1      *       *
October 25, 2021........     100     100      23     0      0       35      7     1      *       *
October 25, 2022........     100     100      17     0      0       33      6     1      *       *
October 25, 2023........     100     100      13     0      0       31      5     1      *       *
October 25, 2024........     100     100      10     0      0       29      4     *      *       *
October 25, 2025........     100     100       7     0      0       27      3     *      *       *
October 25, 2026........     100     100       5     0      0       25      3     *      *       *
October 25, 2027........     100     100       4     0      0       23      2     *      *       *
October 25, 2028........     100      90       3     0      0       21      2     *      *       *
October 25, 2029........     100      71       2     0      0       18      1     *      *       *
October 25, 2030........     100      55       1     0      0       15      1     *      *       *
October 25, 2031........     100      41       1     0      0       13      1     *      *       *
October 25, 2032........     100      28       1     0      0       10      1     *      *       *
October 25, 2033........     100      17       *     0      0        6      *     *      *       *
October 25, 2034........     100       7       *     0      0        3      *     *      *       *
October 25, 2035........       0       0       0     0      0        0      0     0      0       0
Weighted Average
 Life (in years)(1).....   29.70   25.64   14.08   5.36   3.79   13.96   6.61   4.01   2.78   2.08

---------

  * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                          CLASS B-1, CLASS B-2 AND CLASS B-3
DISTRIBUTION              -----------------------------------
DATE                       0%      50%    100%    150%   200%
----                      -----   -----   ----    ----   ----
Initial Percentage......    100     100     100   100     100
October 25, 2006........     99      99      99    99      99
October 25, 2007........     98      98      98    98      98
October 25, 2008........     97      97      97    97      97
October 25, 2009........     96      96      96    96      96
October 25, 2010........     95      95      95    95      95
October 25, 2011........     94      91      88    85      81
October 25, 2012........     93      86      80    73      52
October 25, 2013........     92      80      69    58      31
October 25, 2014........     90      73      57    43      18
October 25, 2015........     89      64      45    30      11
October 25, 2016........     86      56      35    20       6
October 25, 2017........     84      49      27    14       4
October 25, 2018........     81      42      21     9       2
October 25, 2019........     77      37      16     6       1
October 25, 2020........     74      32      12     4       1
October 25, 2021........     71      27       9     3       *
October 25, 2022........     68      23       7     2       *
October 25, 2023........     64      20       5     1       *
October 25, 2024........     60      17       4     1       *
October 25, 2025........     56      14       3     1       *
October 25, 2026........     52      12       2     *       *
October 25, 2027........     48      10       2     *       *
October 25, 2028........     43       8       1     *       *
October 25, 2029........     38       6       1     *       *
October 25, 2030........     32       5       1     *       *
October 25, 2031........     26       4       *     *       *
October 25, 2032........     20       2       *     *       *
October 25, 2033........     14       1       *     *       *
October 25, 2034........      7       1       *     *       *
October 25, 2035........      0       0       0     0       0
Weighted Average
 Life (in years)(1).....  20.01   13.00   10.23   8.87   7.47

---------

  * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                                                      APPENDIX B

                                  LOAN GROUP 1

              MORTGAGE INTEREST RATES OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE       AGGREGATE
                           NUMBER OF      MORTGAGE          PRINCIPAL
    MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)             LOANS      CUT-OFF DATE      GROUP 1 LOANS
------------------------------------------------------------------------
6.375....................     112      $16,465,753.00         22.36%
6.490....................       1          166,190.76          0.23
6.500....................      93       13,917,777.20         18.90
6.625....................      65       10,667,534.82         14.49
6.750....................      81       13,006,139.34         17.66
6.875....................      55        8,452,267.88         11.48
7.000....................      26        3,106,601.60          4.22
7.125....................      16        2,056,480.82          2.79
7.250....................      19        2,195,232.74          2.98
7.375....................       5          697,076.52          0.95
7.500....................      11        1,149,149.80          1.56
7.625....................       6          660,611.06          0.90
7.750....................       3          342,095.69          0.46
7.875....................       1           49,307.31          0.07
8.000....................       3          466,332.25          0.63
8.500....................       2          175,564.98          0.24
9.125....................       1           60,267.91          0.08
                              ---      --------------        ------
  Total..................     500      $73,634,383.68        100.00%
                              ---      --------------        ------
                              ---      --------------        ------

                PASS-THROUGH RATES OF THE GROUP 1 LOANS
-----------------------------------------------------------------------
                                  AGGREGATE                  WEIGHTED
                                  PRINCIPAL      WEIGHTED     AVERAGE
                               BALANCE OF THE    AVERAGE     SCHEDULED
          RANGE OF                MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH           LOANS AS OF THE   INTEREST      TERM
          RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
-----------------------------------------------------------------------
5.751 - 6.000................  $30,549,720.96     6.433%        358
6.001 - 6.250................   23,673,674.16     6.694         357
6.251 - 6.500................   11,558,869.48     6.909         358
6.501 - 6.750................    4,251,713.56     7.190         358
6.751 - 7.000................    1,846,226.32     7.453         359
7.001 - 7.250................    1,002,706.75     7.668         358
7.251 - 7.500................      515,639.56     7.988         358
7.751 - 8.000................      175,564.98     8.500         358
8.501 - 8.750................       60,267.91     9.125         359
                               --------------     -----         ---
                               $73,634,383.68     6.695%*       358*
                               --------------
                               --------------

* Represents a weighted average of all the group 1 loans.

    As of the Cut-Off Date, the Pass-Through Rates for the group 1 loans ranged from approximately 6.000% per annum to 8.625% per annum, with a weighted average of approximately 6.223% per annum.




             ORIGINAL PRINCIPAL BALANCES OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCES OF THE      AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
     RANGE OF ORIGINAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     PRINCIPAL BALANCES         LOANS      CUT-OFF DATE      GROUP 1 LOANS
---------------------------------------------------------------------------
$ 50,000 or less............      31      $ 1,256,398.05          1.71%
$ 50,001 -  75,000..........      77        4,864,381.17          6.61
$ 75,001 - 100,000..........      75        6,609,728.42          8.98
$100,001 - 150,000..........     133       16,551,390.76         22.48
$150,001 - 200,000..........      73       12,605,139.39         17.12
$200,001 - 250,000..........      37        8,240,374.71         11.19
$250,001 - 300,000..........      40       10,924,111.02         14.84
$300,001 - 350,000..........      16        5,246,376.99          7.12
$350,001 - 400,000..........       9        3,277,308.44          4.45
$400,001 - 450,000..........       5        2,163,696.41          2.94
$450,001 - 500,000..........       3        1,377,913.50          1.87
$500,001 - 550,000..........       1          517,564.82          0.70
                                 ---      --------------        ------
  Total.....................     500      $73,634,383.68        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

    As of the Cut-Off Date, the principal balances of the group 1 loans ranged from approximately $19,890 to $517,565 with an average of approximately $147,269.


             CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
   CURRENT LOAN-TO-VALUE      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
         RATIOS (%)             LOANS      CUT-OFF DATE      GROUP 1 LOANS
---------------------------------------------------------------------------
60.00 or less...............      71      $12,641,739.82         17.17%
60.01 - 70.00...............      75       12,984,592.06         17.63
70.01 - 75.00...............      59        9,163,238.61         12.44
75.01 - 80.00...............     219       30,801,155.75         41.83
80.01 - 85.00...............      15        1,108,941.97          1.51
85.01 - 90.00...............      61        6,934,715.47          9.42
                                 ---      --------------        ------
  Total.....................     500      $73,634,383.68        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

    At origination, the weighted average loan-to-value ratio of the group 1 loans was approximately 72.2%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans was approximately 72.0%.

         TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
                              MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPES           LOANS      CUT-OFF DATE      GROUP 1 LOANS
---------------------------------------------------------------------------
Single Family Detached......     311      $41,460,998.97         56.31%
Duplex......................      68       11,902,186.31         16.16
Triplex.....................      14        3,575,094.57          4.86
Fourplex....................      17        3,371,567.94          4.58
Townhouse...................       4          521,577.89          0.71
Condominium.................      55        8,258,434.21         11.22
Planned Unit Development....      29        4,103,158.06          5.57
Hi-Rise Condominium.........       2          441,365.73          0.60
                                 ---      --------------        ------
  Total.....................     500      $73,634,383.68        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

                                  LOAN GROUP 1

          GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 1 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
           STATE               LOANS      CUT-OFF DATE      GROUP 1 LOANS
--------------------------------------------------------------------------
Alabama....................       6      $   339,208.02          0.46%
Arizona....................      22        3,184,631.48          4.32
Arkansas...................       3          130,636.83          0.18
California.................      76       17,574,220.13         23.87
Colorado...................       5          593,402.25          0.81
Connecticut................       6        1,319,694.74          1.79
District of Columbia.......       2          352,636.19          0.48
Florida....................      65        9,465,169.22         12.85
Georgia....................      11        1,358,706.43          1.85
Idaho......................       4          556,969.66          0.76
Illinois...................      29        4,217,489.39          5.73
Indiana....................      22        1,920,970.85          2.61
Iowa.......................       2          136,703.77          0.19
Kansas.....................       7          462,717.42          0.63
Kentucky...................       8          711,972.85          0.97
Louisiana..................       1           66,318.66          0.09
Maryland...................      13        1,701,342.20          2.31
Massachusetts..............       6        1,464,241.01          1.99
Michigan...................      14        1,441,132.09          1.96
Minnesota..................       3          346,455.15          0.47
Missouri...................      16        1,514,985.03          2.06
Montana....................       3          334,891.37          0.45
Nebraska...................       3          258,377.52          0.35
Nevada.....................       4          492,095.15          0.67
New Hampshire..............       3          313,522.45          0.43
New Jersey.................      12        2,220,270.20          3.02
New Mexico.................       7          581,266.68          0.79
New York...................      20        5,233,365.90          7.11
North Carolina.............       7          674,872.08          0.92
North Dakota...............       2          223,953.72          0.30
Ohio.......................      12          926,240.95          1.26
Oklahoma...................       3          177,921.66          0.24
Oregon.....................      16        2,081,198.75          2.83
Pennsylvania...............       4          360,475.66          0.49
Rhode Island...............       1          287,752.03          0.39
South Carolina.............       2          131,631.24          0.18
South Dakota...............       1           55,825.79          0.08
Tennessee..................       8          748,278.31          1.02
Texas......................      33        3,431,760.97          4.66
Utah.......................       7          744,045.12          1.01
Vermont....................       4          728,974.18          0.99
Virginia...................      11        2,256,069.56          3.06
Washington.................      11        2,058,550.22          2.80
Wisconsin..................       3          231,819.34          0.31
Wyoming....................       2          221,621.46          0.30
                                ---      --------------        ------
  Total....................     500      $73,634,383.68        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

    No more than approximately 2.3% of the group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.4% of the group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

              SCHEDULED MATURITY YEARS OF THE GROUP 1 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     YEAR OF MATURITY          LOANS      CUT-OFF DATE      GROUP 1 LOANS
--------------------------------------------------------------------------
2030.......................       2      $   214,045.14          0.29%
2034.......................       4          238,094.14          0.32
2035.......................     494       73,182,244.40         99.39
                                ---      --------------        ------
  Total....................     500      $73,634,383.68        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

    The weighted average remaining term (adjusted for Curtailments) of the group 1 loans as of the Cut-Off Date is approximately 357 months.

    The latest scheduled maturity of any of the group 1 loans is October 2035.

          YEARS OF INITIAL MONTHLY PAYMENTS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
      YEAR OF INITIAL         MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      MONTHLY PAYMENT           LOANS      CUT-OFF DATE      GROUP 1 LOANS
---------------------------------------------------------------------------
2004........................       4      $   238,094.14          0.32%
2005........................     496       73,396,289.54         99.68
                                 ---      --------------        ------
  Total.....................     500      $73,634,383.68        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------




             DOCUMENTATION PROGRAM TYPES OF THE GROUP 1 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
    LOAN DOCUMENTATION       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROGRAM TYPE            LOANS      CUT-OFF DATE      GROUP 1 LOANS
--------------------------------------------------------------------------
Full Documentation.........     270      $36,877,802.71         50.08%
No Documentation...........      46        8,223,388.24         11.17
No Ratio...................      26        5,064,631.17          6.88
Reduced Documentation......     158       23,468,561.56         31.87
                                ---      --------------        ------
  Total....................     500      $73,634,383.68        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a reduced or no documentation program was approximately 71.7%. Generally, under a reduced documentation program, either no verification of a mortgagor's stated income is undertaken or no verification of mortgagor's assets is undertaken. In addition, mortgage loans underwritten under a reduced documentation program may include mortgage loans with only one year of mortgagor income verification and mortgage loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Generally, under a no documentation program, no verification of either a mortgagor's income or assets is undertaken although both income and assets are stated on the loan application.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a no ratio program was approximately 70.0%. Under a no ratio program, income information is not obtained from the related mortgagors or verified.

                       PURPOSE OF THE GROUP 1 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      PURPOSE OF LOAN          LOANS      CUT-OFF DATE      GROUP 1 LOANS
--------------------------------------------------------------------------
Purchase Loans.............     293      $42,608,764.12         57.87%
Rate/Term Refinances.......      71        9,394,891.22         12.76
Cash Out Refinances........     136       21,630,728.34         29.38
                                ---      --------------        ------
  Total....................     500      $73,634,383.68        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

                   OCCUPANCY STATUS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
                              MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      OCCUPANCY STATUS          LOANS      CUT-OFF DATE      GROUP 1 LOANS
---------------------------------------------------------------------------
Non-Owner Occupied..........     500      $73,634,383.68        100.00%
                                 ---      --------------        ------
  Total.....................     500      $73,634,383.68        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------




             CREDIT SCORES DISTRIBUTION OF THE GROUP 1 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       CREDIT SCORE            LOANS      CUT-OFF DATE      GROUP 1 LOANS
--------------------------------------------------------------------------
600 - 639..................      17      $ 1,678,686.03          2.28%
640 - 659..................      25        4,836,276.61          6.57
660 - 679..................      36        4,814,832.51          6.54
680 - 699..................      52        8,488,852.32         11.53
700 - 719..................      93       14,109,677.47         19.16
720 - 739..................      70       10,019,549.30         13.61
740 - 759..................      68        9,314,167.34         12.65
760 - 779..................      76       10,805,819.00         14.67
780 - 799..................      45        6,898,840.70          9.37
800 or greater.............      18        2,667,682.40          3.62
                                ---      --------------        ------
  Total....................     500      $73,634,383.68        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

    As of the Cut-Off Date, the weighted average credit score of the group 1 loans was approximately 726.

                   ORIGINAL TERMS OF THE GROUP 1 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
         LOAN TERM           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        (IN MONTHS)            LOANS      CUT-OFF DATE      GROUP 1 LOANS
--------------------------------------------------------------------------
300........................       2      $   214,045.14          0.29%
360........................     498       73,420,338.54         99.71
                                ---      --------------        ------
  Total....................     500      $73,634,383.68        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

                                  LOAN GROUP 2

             MORTGAGE INTEREST RATES OF THE GROUP 2 LOANS
-----------------------------------------------------------------------
                                         AGGREGATE        PERCENTAGE
                                         PRINCIPAL          OF THE
                                      BALANCE OF THE       AGGREGATE
                          NUMBER OF      MORTGAGE          PRINCIPAL
   MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)            LOANS      CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------
5.250...................       1      $    692,205.11         0.33%
5.500...................       4         2,202,681.19         1.07
5.625...................       1           599,358.56         0.29
5.750...................      20        10,299,527.13         4.98
5.875...................      39        24,448,139.35        11.83
6.000...................      38        24,970,562.43        12.08
6.125...................      52        28,157,492.55        13.63
6.250...................      78        42,029,975.57        20.34
6.375...................      58        30,780,116.40        14.90
6.500...................      34        17,137,956.40         8.29
6.625...................      13         7,540,919.49         3.65
6.750...................      11         6,926,019.64         3.35
6.875...................       6         3,135,808.63         1.52
7.000...................       7         3,875,839.68         1.88
7.125...................       1           560,000.00         0.27
7.375...................       2         1,423,915.69         0.69
7.500...................       2         1,268,000.00         0.61
8.000...................       1           582,414.77         0.28
                             ---      ---------------       ------
  Total.................     368      $206,630,932.59       100.00%
                             ---      ---------------       ------
                             ---      ---------------       ------

               PASS-THROUGH RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                 AGGREGATE                  WEIGHTED
                                 PRINCIPAL      WEIGHTED     AVERAGE
                              BALANCE OF THE    AVERAGE     SCHEDULED
          RANGE OF               MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH          LOANS AS OF THE   INTEREST      TERM
         RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
----------------------------------------------------------------------
4.751 - 5.000...............  $    692,205.11    5.250%        359
5.001 - 5.250...............     2,202,681.19    5.500         359
5.251 - 5.500...............    60,317,587.47    5.903         358
5.501 - 5.750...............    70,187,468.12    6.200         359
5.751 - 6.000...............    47,918,072.80    6.420         358
6.001 - 6.250...............    14,466,939.13    6.685         359
6.251 - 6.500...............     7,011,648.31    6.944         359
6.501 - 6.750...............       560,000.00    7.125         359
6.751 - 7.000...............     2,691,915.69    7.434         359
7.251 - 7.500...............       582,414.77    8.000         358
                              ---------------    -----         ---
                              $206,630,932.59    6.236%*       358*
                              ---------------
                              ---------------

* Represents a weighted average of all the group 2 loans.

    As of the Cut-Off Date, the Pass-Through Rates for the group 2 loans ranged from approximately 5.000% per annum to 7.500% per annum, with a weighted average of approximately 5.768% per annum.

             ORIGINAL PRINCIPAL BALANCES OF THE GROUP 2 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
     RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    PRINCIPAL BALANCES         LOANS      CUT-OFF DATE      GROUP 2 LOANS
--------------------------------------------------------------------------
$ 350,001 -  400,000.......      39      $ 14,963,712.12         7.24%
$ 400,001 -  450,000.......      79        33,765,006.37        16.34
$ 450,001 -  500,000.......      56        26,758,446.89        12.95
$ 500,001 -  550,000.......      53        27,978,731.62        13.54
$ 550,001 -  600,000.......      45        26,083,254.37        12.62
$ 600,001 -  650,000.......      27        17,099,902.45         8.28
$ 650,001 -  700,000.......      14         9,582,642.01         4.64
$ 700,001 -  750,000.......      13         9,441,572.72         4.57
$ 750,001 -  800,000.......       6         4,641,870.48         2.25
$ 800,001 -  850,000.......       2         1,651,921.73         0.80
$ 850,001 -  900,000.......       9         7,888,509.11         3.82
$ 900,001 -  950,000.......       6         5,519,842.76         2.67
$ 950,001 - 1,000,000......      15        14,834,392.52         7.18
$1,100,001 - 1,150,000.....       1         1,110,919.20         0.54
Over $1,500,000............       3         5,310,208.24         2.57
                                ---      ---------------       ------
  Total....................     368      $206,630,932.59       100.00%
                                ---      ---------------       ------
                                ---      ---------------       ------

    As of the Cut-Off Date, the principal balances of the group 2 loans ranged from approximately $359,559 to $2,000,000 with an average of approximately $561,497.




            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATIOS (%)             LOANS      CUT-OFF DATE      GROUP 2 LOANS
--------------------------------------------------------------------------
60.00 or less..............      39      $ 23,448,927.07        11.35%
60.01 - 70.00..............      96        58,918,492.13        28.51
70.01 - 75.00..............      43        24,993,638.62        12.10
75.01 - 80.00..............     189        98,864,903.91        47.85
80.01 - 85.00..............       1           404,970.86         0.20
                                ---      ---------------       ------
  Total....................     368      $206,630,932.59       100.00%
                                ---      ---------------       ------
                                ---      ---------------       ------

    At origination, the weighted average loan-to-value ratio of the group 2 loans was approximately 71.9%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans was approximately 71.8%.

         TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 2 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPE           LOANS      CUT-OFF DATE      GROUP 2 LOANS
--------------------------------------------------------------------------
Single Family Detached.....     264      $147,167,777.45        71.22%
Duplex.....................      12         8,121,895.00         3.93
Triplex....................       2         1,551,410.58         0.75
Fourplex...................       1           731,900.00         0.35
Condominium................      20         9,754,522.02         4.72
Planned Unit Development...      66        37,054,423.05        17.93
Hi-Rise Condominium........       2         1,649,004.49         0.80
Housing Cooperative........       1           600,000.00         0.29
                                ---      ---------------       ------
  Total....................     368      $206,630,932.59       100.00%
                                ---      ---------------       ------
                                ---      ---------------       ------

          GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE               LOANS      CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
Alabama...................       1      $    516,982.21         0.25%
Arizona...................      17         9,071,975.08         4.39
Arkansas..................       2           842,014.08         0.41
California................     176       102,229,999.22        49.47
Colorado..................      11         6,460,497.39         3.13
Connecticut...............       5         2,376,625.21         1.15
District of Columbia......       1           481,600.00         0.23
Florida...................      17        10,390,848.49         5.03
Georgia...................       6         4,171,789.37         2.02
Illinois..................       5         2,504,877.50         1.21
Indiana...................       1           449,583.22         0.22
Maryland..................       7         3,437,703.37         1.66
Massachusetts.............      11         5,810,020.36         2.81
Michigan..................       1           466,535.10         0.23
Minnesota.................       3         1,667,833.73         0.81
Missouri..................       3         1,407,630.87         0.68
Montana...................       1           983,422.02         0.48
Nevada....................       8         3,969,368.16         1.92
New Hampshire.............       1           500,000.00         0.24
New Jersey................      16         9,830,334.35         4.76
New York..................      25        12,920,384.44         6.25
North Carolina............       2           966,693.00         0.47
Ohio......................       2           876,000.00         0.42
Oregon....................       9         5,974,052.96         2.89
Pennsylvania..............       5         2,412,646.83         1.17
South Carolina............       1           508,000.00         0.25
South Dakota..............       1           439,070.70         0.21
Texas.....................       1           436,094.21         0.21
Utah......................       2           771,638.43         0.37
Virginia..................       8         4,337,036.96         2.10
Washington................      17         7,773,400.74         3.76
Wisconsin.................       1           926,775.89         0.45
Wyoming...................       1           719,498.70         0.35
                               ---      ---------------       ------
  Total...................     368      $206,630,932.59       100.00%
                               ---      ---------------       ------
                               ---      ---------------       ------

    No more than approximately 1.1% of the group 2 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.8% of the group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 2

              SCHEDULED MATURITY YEARS OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     YEAR OF MATURITY         LOANS      CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
2025......................       1      $    371,843.46         0.18%
2030......................       1           575,230.80         0.28
2035......................     366       205,683,858.33        99.54
                               ---      ---------------       ------
  Total...................     368      $206,630,932.59       100.00%
                               ---      ---------------       ------
                               ---      ---------------       ------

    The weighted average remaining term of the group 2 loans as of the Cut-Off Date is approximately 358 months.

    The latest scheduled maturity of any of the group 2 loans is October 2035.

          YEARS OF INITIAL MONTHLY PAYMENTS OF THE GROUP 2 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
      YEAR OF INITIAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      MONTHLY PAYMENT          LOANS      CUT-OFF DATE      GROUP 2 LOANS
--------------------------------------------------------------------------
2005.......................     368      $206,630,932.59       100.00%
                                ---      ---------------       ------
  Total....................     368      $206,630,932.59       100.00%
                                ---      ---------------       ------
                                ---      ---------------       ------

            DOCUMENTATION PROGRAM TYPES OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
    LOAN DOCUMENTATION      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROGRAM TYPE           LOANS      CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
Full Documentation........      80      $ 44,463,957.77        21.52%
No Documentation..........      87        49,510,214.46        23.96
No Ratio..................      15         9,745,958.93         4.72
Reduced Documentation.....     186       102,910,801.43        49.80
                               ---      ---------------       ------
  Total...................     368      $206,630,932.59       100.00%
                               ---      ---------------       ------
                               ---      ---------------       ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a reduced or no documentation program was approximately 72.3%. Generally, under a reduced documentation program, either no verification of a mortgagor's stated income is undertaken or no verification of mortgagor's assets is undertaken. In addition, mortgage loans underwritten under a reduced documentation program may include mortgage loans with only one year of mortgagor income verification and mortgage loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Generally, under a no documentation program, no verification of either a mortgagor's income or assets is undertaken although both income and assets are stated on the loan application.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a no ratio program was approximately 62.9%. Under a no ratio program, income information is not obtained from the related mortgagors or verified.




                      PURPOSE OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     PURPOSE OF LOAN          LOANS      CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
Purchase Loans............     157      $ 85,947,590.24        41.59%
Rate/Term Refinances......      54        31,069,725.34        15.04
Cash Out Refinances.......     157        89,613,617.01        43.37
                               ---      ---------------       ------
  Total...................     368      $206,630,932.59       100.00%
                               ---      ---------------       ------
                               ---      ---------------       ------

                  OCCUPANCY STATUS OF THE GROUP 2 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     OCCUPANCY STATUS          LOANS      CUT-OFF DATE      GROUP 2 LOANS
--------------------------------------------------------------------------
Owner Occupied.............     341      $189,697,056.84        91.80%
Owner Occupied -- 2nd
 Home......................      10         7,051,211.45         3.41
Non-Owner Occupied.........      17         9,882,664.30         4.78
                                ---      ---------------       ------
  Total....................     368      $206,630,932.59       100.00%
                                ---      ---------------       ------
                                ---      ---------------       ------

             CREDIT SCORE DISTRIBUTION OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      CREDIT SCORES           LOANS      CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
600 - 639.................      10      $  6,901,327.08         3.34%
640 - 659.................      16         8,980,334.85         4.35
660 - 679.................      29        14,833,155.51         7.18
680 - 699.................      56        31,282,207.03        15.14
700 - 719.................      71        39,416,024.72        19.08
720 - 739.................      40        24,225,829.21        11.72
740 - 759.................      65        35,347,836.46        17.11
760 - 779.................      38        21,229,420.52        10.27
780 - 799.................      30        17,814,584.03         8.62
800 or greater............      13         6,600,213.18         3.19
                               ---      ---------------       ------
  Total...................     368      $206,630,932.59       100.00%
                               ---      ---------------       ------
                               ---      ---------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 2 loans was approximately 724.

                   ORIGINAL TERMS OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
        LOAN TERM           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)            LOANS      CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
240.......................       1      $    371,843.46         0.18%
300.......................       1           575,230.80         0.28
360.......................     366       205,683,858.33        99.54
                               ---      ---------------       ------
  Total...................     368      $206,630,932.59       100.00%
                               ---      ---------------       ------
                               ---      ---------------       ------

                                  LOAN GROUP 3

              MORTGAGE INTEREST RATES OF THE GROUP 3 LOANS
------------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE       AGGREGATE
                           NUMBER OF      MORTGAGE          PRINCIPAL
    MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)             LOANS      CUT-OFF DATE      GROUP 3 LOANS
------------------------------------------------------------------------
4.625....................       2      $   226,733.06          0.98%
4.750....................       1           99,195.45          0.43
5.000....................       8          688,211.52          2.99
5.125....................       4          329,850.30          1.43
5.250....................       9          891,363.27          3.87
5.375....................      16        2,326,831.22         10.10
5.500....................      20        2,375,735.03         10.31
5.625....................      10        1,150,142.27          4.99
5.750....................      34        4,224,091.36         18.34
5.875....................      39        4,712,184.00         20.45
6.000....................      17        1,795,312.85          7.79
6.125....................       8          714,999.83          3.10
6.250....................      21        2,351,365.17         10.21
6.375....................       3          279,911.95          1.22
6.500....................       3          162,215.78          0.70
6.750....................       2          218,823.28          0.95
6.875....................       1          110,325.30          0.48
7.250....................       1          215,863.15          0.94
7.375....................       2           89,099.64          0.39
7.750....................       1           75,300.95          0.33
                              ---      --------------        ------
  Total..................     202      $23,037,555.38        100.00%
                              ---      --------------        ------
                              ---      --------------        ------

                PASS-THROUGH RATES OF THE GROUP 3 LOANS
-----------------------------------------------------------------------
                                  AGGREGATE                  WEIGHTED
                                  PRINCIPAL      WEIGHTED     AVERAGE
                               BALANCE OF THE    AVERAGE     SCHEDULED
          RANGE OF                MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH           LOANS AS OF THE   INTEREST      TERM
          RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
-----------------------------------------------------------------------
4.251 - 4.500................  $   325,928.51     4.663%        177
4.501 - 4.750................      688,211.52     5.000         177
4.751 - 5.000................    1,221,213.57     5.216         177
5.001 - 5.250................    4,702,566.25     5.438         177
5.251 - 5.500................   11,881,730.48     5.825         177
5.501 - 5.750................    3,066,365.00     6.221         177
5.751 - 6.000................      442,127.73     6.421         177
6.001 - 6.250................      218,823.28     6.750         174
6.251 - 6.500................      110,325.30     6.875         177
6.501 - 6.750................      215,863.15     7.250         174
6.751 - 7.000................       89,099.64     7.375         174
7.001 - 7.250................       75,300.95     7.750         178
                               --------------     -----         ---
                               $23,037,555.38     5.776%*       177*
                               --------------
                               --------------

* Represents a weighted average of all the group 3 loans.

    As of the Cut-Off Date, the Pass-Through Rates for the group 3 loans ranged from approximately 4.375% per annum to 7.250% per annum, with a weighted average of approximately 5.436% per annum.

             ORIGINAL PRINCIPAL BALANCES OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
     RANGE OF ORIGINAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     PRINCIPAL BALANCES         LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
$ 50,000 or less............      21      $   781,312.47          3.39%
$ 50,001 -  75,000..........      43        2,690,852.24         11.68
$ 75,001 - 100,000..........      55        4,766,025.97         20.69
$100,001 - 150,000..........      40        4,890,892.05         21.23
$150,001 - 200,000..........      17        2,981,902.73         12.94
$200,001 - 250,000..........      14        3,194,002.76         13.86
$250,001 - 300,000..........       6        1,684,380.94          7.31
$300,001 - 350,000..........       4        1,274,949.88          5.53
$350,001 - 400,000..........       1          366,123.44          1.59
$400,001 - 450,000..........       1          407,112.90          1.77
                                 ---      --------------        ------
  Total.....................     202      $23,037,555.38        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

    As of the Cut-Off Date, the principal balances of the group 3 loans ranged from approximately $16,283 to $407,113 with an average of approximately $114,047.




             CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
   CURRENT LOAN-TO-VALUE      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
         RATIOS (%)             LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
60.00 or less...............      65      $ 8,094,927.95         35.14%
60.01 - 70.00...............      46        6,106,387.64         26.51
70.01 - 75.00...............      21        2,158,857.43          9.37
75.01 - 80.00...............      68        6,518,218.45         28.29
85.01 - 90.00...............       2          159,163.91          0.69
                                 ---      --------------        ------
  Total.....................     202      $23,037,555.38        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

    At origination, the weighted average loan-to-value ratio of the group 3 loans was approximately 62.4%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 3 loans was approximately 61.8%.

         TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
                              MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPE            LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
Single Family Detached......     128      $12,653,346.88         54.92%
Duplex......................      29        5,092,733.58         22.11
Triplex.....................       5          773,008.02          3.36
Fourplex....................       8        1,438,971.95          6.25
Townhouse...................       1           40,368.00          0.18
Condominium.................      26        2,371,966.23         10.30
Planned Unit Development....       5          667,160.72          2.90
                                 ---      --------------        ------
  Total.....................     202      $23,037,555.38        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

          GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 3 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
           STATE               LOANS      CUT-OFF DATE      GROUP 3 LOANS
--------------------------------------------------------------------------
Alabama....................       2      $   228,598.98          0.99%
Arizona....................       3          285,883.83          1.24
Arkansas...................       2          247,618.14          1.07
California.................      28        5,115,135.53         22.20
Colorado...................       4          441,189.42          1.92
Connecticut................       4          620,437.88          2.69
Delaware...................       2          177,460.67          0.77
Florida....................       8        1,012,831.47          4.40
Georgia....................       9          778,676.04          3.38
Idaho......................       2          144,851.55          0.63
Illinois...................       8          758,134.02          3.29
Indiana....................       2          184,161.16          0.80
Kansas.....................       4          403,286.43          1.75
Kentucky...................       3          327,998.92          1.42
Louisiana..................       1           69,251.05          0.30
Maine......................       1          101,150.98          0.44
Maryland...................       2          166,307.43          0.72
Massachusetts..............       2          226,891.72          0.98
Michigan...................       5          476,282.23          2.07
Missouri...................      10          929,070.10          4.03
Montana....................       1          108,164.66          0.47
Nebraska...................       2          258,253.88          1.12
Nevada.....................       1           94,483.71          0.41
New Hampshire..............       2           80,002.74          0.35
New Jersey.................       2          534,314.72          2.32
New Mexico.................       2          175,552.56          0.76
New York...................       5        1,399,277.65          6.07
North Carolina.............       3          263,960.11          1.15
North Dakota...............       1           23,257.42          0.10
Ohio.......................       5          477,684.74          2.07
Oklahoma...................       4          221,772.46          0.96
Oregon.....................       3          184,636.68          0.80
Pennsylvania...............       7          777,035.81          3.37
South Carolina.............       1           39,439.83          0.17
South Dakota...............      12        1,047,010.74          4.54
Tennessee..................      11          771,168.07          3.35
Texas......................      21        2,290,225.97          9.94
Utah.......................       2          229,015.34          0.99
Virginia...................       7          486,112.82          2.11
Washington.................       8          880,967.92          3.82
                                ---      --------------        ------
  Total....................     202      $23,037,555.38        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

    No more than approximately 1.9% of the group 3 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 2.5% of the group 3 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 3

               SCHEDULED MATURITY YEARS OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
     YEAR OF MATURITY          LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
2015.......................       2      $   138,320.95           0.60%
2019.......................       1           57,604.26           0.25
2020.......................     199       22,841,630.17          99.15
                                ---      --------------         ------
  Total....................     202      $23,037,555.38         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

    The weighted average remaining term of the group 3 loans as of the Cut-Off Date is approximately 177 months.

    The latest scheduled maturity of any of the group 3 loans is September 2020.

           YEARS OF INITIAL MONTHLY PAYMENTS OF THE GROUP 3 LOANS
----------------------------------------------------------------------------
                                             AGGREGATE         PERCENTAGE
                                             PRINCIPAL           OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
      YEAR OF INITIAL         MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      MONTHLY PAYMENT           LOANS      CUT-OFF DATE      GROUP 3 LOANS
----------------------------------------------------------------------------
2004........................       1      $    57,604.26           0.25%
2005........................     201       22,979,951.12          99.75
                                 ---      --------------         ------
  Total.....................     202      $23,037,555.38         100.00%
                                 ---      --------------         ------
                                 ---      --------------         ------

             DOCUMENTATION PROGRAM TYPES OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
    LOAN DOCUMENTATION       MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       PROGRAM TYPE            LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
Full Documentation.........     135      $13,287,167.75          57.68%
No Documentation...........      15        1,354,271.65           5.88
No Ratio...................       6        1,040,718.67           4.52
Reduced Documentation......      46        7,355,397.31          31.93
                                ---      --------------         ------
  Total....................     202      $23,037,555.38         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 3 loans originated under a reduced or no documentation program was approximately 59.3%. Generally, under a reduced documentation program, either no verification of a mortgagor's stated income is undertaken or no verification of mortgagor's assets is undertaken. In addition, mortgage loans underwritten under a reduced documentation program may include mortgage loans with only one year of mortgagor income verification and mortgage loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Generally, under a no documentation program, no verification of either a mortgagor's income or assets is undertaken although both income and assets are stated on the loan application.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 3 loans originated under a no ratio program was approximately 60.0%. Under a no ratio program, income information is not obtained from the related mortgagors or verified.




                       PURPOSE OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      PURPOSE OF LOAN          LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
Purchase Loans.............      71      $ 7,693,181.75          33.39%
Rate/Term Refinances.......      56        5,409,736.57          23.48
Cash Out Refinances........      75        9,934,637.06          43.12
                                ---      --------------         ------
  Total....................     202      $23,037,555.38         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

                   OCCUPANCY STATUS OF THE GROUP 3 LOANS
----------------------------------------------------------------------------
                                             AGGREGATE         PERCENTAGE
                                             PRINCIPAL           OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
                              MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      OCCUPANCY STATUS          LOANS      CUT-OFF DATE      GROUP 3 LOANS
----------------------------------------------------------------------------
Non-Owner Occupied..........     202      $23,037,555.38         100.00%
                                 ---      --------------         ------
  Total.....................     202      $23,037,555.38         100.00%
                                 ---      --------------         ------
                                 ---      --------------         ------

              CREDIT SCORE DISTRIBUTION OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       CREDIT SCORES           LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
620 - 639..................       3      $   336,108.74           1.46%
640 - 659..................       5          614,019.98           2.67
660 - 679..................      13        1,155,581.20           5.02
680 - 699..................      19        2,165,604.44           9.40
700 - 719..................      26        2,811,516.51          12.20
720 - 739..................      17        2,131,836.71           9.25
740 - 759..................      26        3,495,528.66          15.17
760 - 779..................      41        4,456,454.73          19.34
780 - 799..................      44        5,021,375.62          21.80
800 or greater.............       8          849,528.79           3.69
                                ---      --------------         ------
  Total....................     202      $23,037,555.38         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

    As of the Cut-Off Date, the weighted average credit score of the group 3 loans was approximately 744.

                    ORIGINAL TERMS OF THE GROUP 3 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
         LOAN TERM           MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
        (IN MONTHS)            LOANS      CUT-OFF DATE      GROUP 3 LOANS
---------------------------------------------------------------------------
120........................       2      $   138,320.95           0.60%
180........................     200       22,899,234.43          99.40
                                ---      --------------         ------
  Total....................     202      $23,037,555.38         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

                                  LOAN GROUP 4

              MORTGAGE INTEREST RATES OF THE GROUP 4 LOANS
------------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE       AGGREGATE
                           NUMBER OF      MORTGAGE          PRINCIPAL
    MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)             LOANS      CUT-OFF DATE      GROUP 4 LOANS
------------------------------------------------------------------------
5.500....................      10      $ 2,349,762.52          2.96%
5.625....................      13        3,786,654.63          4.76
5.750....................      25        7,936,933.67          9.98
5.875....................     108       29,956,448.24         37.68
6.000....................      62       16,935,525.30         21.30
6.125....................      23        5,774,958.23          7.26
6.250....................      15        3,655,416.37          4.60
6.375....................      11        2,722,560.92          3.42
6.500....................      12        2,980,264.42          3.75
6.625....................       6        1,624,825.91          2.04
6.750....................       4          827,059.60          1.04
6.875....................       1          179,297.35          0.23
7.000....................       3          766,094.36          0.96
                              ---      --------------        ------
  Total..................     293      $79,495,801.52        100.00%
                              ---      --------------        ------
                              ---      --------------        ------

                PASS-THROUGH RATES OF THE GROUP 4 LOANS
-----------------------------------------------------------------------
                                  AGGREGATE                  WEIGHTED
                                  PRINCIPAL      WEIGHTED     AVERAGE
                               BALANCE OF THE    AVERAGE     SCHEDULED
          RANGE OF                MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH           LOANS AS OF THE   INTEREST      TERM
          RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
-----------------------------------------------------------------------
5.001 - 5.250................  $ 2,349,762.52     5.500%        359
5.251 - 5.500................   58,615,561.84     5.878         359
5.501 - 5.750................    9,430,374.60     6.173         359
5.751 - 6.000................    5,702,825.34     6.440         359
6.001 - 6.250................    2,451,885.51     6.667         359
6.251 - 6.500................      945,391.71     6.976         359
                               --------------     -----         ---
                               $79,495,801.52     5.980%*       359*
                               --------------
                               --------------

* Represents a weighted average of all the group 4 loans.

    As of the Cut-Off Date, the Pass-Through Rates for the group 4 loans ranged from approximately 5.250% per annum to 6.500% per annum, with a weighted average of approximately 5.571% per annum.

             ORIGINAL PRINCIPAL BALANCES OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCES OF THE      AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
     RANGE OF ORIGINAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     PRINCIPAL BALANCES         LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
$ 75,001 - 100,000..........       3      $   279,799.96          0.35%
$100,001 - 150,000..........      23        3,033,569.77          3.82
$150,001 - 200,000..........      44        7,880,925.01          9.91
$200,001 - 250,000..........      63       14,275,868.01         17.96
$250,001 - 300,000..........      67       18,666,796.75         23.48
$300,001 - 350,000..........      37       11,909,911.72         14.98
$350,001 - 400,000..........      29       11,038,358.44         13.89
$400,001 - 450,000..........       9        3,867,185.65          4.86
$450,001 - 500,000..........      18        8,543,386.21         10.75
                                 ---      --------------        ------
  Total.....................     293      $79,495,801.52        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

    As of the Cut-Off Date, the principal balances of the group 4 loans ranged from approximately $88,903 to $499,490 with an average of approximately $271,317.




             CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
   CURRENT LOAN-TO-VALUE      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
         RATIOS (%)             LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
60.00 or less...............     130      $33,300,382.78         41.89%
60.01 - 70.00...............      64       17,590,124.59         22.13
70.01 - 75.00...............      26        7,873,463.94          9.90
75.01 - 80.00...............      72       20,532,243.95         25.83
80.01 - 85.00...............       1          199,586.26          0.25
                                 ---      --------------        ------
  Total.....................     293      $79,495,801.52        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

    At origination, the weighted average loan-to-value ratio of the group 4 loans was approximately 62.8%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 4 loans was approximately 62.8%.

         TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                             AGGREGATE        PERCENTAGE
                                             PRINCIPAL          OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
                              MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPE            LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
Single Family Detached......     226      $60,743,807.82         76.41%
Duplex......................      15        3,908,344.27          4.92
Triplex.....................       3          832,742.43          1.05
Fourplex....................       1          428,562.61          0.54
Townhouse...................       2          375,836.87          0.47
Condominium.................      32        8,068,721.12         10.15
Planned Unit Development....      14        5,137,786.40          6.46
                                 ---      --------------        ------
  Total.....................     293      $79,495,801.52        100.00%
                                 ---      --------------        ------
                                 ---      --------------        ------

          GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 4 LOANS
--------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
           STATE               LOANS      CUT-OFF DATE      GROUP 4 LOANS
--------------------------------------------------------------------------
California.................     293      $79,495,801.52        100.00%
                                ---      --------------        ------
  Total....................     293      $79,495,801.52        100.00%
                                ---      --------------        ------
                                ---      --------------        ------

    No more than approximately 1.5% of the group 4 loans will be secured by mortgaged properties in any one California zip code area.

               SCHEDULED MATURITY YEARS OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
     YEAR OF MATURITY          LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
2033.......................       1      $   310,495.08           0.39%
2035.......................     292       79,185,306.44          99.61
                                ---      --------------         ------
  Total....................     293      $79,495,801.52         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

    The weighted average remaining term of the group 4 loans as of the Cut-Off Date is approximately 359 months.

    The latest scheduled maturity of any of the group 4 loans is October 2035.

                                  LOAN GROUP 4

           YEARS OF INITIAL MONTHLY PAYMENTS OF THE GROUP 4 LOANS
----------------------------------------------------------------------------
                                             AGGREGATE         PERCENTAGE
                                             PRINCIPAL           OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
      YEAR OF INITIAL         MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      MONTHLY PAYMENT           LOANS      CUT-OFF DATE      GROUP 4 LOANS
----------------------------------------------------------------------------
2003........................       1      $   310,495.08           0.39%
2005........................     292       79,185,306.44          99.61
                                 ---      --------------         ------
  Total.....................     293      $79,495,801.52         100.00%
                                 ---      --------------         ------
                                 ---      --------------         ------

             DOCUMENTATION PROGRAM TYPES OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
    LOAN DOCUMENTATION       MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       PROGRAM TYPE            LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
Full Documentation.........      50      $14,657,738.06          18.44%
No Documentation...........      94       25,404,200.16          31.96
No Ratio...................      13        3,881,118.85           4.88
Reduced Documentation......     136       35,552,744.45          44.72
                                ---      --------------         ------
  Total....................     293      $79,495,801.52         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 4 loans originated under a reduced or no documentation program was approximately 60.7%. Generally, under a reduced documentation program, either no verification of a mortgagor's stated income is undertaken or no verification of mortgagor's assets is undertaken. In addition, mortgage loans underwritten under a reduced documentation program may include mortgage loans with only one year of mortgagor income verification and mortgage loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Generally, under a no documentation program, no verification of either a mortgagor's income or assets is undertaken although both income and assets are stated on the loan application.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 4 loans originated under a no ratio program was approximately 60.5%. Under a no ratio program, income information is not obtained from the related mortgagors or verified.

                       PURPOSE OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      PURPOSE OF LOAN          LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
Purchase Loans.............      55      $16,215,819.82          20.40%
Rate/Term Refinances.......      33        9,977,156.38          12.55
Cash Out Refinances........     205       53,302,825.32          67.05
                                ---      --------------         ------
  Total....................     293      $79,495,801.52         100.00%
                                ---      --------------         ------
                                ---      --------------         ------




                   OCCUPANCY STATUS OF THE GROUP 4 LOANS
----------------------------------------------------------------------------
                                             AGGREGATE         PERCENTAGE
                                             PRINCIPAL           OF THE
                                          BALANCE OF THE       AGGREGATE
                              NUMBER OF      MORTGAGE          PRINCIPAL
                              MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      OCCUPANCY STATUS          LOANS      CUT-OFF DATE      GROUP 4 LOANS
----------------------------------------------------------------------------
Owner Occupied..............     270      $72,400,632.97          91.07%
Owner Occupied -- 2nd
 Home.......................       3          659,334.61           0.83
Non-Owner Occupied..........      20        6,435,833.94           8.10
                                 ---      --------------         ------
  Total.....................     293      $79,495,801.52         100.00%
                                 ---      --------------         ------
                                 ---      --------------         ------

              CREDIT SCORE DISTRIBUTION OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       CREDIT SCORES           LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
600 - 619..................       2      $   310,000.00           0.39%
620 - 639..................       6        1,363,045.80           1.71
640 - 659..................      17        4,940,759.82           6.22
660 - 679..................      35        9,134,880.82          11.49
680 - 699..................      47       12,732,656.05          16.02
700 - 719..................      42       12,092,416.91          15.21
720 - 739..................      54       14,334,256.30          18.03
740 - 759..................      23        5,907,521.62           7.43
760 - 779..................      33        9,106,216.24          11.45
780 - 799..................      20        5,817,510.33           7.32
800 or greater.............      14        3,756,537.63           4.73
                                ---      --------------         ------
  Total....................     293      $79,495,801.52         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

    As of the Cut-Off Date, the weighted average credit score of the group 4 loans was approximately 720.

                    ORIGINAL TERMS OF THE GROUP 4 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
         LOAN TERM           MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
        (IN MONTHS)            LOANS      CUT-OFF DATE      GROUP 4 LOANS
---------------------------------------------------------------------------
360........................     293      $79,495,801.52         100.00%
                                ---      --------------         ------
  Total....................     293      $79,495,801.52         100.00%
                                ---      --------------         ------
                                ---      --------------         ------

                                  LOAN GROUP 5

              MORTGAGE INTEREST RATES OF THE GROUP 5 LOANS
------------------------------------------------------------------------
                                         AGGREGATE         PERCENTAGE
                                         PRINCIPAL           OF THE
                                      BALANCE OF THE       AGGREGATE
                          NUMBER OF      MORTGAGE          PRINCIPAL
   MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
        RATE (%)            LOANS      CUT-OFF DATE      GROUP 5 LOANS
------------------------------------------------------------------------
5.375...................       6      $  1,060,910.84          0.70%
5.500...................       7         1,620,551.68          1.07
5.625...................      10         1,893,063.61          1.25
5.750...................      27         5,953,721.61          3.94
5.875...................     130        32,984,506.17         21.85
6.000...................      81        17,230,378.64         11.41
6.125...................      63        12,317,166.30          8.16
6.250...................      87        17,693,814.07         11.72
6.375...................      70        15,036,760.74          9.96
6.500...................      77        14,999,527.95          9.93
6.625...................      38         6,623,095.61          4.39
6.750...................      43         8,205,280.36          5.43
6.875...................      42         8,020,281.06          5.31
7.000...................      22         4,331,037.77          2.87
7.125...................       4           741,582.02          0.49
7.250...................       4         1,022,196.00          0.68
7.375...................       2           294,739.29          0.20
7.500...................       2           408,357.19          0.27
7.625...................       1           134,803.96          0.09
7.875...................       1           322,836.00          0.21
9.000...................       1            90,400.00          0.06
                             ---      ---------------        ------
  Total.................     718      $150,985,010.87        100.00%
                             ---      ---------------        ------
                             ---      ---------------        ------

               PASS-THROUGH RATES OF THE GROUP 5 LOANS
----------------------------------------------------------------------
                                 AGGREGATE                  WEIGHTED
                                 PRINCIPAL      WEIGHTED     AVERAGE
                              BALANCE OF THE    AVERAGE     SCHEDULED
          RANGE OF               MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH          LOANS AS OF THE   INTEREST      TERM
         RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
----------------------------------------------------------------------
5.001 - 5.250...............  $  2,681,462.52    5.451%        358
5.251 - 5.500...............    58,061,670.03    5.891         358
5.501 - 5.750...............    30,010,980.37    6.199         359
5.751 - 6.000...............    30,036,288.69    6.437         359
6.001 - 6.250...............    14,828,375.97    6.694         359
6.251 - 6.500...............    12,351,318.83    6.919         359
6.501 - 6.750...............     1,763,778.02    7.197         359
6.751 - 7.000...............       703,096.48    7.448         358
7.001 - 7.250...............       134,803.96    7.625         358
7.251 - 7.500...............       322,836.00    7.875         359
8.251 - 8.500...............        90,400.00    9.000         359
                              ---------------    -----         ---
                              $150,985,010.87    6.246%*       359*
                              ---------------
                              ---------------

* Represents a weighted average of all the group 5 loans.

    As of the Cut-Off Date, the Pass-Through Rates for the group 5 loans ranged from approximately 5.125% per annum to 8.500% per annum, with a weighted average of approximately 5.791% per annum.

             ORIGINAL PRINCIPAL BALANCES OF THE GROUP 5 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCES OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
     RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
    PRINCIPAL BALANCES         LOANS      CUT-OFF DATE      GROUP 5 LOANS
---------------------------------------------------------------------------
$ 50,000 or less...........       2      $     86,628.35          0.06%
$ 50,001 -  75,000.........      18         1,165,495.22          0.77
$ 75,001 - 100,000.........      34         2,970,352.21          1.97
$100,001 - 150,000.........     160        20,368,756.77         13.49
$150,001 - 200,000.........     162        28,323,402.93         18.76
$200,001 - 250,000.........     119        26,832,624.15         17.77
$250,001 - 300,000.........      86        23,683,813.70         15.69
$300,001 - 350,000.........      86        28,071,069.99         18.59
$350,001 - 400,000.........      46        16,467,128.46         10.91
$450,001 - 500,000.........       1           459,205.67          0.30
$500,001 - 550,000.........       1           522,483.19          0.35
$650,001 - 700,000.........       3         2,034,050.23          1.35
                                ---      ---------------        ------
  Total....................     718      $150,985,010.87        100.00%
                                ---      ---------------        ------
                                ---      ---------------        ------

    As of the Cut-Off Date, the principal balances of the group 5 loans ranged from approximately $38,626 to $684,000 with an average of approximately $210,286.




             CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 5 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
        RATIOS (%)             LOANS      CUT-OFF DATE      GROUP 5 LOANS
---------------------------------------------------------------------------
60.00 or less..............      93      $ 20,537,321.64         13.60%
60.01 - 70.00..............      74        17,141,759.30         11.35
70.01 - 75.00..............      45        10,783,193.15          7.14
75.01 - 80.00..............     458        95,712,617.57         63.39
80.01 - 85.00..............       3           377,228.85          0.25
85.01 - 90.00..............      37         4,863,823.03          3.22
90.01 - 95.00..............       8         1,569,067.33          1.04
                                ---      ---------------        ------
  Total....................     718      $150,985,010.87        100.00%
                                ---      ---------------        ------
                                ---      ---------------        ------

    At origination, the weighted average loan-to-value ratio of the group 5 loans was approximately 74.1%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 5 loans was approximately 74.0%.

         TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 5 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       PROPERTY TYPE           LOANS      CUT-OFF DATE      GROUP 5 LOANS
---------------------------------------------------------------------------
Single Family Detached.....     448      $ 93,417,191.14         61.87%
Duplex.....................      20         5,106,486.56          3.38
Triplex....................       6         1,174,687.85          0.78
Fourplex...................       8         3,954,965.57          2.62
Townhouse..................       3           387,446.00          0.26
Condominium................      71        13,422,551.05          8.89
Planned Unit Development...     151        31,872,189.92         21.11
Hi-Rise Condominium........       3           553,000.00          0.37
Housing Cooperative........       8         1,096,492.78          0.73
                                ---      ---------------        ------
  Total....................     718      $150,985,010.87        100.00%
                                ---      ---------------        ------
                                ---      ---------------        ------

          GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 5 LOANS
--------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
          STATE               LOANS      CUT-OFF DATE      GROUP 5 LOANS
--------------------------------------------------------------------------
Alabama...................       1      $    242,503.28          0.16%
Arizona...................      44         8,888,726.47          5.89
Arkansas..................       2           223,667.86          0.15
California................     124        35,746,947.52         23.68
Colorado..................      48         9,367,051.42          6.20
Connecticut...............       5         1,147,053.80          0.76
Delaware..................       2           265,938.16          0.18
District of Columbia......       4           922,000.00          0.61
Florida...................     100        18,749,659.29         12.42
Georgia...................      29         4,690,270.23          3.11
Hawaii....................       1           146,850.12          0.10
Idaho.....................       5           611,571.40          0.41
Illinois..................      15         2,828,656.23          1.87
Indiana...................       3           403,174.09          0.27
Iowa......................       1           146,126.36          0.10
Kansas....................       6           853,862.58          0.57
Kentucky..................       1           248,000.00          0.16
Louisiana.................       2           498,036.49          0.33
Maine.....................       1           250,000.00          0.17
Maryland..................       9         2,231,643.74          1.48
Massachusetts.............      12         2,891,140.08          1.91
Michigan..................      14         2,624,879.70          1.74
Minnesota.................      16         2,899,076.92          1.92
Missouri..................      10         1,281,634.88          0.85
Montana...................       1           337,000.00          0.22
Nebraska..................       2           311,539.88          0.21
Nevada....................      17         4,083,290.00          2.70
New Hampshire.............       2           367,946.31          0.24
New Jersey................      14         3,587,351.36          2.38
New Mexico................       3           535,920.00          0.35
New York..................      27         7,536,803.86          4.99
North Carolina............      15         2,899,075.37          1.92
North Dakota..............       2           152,465.66          0.10
Ohio......................      19         2,255,420.28          1.49
Oklahoma..................       2           298,164.11          0.20
Oregon....................      19         4,322,588.96          2.86
Pennsylvania..............       6         1,228,382.75          0.81
Rhode Island..............       1           244,000.00          0.16
South Carolina............       6           978,794.38          0.65
South Dakota..............       9         1,117,582.06          0.74
Tennessee.................      16         2,471,008.74          1.64
Texas.....................      27         3,934,074.60          2.61
Utah......................      11         2,100,917.06          1.39
Virginia..................       5           998,020.00          0.66
Washington................      53        12,083,119.70          8.00
West Virginia.............       1           155,800.74          0.10
Wisconsin.................       5           827,274.43          0.55
                               ---      ---------------        ------
  Total...................     718      $150,985,010.87        100.00%
                               ---      ---------------        ------
                               ---      ---------------        ------

    No more than approximately 0.7% of the group 5 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.9% of the group 5 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 5

              SCHEDULED MATURITY YEARS OF THE GROUP 5 LOANS
--------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
     YEAR OF MATURITY         LOANS      CUT-OFF DATE      GROUP 5 LOANS
--------------------------------------------------------------------------
2025......................       2      $    288,900.44          0.19%
2035......................     716       150,696,110.43         99.81
                               ---      ---------------        ------
  Total...................     718      $150,985,010.87        100.00%
                               ---      ---------------        ------
                               ---      ---------------        ------

    The weighted average remaining term of the group 5 loans as of the Cut-Off Date is approximately 359 months.

    The latest scheduled maturity of any of the group 5 loans is October 2035.

          YEARS OF INITIAL MONTHLY PAYMENTS OF THE GROUP 5 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
      YEAR OF INITIAL        MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
      MONTHLY PAYMENT          LOANS      CUT-OFF DATE      GROUP 5 LOANS
---------------------------------------------------------------------------
2005.......................     718      $150,985,010.87        100.00%
                                ---      ---------------        ------
  Total....................     718      $150,985,010.87        100.00%
                                ---      ---------------        ------
                                ---      ---------------        ------

             DOCUMENTATION PROGRAM TYPES OF THE GROUP 5 LOANS
--------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
    LOAN DOCUMENTATION      MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       PROGRAM TYPE           LOANS      CUT-OFF DATE      GROUP 5 LOANS
--------------------------------------------------------------------------
Full Documentation........     257      $ 48,721,895.03         32.27%
No Documentation..........     109        22,954,093.89         15.20
No Ratio..................      32         8,269,517.29          5.48
Reduced Documentation.....     320        71,039,504.66         47.05
                               ---      ---------------        ------
  Total...................     718      $150,985,010.87        100.00%
                               ---      ---------------        ------
                               ---      ---------------        ------

    As of the Cut-off Date, the weighted average loan-to-value ratio of the group 5 loans originated under a reduced or no documentation program was approximately 72.0%. Generally, under a reduced documentation program, either no verification of a mortgagor's stated income is undertaken or no verification of mortgagor's assets is undertaken. In addition, mortgage loans underwritten under a reduced documentation program may include mortgage loans with only one year of mortgagor income verification and mortgage loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Generally, under a no documentation program, no verification of either a mortgagor's income or assets is undertaken although both income and assets are stated on the loan application.

    As of the Cut-off Date, the weighted average loan-to-value ratio of the group 5 loans originated under a no ratio program was approximately 72.3%. Under a no ratio program, income information is not obtained from the related mortgagors or verified.




                       PURPOSE OF THE GROUP 5 LOANS
--------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
     PURPOSE OF LOAN          LOANS      CUT-OFF DATE      GROUP 5 LOANS
--------------------------------------------------------------------------
Purchase Loans............     393      $ 78,775,920.13         52.17%
Rate/Term Refinances......      89        16,689,730.80         11.05
Cash Out Refinances.......     236        55,519,359.94         36.77
                               ---      ---------------        ------
  Total...................     718      $150,985,010.87        100.00%
                               ---      ---------------        ------
                               ---      ---------------        ------

                   OCCUPANCY STATUS OF THE GROUP 5 LOANS
---------------------------------------------------------------------------
                                            AGGREGATE         PERCENTAGE
                                            PRINCIPAL           OF THE
                                         BALANCE OF THE       AGGREGATE
                             NUMBER OF      MORTGAGE          PRINCIPAL
                             MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
     OCCUPANCY STATUS          LOANS      CUT-OFF DATE      GROUP 5 LOANS
---------------------------------------------------------------------------
Owner Occupied.............     599      $131,394,992.05         87.03%
Owner Occupied -- 2nd
 Home......................      25         4,905,106.92          3.25
Non-Owner Occupied.........      94        14,684,911.90          9.73
                                ---      ---------------        ------
  Total....................     718      $150,985,010.87        100.00%
                                ---      ---------------        ------
                                ---      ---------------        ------

             CREDIT SCORES DISTRIBUTION OF THE GROUP 5 LOANS
--------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
                            MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       CREDIT SCORE           LOANS      CUT-OFF DATE      GROUP 5 LOANS
--------------------------------------------------------------------------
619 or less...............       7      $  1,457,199.19          0.97%
620 - 639.................      29         5,393,321.46          3.57
640 - 659.................      69        13,062,196.61          8.65
660 - 679.................      67        13,279,825.15          8.80
680 - 699.................     126        28,144,452.08         18.64
700 - 719.................      98        19,154,600.43         12.69
720 - 739.................      86        20,143,364.46         13.34
740 - 759.................      79        17,920,564.85         11.87
760 - 779.................      77        15,674,569.28         10.38
780 - 799.................      57        12,003,891.73          7.95
800 or greater............      23         4,751,025.63          3.15
                               ---      ---------------        ------
  Total...................     718      $150,985,010.87        100.00%
                               ---      ---------------        ------
                               ---      ---------------        ------

    As of the Cut-Off Date, the weighted average credit score of the group 5 loans was approximately 716.

                   ORIGINAL TERMS OF THE GROUP 5 LOANS
--------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                            NUMBER OF      MORTGAGE          PRINCIPAL
        LOAN TERM           MORTGAGE    LOANS AS OF THE    BALANCE OF ALL
       (IN MONTHS)            LOANS      CUT-OFF DATE      GROUP 5 LOANS
--------------------------------------------------------------------------
240.......................       2      $    288,900.44          0.19%
360.......................     716       150,696,110.43         99.81
                               ---      ---------------        ------
  Total...................     718      $150,985,010.87        100.00%
                               ---      ---------------        ------
                               ---      ---------------        ------

                                                                      APPENDIX C

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Book-Entry Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Euroclear or Clearstream. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding interests in global securities through Euroclear and Clearstream will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between investors holding interests in global securities through Euroclear or Clearstream and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Euroclear and Clearstream, in such capacity, and other DTC participants.

    Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the depositor, the servicer, the Trust or the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

    Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

    Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

    Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

    As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

    Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

    Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

             borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

             borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

    Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner who is an individual or corporation holding the global security on its own behalf or holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

             each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

             the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                 Exemption for Non-U.S. Persons -- Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons (which would not include entities treated as partnerships or grantor trusts for U.S. federal income tax purposes) generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                 Exemption for Non-U.S. persons with effectively connected income -- Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing
                 Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

                 Exemption or reduced rate for Non-U.S. persons resident in treaty countries -- Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

                 Exemption for U.S. Persons -- Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer
                 Identification Number and Certification.

    U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security -- the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term 'U.S. person' means:

             a citizen or resident of the United States;

             a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

             an estate that is subject to U.S. federal income tax regardless of the source of its income; or

             a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Certain trusts not described in the final bullet of the preceding sentence that were in existence on August 20, 1996 and elect to be treated as a United States Person will also be a U.S. person. The term 'Non-U.S. person' means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                      SCHEDULE 1

          CLASS 2-A-3 YIELD MAINTENANCE NOTIONAL BALANCES AT 100% BPA

                                                                       CLASS 2-A-3
                                                                    YIELD MAINTENANCE
                     DISTRIBUTION DATE                             NOTIONAL BALANCE($)
                     -----------------                             --------------------
November 2005...............................................           24,612,300.00
December 2005...............................................           24,245,993.76
January 2006................................................           23,678,030.47
February 2006...............................................           22,923,302.88
March 2006..................................................           21,985,570.87
April 2006..................................................           20,869,138.80
May 2006....................................................           19,578,845.98
June 2006...................................................           19,440,054.42
July 2006...................................................           19,138,634.06
August 2006.................................................           18,680,945.19
September 2006..............................................           18,073,818.49
October 2006................................................           17,324,532.42
November 2006...............................................           16,639,947.72
December 2006...............................................           16,068,854.99
January 2007................................................           15,560,067.39
February 2007...............................................           15,112,420.15
March 2007..................................................           14,724,770.23
April 2007..................................................           14,395,995.87
May 2007....................................................           14,124,996.21
June 2007...................................................           13,560,690.91
July 2007...................................................           13,052,019.77
August 2007.................................................           12,597,942.33
September 2007..............................................           12,197,437.54
October 2007................................................           11,849,503.36
November 2007...............................................           11,553,156.46
December 2007...............................................           11,072,431.79
January 2008................................................           10,641,382.35
February 2008...............................................           10,259,078.75
March 2008..................................................            9,924,608.95
April 2008..................................................            9,637,077.92
May 2008....................................................            9,395,607.30
June 2008...................................................            8,899,335.13
July 2008...................................................            8,447,415.51
August 2008.................................................            8,039,018.33
September 2008..............................................            7,673,328.96
October 2008................................................            7,349,547.96
November 2008...............................................            7,066,890.82
December 2008...............................................            6,044,587.65
January 2009................................................            5,061,882.92
February 2009...............................................            4,118,035.23
March 2009..................................................            3,212,316.99
April 2009..................................................            2,344,014.18
May 2009....................................................            1,512,426.12
June 2009...................................................              716,865.22
July 2009 and thereafter....................................                    0.00

          CLASS 4-A-2 YIELD MAINTENANCE NOTIONAL BALANCES AT 100% BPA

                                                                       CLASS 4-A-2
                                                                    YIELD MAINTENANCE
                     DISTRIBUTION DATE                             NOTIONAL BALANCE($)
                     -----------------                             --------------------
November 2005...............................................           50,000,000.00
December 2005...............................................           49,318,288.72
January 2006................................................           48,563,810.70
February 2006...............................................           47,737,841.31
March 2006..................................................           46,841,867.06
April 2006..................................................           45,877,582.77
May 2006....................................................           44,846,887.71
June 2006...................................................           43,751,880.66
July 2006...................................................           42,594,854.03
August 2006.................................................           41,378,286.97
September 2006..............................................           40,104,837.41
October 2006................................................           38,778,145.73
November 2006...............................................           37,476,683.75
December 2006...............................................           36,199,977.48
January 2007................................................           34,947,561.77
February 2007...............................................           33,718,980.18
March 2007..................................................           32,513,784.81
April 2007..................................................           31,331,536.14
May 2007....................................................           30,171,802.86
June 2007...................................................           29,034,161.73
July 2007...................................................           27,918,197.46
August 2007.................................................           26,823,502.49
September 2007..............................................           25,749,676.91
October 2007................................................           24,696,328.30
November 2007...............................................           23,663,071.57
December 2007...............................................           22,649,528.84
January 2008................................................           21,655,329.32
February 2008...............................................           20,680,109.15
March 2008..................................................           19,723,511.28
April 2008..................................................           18,785,185.35
May 2008....................................................           17,864,787.57
June 2008...................................................           16,961,980.58
July 2008...................................................           16,076,433.34
August 2008.................................................           15,207,821.01
September 2008..............................................           14,355,824.84
October 2008................................................           13,520,132.06
November 2008...............................................           12,700,435.74
December 2008...............................................           11,896,434.71
January 2009................................................           11,107,833.47
February 2009...............................................           10,334,342.02
March 2009..................................................            9,575,675.81
April 2009..................................................            8,831,555.65
May 2009....................................................            8,101,707.54
June 2009...................................................            7,385,862.65
July 2009...................................................            6,683,757.18
August 2009.................................................            5,995,132.28
September 2009..............................................            5,319,733.96
October 2009................................................            4,657,312.98
November 2009...............................................            4,007,624.80
December 2009...............................................            3,370,429.44
January 2010................................................            2,745,491.44
February 2010...............................................            2,132,579.77
March 2010..................................................            1,531,467.70
April 2010..................................................              941,932.80
May 2010....................................................              363,756.77
June 2010 and thereafter....................................                    0.00

          CLASS 5-A-6 YIELD MAINTENANCE NOTIONAL BALANCES AT 100% BPA

                                                                       CLASS 5-A-6
                                                                    YIELD MAINTENANCE
                     DISTRIBUTION DATE                             NOTIONAL BALANCE($)
                     -----------------                             --------------------
November 2005...............................................           25,000,000.00
December 2005...............................................           24,599,010.99
January 2006................................................           24,198,021.98
February 2006...............................................           23,797,032.96
March 2006..................................................           23,396,043.95
April 2006..................................................           22,995,054.94
May 2006....................................................           22,594,065.93
June 2006...................................................           21,806,626.68
July 2006...................................................           21,019,187.44
August 2006.................................................           20,231,748.20
September 2006..............................................           19,444,308.96
October 2006................................................           18,656,869.72
November 2006...............................................           17,869,430.47
December 2006...............................................           17,391,526.61
January 2007................................................           16,913,622.75
February 2007...............................................           16,435,718.88
March 2007..................................................           15,957,815.02
April 2007..................................................           15,479,911.15
May 2007....................................................           15,002,007.29
June 2007...................................................           14,639,475.70
July 2007...................................................           14,276,944.12
August 2007.................................................           13,914,412.53
September 2007..............................................           13,551,880.94
October 2007................................................           13,189,349.36
November 2007...............................................           12,826,817.77
December 2007...............................................           12,625,150.78
January 2008................................................           12,423,483.79
February 2008...............................................           12,221,816.80
March 2008..................................................           12,020,149.82
April 2008..................................................           11,818,482.83
May 2008....................................................           11,616,815.84
June 2008...................................................           11,415,148.85
July 2008...................................................           11,213,481.86
August 2008.................................................           11,011,814.87
September 2008..............................................           10,810,147.88
October 2008................................................           10,608,480.89
November 2008...............................................           10,406,813.91
December 2008...............................................           10,205,146.92
January 2009................................................           10,003,479.93
February 2009...............................................            9,801,812.94
March 2009..................................................            9,600,145.95
April 2009..................................................            9,398,478.96
May 2009....................................................            9,196,811.97
June 2009...................................................            8,995,144.98
July 2009...................................................            8,793,478.00
August 2009.................................................            8,591,811.01
September 2009..............................................            8,390,144.02
October 2009................................................            8,188,477.03
November 2009...............................................            7,986,810.04
December 2009...............................................            7,785,143.05
January 2010................................................            7,583,476.06
February 2010...............................................            7,381,809.07
March 2010..................................................            7,180,142.09
April 2010..................................................            6,978,475.10
May 2010....................................................            6,776,808.11

          CLASS 5-A-6 YIELD MAINTENANCE NOTIONAL BALANCES AT 100% BPA

                                                                       CLASS 5-A-6
                                                                    YIELD MAINTENANCE
                     DISTRIBUTION DATE                             NOTIONAL BALANCE($)
                     -----------------                             --------------------
June 2010...................................................            6,575,141.12
July 2010...................................................            6,373,474.13
August 2010.................................................            6,171,807.14
September 2010..............................................            5,970,140.15
October 2010................................................            5,768,473.17
November 2010...............................................            5,566,806.18
December 2010...............................................            5,365,139.19
January 2011................................................            5,163,472.20
February 2011...............................................            4,961,805.21
March 2011..................................................            4,760,138.22
April 2011..................................................            4,558,471.23
May 2011....................................................            4,356,804.24
June 2011...................................................            4,155,137.26
July 2011...................................................            3,953,470.27
August 2011.................................................            3,751,803.28
September 2011..............................................            3,550,136.29
October 2011................................................            3,348,469.30
November 2011...............................................            3,146,802.31
December 2011...............................................            2,945,135.32
January 2012................................................            2,745,321.33
February 2012...............................................            2,551,554.63
March 2012..................................................            2,363,716.11
April 2012..................................................            2,181,688.92
May 2012....................................................            2,005,358.42
June 2012...................................................            1,834,612.13
July 2012...................................................            1,669,339.74
August 2012.................................................            1,509,433.01
September 2012..............................................            1,354,785.76
October 2012................................................            1,205,293.84
November 2012...............................................            1,060,855.07
December 2012...............................................              954,644.47
January 2013................................................              852,646.18
February 2013...............................................              754,772.93
March 2013..................................................              660,939.15
April 2013..................................................              571,060.96
May 2013....................................................              485,056.13
June 2013...................................................              402,844.07
July 2013...................................................              324,345.77
August 2013.................................................              249,483.78
September 2013..............................................              178,182.18
October 2013................................................              110,366.55
November 2013...............................................               45,963.95
December 2013...............................................               13,863.62
January 2014 and thereafter.................................                    0.00

                                 INDEX OF TERMS

    Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

                                        PAGE
                                        ----
Available Distribution Amount.........  S-65
BPA...................................  S-72
Certificate Principal Balance.........  S-33
Class B Certificate Interest Rate.....  S-44
Class 2-P Fraction....................  S-54
Class 2-P Mortgage Loan...............  S-54
Class 2-P Principal Distribution
  Amount..............................  S-54
Class 3-P Fraction....................  S-56
Class 3-P Mortgage Loan...............  S-56
Class 3-P Principal Distribution
  Amount..............................  S-56
Class 4-P Fraction....................  S-57
Class 4-P Mortgage Loan...............  S-57
Class 4-P Principal Distribution
  Amount..............................  S-57
Class 5-P Fraction....................  S-58
Class 5-P Mortgage Loan...............  S-58
Class 5-P Principal Distribution
  Amount..............................  S-58
Class Principal Balance...............  S-33
Closing Date..........................  S-26
Credit Support Depletion Date.........  S-41
Curtailments..........................  S-52
Cut-Off Date..........................  S-26
Distribution Date.....................  S-38
Due Date..............................  S-27
Group 1 Senior Percentage.............  S-53
Group 1 Senior Prepayment
  Percentage..........................  S-61
Group 1 Senior Principal Distribution
  Amount..............................  S-53
Group 2 Senior Percentage.............  S-54
Group 2 Senior Prepayment
  Percentage..........................  S-61
Group 2 Senior Principal Distribution
  Amount..............................  S-54
Group 3 Senior Percentage.............  S-56
Group 3 Senior Prepayment
  Percentage..........................  S-61
Group 3 Senior Principal Distribution
  Amount..............................  S-55
Group 4 Senior Percentage.............  S-56

                                        PAGE
                                        ----
Group 4 Senior Prepayment
  Percentage..........................  S-61
Group 4 Senior Principal Distribution
  Amount..............................  S-56
Group 5 Senior Percentage.............  S-58
Group 5 Senior Prepayment
  Percentage..........................  S-61
Group 5 Senior Principal Distribution
  Amount..............................  S-58
Interest Only Certificates............  S-32
Interest Only Loans...................  S-27
Inverse LIBOR Certificates............  S-33
LIBOR.................................  S-48
LIBOR Certificates....................  S-33
LIBOR Determination Date..............  S-48
Liquidated Mortgage Loan..............  S-52
Liquidation Principal.................  S-52
Modeling Assumptions..................  S-72
Pass-Through Rate.....................  S-45
Payoffs...............................  S-52
Prepayment Period.....................  S-52
Principal Only Certificates...........  S-32
Principal Payment Amount..............  S-52
Principal Prepayment Amount...........  S-52
Relief Act............................  S-23
Stated Principal Balance..............  S-50
Stripped Interest Rate................  S-45
Subordinate Component Balance.........  S-50
Subordinate Principal Distribution
  Amount..............................  S-60
Subordinate Principal Prepayments
  Distribution Amount.................  S-60
Subordination Level...................  S-41
Subsequent Recoveries.................  S-52
Trust.................................  S-26
Yield Maintenance Agreement...........  S-46
Yield Maintenance Notional Balance....  S-46

PROSPECTUS

                           WASHINGTON MUTUAL MORTGAGE
                                SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER

                       MORTGAGE PASS-THROUGH CERTIFICATES

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS.

  A certificate will represent an interest only in the trust created for that series of certificates. A certificate will not represent an interest in or an obligation of Washington Mutual Mortgage Securities Corp., Washington Mutual, Inc. or any of their affiliates.

  This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. MAY PERIODICALLY ISSUE CERTIFICATES REPRESENTING INTERESTS IN A TRUST THAT CONSISTS PRIMARILY OF MORTGAGE LOANS. THE CERTIFICATES WILL BE ISSUED IN SERIES, AND EACH SERIES OF CERTIFICATES WILL REPRESENT INTERESTS IN A DIFFERENT TRUST ESTABLISHED BY WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  EACH TRUST WILL CONSIST OF:

    a pool of mortgage loans secured by residential properties, which may include cooperative apartments, described in detail in the accompanying prospectus supplement;

    related property and interests; and

    other property as described in the accompanying prospectus supplement.

  THE CERTIFICATES IN A SERIES:

    will represent interest in a trust and will be paid only from the assets of that trust; and

    may be divided into multiple classes of certificates, and, if so, each class may:

      receive a different fixed or variable rate of interest;

      be subordinated to other classes of certificates in that series;

      represent interests in only certain of the assets of the trust;

      receive principal at different times; and

      have different forms of credit enhancement.

The certificates may be offered to the public through different methods as described in 'Methods of Distribution' in this prospectus. WaMu Capital Corp. or another affiliate of Washington Mutual Mortgage Securities Corp. may act as agent or underwriter in connection with the sale of the certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                August 23, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

    IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

    We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption 'Index of Terms' beginning on page 88.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
RISK FACTORS...........................    5
THE MORTGAGE POOLS.....................    8
    General............................    8
    Conversion of Mortgage Loans.......   12
USE OF PROCEEDS........................   12
YIELD CONSIDERATIONS...................   13
    General............................   13
    Effective Interest Rate............   13
MATURITY, AVERAGE LIFE AND PREPAYMENT
  ASSUMPTIONS..........................   15
    Redemption of Certificates or
      Underlying Mortgage Loans........   16
THE COMPANY............................   16
    Mortgage Purchase Program..........   16
    Loan Standards.....................   17
    Credit, Appraisal and Underwriting
      Standards........................   17
    Seller Warranties and
      Indemnification of the Company...   18
    Relationships with Affiliates......   19
DESCRIPTION OF CERTIFICATES............   19
    General............................   19
    Assignment of Mortgage Loans.......   20
    Substitution of Mortgage Loans.....   22
    Representations and Warranties.....   22
    Servicing..........................   23
    Retained Yield.....................   24
    Payments on Mortgage Loans;
      Custodial Accounts for P&I,
      Investment Account, Certificate
      Account and Reserve Account......   25
    Pre-Funding Account................   29
    Distributions on Certificates......   29
    Reports to Certificateholders......   31
    Advances...........................   32
    Collection and Other Servicing
      Procedures.......................   33
    Servicing Compensation and Payment
      of Expenses......................   34
    Evidence as to Compliance..........   36
    Certain Matters Regarding the
      Master Servicer, the Servicer,
      the Certificate Administrator and
      the Company......................   36
    Events of Default..................   37
    Rights Upon Event of Default.......   38
    Amendment..........................   38
    List of Certificateholders.........   39
    Termination........................   39
    Redemption Agreement...............   40
    Put Option.........................   40
    The Trustee........................   40
PRIMARY INSURANCE, FHA MORTGAGE
  INSURANCE, VA MORTGAGE GUARANTY,
  HAZARD INSURANCE; CLAIMS
  THEREUNDER...........................   41
    Primary Insurance..................   41
    FHA Mortgage Insurance.............   42
    VA Mortgage Guaranty...............   43
    Hazard Insurance...................   43
DESCRIPTION OF CREDIT ENHANCEMENTS.....   45
    Mortgage Pool Insurance............   46
    Subordination......................   47
    The Fraud Bond.....................   48
    The Bankruptcy Bond................   49
    Special Hazard Insurance...........   49
    Letter of Credit...................   50
    Reserve Fund.......................   50
    Certificate Insurance Policies.....   51
    Maintenance of Credit Enhancements;
      Claims Thereunder and Other
      Realization Upon Defaulted
      Mortgage Loans...................   51
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
  LOANS................................   54
    Cooperative Loans..................   54
    Tax Aspects of Cooperative
      Ownership........................   55
    Foreclosure........................   55
    Foreclosure on Shares of
      Cooperatives.....................   56
    Rights of Redemption...............   58
    Anti-Deficiency Legislation and
      Other Limitations on Lenders.....   58
    Enforceability of Certain
      Provisions.......................   59
    Applicability of Usury Laws........   60
    Alternative Mortgage Instruments...   60
    Environmental Risks................   61
ERISA CONSIDERATIONS...................   62
    Plan Asset Regulation..............   62
    Underwriter's Exemption and WCC
      Exemption........................   63
    Other Exemptions...................   65
    Insurance Company General
      Accounts.........................   66
    Representations from Investing
      Plans............................   66
    Tax-Exempt Plan Investors..........   66
    Consultation with Counsel..........   67
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................   68
    Classification of REMICs...........   68
    Characterization of Investments in
      REMIC Certificates...............   68
    Taxation of Owners of REMIC Regular
      Certificates.....................   69

                                         PAGE
                                         ----
        Original Issue Discount........   69
        Market Discount and Premium....   73
        Realized Losses................   74
        Callable Class Certificates....   75
    Taxation of Owners of REMIC
      Residual Certificates............   76
        General........................   76
        Taxable Income or Net Loss of
          the REMIC....................   77
        Basis Rules and
          Distributions................   77
        Excess Inclusions..............   78
        Noneconomic REMIC Residual
          Certificates.................   79
        Tax-Exempt Investors...........   80
        Real Estate Investment
          Trusts.......................   80
        Mark-to-Market Rules...........   80
    Sales of REMIC Certificates........   80
    Pass-Through of Servicing Fees.....   82
    Prohibited Transactions and Other
      Possible REMIC Taxes.............   82
    Termination of a REMIC.............   82
    Reporting and Other Administrative
      Matters of REMICs................   82
    Backup Withholding with Respect to
      REMIC Certificates...............   83
    Foreign Investors in REMIC
      Certificates.....................   83
        REMIC Regular Certificates.....   83
        REMIC Residual Certificates....   84
    New Withholding Regulations........   85
    Tax Return Disclosure and Investor
      List Requirements................   85
    State and Local Taxation...........   85
    Call Right.........................   85
METHODS OF DISTRIBUTION................   85
TRANSFERABILITY OF CERTIFICATES........   86
LEGAL MATTERS..........................   86
FINANCIAL INFORMATION..................   86
INCORPORATION OF DOCUMENTS BY
  REFERENCE............................   87
ADDITIONAL INFORMATION.................   87
INDEX OF TERMS.........................   88

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT) IN DECIDING WHETHER TO PURCHASE ANY OF THE CERTIFICATES.

LACK OF SECONDARY MARKETS MAY LIMIT               A secondary market for the certificates of any series may
YOUR ABILITY TO RESELL YOUR CERTIFICATES          not develop. If a secondary market does develop, it might
                                                  not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. An underwriter may decide to establish a secondary market for a particular
                                                  series of certificates. If so, the prospectus supplement for that series of certificates will indicate this intention.
                                                  However, no underwriter will be obligated to do so. The
                                                  certificates will not be listed on any securities exchange.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR           When you buy a certificate, you will not own an interest in
CERTIFICATES OTHER THAN PAYMENTS ON THE MORTGAGE  Washington Mutual Mortgage Securities Corp., Washington
LOANS IN THE TRUST                                Mutual, Inc. or any of their affiliates. You will own an
                                                  interest in the Trust established for that series of
                                                  certificates. Your payments come only from assets in the
                                                  Trust. Therefore, the mortgagors' payments on the mortgage loans included in the Trust (and any credit enhancements)
                                                  will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or
                                                  principal to you, there is no other source of payments.

                                                  Moreover, no governmental agency either guarantees or
                                                  insures payments on the Certificates or any of the mortgage loans.

                                                  Washington Mutual Mortgage Securities Corp. and/or the
                                                  Servicers will have limited obligations. These will usually include:

                                                     the obligation under certain circumstances to repurchase
                                                     the mortgage loans if there has been a breach of
                                                     representations and warranties;

                                                     advancing payments on the mortgage loans when the
                                                     mortgagor is delinquent if the applicable Master Servicer
                                                     believes the advance is recoverable; and

                                                     various servicing and/or administrative obligations made
                                                     in the Pooling Agreement and/or servicing contracts.

YOU BEAR THE RISK OF CERTAIN MORTGAGOR DEFAULTS;  Because your certificates represent an interest in the
CERTAIN OF THE MORTGAGE LOANS MAY BE ESPECIALLY   mortgage loans, your investment may be affected by a decline
PRONE TO DEFAULTS                                 in real estate values and changes in individual mortgagor's financial conditions. Investors should be aware that value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on
                                                  the underlying property is greater than the value of the
                                                  property, there is an increased risk of delinquency,
                                                  foreclosure and losses. If the residential real estate
                                                  market experiences an overall decline in property values,
                                                  the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent your certificates are not
                                                  covered by credit enhancements, you will bear all of the
                                                  risks resulting from defaults by

                                                  mortgagors. In addition, certain types of mortgage
                                                  loans which have higher than average rates of
                                                  default may be included in the Trust that issues
                                                  your certificate. The following types of loans may
                                                  be included:

                                                     mortgage loans that are subject to 'negative
                                                     amortization'. The principal balances of such
                                                     loans may be increased to amounts greater than
                                                     the value of the underlying property. This
                                                     increases the likelihood of default;

                                                     mortgage loans that do not fully amortize over
                                                     their terms to maturity which are sometimes
                                                     referred to as balloon loans. Such loans require
                                                     a large payment at their stated maturity. These
                                                     loans involve a greater degree of risk because
                                                     the ability of a mortgagor to make this final
                                                     payment typically depends on the ability to
                                                     refinance the loan or sell the related mortgaged
                                                     property;

                                                     mortgage loans that provide for escalating or
                                                     variable payments by the mortgagor. The mortgagor
                                                     may have qualified for such loans based on an
                                                     income level sufficient to make the initial
                                                     payments only. As the payments increase, the
                                                     likelihood of default will increase; and

                                                     mortgage loans that are concentrated in certain
                                                     regions, states or zip code areas of the United
                                                     States. Such geographic units may experience
                                                     weak economic conditions and housing markets.
                                                     This may cause higher rates of loss and
                                                     delinquency.

                                                  See 'Description of the Mortgage Pools' in the
                                                  prospectus supplement to see if any of these or
                                                  other types of special risk loans are present in
                                                  the mortgage pool applicable to your certificates.

CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED     The prospectus supplement related to your
AND THIS MAY CAUSE YOUR CERTIFICATES TO BEAR      certificates may specify that credit enhancements
MORE RISK OF MORTGAGOR DEFAULTS                   will provide some protection to cover certain
                                                  losses on the underlying mortgage loans. The forms
                                                  of credit enhancement include (but are not limited
                                                  to) the following: subordination of one or more
                                                  classes of certificates to other classes of
                                                  certificates in the same series; an insurance
                                                  policy on a particular class of certificates; a
                                                  letter of credit; a mortgage pool insurance policy;
                                                  a special hazard insurance policy; a fraud bond; a
                                                  bankruptcy bond; a reserve fund; or any combination
                                                  thereof. See 'Description of the Credit
                                                  Enhancements' herein. See also 'Credit
                                                  Enhancements' in the prospectus supplement in order
                                                  to see what forms of credit enhancements apply to
                                                  your certificates.

                                                  Regardless of the form of credit enhancement, an
                                                  investor should be aware that:

                                                     The amount of coverage is usually limited;

                                                     The amount of coverage will usually be reduced
                                                     over time according to a schedule or formula;

                                                     The particular form of credit enhancements may
                                                     provide coverage only to certain types of losses on
                                                     the mortgage loans, and not to other types of
                                                     losses;

                                                     The particular form of credit enhancements may
                                                     provide coverage only to certain certificates and
                                                     not other certificates of the same series; and

                                                     If the applicable rating agencies believe that
                                                     the rating on the certificates will not be
                                                     adversely affected, certain types of credit
                                                     enhancements may be reduced or terminated.

IF THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS  The yield to maturity of your certificates will
IS DIFFERENT THAN EXPECTED, YOUR YIELD MAY BE     depend primarily on the price you paid for your
CONSIDERABLY LOWER THAN ANTICIPATED               certificates and the rate of principal payments on
                                                  the mortgage loans in the applicable Trust. The
                                                  rate of principal payments includes scheduled
                                                  payments of interest and principal, prepayments,
                                                  liquidations due to defaults and repurchases. If
                                                  the rate of prepayments on the mortgage loans
                                                  related to your certificates is higher or lower
                                                  than anticipated, the yield to maturity may be
                                                  adversely affected. The yield on some types of
                                                  certificates are more sensitive to variations in
                                                  prepayments than others. For example, certificates
                                                  that receive only payments of interest are
                                                  especially sensitive to variations in the rate of
                                                  prepayments. If the rate of prepayments is high or
                                                  if a redemption or call feature of the certificates
                                                  or the underlying mortgage loans occurs, the
                                                  holders of such certificates may not fully recoup
                                                  their initial investment. See 'Yield
                                                  Considerations' and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in this prospectus. See
                                                  also 'Risk Factors' and 'Yield and Prepayment
                                                  Considerations' in the prospectus supplement for
                                                  more information concerning the prepayment risks
                                                  pertaining to your certificates.

THE REDEMPTION OF THE CERTIFICATES OR THE         Your certificates may be subject to redemption or
UNDERLYING MORTGAGE LOANS WILL AFFECT YOUR YIELD  other call features. Likewise, the underlying mortgage loans may be subject to a call feature
                                                  which would result in the retirement of the
                                                  certificates. Such an event would affect the
                                                  average life and yield of each class of
                                                  certificates in such series. See 'Yield
                                                  Considerations' and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in this prospectus.

                              THE MORTGAGE POOLS*

GENERAL

    Unless otherwise indicated in the applicable Prospectus Supplement, each Mortgage Pool will consist entirely of either fixed- or adjustable-rate mortgage loans (the 'Mortgage Loans') evidenced by promissory notes (the 'Mortgage Notes') secured by first mortgages, deeds of trust or security deeds (the 'Mortgages') on one- to four-family residential properties or multi-family residential properties (the 'Mortgaged Properties'). The types of Mortgaged Properties securing the Mortgage Loans in each Mortgage Pool may include (a) owner occupied, (i) attached or detached single-family residences, including residences in planned unit developments, (ii) two- to four-family primary residences and (iii) condominiums or other attached dwelling units, (b) second/vacation homes and nonowner occupied residences, and (c) leasehold in the underlying Mortgaged Property and such other types of homes or dwellings as are set forth in the related Prospectus Supplement. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans that, in addition to being secured by liens on real estate, are secured by other collateral, such as securities or insurance policies, owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain cooperative apartment loans ('Cooperative Loans') evidenced by promissory notes ('Cooperative Notes') secured by security interests in shares issued by private cooperative housing corporations (each, a 'Cooperative') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, 'Mortgage Loans' includes Cooperative Loans, 'Mortgaged Properties' includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, 'Mortgage Notes' includes Cooperative Notes and 'Mortgages' includes a security agreement with respect to a Cooperative Note.

    The Mortgage Loans to be purchased by Washington Mutual Mortgage Securities Corp. (the 'Company') for inclusion in a Mortgage Pool will be screened and underwritten in accordance with the standards set forth herein under 'The Company -- Mortgage Purchase Program' and ' -- Credit, Appraisal and Underwriting Standards'. The Mortgage Loans in each Mortgage Pool will be originated by or purchased from lending institutions which meet the requirements set forth under 'The Company -- Mortgage Purchase Program' (such institutions, 'Sellers'). Generally, with respect to each Series, the Company, another entity set forth in the related Prospectus Supplement (who will generally be a Seller) (a 'Servicing Entity') or the Company together with such Servicing Entity will be responsible for the servicing and administration of the Mortgage Loans (in such capacity, each of the Company and/or such Servicing Entity, a 'Master Servicer') and the Sellers will perform certain servicing functions with respect to the Mortgage Loans (in such capacity, 'Seller/Servicers'), which term includes related servicing corporations, agents and replacement servicers designated by the Company. In the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to a single Series, (i) each of the Company and such Servicing Entity will act as Master Servicer only for a specific group or groups of Mortgage Loans in the related Mortgage Pool (a 'Mortgage Loan Servicing Group') as set forth in the related Prospectus Supplement, (ii) the duties, obligations and liabilities of each the Company and such Servicing Entity shall relate only to its respective Mortgage Loan Servicing Group, and (iii) the Company, unless otherwise specified in the related Prospectus Supplement, will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust and provide certain other services specified in the Pooling Agreement (in such capacity, the 'Certificate Administrator'). Unless otherwise specified in the related Prospectus Supplement, in the event that a Servicing Entity is the only Master Servicer with

---------
* Whenever in this Prospectus the terms 'Mortgage Pool', 'Certificates' and 'Trust' are used, those terms apply, unless the context indicates otherwise, to one specific Mortgage Pool, to the Series of Certificates representing undivided interests in the assets of the related Trust and to the related Trust, respectively. Similarly, the term 'Certificate Interest Rate' will refer to the rate of interest borne by the Certificates of one specific Series (or borne by one Class of Certificates of one specific Series).

respect to any Series, such Servicing Entity will be the Certificate Administrator with respect to such Series. If so specified in the applicable Prospectus Supplement, however, (i) the servicing of the Mortgage Loans will be performed by the Seller which sold the Mortgage Loans to the Company for conveyance to the Trust, or by a qualified servicer selected by the Company (either entity acting in such capacity, the 'Servicer'), (ii) there will not be a Master Servicer and (iii) the Company will act as the Certificate Administrator. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their obligations under the Pooling Agreement. See 'Description of Certificates -- Servicing'. The applicable Prospectus Supplement will set forth information respecting the number and principal amount of Mortgage Loans which were originated for the purpose of (a) purchasing and (b) refinancing the related Mortgaged Properties.

    To the extent specified in the applicable Prospectus Supplement, Mortgage Loans with loan-to-value ratios and/or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. A Mortgage Pool may include Mortgage Loans insured by the Federal Housing Administration ('FHA') or guaranteed by the Department of Veterans Affairs ('VA'), which loans will be covered by FHA insurance policies ('FHA Insurance Policies') and VA guaranties ('VA Guaranties'), respectively. Mortgage Loans guaranteed by the VA ('VA Loans') may also be covered by supplemental Primary Insurance Policies. In addition, if specified in the applicable Prospectus Supplement, the Company or a Servicing Entity, as applicable, as Master Servicer, the Seller or the Servicer, as applicable, may obtain or establish one or more credit enhancements for a Mortgage Pool. Any such credit enhancement will be described in the applicable Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Certificates and may include, but will not necessarily be limited to, any of the following: a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a certificate insurance policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments. See 'Description of Credit Enhancements'.

    Unless otherwise specified in the related Prospectus Supplement for any Series of Certificates, all Mortgage Loans will be of one or more of the following types of Mortgage Loans of varying terms at origination:

        (1) fully amortizing Mortgage Loans, each providing for interest (the 'Mortgage Interest Rate') at a fixed rate and level monthly payments of principal and interest over the term of such Mortgage Loan;

        (2) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include graduated payment Mortgage Loans and other Mortgage Loans providing for negative amortization;

        (3) Mortgage Loans with either fixed or adjustable Mortgage Interest Rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

        (4) fixed-rate Mortgage Loans that do not provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully amortizing adjustable-rate Mortgage Loans, provided that certain conditions are met; and

        (5) any other type of Mortgage Loan described in the applicable Prospectus Supplement.

    If so specified in the related Prospectus Supplement for any Series of Certificates, a Mortgage Pool may contain Mortgage Loans which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the initial portion of the term of the Mortgage Loan, the difference to be made up from a fund (the 'Buydown Fund') contributed by the Seller or a third party at the time of origination of the Mortgage Loan (a 'Buydown Loan'). A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Loans, including information on the interest rate initially payable by the Mortgagor, annual increases in the interest rate, the length of the buydown period and the Buydown Fund.

The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not correct, the possibility of defaults on Buydown Loans is increased.

    If so specified in the related Prospectus Supplement, a Mortgage Pool will contain Mortgage Loans (the 'Additional Collateral Loans') that are secured by both the related Mortgaged Property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the Mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the Mortgagor), which in turn is secured by a security interest in financial assets (as described in (i) above) or residential property owned by the guarantor. The collateral described in clauses
(i) and (ii) above is referred to as 'Additional Collateral'. The amount of Additional Collateral for any Mortgage Loan generally will not exceed 30% of the principal amount of such Mortgage Loan (the 'Additional Collateral Requirement'), and the requirement to maintain Additional Collateral will generally terminate when the Loan-to-Value Ratio of the Mortgage Loan is reduced to a predetermined level (which generally shall not be more than 75%) as a result of a reduction in the loan amount caused by principal payments by the Mortgagor or an increase in the appraised value of the related Mortgaged Property. The Servicer of the Additional Collateral Loan will be required, in accordance with the Master Servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any such Additional Collateral, in addition to the related Mortgaged Property, if such Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any such liquidation will be assigned to the related Trust. No assurance can be given as to the amount of proceeds, if any, that might be realized on the Additional Collateral Loan from such Additional Collateral and thereafter remitted to the Trust. If so specified in the related Prospectus Supplement, Ambac Assurance Corporation or another insurance company will have issued a limited purpose surety bond insuring any deficiency in the amounts realized from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' herein.

    The aggregate principal balances of the Mortgage Loans in each Mortgage Pool on the date specified in the related Prospectus Supplement as the Cut-Off Date will be at least $5,000,000. Unless otherwise specified in the Prospectus Supplement of a particular Series, each Mortgage Loan will have an outstanding principal balance of not less than $30,000 nor more than $1,000,000. With respect to each Mortgage Pool, unless otherwise specified in the related Prospectus Supplement, all principal and interest payments on the Mortgage Loans due prior to the Cut-Off Date will have been made.

    For each Mortgage Pool, the related Prospectus Supplement will generally contain specific information as of the Cut-Off Date regarding (i) the aggregate principal balance of the Mortgage Loans; (ii) the range of Mortgage Interest Rates or initial Mortgage Interest Rates borne by the Mortgage Loans; (iii) the year in which the first monthly payments occur, and the latest maturity of the Mortgage Loans; (iv) the range of principal balances of the Mortgage Loans at origination; (v) the aggregate principal balance of all Mortgage Loans having loan-to-value ratios at origination exceeding 80%; (vi) the types of dwellings constituting the Mortgaged Properties securing the Mortgage Loans; (vii) the percentage of the Mortgage Loans (by principal balance) of nonowner occupied and of second or vacation properties; (viii) the geographic distribution of the Mortgage Loans, prepared on a state-by-state basis for states containing 5% or more of the Mortgage Pool; and (ix) the number and aggregate principal balance of Buydown Loans.

    Specific information with respect to the Mortgage Loans in a particular Mortgage Pool and the applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in a Current Report on Form 8-K which will be available to purchasers of the Certificates at or before the time of initial issuance of the related Series of Certificates, and which will be filed with the Securities and Exchange Commission (the 'Commission') within 15 days thereafter.

    The Company and/or a Servicing Entity, as applicable, as Master Servicer, has entered or will enter into a contract with each related Seller/Servicer to perform, as an independent contractor, certain servicing functions for such Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the Mortgage Pools (or, if applicable, the Mortgage Loan Servicing Group), subject to such Master Servicer's supervision. Unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will reserve the right to remove any related Seller/Servicer of any Mortgage Loan at any time if such Master Servicer considers such removal to be in the best interests of Certificateholders. In such event, such Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement Seller/Servicer (which may include the Company or the related Servicing Entity, as applicable, or an affiliate of the Company or Servicing Entity, as applicable). Each Master Servicer may perform its administrative and servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities under the Pooling Agreement. Each Master Servicer will receive a fee (the 'Master Servicing Fee') for its services. In the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, unless otherwise specified in the related Prospectus Supplement, the Master Servicing Fee for each of the Company and such Servicing Entity will only relate to its respective Mortgage Loan Servicing Group. The Seller/Servicers will perform certain servicing functions for the Company pursuant to servicing contracts (the 'Servicing Contracts') with a Master Servicer and will receive a fee for acting as the primary servicer of the related Mortgage Loans (the 'Servicing Fee'). The fees to a Master Servicer and the Seller/Servicers will be paid from the difference between the Mortgage Interest Rates on each Mortgage Loan (or Mortgage Loan Servicing Group, if applicable) and the Pass-Through Rate with respect to such Mortgage Loan.

    If so specified in the applicable Prospectus Supplement, there will be no Master Servicer for a particular Series of Certificates. In such event, (i) the servicing of the Mortgage Loans will be performed by the Servicer specified in the applicable Prospectus Supplement, (ii) there will not be a Master Servicer, and (iii) the Certificate Administrator will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust and provide certain other administrative services specified in the Pooling Agreement. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their respective responsibilities under the Pooling Agreement. With respect to such Series of Certificates, the Servicer will receive the Servicing Fee and, with respect to each such Series and each Series in which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will receive a fee for its services (the 'Certificate Administrator Fee'), each of which will be paid from the difference between the Mortgage Interest Rate on each Mortgage Loan and the Pass-Through Rate with respect to such Mortgage Loan.

    Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will represent undivided interests in the assets of a trust (the 'Trust') consisting of the Mortgage Loans included in the Mortgage Pool for that Series and related property. Certain Series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described herein under the captions 'Description of Certificates' and 'Description of Credit Enhancements' and/or in the related Prospectus Supplement. When each Series of Certificates is issued, the Company will cause the Mortgage Loans in the Mortgage Pool for that Series to be assigned to the Trust. An independent bank or trust company will act as trustee (the 'Trustee') for the benefit of the holders of Certificates of that Series, and the Master Servicer or the Servicer will be responsible for servicing the Mortgage Loans pursuant to a separate pooling and servicing agreement ('Pooling Agreement') for the Series.

    The Company's assignment of the Mortgage Loans to the Trust will be without recourse, and the Company's obligations with respect to the Mortgage Loans will, unless otherwise indicated in the Prospectus Supplement for a Series of Certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling Agreement for each Series. These obligations consist primarily of the obligation to administer and, if applicable, service the Mortgage Loans. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the Prospectus Supplement for such Series, in the event of delinquencies in payments on the Mortgage Loans in any Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers), to advance cash ('Advances') in the amounts described herein under 'Description of Certificates -- Advances', to the extent such Advances are not made by the Seller/Servicers and, if the Company and a Servicing Entity are acting as Master Servicers for such Series, to the extent that such

Advances relate to a Mortgage Loan in their respective Mortgage Loan Servicing Group. Any such Advances by a Master Servicer will be limited to amounts which, in the judgment of such Master Servicer, ultimately will be reimbursable with respect to such Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) from Mortgagor payments or under any applicable Mortgage Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty issued with respect to a Mortgage Loan, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described herein or the proceeds of liquidation of a Mortgage Loan. See 'Description of Credit Enhancements'. Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer will be obligated, in the event of delinquencies on the Mortgage Loans serviced by it in any Mortgage Pool, to make Advances limited to amounts which, in its judgment, after consultation with the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), ultimately will be reimbursable from the sources stated above. If so specified in the applicable Prospectus Supplement, neither a Master Servicer nor any Seller/Servicers will be obligated to make Advances with respect to Mortgage Loans delinquent longer than the time period specified in such Prospectus Supplement. See 'Description of Certificates -- Advances' and 'Description of Credit Enhancements'. A Master Servicer is obligated to remit to Certificateholders of a Series all amounts relating to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) to the extent such amounts have been collected or advanced by the Seller/Servicers or advanced by such Master Servicer and are due Certificateholders pursuant to the terms of the Pooling Agreement for such Series. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated to make Advances in the amounts described herein under 'Description of Certificates -- Advances', limited to amounts which, in the judgment of the Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from any of the sources stated above.

CONVERSION OF MORTGAGE LOANS

    The Prospectus Supplement for certain Series of Certificates representing undivided interests in the assets of a Trust consisting of adjustable-rate Mortgage Loans may provide that some or all of the Mortgage Loans in the related Mortgage Pool may have a conversion feature. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan may be converted at the Mortgagor's option at any time during a specified initial period to a fixed-rate Mortgage Loan, subject to the Seller/Servicer's or the Servicer's determination that the Mortgagor has met certain payment history requirements and the payment of a conversion fee ('Conversion Fee') to the Seller/Servicer or the Servicer, as applicable. Unless otherwise specified in the applicable Prospectus Supplement, upon any such conversion, the Company or the Servicing Entity, as applicable, as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, will repurchase the Mortgage Loan from the Mortgage Pool at its then outstanding principal balance, plus interest at the Mortgage Interest Rate on such Mortgage Loan to the date of repurchase. The amounts distributable to Certificateholders of different Classes, if applicable, upon such repurchase, and the portion of the Conversion Fee to be passed through to Certificateholders, if any, will be set forth in the Prospectus Supplement for each such Series of Certificates.

                                USE OF PROCEEDS

    All of the net proceeds to be received from the sale of each Series of the Certificates will be used by the Company to purchase the Mortgage Loans related to that Series or to return to the Company the amounts previously used to effect such purchases, the costs of carrying the Mortgage Loans until sale of the Certificates and other expenses connected with pooling the Mortgage Loans and issuing the Certificates, or for general corporate purposes. The Company expects to issue Certificates in Series from time to time as part of its continuing program of acquiring Mortgage Loans and selling Certificates. See 'The
Company -- Mortgage Purchase Program'.

                              YIELD CONSIDERATIONS

GENERAL

    The yield to maturity on any Certificate will depend on the purchase price paid by the Certificateholder, the effective interest rate of the Certificate and the weighted average life of the Mortgage Loans underlying the Certificate. See 'Maturity, Average Life and Prepayment Assumptions' for a discussion of weighted average life. Any prepayment of a Mortgage Loan, liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity or otherwise) or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will have the effect of passing through to Certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan. The effect of such prepayments on the yield to maturity to Certificateholders depends on several factors. For example, if the Certificates are purchased above par (i.e., for more than 100% of the outstanding principal balance of the Mortgage Loans they represent), such prepayments will tend to decrease the yield to maturity. If the Certificates were purchased at a discount (i.e., for less than 100% of such outstanding principal balance), such prepayments will tend to increase the yield to maturity. See 'Certain Legal Aspects of the Mortgage
Loans -- Enforceability of Certain Provisions' for a description of certain provisions of each Mortgage Loan and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans. See also 'Description of Certificates -- Termination' for a description of the repurchase of the Mortgage Loans in any Mortgage Pool when the aggregate outstanding principal balance thereof is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool on the related Cut-Off Date.

    The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

EFFECTIVE INTEREST RATE

    Unless otherwise specified in the applicable Prospectus Supplement, each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Mortgage Interest Rate multiplied by the unpaid principal balance outstanding on the first day of the month after application of principal payments made on such date. Unless otherwise specified in the applicable Prospectus Supplement, the Certificate Interest Rate for each Class of Certificates will be calculated on the basis of the 'Pass-Through Rate' for the related Mortgage Loans. With respect to a Series of Certificates as to which the Company will act as Master Servicer, the 'Pass-Through Rate' for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan. With respect to a Series of Certificates as to which the Company will not act as Master Servicer, the 'Pass-Through Rate' for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Certificate Administrator Fee for such Mortgage Loan.

    As described in the applicable Prospectus Supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid interest at the Pass-Through Rate, the available amount will be distributed to the Certificateholders pro rata in accordance with their respective interests or in an order of priority described in the applicable Prospectus Supplement.

    For the sale of Certificates under this Prospectus, the Company may establish one or more Mortgage Pools having a variable, as opposed to a fixed, Pass-Through Rate. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have adjustable Mortgage Interest Rates, or of Mortgage Loans with fixed Mortgage Interest Rates if the amount to be passed through is determined on a Mortgage Loan-by-Mortgage Loan basis as the Mortgage Interest Rate minus specified fees for servicing and administrative compensation, which may include any of the Servicing Fee, the Master Servicing Fee and the Certificate Administrator Fee, for each such Mortgage Loan, as set forth in the Prospectus Supplement, or as otherwise determined as described in the applicable Prospectus Supplement. Because the Mortgage Interest Rates may vary in such a Mortgage Pool, and the servicing and administrative compensation generally will be fixed, the Pass-Through Rate will be affected by disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Interest Rates and, consequently, the yield to maturity Certificateholders will be affected. The characteristics of any such variable-rate Mortgage Pools will be described in the applicable Prospectus Supplement. Although Mortgage Interest Rates in a fixed Pass-Through Rate Mortgage Pool may vary from Mortgage Loan to Mortgage Loan, disproportionate principal prepayments among the Mortgage Loans bearing different Mortgage Interest Rates will not affect the return to Certificateholders.

    For any Series of Certificates, the effective yield to maturity to Certificateholders generally will be slightly lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which, unless otherwise specified in the applicable Prospectus Supplement, will be the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

    When a prepayment in full (a 'Payoff') is made by a Mortgagor on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of the Payoff at the daily interest rate (determined by dividing the Mortgage Interest Rate by 365, or 360 in the case of Payoffs received on a date on which the monthly payment for such Mortgage Loan is due (a 'Due Date')) which is applied to the principal amount of the Mortgage Loan so prepaid. Similarly, when a Mortgage Loan is liquidated under a Mortgage Pool Insurance Policy during a month, the pool insurer will pay interest on the Mortgage Loan only to the date the claim is paid. Also, when a partial principal prepayment (a 'Curtailment') is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the Mortgagor does not pay interest on the prepaid amount, and therefore Certificateholders will not receive any interest on such prepaid amount.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent that Compensating Interest (as defined below) is not paid, the effect of a Payoff or such a liquidation will be to reduce slightly the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the Mortgage Loan so prepaid was paid only to the date of such Payoff or liquidation and not to the end of the month of prepayment. Unless otherwise specified in the applicable Prospectus Supplement, the following will apply:
Payoffs received during the period from the first day of a calendar month through the 14th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the Payoff, on the Distribution Date in such month, and Payoffs received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Payoff by the Mortgagors on the Distribution Date in the following month. Proceeds of Mortgage Loans liquidated under a Mortgage Pool Insurance Policy during a month will be passed through, with Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under an applicable Mortgage Pool Insurance Policy, on the Distribution Date in the following month.

    Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: 'Compensating Interest' will consist of a full month's payment of interest at the applicable Pass-Through Rate on a Mortgage Loan for which a Payoff is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor or by the pool insurer under an applicable Mortgage Pool Insurance Policy through the date of Payoff. Compensating Interest on liquidated Mortgage Loans will be passed through to Certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under any applicable Mortgage Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on Payoffs will be paid on a Distribution Date only with respect to Payoffs received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable Pooling and Servicing Agreement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.

               MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS

    The Mortgage Loans at origination will have varying maturities as more fully described in the applicable Prospectus Supplement. The Company expects that most such Mortgage Loans will have maturities at origination of either 10 to 15 years or 20 to 30 years and that such Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. The prepayment experience or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will affect the lives of the Certificates. The Company anticipates that a substantial number of Mortgage Loans will be paid in full prior to their scheduled maturity.

    A number of factors, including homeowner mobility, economic conditions, enforceability of 'due-on-sale' clauses, assumability of the Mortgage Loans, mortgage market interest rates and the general availability of mortgage funds affect prepayment experience. Generally, each Mortgage executed in connection with a fixed-rate Mortgage Loan, except for FHA-insured or VA-guaranteed Mortgage Loans, will contain 'due-on-sale' provisions permitting the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will agree that it or the applicable Seller/Servicer will enforce any 'due-on-sale' clause contained in any such Mortgage to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that neither the Master Servicer nor the Seller/Servicer will take any action in relation to the enforcement of any 'due-on-sale' provision which would impair or threaten to impair any recovery under any related Primary Insurance Policy or Mortgage Pool Insurance Policy. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Servicer will agree to enforce any 'due-on-sale' clause in the instances and to the extent described in the preceding sentence. However, a Mortgage Pool may contain fixed-rate Mortgage Loans which will allow a subsequent owner of a Mortgaged Property, if credit underwriting standards are met, to assume such fixed-rate Mortgage Loan without enforcement of any 'due-on-sale' clause. With respect to Mortgage Loans bearing adjustable Mortgage Interest Rates, unless otherwise specified in the related Prospectus Supplement, the related Mortgages will generally provide that such Mortgage Loans are assumable by creditworthy subsequent owners without enforcement of any 'due-on-sale' clause. An assumption of a Mortgage Loan may have the effect of increasing the life of such Mortgage Loan.

    'Weighted average life' refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal will be repaid to the Certificateholders. The weighted average life of the Certificates will be influenced by the rate at which principal on the Mortgage Loans in the Mortgage Pool is paid, which may be in the form of (i) scheduled amortization or (ii) Curtailments and Payoffs (collectively 'Principal Prepayments'). Based upon published information, the rate of prepayments on fixed- and adjustable-rate conventional one- to four-family mortgage loans has fluctuated significantly in recent years. The Company believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the Mortgage Loans in any Mortgage Pool. Accordingly, the Company cannot predict what future prepayment experience will be or what the resulting weighted average life might be. However, principal prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus and in each Prospectus Supplement, unless otherwise indicated therein (the 'Basic Prepayment Assumption' or 'BPA'), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new Mortgage Loans. The BPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans, such prepayment model assumes a constant prepayment rate of 6.0% per annum. Varying prepayment assumptions are often expressed as percentages of the BPA (e.g., at 150% of the BPA, assumed prepayments during the first month of a pool would be 0.3% per annum, each month thereafter the rate of prepayments would increase by 0.3% per annum, and in the 30th and succeeding months the rate would be 9% per annum). The Prospectus Supplement or Current Report on Form 8-K for each Series of Certificates may contain a table setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amounts or notional principal amounts of each such Class that would be outstanding on specified Distribution Dates for such Series, based on the assumptions set forth with respect to the BPA deemed appropriate by the Company and specified therein.

REDEMPTION OF CERTIFICATES OR UNDERLYING MORTGAGE LOANS

    If so specified in the Prospectus Supplement for a Series, the Certificates of such Series or the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption rights, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the related Prospectus Supplement. A redemption would result in the concurrent retirement of all outstanding Certificates of the Series and would decrease the average lives of such Certificates, perhaps significantly. The earlier after the Closing Date that a redemption occurs, the greater would be such effect. In general, a redemption is most likely to occur if prevailing interest rates have declined. The holder of the redemption right may also be a Holder of one or more Classes of the related Series, which may affect such holder's decision whether to direct a redemption. The effect of a redemption of the Certificates or underlying Mortgage Loans on interest payments on the Classes of Certificates of a Series will be described in the related Prospectus Supplement. See 'Description of the Certificates -- Redemption Agreement' and 'The Mortgage Pools -- General'.

                                  THE COMPANY

    The Company, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. The Company was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The Company's principal executive offices are located at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, telephone 206-377-8555.

MORTGAGE PURCHASE PROGRAM

    Set forth below is a description of the principal aspects of the Company's purchase program for Mortgage Loans eligible for inclusion in a Mortgage Pool. The Company will represent and warrant to the Trust that each Mortgage Pool will consist of Mortgage Loans purchased from one or more institutions ('Sellers') which are (i) state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by the Federal Deposit Insurance Corporation ('FDIC') or, if specified in the applicable Prospectus Supplement or Current Report on Form 8-K, substantially similar deposit insurance approved by any applicable rating agency, (ii) approved as mortgagees by the FHA ('FHA-Approved Mortgagees'),
(iii) approved by Fannie Mae as mortgagees ('Fannie Mae Approved Mortgagees') or by Freddie Mac as mortgagees ('Freddie Mac Approved Mortgagees'), or any successor entity to either, (iv) assignees of FHA-Approved Mortgagees, Fannie Mae Approved Mortgagees or Freddie Mac Approved Mortgagees, (v) the FDIC,
(vi) entities which have purchased Mortgage Loans from institutions described in clauses (i)-(v) above or (vii) such other entities as may be described in the applicable Prospectus Supplement. The institutions described in clauses (i)-(v) of the preceding sentence will collectively be referred to herein as 'Lenders'. The Company has approved (or will approve) individual institutions as eligible Lenders by applying certain criteria, including the Lender's depth of mortgage origination experience, servicing experience and financial stability. In general, each Lender must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to the Company. Each Lender is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by the Company in approving Lenders include delinquency and foreclosure ratio performances.

LOAN STANDARDS

    The Mortgage Loans to be included in each Mortgage Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which generally did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each Mortgage Loan having a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% or which is secured by a second or vacation home will be covered by a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default all or a specified portion of the principal amount thereof. See 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder'. Each mortgage insurer must be a Qualified Insurer (defined herein to mean a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Mortgage Pool Insurance Policy, as the case may be, and which is approved as an insurer by Freddie Mac, Fannie Mae or any successor entity to either, and by the Company).

    The Mortgage Loans to be included in each Mortgage Pool will be 'one- to four-family' mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by Mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, two- to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each Mortgage Loan must be secured by an owner occupied primary residence or second/vacation home, or by a nonowner occupied residence. The Mortgaged Property may not be a mobile home.

CREDIT, APPRAISAL AND UNDERWRITING STANDARDS

    The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Company's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Company's Selling Guide (together with the Company's Servicing Guide, the 'Guide', as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Company or by designated third parties.

    In addition, the Company may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased in negotiated transactions from Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Company. The Company will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Company. The Company will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

    The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

    The Company's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective Mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective Mortgagor will also provide an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Company will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a Limited Documentation Origination Program may be sold to the Company. For a mortgage loan originated under a Limited Documentation Origination Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, the Company's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Company waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

    The Company's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

    Certain states where the Mortgaged Properties may be located are 'anti-deficiency' states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders'. The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

SELLER WARRANTIES AND INDEMNIFICATION OF THE COMPANY

    With respect to Series of Certificates as to which the Company will be the only Master Servicer or with respect to each Series as to which the Company and a Servicing Entity will act as Master Servicers, each Seller generally will make representations and warranties with respect to Mortgage Loans or the Mortgage Loans in the Company's Mortgage Loan Servicing Group, respectively, sold by it to the Company for conveyance to the Trust which the Company deems sufficient to permit it to make its representations and warranties in respect of such Mortgage Loans to the Trust under the Pooling Agreement. See 'Description of
Certificates -- Representations and Warranties' below. Each Seller will also make certain other representations and warranties regarding Mortgage Loans sold by it. Each Seller will agree to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the Seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the Seller to the Company, including any information set forth in this Prospectus or in any Prospectus Supplement. See 'Description of Certificates -- Assignment of Mortgage Loans' and ' -- Representations and Warranties'.

    With respect to Series of Certificates as to which there will be no Master Servicer, the Seller which sold the Mortgage Loans to the Company for conveyance to the Trust will make representations and warranties to the Company with respect to such Mortgage Loans, and the Company will assign such representations and warranties to the Trust under the Pooling Agreement. With respect to each Series of Certificates as to which a Servicing Entity will be a Master Servicer, such Servicing Entity which sold the Mortgage Loans or the Mortgage Loan Servicing Group, as applicable, to the Company for conveyance to the Trust will make representations and warranties to the Company with respect to such Mortgage Loans or Mortgage Loans in the related Mortgage Loan Servicing Group, as applicable, and the Company will assign such representations and warranties to the Trust under the Pooling Agreement. Upon the breach of any representation or warranty made by such Seller or Servicing Entity that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Seller or Servicing Entity will be required to repurchase the related Mortgage Loan. See 'Description of Certificates -- Assignment of Mortgage Loans' and ' -- Representations and Warranties'.

RELATIONSHIPS WITH AFFILIATES

    Washington Mutual Bank, an affiliate of the Company, may be a Seller, a Seller/Servicer or a Servicer. WaMu Capital Corp., an affiliate of the Company, may from time to time act as agent or underwriter in connection with the sale of the Certificates.

                          DESCRIPTION OF CERTIFICATES

    Each Series of Certificates will be issued pursuant to a separate Pooling Agreement. With respect to Series of Certificates as to which there will be a Master Servicer, the Pooling Agreement will be among the Company, as Depositor and, if applicable, as Master Servicer, the Servicing Entity, if applicable, as Master Servicer, the Trustee named in the Prospectus Supplement, and, with respect to Series of Certificates for which the Trust will be a Delaware business trust, the Delaware trustee named in the Prospectus Supplement and the Mortgage Loans will be serviced by Seller/Servicers pursuant to selling and servicing contracts ('Selling and Servicing Contracts') between the Company or the Servicing Entity, as applicable, and such Seller/Servicers, or will be serviced by servicers pursuant to servicing arrangements approved by the Company or the Servicing Entity, as applicable. With respect to Series of Certificates as to which there will be no Master Servicer, the Pooling Agreement will be among the Company, as Depositor and Certificate Administrator, the Servicer, the Trustee named in the Prospectus Supplement, and, with respect to Series of Certificates for which the Trust will be a Delaware business trust, the Delaware trustee named in the Prospectus Supplement. A form of Pooling Agreement and a form of the Selling and Servicing Contract are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling Agreement which governs a Trust consisting principally of one- to four-family residential properties. The applicable Prospectus Supplement will describe material features of the related Pooling Agreement, which may differ from the features described below. The following summary and the summary contained in a Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each particular Series and of the applicable Selling and Servicing Contracts or similar contracts.

GENERAL

    The Certificates of each Series will represent undivided interests in the assets of a Trust created for such Series. The assets of the Trust for each Series will consist, to the extent provided in the Pooling Agreement, of
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement (exclusive of any related Retained Yield (described below), except as otherwise specified in the related Prospectus Supplement), (ii) such assets as from time to time are held in the Certificate Account (described below) and the Custodial Accounts for P&I (described below) related to such Mortgage Loans (exclusive of any Retained Yield, except as otherwise specified in the related Prospectus Supplement), (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (iv) any combination, as specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under 'Description of Credit Enhancements', (v) any private mortgage pass-through certificates or any certificates issued by the Freddie Mac, Fannie Mae or the Government National Mortgage Association described in the applicable Prospectus Supplement, and (vi) such other assets or rights as are described in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest, and certain of which may be subordinated to others. Any such Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinated Classes of a given Series of Certificates may or may not be offered by the same Prospectus Supplement as the senior Classes of such Series.

    The Certificates will be freely transferable and exchangeable for Certificates of the same Series and Class at the office set forth in such Certificates, provided, however, that certain Classes of Certificates may be subject to transfer restrictions set forth in such Certificates and described in the applicable Prospectus Supplement. A reasonable service charge may be imposed for any registration of exchange or transfer of Certificates, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge. If specified in the applicable Prospectus Supplement, one or more Classes of Certificates for any Series may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

    Unless otherwise indicated in the applicable Prospectus Supplement, beginning with the month following the month in which the Cut-Off Date occurs for a Series of Certificates, distributions of principal and interest (or, where applicable, principal only or interest only) on each Class of Certificates will be made either by the Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or a paying agent appointed by the Trustee (the 'Paying Agent') on the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month (the 'Distribution Date') to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the 'Record Date'). Distributions for each Series will be made by wire transfer in immediately available funds for the account of, or by check mailed to, each Certificateholder of record; provided, however, that, unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates for each Class of a Series will be made only upon presentation and surrender of the Certificates at the office or agency of the Company or the Trustee specified in the notice to Certificateholders of such final distribution.

ASSIGNMENT OF MORTGAGE LOANS

    The Company will cause the Mortgage Loans to be assigned to the Trust, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Company or a Servicing Entity, as applicable, will expressly reserve its or a Seller's rights in and to any Retained Yield, which accordingly will not constitute assets of the Trust. In addition, the applicable Prospectus Supplement may specify that the Seller will retain the right to a specified portion of either principal or interest, or both. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Company or its designated agent in exchange for the assets of the Trust. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Interest Rate and the maturity of each Mortgage Note, the Seller/Servicer's or the Servicer's Servicing Fee and whether a Primary Insurance Policy has been obtained for each Mortgage Loan.

    The Company, a Servicing Entity or a Servicer, as the case may be, will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment (except as to any Mortgage Loan registered on the MERS'r' System (as defined below) and unless otherwise indicated in the applicable Prospectus Supplement) to the Trustee or in blank of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon and evidence of any FHA Insurance Policy or VA Guaranty for such Mortgage Loan, if applicable; or, in the case of each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the assignment of proprietary lease, the recognition agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with (unless otherwise indicated in the applicable Prospectus Supplement) assignments thereof from the applicable Seller to the Trustee in a form sufficient for filing. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Company, such Servicing Entity or such Servicer will deliver such documents to the Trustee within 270 days thereafter unless, as set forth in the Pooling Agreement, the county recorder has not yet returned such Mortgage Loan. Notwithstanding the foregoing, the assets of a Trust may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Company, such Servicing Entity or such Servicer will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see 'Description of Certificates -- Representations and Warranties').

    With respect to any Mortgage Loan registered on the mortgage electronic registration system (the 'MERS'r' System') maintained by MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or any successor thereto ('MERS'), an assignment of Mortgage will not be delivered to the Trustee as described above, but instead the change in beneficial ownership to the Trust will be registered electronically through the MERS'r' System in accordance with the rules of membership of MERS. MERS will serve as mortgagee of record with respect to these Mortgage Loans solely as a nominee of the Trust, in an administrative capacity, and will not have any interest in these Mortgage Loans.

    The Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of Certificateholders of such Series. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) identified in the Pooling Agreement, the Trustee will notify the Company or such Servicing Entity, as applicable. If the Company or such Servicing Entity, as applicable, cannot cure such defect, the Company or such Servicing Entity, as applicable, will substitute a new mortgage loan meeting the conditions set forth in the Pooling Agreement (see ' -- Substitution of Mortgage Loans' below) or repurchase the related Mortgage Loan from the Trust at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Pass-Through Rate through the last day of the month of such repurchase. With respect to Series of Certificates as to which there will be no Master Servicer, if a defect of the type described in the preceding sentence is discovered by the Trustee and cannot be cured by the Seller, the Seller will substitute a new mortgage loan or repurchase the related Mortgage Loan from the Trust upon the terms described in the preceding sentence. The purchase price of any Mortgage Loan so repurchased will be passed through to Certificateholders as liquidation proceeds in accordance with the procedures specified under ' -- Distributions on Certificates'. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trust for such a defect in a constituent document.

    Buydown Funds provided by the Sellers or other parties for any Buydown Loans included in a Mortgage Pool may be deposited on the date of settlement of the sale of the Certificates to the original purchasers thereof (the 'Closing Date') into either (a) a separate account (the 'Buydown Fund Account') maintained (i) with the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the rating agency or agencies) held and monitored by a Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an institution having the highest unsecured long-term debt rating by the rating agency or agencies (or such other institution acceptable to the rating agency or agencies) or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies or funded in an amount less than the par values of future payment subsidies and determined by discounting such par values in accordance with interest accruing on such values, Buydown Fund Accounts may be non-interest-bearing or may bear interest. In no event will the amount held in any Buydown Fund Account exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

SUBSTITUTION OF MORTGAGE LOANS

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or the Servicing Entity, as applicable, may substitute an eligible mortgage loan for a defective Mortgage Loan (or, if applicable, a Mortgage Loan in its related Mortgage Loan Servicing Group) in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date for the related Series of Certificates, and (b) within two years after such Closing Date, if the related Mortgage Loan is a 'defective obligation' within the meaning of Section 860G(a)(4)(A)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and in the related Prospectus Supplement. With respect to Series of Certificates as to which there will be no Master Servicer, the Seller or the Servicer, as specified in the related Prospectus Supplement, may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property in the circumstances and to the extent described in the two preceding sentences. See 'The Mortgage Pools'.

REPRESENTATIONS AND WARRANTIES

    Unless otherwise stated in the applicable Prospectus Supplement, in the Pooling Agreement for each Series of Certificates as to which the Company will act as a Master Servicer, the Company will represent and warrant to the Trust with respect to (a) all Mortgage Loans if it is the only Master Servicer and (b) the Mortgage Loans in its Mortgage Loan Servicing Group if both the Company and a Servicing Entity are acting as Master Servicers, among other things, that (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, a lender's title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is required with respect to such Mortgage Loan, such policy or guaranty is valid and remains in full force and effect as of the Closing Date; (iv) immediately upon the transfer and assignment of the Mortgage Loans to the Trust, the Trust will have good title to the Mortgage Loans; (v) as of the Closing Date, the Mortgage Notes are subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (vi) except in the case of Cooperative Loans, as of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair, except for ordinary wear and tear; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and
(x) unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan was originated and will be serviced by (a) an institution which is a member of the Federal Reserve System or the deposits of which are insured by the FDIC, (b) an institution which is a member of the Federal Home Loan Bank System, (c) an institution which is a FHA-Approved Mortgagee, (d) an institution which is a Fannie Mae Approved Mortgagee, or (e) an institution which is a Freddie Mac Approved Mortgagee. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Company. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below.

    If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenant-stockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See 'Certain Legal Aspects of the Mortgage Loans -- Cooperative Loans'.

    With respect to Series of Certificates as to which the Company will not act as a Master Servicer, the Seller or the Servicing Entity, as applicable, which sold the Mortgage Loans to the Company for conveyance to the Trust will make representations and warranties to the Company with respect to such Mortgage Loans substantially similar to those indicated in the second preceding paragraph, and the Company will assign such representations and warranties to the Trust under the Pooling Agreement. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Seller, the Servicing Entity and/or the Company.

    In the event of the discovery by the Company, the Servicing Entity or the Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Trust in the related Mortgage Loan, or the receipt of notice of such a breach from the Trustee, the Company, the Servicing Entity or the Seller, as the case may be, will cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under ' -- Assignment of Mortgage Loans'. The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trust for any such breach.

SERVICING

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Pooling Agreement the Company or Servicing Entity, as applicable, as Master Servicer, will be responsible for servicing and administering the Mortgage Loans, or the Mortgage Loans in its respective Mortgage Loan Servicing Group, as applicable, but will be permitted to contract with the Seller/Servicer from whom each Mortgage Loan was purchased, or another eligible servicing institution, to perform such functions under the supervision of the Master Servicer as more fully described below.

    In the contract pursuant to which each Seller/Servicer will perform its servicing duties, which contract will generally be the Selling and Servicing Contract, each Seller/Servicer will agree, subject to the general supervision of the Company or Servicing Entity, as applicable, as Master Servicer, or its respective agent, to perform diligently all services and duties customary to the servicing of mortgage loans. Such Master Servicer or its agent will monitor each Seller/Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will have the right to remove and substitute a replacement Seller/Servicer at any time if it considers such removal to be in the best interest of Certificateholders. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. In the event a Selling and Servicing Contract is terminated by the Company or Servicing Entity, as applicable, as Master Servicer, for any reason, such Master Servicer may procure a substitute Seller/Servicer, which may be an affiliate of such Master Servicer. During the period necessary to effect the execution and implementation of a contract with such substitute Seller/Servicer, all duties and responsibilities of the Seller/Servicer under the terminated Selling and Servicing Contract will be performed by such Master Servicer. In such event, such Master Servicer will be entitled to retain the same Servicing Fee as was paid to the Seller/Servicer under such terminated Selling and Servicing Contract.

    With respect to Series of Certificates as to which there will be no Master Servicer, pursuant to the Pooling Agreement the servicing of the Mortgage Loans will be performed by the Servicer, and the Company (as Certificate Administrator) will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust and provide certain other administrative services specified in the Pooling Agreement. With respect to a Series as to which the Company and the Servicing Entity will act as Master Servicers, unless otherwise specified in the applicable Prospectus Supplement, the Company will also act as the Certificate Administrator. Unless otherwise specified in the related Prospectus Supplement, with respect to a Series as to which a Servicing Entity is the only Master Servicer, such Servicing Entity shall act as the Certificate Administrator. The Servicer will generally perform the same services and duties as a Seller/Servicer under a Selling and Servicing Agreement, as well as certain services of a Master Servicer described herein. The Trustee or its agent will monitor the Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have the right to remove and substitute a replacement servicer, which may be the Company or an affiliate of the Company, to assume the servicing obligations of the Servicer at any time if it considers such removal to be in the best interests of Certificateholders. During the period necessary to effect the execution and implementation of a contract with such substitute servicer, certain duties and responsibilities of the Servicer under the Pooling Agreement will be performed by the Trustee. In such event, the Trustee will be entitled to retain the same Servicing Fee as was to be paid the Servicer under the Pooling Agreement. The obligation of the Trustee or a replacement servicer to perform the servicing duties of the Servicer will not, however, require such party to cure any defect with respect to any Mortgage Loan, or substitute a new mortgage loan for or repurchase a Mortgage Loan as to which there has been a breach of a representation or warranty made by the Seller or to cure any breach of a servicing covenant made by the former Servicer.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, each Seller/Servicer will retain as its Servicing Fee a portion of the interest payable on each Mortgage Loan serviced by it. The Servicing Fee will be established by the Company or a Servicing Entity, as applicable, either as a fixed rate or as a rate calculated as the difference between interest at the Mortgage Interest Rate and interest at the rate required to be passed through to the Company or Servicing Entity, as applicable, as Master Servicer (the 'Net Rate'). Unless otherwise set forth in the applicable Prospectus Supplement, the Servicing Fee will be no less than 0.25% per annum for each individual Mortgage Loan serviced. In addition, unless otherwise set forth in the Prospectus Supplement, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will be negligible in amount. Unless otherwise provided in the applicable Prospectus Supplement, each of the Company and Servicing Entity, as applicable, as Master Servicer, will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, for the expenses required to be borne by it, which, unless otherwise set forth in the applicable Prospectus Supplement, will include the Trustee's fees and premiums on or other expenses relating to any Mortgage Pool Insurance Policy and/or other credit enhancements.

    With respect to Series of Certificates as to which there will be no Master Servicer, the Servicer will receive a Servicing Fee, as established in the applicable Pooling Agreement, which, unless otherwise indicated in the applicable Prospectus Supplement, will be no less than 0.25% per annum for each individual Mortgage Loan serviced and with respect to each such Series and each Series as to which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will retain as its Certificate Administrator Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Certificate Administrator for payment by it of the Trustee's fees.

RETAINED YIELD

    For certain Series, the Company, a Servicing Entity or a Seller may retain a portion of the interest payable on each Mortgage Loan (the 'Retained Yield'). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Certificate Interest Rate from the Net Rate or, if applicable, by subtracting the Servicing Fee, the Certificate Administrator Fee and the

Certificate Interest Rate from interest at the Mortgage Interest Rate. Unless otherwise specified in the applicable Prospectus Supplement, any such Retained Yield and any earnings from reinvestments thereof will not be part of the assets of the Trust. The Company, the Servicing Entity or the Seller, as the case may be, may at its option transfer to a third party all or a portion of the Retained Yield for a Series of Certificates.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I,
INVESTMENT ACCOUNT, CERTIFICATE ACCOUNT AND RESERVE ACCOUNT

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Servicing Contract each Seller/Servicer will agree to establish and maintain for the Master Servicer (or for the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers for such Series) a special custodial account for principal and interest (the 'Custodial Account for P&I'), into which it will deposit on a daily basis (unless otherwise specified in the applicable Prospectus Supplement) the following payments and collections received subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off
Date) with respect to the Mortgage Loans serviced by it:

        (i) All payments on account of principal and interest, including Principal Prepayments;

        (ii) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (hereinafter referred to as 'Liquidation Proceeds'), or under any applicable credit enhancements or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property (hereinafter referred to as 'Insurance Proceeds');

        (iii) Any Advances of such Seller/Servicer's funds (such Advances to be deposited prior to the Withdrawal Date, as defined below); and

        (iv) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as required for defects in documentation, breach of representations or warranties, or otherwise.

    Each Seller/Servicer has the option of either (i) depositing gross interest collections in the Custodial Account for P&I, subject to withdrawal of its related Servicing Fees, or (ii) deducting its Servicing Fees from gross interest collections prior to deposit in such account.

    On the Withdrawal Date or, with the Master Servicer's approval (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), on a daily basis, each Seller/Servicer may withdraw the following amounts from its Custodial Account for P&I:

        (i) Amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Seller/Servicer has made an unreimbursed Advance;

        (ii) Amounts to reimburse the Seller/Servicer for Advances the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers) has determined to be otherwise nonrecoverable; and

        (iii) Amounts in respect of Servicing Fees previously deposited.

    The Company and/or the Servicing Entity, as applicable, will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, such that the rights of the Company or Servicing Entity, as applicable, as Master Servicer, the Trust and the Certificateholders will be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) in FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the rating agency or agencies) created maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the rating agency or agencies (or such other institution acceptable to the rating agency or agencies). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the

Seller/Servicer shall be required to withdraw such excess from such account and remit it to the Company or Servicing Entity, as applicable, for deposit in the Investment Account described below.

    With respect to Series of Certificates as to which the Company and/or the Servicing Entity, as applicable, will act as Master Servicer and unless otherwise specified in the related Prospectus Supplement, not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the 'Withdrawal Date'), the Company or Servicing Entity, as applicable, will withdraw or direct the withdrawal from any funds in the Custodial Account for P&I maintained by each related Seller/Servicer an amount representing:

        (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by such Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

        (ii) Proceeds of liquidations of Mortgage Loans received by the Seller/Servicer in the immediately preceding calendar month, with interest to the date of liquidation, net of Servicing Fees due such Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

        (iii) Principal due to Payoffs received during the period from the 15th of the immediately preceding calendar month through the 14th of such calendar month; in each case with interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor through the date of the Payoff (provided, however, that in the case of Payoffs received between the first day and the 14th day of any month, interest accrued from the first day of such month to the date of such Payoff will not be paid to the Certificateholders), less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account; and

        (iv) Curtailments received by such Seller/Servicer on such Mortgage Loans in the immediately preceding calendar month.

    All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds or Liquidation Proceeds (including any amounts paid in respect of repurchase obligations on defective Mortgage Loans or otherwise) not otherwise applied by Seller/Servicers and amounts withdrawn from any Buydown Fund Account, if applicable, shall be immediately deposited into the Investment Account (or if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account).

    Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer or the related Seller/Servicer is permitted to make the following withdrawals from the Buydown Fund Account or Custodial Account for P&I, as applicable:

        (i) To deposit in the Investment Account the amount necessary in order to supplement payments received on Buydown Loans;

        (ii) In the event of a Payoff of any Buydown Loan, to apply the remaining related Buydown Funds to reduce the required amount of such Payoff (or, if the Mortgagor has made a Payoff equal in amount to the total unpaid principal balance, to refund such remaining Buydown Funds to the person entitled to receive such Buydown Funds);

        (iii) In the event of foreclosure or liquidation of any Buydown Loan, to deposit the remaining related Buydown Funds in the Investment Account; and

        (iv) To clear and terminate the portion of any account representing Buydown Funds.

    Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, may invest funds withdrawn from the Custodial Accounts for P&I each month and remitted to the related Master Servicer, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds, for its own account and at its own risk, for the period from the Withdrawal Date to the next Distribution Date, or for such longer or shorter period as may be specified in the applicable Prospectus Supplement (in each case, the 'Investment Period'). Notwithstanding the foregoing, in the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to any Series, each of the Company and such Servicing Entity may only invest funds described in the preceding sentence to the extent that such funds relate to Mortgage Loans in its respective Mortgage

Loan Servicing Group. Investment of such funds shall be made through an account in the name of the Company or Servicing Entity, as applicable, as Master Servicer, and the Trust (an 'Investment Account') (or, if both the Company and a Servicing Entity are acting as Master Servicers, to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group), which shall be maintained in the trust department of a bank acceptable to any applicable rating agency or agencies for the Series of Certificates. The Investment Account may be a commingled account with other similar accounts maintained by the Company or Servicing Entity, as applicable, as Master Servicer, and invested for its own account; provided, that the maintenance of such a commingled account has been approved by any applicable rating agency or agencies for the Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in the Investment Account shall be limited to the investments described below.

    On the last day of the Investment Period, the Company or Servicing Entity, as applicable, as Master Servicer, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all funds due to be distributed to Certificateholders, and shall deposit such funds, together with any Advances required to be made by it, in the Certificate Account described below.

    Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in an Investment Account shall be limited to one or more of the following investments ('Eligible Investments') which shall in no event mature later than the next Distribution Date:

        (i) Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

        (ii) Repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States; provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time assigned such ratings as may be required by the applicable rating agency or agencies for the Series of Certificates at the date of acquisition thereof;

        (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof; provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) have been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates at the date of acquisition thereof;

        (iv) Obligations of, or guaranteed by, any state of the United States or the District of Columbia receiving the highest long-term debt ratings available for such securities by the applicable rating agency or rating agencies for the Series of Certificates;

        (v) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates; or

        (vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account;

        (vii) Units of taxable money market funds or mutual funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Commission under the Investment Company Act of 1940), which funds have been rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest rating category or which have been designated in writing by each such rating agency or rating agencies as Eligible Investments with respect to this definition; or

        (viii) such other investments the investment in which will not, as evidenced by a letter from each applicable rating agency or rating agencies for the Series of Certificates, result in the downgrading or withdrawal of the rating or ratings assigned to the Certificates by such rating agency or rating agencies.

    Not later than the Distribution Date for a Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all amounts required to be distributed on such Distribution Date and deposit such amounts into a separate non-interest-bearing trust account (the 'Certificate Account') in the corporate trust department of the Trustee or another depository institution acceptable to the applicable rating agency or rating agencies.

    Under the Pooling Agreement for each Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will be authorized to make the following withdrawals from the Certificate Account (provided, however, that if both the Company and a Servicing Entity are acting as Master Servicers, each of the Company's and Servicing Entity's right to any such withdrawals will be limited to proceeds received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group):

        (i) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for Advances made pursuant to the Pooling Agreement or a Selling and Servicing Contract, the Company's or Servicing Entity's right to reimburse itself or such Servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

        (ii) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for amounts expended by or for the account of the Company or Servicing Entity, as applicable, as Master Servicer, pursuant to the Pooling Agreement or amounts expended by such Servicer pursuant to the Selling and Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling Agreement) or in connection with the liquidation of a Mortgage Loan;

        (iii) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, the Master Servicing Fee, net of Compensating Interest reduced by Payoff Earnings and Payoff Interest (each as defined herein or in the Pooling Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

        (iv) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for advances which the Company or Servicing Entity, as applicable, has determined to be Nonrecoverable Advances;

        (v) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which the Company or Servicing Entity, as applicable, is entitled and to reimburse the Company or Servicing Entity, as applicable, for expenses incurred by and reimbursable to the Company or Servicing Entity, as applicable, pursuant to the Pooling Agreement;

        (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and,

    after making or providing for the above withdrawals,

        (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust.

    Each of the Company and Servicing Entity, as applicable, may also establish with the Trustee for a Series of Certificates as to which it is acting as a Master Servicer a Reserve Account if required to assure timely distributions of principal and interest, as a condition to obtaining a specified rating for such Certificates or to provide for the expenses of the Trust. Any such Reserve Account so established will be described in the applicable Prospectus Supplement.

    With respect to Series of Certificates as to which there will be no Master Servicer, unless otherwise specified in the applicable Prospectus Supplement, the Custodial Account for P&I, the Buydown Fund Account and the Reserve Account will be established by the Servicer, and the required and permitted deposits into and withdrawals from such accounts set forth above will be made by the Servicer. The Servicer shall deposit any required Advances in the Custodial Account for P&I on the Withdrawal Date. The withdrawal of funds and their deposit into the Investment Account on the Withdrawal Date, as described above, will also be effected by the Servicer. The Investment Account described above will be established by the Certificate Administrator and the Trustee, and investments of amounts therein in Eligible Investments will be directed by the Certificate Administrator for its own account and at its own risk. The Certificate Administrator will make the required withdrawal from the Investment Account on the last day of the Investment Period for deposit in the Certificate Account, as described above. Authorized withdrawals from the Certificate Account for the purposes described above will be made by the Certificate Administrator. Other than as set forth in this paragraph, unless the context otherwise requires, references above to 'Master Servicer' or 'Seller/Servicer', and to 'Master Servicing Fee' shall refer instead to 'Servicer' and 'Servicing Fee', respectively.

PRE-FUNDING ACCOUNT

    If stated in the accompanying Prospectus Supplement, the Pooling Agreement or other agreement may provide for the transfer of additional Mortgage Loans (the 'Subsequent Loans') to the related Trust after the closing date for the related Certificates. An account (a 'Pre-Funding Account') will be established for the purpose of funding the transfer of Subsequent Loans into the related Trust. Any Subsequent Loans will be required to conform to the requirements described in the related Pooling Agreement or other agreement providing for such transfer. If a Pre-Funding Account is established, an amount will be deposited in such account to be released as Subsequent Loans are transferred. All amounts in the Pre-Funding Account will be required to be invested in Eligible Investments and the amount held in the Pre-Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the Certificates. Unless otherwise specified in the accompanying Prospectus Supplement, the related Pooling Agreement or other agreement providing for the transfer of Subsequent Loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Pre-Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

    For each Series, on each Distribution Date commencing in the month following the month in which the Cut-Off Date occurs (or such other time as may be set forth in the applicable Prospectus Supplement), the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions pursuant to the terms of the applicable Pooling Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

        (i) All scheduled payments of principal and interest at the Pass-Through Rate either collected from the Mortgagors on the Mortgage Loans prior to the related Determination Date (as defined below) or advanced by the Company or Servicing Entity, as applicable, the Servicer or the Seller/Servicers;

        (ii) Scheduled amounts of Buydown Funds respecting Buydown Loans (not withdrawn and remitted by the Servicer or the related Seller/Servicer, as applicable);

        (iii) All Curtailments received on the Mortgage Loans in the month prior to the month in which the Distribution Date occurs (the 'Distribution Period');

        (iv) All Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described herein under 'Yield Considerations -- Effective Interest Rate'; and

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



        (v) All Payoffs received during the period from the 15th day of the immediately preceding calendar month through the 14th day of such calendar month; in each case together with interest at the applicable Pass-Through Rate to the extent described under 'Yield Considerations -- Effective Interest Rate' herein;

    less the sum of:

        (a) Previously unreimbursed Advances made by the Company or Servicing Entity, as applicable, as Master Servicer, the Seller/Servicers or the Servicer on Mortgage Loans which are considered by the Master Servicer or the Servicer, as the case may be, as of the Distribution Date to be nonrecoverable;

        (b) Amounts expended by the Seller/Servicers, the Company or Servicing Entity, as applicable, as Master Servicer or the Servicer in connection with the preservation or restoration of property securing Mortgage Loans which have been liquidated and related liquidation expenses; and

        (c) Amounts representing other expenses of the Master Servicer, the Seller/Servicers or the Servicer, reimbursable pursuant to the Pooling Agreement;

provided, however, that in the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, any amounts retained on behalf of any of the Company, such Servicing Entity or a related Seller/Servicer pursuant to clauses (a), (b) and (c) above shall be limited to amounts received in respect of any Mortgage Loans in its related Mortgage Loan Servicing Group.

    In addition, if the Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, is obligated to do so under the applicable Pooling Agreement, such Master Servicer or the Servicer, as the case may be, shall include with any such distribution an Advance equal to principal payments and interest payments (adjusted to the applicable Pass-Through Rate or Rates) due on the first day of the month in which the Distribution Date occurs and not received as of the close of business on the Withdrawal Date, subject to such Master Servicer's or Servicer's determination that such payments are recoverable from future payments or collections on the Mortgage Loans, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See ' -- Advances' below.

    The method of allocating the amount withdrawn from the Certificate Account on each Distribution Date to principal and interest (or, where applicable, to principal only or interest only) on a particular Series of Certificates will be described in the applicable Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates may have a different Certificate Interest Rate, and each Certificate Interest Rate may be fixed, variable or adjustable. The applicable Prospectus Supplement will specify the Certificate Interest Rate for each Class, or in the case of a variable or adjustable Certificate Interest Rate, the initial Certificate Interest Rate and the method for determining the Certificate Interest Rate.

    On each Distribution Date for a Series of Certificates, the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, on behalf of the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest (as defined below) represented by the Certificate held by such holder multiplied by the sum of the Class Principal Distribution Amount (as defined below) for such Class and, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Certificate Interest Rate on the principal balance or notional principal balance of such Class specified in the applicable Prospectus Supplement, less (unless otherwise specified in the related Prospectus Supplement) such Class's pro rata share of the sum of (i) the shortfalls in collections of interest on Payoffs with respect to which distribution is to be made on such Distribution Date, if any, (ii) the amount of any deferred interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of the Certificates on the related Due Date, (iii) one month's interest at the applicable Pass-Through Rate on the amount of any Curtailments received on the Mortgage Loans in the month preceding the month of the distribution and
(iv) any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Servicemembers Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or applicable credit enhancements, in each case in such amount as is allocated to such Class on the basis set forth in the related Prospectus Supplement. The 'Percentage Interest' represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional amount of all the Certificates of such Class. The 'Class Principal Distribution Amount' for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement.

    In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof with respect to each such Class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

    With respect to Series of Certificates as to which there will be only one Master Servicer and except as otherwise provided in the applicable Pooling Agreement, not later than the tenth day preceding each Distribution Date (the 'Determination Date'), such Master Servicer will furnish to the Trustee (and to any Certificateholder upon request) a statement setting forth the aggregate amount to be distributed on such Distribution Date to each Class of Certificates, on account of principal and/or interest, stated separately. With respect to Series of Certificates as to which there will be no Master Servicer, or as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator will provide the statements described in the preceding sentence.

REPORTS TO CERTIFICATEHOLDERS

    For each Series of Certificates, with each distribution to Certificateholders from the Certificate Account, the Trustee, or the Master Servicer (if there will be only one Master Servicer) or Certificate Administrator, as applicable, on behalf of the Trustee, will forward to each Certificateholder or publish electronically a statement or statements with respect to the assets of the related Trust setting forth the information specifically described in the related Pooling Agreement, which generally will include the following with respect to such Series of Certificates:

        (i) the beginning principal balance or notional principal balance representing the ending balance from the prior statement;

        (ii) the amount, if any, of such distribution principal;

        (iii) the amount, if any, of such distribution allocable to interest on the Mortgage Loans accrued at the applicable Pass-Through Rate on the beginning principal balance or notional principal balance, and, with respect to a Series of Certificates where one or more Classes of such Series are subordinated in right of payment to one or more other Classes of such Series, the amount, if any, of any shortfall in the amount of interest and principal distributed;

        (iv) the total amount distributed;

        (v) the ending principal balance or notional principal balance after the application in (ii) above; and

        (vi) the then applicable Pass-Through Rate or weighted average Pass-Through Rate, calculated as of the close of business on the related Determination Date.

    Upon request, a Certificateholder may receive a monthly report which sets forth (i) the amount of the distribution for such month allocable to Principal Prepayments, miscellaneous post-liquidation collections and Conversion Fees,
(ii) Mortgage Loan delinquencies, indicating the number and aggregate principal amount of Mortgage Loans delinquent one, two and three months, as well as the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trust's security interest in the Mortgage Loans, (iii) the amount of remaining coverage under any applicable credit enhancements, stated separately, as of the close of business on the applicable Determination Date and (iv) the sum of the Master Servicing Fee and the aggregate Servicing Fees for the month.

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



    In addition, by the date required by applicable tax law of each year, the Master Servicer with respect to Series of Certificates as to which there will be only one Master Servicer, or the Certificate Administrator with respect to Series of Certificates as to which there will be no Master Servicer or as to which both the Company and a Servicing Entity will act as Master Servicers, will furnish a report to each Certificateholder of record at any time during the preceding calendar year as to the aggregate of amounts reported pursuant to (ii) in the second preceding paragraph above, plus information with respect to the amount of servicing compensation for the related Mortgage Pool, the value of any property acquired by the Trust through abandonment or foreclosure, deferred interest added to the principal balance or the notional principal balance of each Class of Certificates, as applicable, and such other customary information as the Master Servicer or Certificate Administrator, as applicable, determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such a year.

ADVANCES

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, will be obligated under the Pooling Agreement to make Advances (to the extent not previously advanced by the Seller/Servicers as described below). In the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, unless otherwise specified in the applicable Prospectus Supplement, each of the Company's and such Servicing Entity's obligation to make Advances shall be limited to Mortgage Loans in its respective Mortgage Loans Servicing Group. Such Advances shall be in amounts sufficient to cover any deficiency between the funds scheduled to be received on the Mortgage Loans during the Distribution Period, and amounts withdrawn from the Custodial Accounts for P&I on each Withdrawal Date during the Distribution Period and from any Buydown Fund Account; provided, however, that the Company or Servicing Entity, as applicable, will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Company or Servicing Entity, as applicable, made on the Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Company or Servicing Entity, as applicable, may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute 'Advances'. If an Advance made by a Master Servicer later proves unrecoverable, such Master Servicer will be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers for any Series, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, each Seller/Servicer will be obligated to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I maintained by it equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Company or Servicing Entity, as applicable, on such date. Each Seller/Servicer will advance only funds which the Master Servicer anticipates will be ultimately reimbursable from the sources discussed above. To the extent the Seller/Servicers make such Advances, the Company or Servicing Entity, as applicable, will be relieved of its obligation, if any, to make Advances with respect to the Mortgage Loans respecting which such amounts were advanced. If an Advance made by any Seller/Servicer later proves to be unrecoverable, the Company or Servicing Entity, as applicable, will cause such Seller/Servicer to be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

    With respect to Series of Certificates as to which there will be no Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated under the Pooling

Agreement to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Certificate Administrator on such date. The Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the related Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute 'Advances'. If an Advance made by the Servicer later proves to be unrecoverable, the Servicer will be reimbursed from funds in the Certificate Account.

COLLECTION AND OTHER SERVICING PROCEDURES

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer agrees to make reasonable efforts to collect all payments called for under the Mortgage Notes and will, consistent with the Selling and Servicing Contract, the Pooling Agreement for any Series and any applicable credit enhancements, follow such collection procedures as it follows or would follow with respect to mortgage loans held for its own account which are comparable to the Mortgage Loans. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to make the same efforts to collect payments on the Mortgage Notes and follow the same collection procedures as would be required of the Servicer if it were a Seller/Servicer under a Selling and Servicing Contract. Consistent with the above, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with a Principal Prepayment on a Mortgage Loan and (ii) only upon receiving authorization from the insurer on any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, and with respect to each Seller/Servicer, from the Master Servicer, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the first delinquent due date for payment on any Mortgage Note. Such authorization shall be given by the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer only upon determining that the coverage of such Mortgage Loan by any applicable credit enhancement will not be affected. In the event of any such arrangement, the Company's or Servicing Entity's, as applicable, obligation to make Advances on the related Mortgage Loan, if any, shall continue during the scheduled period to the extent such Advances are not made by the Seller/Servicers.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Selling and Servicing Contract with each Seller/Servicer requires that such Seller/Servicer enforce 'due-on-sale' clauses, where applicable, with respect to the Mortgage Loans on the same basis as with loans in its own portfolio, provided that such clause is not to be enforced if it is unenforceable under applicable law or the terms of the related Mortgage Note or if the coverage of any related credit enhancement would be adversely affected by such enforcement. Subject to the above, if a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Seller/Servicer or the Company or Servicing Entity, as applicable, will be authorized to take or enter into an assumption agreement, pursuant to which the Mortgagor remains liable under the Mortgage Note, from or with the person to whom such Mortgaged Property has been or is about to be conveyed. Any fees collected by a Seller/Servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to enforce any 'due-on-sale' clause in the instances and to the extent described in the first sentence of this paragraph, and the Servicer will be authorized to take or enter into an assumption agreement and retain any fees collected for entering into an assumption agreement as additional servicing compensation to the same extent as a Seller/Servicer will be so authorized under a Selling and Servicing Contract.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, may, or upon receiving authorization from the Company or Servicing Entity, as applicable, as Master Servicer, a Seller/Servicer may, in connection with any such conveyance and only upon assurance that the related Mortgage Loan will continue to be covered by any applicable credit enhancement, release the original Mortgagor from liability upon the Mortgage Note and substitute the new Mortgagor as liable thereon. If required by law or the terms of the related Mortgage Note, the Company or Servicing Entity, as applicable, may allow such release and substitution without the consent of the provider of any applicable credit enhancement. In connection with any such assumption or substitution, the Mortgage Interest Rate borne by the related Mortgage Note may not be changed. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer may in connection with any such conveyance release the original Mortgager from liability upon the Mortgage Note and substitute a new Mortgagor as liable thereon in the instances and to the extent described above in this paragraph with respect to the Company or Servicing Entity, as applicable, as Master Servicer.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under each Selling and Servicing Contract the Seller/Servicer is required to establish and maintain a Custodial Account for Reserves into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items to the extent it is consistent with such Seller/Servicer's normal practices to collect payments from Mortgagors to cover tax and insurance expenses. Withdrawals from the Custodial Account for Reserves maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Seller/Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate the Custodial Account for Reserves. Each Seller/Servicer is solely responsible for administration of the Custodial Account for Reserves and is expected to make Advances to such account when a deficiency exists therein. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will be required to establish and maintain a Custodial Account for Reserves and to make Advances to such account, and will be authorized to make withdrawals from the Custodial Account for Reserves, in the instances and to the extent a Seller/Servicer would be so required and authorized under a Selling and Servicing Contract.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Seller/Servicers' primary compensation for their servicing activities will come from the payment to them or the retention by them, of an amount equal to the Servicing Fee for each Mortgage Loan. The Company's or Servicing Entity's, as applicable, primary compensation for supervising the mortgage servicing and advancing certain expenses of a Mortgage Pool will come from the payment to it, of an amount equal to the Master Servicing Fee with respect to each Mortgage Loan (or a Mortgage Loan in its respective Mortgage Loan Servicing Group) in such Mortgage Pool. The Master Servicing Fee and the Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Master Servicing Fee or Servicing Fee annual percentage, as applicable, set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee and Master Servicing Fee, the Company, a Servicing Entity or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the applicable Pass-Through Rate and related Servicing Fee and Master Servicing Fee from the applicable Mortgage Interest Rate.

    With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer's primary compensation for its servicing activities will come from the payment to it or its retention, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Servicing Fee for such Mortgage Loan. The Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the Servicing Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee, the Company or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the related Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from the applicable Mortgage Interest Rate.

    With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer or with respect to each Series as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator's compensation for its administrative services will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Certificate Administrator Fee for such Mortgage Loan. The Certificate Administrator Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Certificate Administrator Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed, subject to any minimum fee as will be set forth in the applicable Prospectus Supplement.

    As principal payments are made on each Mortgage Loan, the outstanding principal balance of the Mortgage Loans will decline, and thus compensation to the Seller/Servicers and the related Master Servicer, or to the Servicer and the Certificate Administrator with respect to Series of Certificates for which there will be no Master Servicer or both the Company and a Servicing Entity will act as Master Servicers, and any Retained Yield will decrease as the Mortgage Loans amortize (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement). Principal Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Seller/Servicers and the Company and/or Servicing Entity, as applicable, as Master Servicer, or to the Servicer and the Certificate Administrator, as applicable, and any Retained Yield to decrease (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement).

    In addition to their primary compensation, the Seller/Servicers or the Servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors. The Seller/Servicers' or the Servicer's income from such charges will depend upon their origination and servicing policies.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of the fees and disbursements of the Trustee, payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of obtaining or maintaining any Letter of Credit or Reserve Fund and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

    With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will pay certain expenses incurred in connection with its activities as Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of maintaining any Letter of Credit or Reserve Fund. The Certificate Administrator will pay the fees and disbursements of the Trustee.

    As set forth in the preceding section, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of related defaulted Mortgage Loans. Certificateholders of such Series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative coverages, or if coverage has been exhausted, Certificateholders of such Series will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of each such Master Servicer's and the Seller/Servicer's expenses, or the Servicer's expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a related damaged Mortgaged Property, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    Except as may be specified in the applicable Prospectus Supplement, each Pooling Agreement will provide that on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Cut-Off Date, one or more firms of independent public accountants will furnish statements to the Trustee to the effect that, in connection with such firm's examination of the financial statements of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, as of the previous December 31, nothing came to such firm's attention that indicated that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, was not in compliance with specified sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    Except as may be provided in the applicable Prospectus Supplement, each Pooling Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, to the effect that, based on a review of the Company's and/or Servicing Entity's, as Master Servicer, or the Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE
SERVICER, THE CERTIFICATE ADMINISTRATOR AND THE COMPANY

    Except as may otherwise be specified in the applicable Prospectus Supplement, the Pooling Agreement for each Series will provide that neither the Company nor a Servicing Entity, as applicable, may resign from its obligations and duties thereunder as Master Servicer or, if applicable, Certificate Administrator, or that the Servicer, where applicable, may not resign from its obligations and duties thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Company's or Servicing Entity's, as applicable, master servicing obligations and duties, or, where applicable, the Servicer's obligations and duties, under such Pooling Agreement.

    The Pooling Agreement for each Series will provide that neither the Company nor any Master Servicer, or that, where applicable, neither the Servicer nor the Certificate Administrator, nor any director, officer, employee or agent of the Company, any Master Servicer, the Servicer and the Certificate Administrator (where applicable) (the 'Indemnified Parties') will be under any liability to the Trust or the Certificateholders or the Trustee, any Seller/Servicer or others for any action taken by any Indemnified Party, any Seller/Servicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Company, the Master Servicer, the Servicer nor the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement relating to each such Series will further provide that any Indemnified Party is entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement for

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



each such Series will provide that neither the Company nor any Master Servicer or, where applicable, neither the Servicer nor the Certificate Administrator, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Company or, where applicable, a Master Servicer or the Servicer or the Certificate Administrator, may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Company or, where applicable, a Master Servicer, the Servicer or the Certificate Administrator, will be entitled to be reimbursed therefor and to charge the Certificate Account.

    Any person into which a Master Servicer, the Servicer or the Certificate Administrator may be merged, converted or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer, the Servicer or the Certificate Administrator is a party, or any person succeeding to the business of such Master Servicer, the Servicer or the Certificate Administrator, will be the successor of such Master Servicer, the Servicer or the Certificate Administrator, respectively, under the Pooling Agreement.

EVENTS OF DEFAULT

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, Events of Default under the Pooling Agreement for each such Series (but, in the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, such Event of Default shall apply only to the defaulting Master Servicer), unless otherwise specified in the applicable Prospectus Supplement, will include, without limitation, (i) any failure by the Company or Servicing Entity, as applicable, as Master Servicer, to make a required deposit to the Certificate Account or, if the Company or Servicing Entity, as applicable, as Master Servicer, is the Paying Agent, to distribute to Certificateholders of any Class any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement; (ii) any failure on the part of the Company or Servicing Entity, as applicable, as Master Servicer, duly to observe or perform in any material respects any other of the covenants or agreements on the part of the Company or Servicing Entity, as applicable, as Master Servicer, contained in the Certificates for that Series or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Company or Servicing Entity, as applicable, as Master Servicer, indicating insolvency, reorganization or inability to pay its obligations and (iv) any failure of the Company or Servicing Entity, as applicable, to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Advance was to have been made. With respect to Series of Certificates as to which there will be no Master Servicer, the Events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will be the same failures by or conditions of the Servicer as will constitute Events of Default by a Master Servicer under the Pooling Agreement for each Series of Certificates for which the Company and/or a Servicing Entity will act as Master Servicer, except that an Event of Default created by a failure of a Master Servicer to make a required deposit to the Certificate Account referred to in clause (i) of the immediately prior sentence will instead be the failure of the Servicer to make a required deposit to the Investment Account on the Withdrawal Date. Notwithstanding the foregoing, if an Event of Default described in clause
(iv) above occurs, the Trustee will, upon written notice to the Company or Servicing Entity, as applicable, immediately suspend all of the rights and obligations of the Company or Servicing Entity, as applicable, thereafter arising under the Pooling Agreement and the Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Trustee will permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement if the Company or Servicing Entity, as applicable, within two Business Days following its suspension, remits to the Trustee the amount of any Advance the nonpayment of which was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Trustee will not be obligated to permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement.

RIGHTS UPON EVENT OF DEFAULT

    As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement, may terminate all of the rights and obligations of the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and in and to the Trust, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. In the event the Trustee acts as successor to such Master Servicer or the Servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Company or Servicing Entity, as applicable, as initial Master Servicer, or with respect to a Series of Certificates as to which there will be no Master Servicer, to the Servicer named in the applicable Prospectus Supplement or the Certificate Administrator, as applicable, under such Pooling Agreement. Subject to certain limitations, holders of Certificates for a Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in the Pooling Agreement for that Series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling Agreement.

    No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    The Pooling Agreement for each Series may be amended by the Company and/or a Servicing Entity and the Trustee, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer (and in the case where both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator), and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which there will be no Master Servicer, without the consent of any of the Certificateholders covered by such Pooling Agreement, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the 'Code') or any regulations thereunder, including provisions to such extent as shall be necessary to maintain the qualification of certain assets of the Trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust, (iv) to correct the description of any property at any time owned by the Trust, or to assure conveyance to the Trust of any property to be included as assets of the Trust, (v) to modify, add to or eliminate certain provisions set forth in the Pooling Agreement relating to the form of Certificates and restrictions on transfer of the REMIC Residual Certificates and
(vi) to add any provision to, or amend any provision in, the Pooling Agreement, provided that such addition or amendment does not adversely affect in any material respect the interests of any Certificateholder.

    The Pooling Agreement for each Series may also be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, with the consent of the holders of Certificates for that Series evidencing interests aggregating not less than 66% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

    The Prospectus Supplement for a particular Series may describe other or different provisions concerning conditions to the amendment of the related Pooling Agreement.

LIST OF CERTIFICATEHOLDERS

    With respect to Series of Certificates as to which the Company will act as a Master Servicer or with respect to a Series where a Servicing Entity is the only Master Servicer, upon written request of the Trustee, the Company or Servicing Entity as applicable, will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series or Class as of the most recent Record Date for payment of distributions to Certificateholders of that Series or Class. Upon written request of three or more Certificateholders of record of such a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Master Servicer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. With respect to Series of Certificates as to which there will be no Master Servicer, the Company, as Certificate Administrator, will provide the list of names and addresses of the Certificateholders described above in the same manner as so described.

TERMINATION

    The obligations created by the Pooling Agreement for each Series will terminate upon the occurrence of both (i) the later of the maturity or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of each Class, if any, of that Series of all amounts held on behalf of such Certificateholders and required to be paid to them pursuant to such Pooling Agreement. The Pooling Agreement for each Series will permit, but not require, the Company to repurchase from the Trust for such Series all remaining Mortgage Loans at a price equal to the unpaid principal amount thereof or the Trust's adjusted basis in the Mortgage Loans, as described in the related Prospectus Supplement, in either case together with interest at the applicable Mortgage Interest Rates (which will generally be passed through to Certificateholders at the applicable Pass-Through Rates). The exercise of such right will effect early retirement of the Certificates of such Series, but the Company's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage specified in the related Prospectus Supplement of the aggregate principal amount of the Mortgage Loans underlying the Certificates of such Series as of the Cut-Off Date. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the issue of the person named in such Pooling Agreement. For each Series, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

REDEMPTION AGREEMENT

    If so specified in the Prospectus Supplement for a Series, the related Trust will enter into a redemption agreement pursuant to which the counterparty to the agreement will have the right to cause a redemption of the outstanding Certificates of such Series, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the Prospectus Supplement. In general, the redemption price will equal the aggregate outstanding principal balance of all Certificates of such Series (other than such Certificates with a notional principal balance), plus any interest described in the Prospectus Supplement. Payment of the redemption price will be in lieu of any distribution of principal and interest that would otherwise be made on that Distribution Date. Upon a redemption, the holder of the redemption right will receive the assets of the Trust and each Certificateholder will receive the outstanding principal balance of its Certificate (other than a holder of Certificates with a notional principal balance), plus any interest specified in the Prospectus Supplement. See 'Yield, Prepayment and Maturity Considerations' for a discussion of the effects of such a redemption of an investor's yield to maturity. In the case of a Trust for which a REMIC election or elections have been made, the transaction by which the Certificates are retired and the related redemption is conducted will constitute a 'qualified liquidation' under Section 860F of the Code.

PUT OPTION

    If so specified in the Prospectus Supplement for a Series, each Certificateholder of such Series, of a Class of such Series or of a group for such Series will have the option to require the entity named in such Prospectus Supplement to purchase such Certificates in full on the date, at the purchase price and on the terms specified in such Prospectus Supplement.

THE TRUSTEE

    The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates. The Trustee will have combined capital and surplus of not less than $50 million.

    The Trustee under each Pooling Agreement may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling Agreement or if the capital and surplus of the Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee for the related Series. The Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 50% of the aggregate undivided interests in the related Trust. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    With respect to Series of Certificates for which the Trust will be a Delaware business trust, the Delaware trustee will be named in the related Prospectus Supplement. The Delaware trustee may have normal banking relationships with the Company and/or its affiliates.

    PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE GUARANTY, HAZARD
                          INSURANCE; CLAIMS THEREUNDER

    As set forth below, a Mortgage Loan may be required to be covered by a hazard insurance policy and either an FHA Insurance Policy, a VA Guaranty or a Primary Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the originator of the Mortgage Loan. The descriptions of any insurance coverage in this Prospectus or any Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.

PRIMARY INSURANCE

    Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan with a loan-to-value ratio at origination and at the Cut-Off Date greater than 80% will be covered by a primary mortgage insurance policy (a 'Primary Insurance Policy') providing insurance coverage against default on such Mortgage Loan, in general, of up to 25% of the principal balance of such Mortgage Loan with maintenance requirements in certain cases for the remaining term of such Mortgage Loan, but at least until the loan-to-value ratio drops to 80%. Conversely, Mortgage Loans with lower loan-to-value ratios (up to approximately 80%) may not be covered by any Primary Insurance Policies. Applicable state laws may in some instances limit the maximum coverage which may be obtained with respect to certain Mortgage Loans. Any such policy will be issued by a Qualified Insurer.

    While the terms and conditions of the Primary Insurance Policies will differ, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the 'Loss') will generally consist of the unpaid principal balance of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) certain amounts expended by the insured but not approved by the insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

    The issuer of a Primary Insurance Policy will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

    As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property. If any Advance to be made (including expenses to be paid) by the Master Servicer as a condition for coverage of a loss by a Primary Insurance Policy is not so made by the Master Servicer because the such Advance has been determined to be nonrecoverable, then such loss will be allocated to the Certificateholders. See 'Description of Certificates -- Advances'.

    For any Certificates offered hereunder as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will cause each Servicer to maintain, or with respect to a Series of Certificates as to which there will be no Master Servicer, the Servicer will maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-Off Date and the Company or Servicing Entity, as applicable, had knowledge of such Primary Insurance Policy. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, in the event that the Company or Servicing Entity, as applicable learns that a Mortgage Loan had a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement), then the Company or Servicing Entity, as applicable is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. With respect to Series of Certificates as to which there will be no Master Servicer, in the event the Servicer learns of the lack of a Primary Insurance Policy described in the preceding sentence, the Servicer shall notify the Trustee who shall require the Seller to obtain a Primary Insurance Policy, repurchase the Mortgage Loan or substitute a mortgage loan for the applicable Mortgage Loan. The Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless, in the event that such Series of Certificates was rated at the time of issuance, the replacement Primary Insurance Policy from such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the rating agency or agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such Series of Certificates.

    Evidence of each Primary Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trust of the related Mortgage Loan. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer, on behalf of itself, the Company, the related Master Servicer, the Trust and the Certificateholders, will be required to present claims to the insurer under any Primary Insurance Policy and take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by a Seller/Servicer under such Primary Insurance Policy shall be deposited in the Custodial Account for P&I maintained by such Seller/Servicer on behalf of the Company, the Master Servicer, the Trust and the Certificateholders. The Company or Servicing Entity, as applicable, will agree to cause each Seller/Servicer not to cancel or refuse to renew any Primary Insurance Policy required to be kept in force by the Pooling Agreement. With respect to Series of Certificates as to which there will be no Master Servicer, under the Pooling Agreement the Servicer will agree not to cancel or refuse to renew any Primary Insurance Policy and will be required to present claims to the insurer under any such Primary Insurance Policy, take steps to permit recovery under any such Primary Insurance Policy and deposit amounts collected thereunder in the Custodial Account for P&I to the same extent as a Seller/Servicer will be so required under a Selling and Servicing Contract.

    The Pooling Agreement will permit the cancellation or non-renewal of a Primary Insurance Policy in the event that the loan-to-value ratio of the Mortgage Loan based on the original appraisal or a current appraisal is less than 80% of the then current outstanding principal balance of such Mortgage Loan.

    See 'Description of Credit Enhancements -- The Fraud Bond' for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Primary Insurance Policy.

FHA MORTGAGE INSURANCE

    The National Housing Act of 1934, as amended (the 'Housing Act'), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage Loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by the United States Department of Housing and Urban Development ('HUD'), and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA MORTGAGE GUARANTY

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The loan-to-value ratios allowed for VA-guaranteed loans are set forth in the FNMA Seller's Guide. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

HAZARD INSURANCE

    Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause to be maintained for each Mortgage Loan (other than Cooperative Loans and Mortgage Loans secured by condominium units) that it services a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount not less than the maximum insurable value of the Mortgaged Property or the original principal balance of such Mortgage Loan, whichever is less. As set forth above, all amounts collected by the Company or Servicing Entity, as applicable, as Master Servicer, or a Seller/Servicer, or the Servicer, as applicable, under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller/Servicer's or the Servicer's normal servicing procedures) will be deposited in the Custodial Account for P&I. In the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, will deposit in the Custodial Account for P&I or the Certificate Account all sums which would have been deposited therein but for such clause. The Company or Servicing Entity, as applicable, as Master Servicer, and each of the Seller/Servicers with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, are required to maintain a fidelity bond and errors and omissions policy with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in such form and amount as specified in the Servicing Contract or the Pooling Agreement, as applicable.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The Company or Servicing Entity, as applicable, may require Mortgaged Properties in certain locations to be covered by policies of earthquake insurance, to the extent it is reasonably available. When any improvement to a Mortgaged Property is located in a designated flood area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, and flood insurance is required and available, the Pooling Agreement requires the Company or Servicing Entity, as applicable, as Master Servicer, through the Seller/Servicer responsible for servicing such Mortgage Loan, or the Servicer, as applicable, to cause the Mortgagor to acquire and maintain such insurance.

    The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Neither the Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will require that a hazard or flood insurance policy be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium unit. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium unit, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that the owner of a Mortgage Loan secured by a condominium unit and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's condominium unit or the related building could significantly reduce the value of the Mortgaged Property.

    Since the amount of hazard insurance a Master Servicer or the Seller/Servicers, or the Servicer, as applicable, will cause to be maintained on the Mortgaged Properties declines as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. See 'Description of Credit Enhancements -- Special Hazard Insurance' for a description of the limited protection afforded by the Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, if any is obtained, against losses occasioned by certain hazards which are otherwise uninsured against, as well as against losses caused by the application of the clause described in the preceding paragraph.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

    To the extent provided in the applicable Prospectus Supplement, credit enhancement for each Series of Certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses (as defined below) or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a 'Defaulted Mortgage Loss'); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a 'Special Hazard Loss');
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Interest Rate on a Mortgage Loan or an extension of its maturity (any such loss, a 'Bankruptcy Loss'); (iv) incurred on defaulted Mortgage Loans as to which there was fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor in connection with such Mortgage Loans (any such loss, a 'Fraud Loss'); and (v) attributable to shortfalls in the payment of amounts due to one or more Classes of Certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the Mortgagor ('Extraordinary Losses') will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

    As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a 'Special Hazard Instrument'); (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond (any instrument, to the extent providing such coverage, a 'Bankruptcy Instrument') and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond (any instrument, to the extent providing such coverage, a 'Fraud Instrument'). In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more Classes of Certificates to provide credit support to one or more other Classes of Certificates. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

    The amounts and types of credit enhancement arrangements as well as the provider thereof, if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other series of certificates issued by the Company or others.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

    The descriptions of any credit enhancement instruments included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.

MORTGAGE POOL INSURANCE

    A mortgage pool insurance policy (a 'Mortgage Pool Insurance Policy') may be obtained for a particular Series of Certificates. Any such policy will be obtained by the Company or the Servicer, as applicable, from a Qualified Insurer for the Mortgage Pool, covering loss by reason of the default in payments on any Mortgage Loans included therein that are not covered as to their entire outstanding principal balances by Primary Insurance, FHA Insurance or VA Guarantees. Each Mortgage Pool Insurance Policy will cover all or a portion of those Mortgage Loans in a Mortgage Pool in an amount to be specified in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The term 'Mortgage Pool Insurance Policy' wherever used in this Prospectus or any Supplement shall refer to one or more such Mortgage Pool Insurance Policies as the context may require. The identity of the insurer or insurers and certain financial information with respect to the insurer or insurers for each Mortgage Pool will be contained in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The Trust will be the named insured under any Mortgage Pool Insurance Policy. A Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon the satisfaction of certain conditions precedent described below.

    Any Mortgage Pool Insurance Policy will provide that no claim may be validly presented thereunder unless (i) hazard insurance on the property securing the defaulted Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (ii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date, (iii) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except permitted encumbrances. Assuming the satisfaction of these conditions, the insurer will have the option to either (i) purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of purchase, less the amount of any loss paid under a Primary Insurance Policy, if any, or (ii) pay the difference between the proceeds received from an approved sale of the property and the principal balance of the defaulted Mortgage Loan, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim, less the amount of such loss paid under a Primary Insurance Policy, if any. In each case, the insurer will reimburse the Master Servicer and the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, for certain expenses incurred by them.

    An endorsement (an 'Advance Claims Endorsement') may be issued to any Mortgage Pool Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

    An endorsement may also be issued to any Mortgage Pool Insurance Policy which provides that the insurer will pay claims presented under the Mortgage Pool Insurance Policy although claims made against the applicable Primary Insurance Policy have not been settled due to the insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any Mortgage Pool Insurance Policy may be cancelled or reduced.

    The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid, less certain amounts realized by the insurer upon disposition of foreclosed properties. The amount of claims paid includes certain expenses incurred by the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage thereunder will lapse and any further losses will be borne by Certificateholders. In addition, in such event, the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will not be obligated (unless sufficient recoveries from other sources are expected) to make any further Advances, since such Advances would no longer be ultimately recoverable under the Mortgage Pool Insurance Policy. See 'Description of Certificates -- Advances'.

    Since the property subject to a defaulted Mortgage Loan must be restored to its original condition prior to claiming against the insurer, no Mortgage Pool Insurance Policy will provide coverage against hazard losses. As set forth under 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder', the hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes, and even when the damage is covered, may afford recoveries which are significantly less than the full replacement of such losses. Further, any Special Hazard Insurance Policy which may be obtained does not cover all risks, and such coverage will be limited in amount. See ' -- Special Hazard Insurance' below. Certain hazard risks will, as a result, be uninsured against and will therefore be borne by Certificateholders.

    A Mortgage Pool Insurance Policy may include a provision permitting the insurer to purchase defaulted Mortgage Loans from the Trust.

    See ' -- The Fraud Bond' below for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer, the Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Mortgage Pool Insurance Policy.

SUBORDINATION

    If so specified in the applicable Prospectus Supplement, distributions with respect to scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Certificates of a Series (the 'Subordinated Certificates') will instead be payable to holders of one or more other Classes of such Series (the 'Senior Certificates') under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the applicable Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the applicable Prospectus Supplement. If the aggregate distribution with respect to delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

    In addition to or in lieu of the foregoing, if so specified in the applicable Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the 'Reserve Account') established by the Trustee. If so specified in the applicable Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company, a Servicing Entity, the Servicer or the Seller, as applicable, or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

    If specified in the applicable Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

    As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the applicable Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

THE FRAUD BOND

    Some or all of the Primary Insurance Policies covering Mortgage Loans in any Mortgage Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to Certificateholders against losses in the event that coverage relating to a Mortgage Loan which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable Prospectus Supplement, a Fraud Instrument may be obtained or established by the Company or the Servicer, as applicable, for the Mortgage Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable Prospectus Supplement or in the related Current Report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the Mortgage Pool, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Company, a Servicing Entity or the Servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the Certificates will not be adversely affected thereby. The identity of the issuer of any Fraud Bond or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable Prospectus Supplement or related Current Report on Form 8-K.

    In addition, the Company understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Mortgage Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the Company or the Servicing Entity, as applicable, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Seller with respect to Series of

Certificates as to which there will be no Master Servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.

THE BANKRUPTCY BOND

    The Prospectus Supplement for certain Series may specify that the Company and/or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has undertaken to pay to the Trust for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan which becomes unsecured pursuant to a proceeding under Chapter 7, 11 or 13 of the Federal Bankruptcy Code. If such obligation is undertaken, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will also agree to pay to the Trust for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling Agreement. The Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the Company's or Servicing Entity's, as Master Servicer, or the Servicer's obligation to make the payments described above, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will obtain or establish a Bankruptcy Instrument in an initial amount specified in the Prospectus Supplement or in the related Current Report on Form 8-K. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided that the then current ratings of the Certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby.

SPECIAL HAZARD INSURANCE

    A Special Hazard Insurance Instrument may be established or obtained by the Company, Servicing Entity or the Servicer, as applicable, for certain Series. Any Special Hazard Insurance Instrument will, subject to limitations described below, protect the holders of the Certificates evidencing such Mortgage Pool from (i) loss by reason of damage to properties subject to defaulted Mortgage Loans covered thereby caused by certain hazards (including earthquakes in some geographic areas, mud flows and floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage, and
(ii) loss on such loans caused by reason of the application of the co-insurance clause typically contained in hazard insurance policies. The Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided the then current ratings of the Certificates are maintained, coverage under any Special Hazard Instrument may be cancelled or reduced. Any Special Hazard Insurance Policy will be issued by an insurance company licensed to transact a property and casualty insurance business in each state in which Mortgaged Properties covered thereby are located. The identity of the issuer of any Special Hazard Insurance Policy or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the related Prospectus Supplement. No Special Hazard Insurance Instrument will cover Extraordinary Losses.

    Subject to the foregoing limitations, the terms of any Special Hazard Insurance Instrument will provide generally that, where there has been damage to property securing a defaulted Mortgage Loan covered by such instrument and such damage is not fully covered by the hazard insurance policy maintained with respect to such property, the Special Hazard Insurance Instrument will pay either (i) the cost of repair of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of an approved sale of such property, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred in respect of such property, less any net proceeds upon the sale of such property. In either case, the amount paid under any Special Hazard Insurance Instrument will be reduced by the proceeds, if any, received under the hazard insurance policy maintained with respect to such property. It is expected that the Mortgage Pool Insurer, if any, will represent to the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, that restoration of the property securing a Mortgage Loan from the proceeds described under (i) above will satisfy the condition under any related Mortgage Pool Insurance Policy that the property securing a defaulted Mortgage Loan be restored before a claim under any such policy may be validly presented in respect of such Mortgage Loan. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any Mortgage Pool Insurance Policy. Therefore, so long as any Mortgage Pool Insurance Policy for a Series of Certificates remains in effect, the decision to pay the cost of repair rather than to pay the unpaid principal balance of the related Mortgage Loan, plus accrued interest and certain expenses, will not affect the amount of the total insurance proceeds paid to the holders of the Certificates of that Series with respect to such Mortgage Loan, but will affect the amount of special hazard insurance coverage remaining under any Special Hazard Insurance Instrument and the coverage remaining under any Mortgage Pool Insurance Policy obtained for that Series.

LETTER OF CREDIT

    If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the 'Letter of Credit'), a bank or other entity (the 'Letter of Credit Bank') will deliver to the Trust an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

    The Letter of Credit may also provide for the payment of Advances which the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, would be obligated to make with respect to delinquent monthly payments.

RESERVE FUND

    If so specified in the related Prospectus Supplement, the Company, a Servicing Entity, the Servicer or the Seller, as applicable, will deposit or cause to be deposited in a reserve fund (a 'Reserve Fund') cash or Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related Classes of Certificates, from Retained Yield, or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be owned by the related Trust.

    Amounts deposited in any Reserve Fund for a Series of Certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the Company or Servicing Entity, as applicable, as Master Servicer, or the Certificate Administrator, as applicable, or any other person named in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement,

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



any amounts remaining in the Reserve Fund upon the termination of the Trust will be returned to whomever deposited such amounts in the Reserve Fund.

CERTIFICATE INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, the Company or the Servicer may obtain one or more certificate insurance policies, issued by insurers acceptable to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more Classes of Certificates the payment of amounts due in accordance with the terms of such Class or Classes of Certificates, subject to such limitations and exceptions as are set forth in the applicable Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENTS; CLAIMS THEREUNDER
AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

    For each Series of Certificates which will be covered by a Mortgage Pool Insurance Policy, or a Letter of Credit established in lieu of such policy (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Mortgage Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling Agreement. Unless otherwise specified in the applicable Prospectus Supplement, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premiums for any Mortgage Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (as defined in the Pooling Agreement), or the Letter of Credit Bank ceases to be acceptable to the agency or agencies, if any, rating the Series, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Mortgage Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal to the then outstanding coverage of the Mortgage Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Mortgage Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a Series of Certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Mortgage Pool Insurance Policy or Letter of Credit for a Series which is rated by one or more rating agencies, or 100% of the premium rate or cost for such policy or Letter of Credit for a Series which is not so rated.

    In addition, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may substitute at any time a Mortgage Pool Insurance Policy or Letter of Credit for an existing Mortgage Pool Insurance Policy or Letter of Credit. In no event, however, may the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, provide a Letter of Credit in lieu of a Mortgage Pool Insurance Policy, or vice-versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the Certificates.

    Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause a Primary Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan it services with a loan-to-value ratio in excess of 80%; provided, however, that if the loan-to-value ratio of a Mortgage Loan based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable Prospectus Supplement. Each Seller/Servicer or the Servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments. See

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



'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder -- Primary Insurance' herein.

    For each Series of Certificates which will be covered by a Special Hazard Insurance Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Special Hazard Insurance Instrument in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such Special Hazard Insurance Instrument has been replaced in accordance with the terms of the Pooling Agreement. So long as any applicable rating on a Series of Certificates will be maintained, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premium for any Special Hazard Insurance Policy (or Letter of Credit obtained in lieu thereof) on a timely basis. Unless otherwise specified in the applicable Prospectus Supplement, any such policy will provide for a fixed premium rate on the declining balance of the Mortgage Loans. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the Company, Servicing Entity or the Servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the Company, Servicing Entity or the Servicer, as applicable, may obtain a Letter of Credit or establish a Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the Certificates will not be impaired.

    For each Series of Certificates which will be covered by a Fraud Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable Prospectus Supplement, unless coverage thereunder has been exhausted through the payment of claims. The Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

    For each Series of Certificates or Class of Certificates which will be covered by a certificate insurance policy or a Letter of Credit or Reserve Fund (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such certificate insurance policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any certificate insurance policy on a timely basis.

    The Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicers, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, on behalf of the Trust and Certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, FHA Insurance Policy, VA Guaranty, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted Mortgage Loans. With respect to any applicable Fraud Bond, Bankruptcy Bond or certificate insurance policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the Trust and the Certificateholders. As set forth above, all collections by the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Custodial Account for P&I, the Investment Account or the Certificate Account, subject to withdrawal as heretofore described.

    If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy (or Letter of Credit or Reserve Fund), as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Company, Servicing Entity or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

    If recovery under any Mortgage Pool Insurance Policy (or Letter of Credit established in lieu of such policy), Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is not available because the Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has been unable to make the determinations described in the second preceding paragraph, or otherwise, the Seller/Servicer or the Servicer, as applicable, is, nevertheless, obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate (after deduction of the Retained Yield, if any, or a pro rata portion thereof as required by the applicable Pooling Agreement), Certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicer, or the Servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling Agreement. In addition, and as set forth above, in the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy or Letter of Credit or Reserve Fund, it will be entitled to receive from the Certificate Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the Certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicers, or the Servicer, as applicable, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate. In addition, where property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Mortgage Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. In addition, with respect to certain Series of Certificates, if so provided in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, may have the option to purchase from the Trust any defaulted Mortgage Loan after a specified period of delinquency. If a defaulted Mortgage Loan is not so removed from the Trust, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will be entitled to retain such gain as additional servicing compensation unless the applicable Prospectus Supplement provides otherwise. See 'Description of Credit Enhancements'.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The Mortgages (other than the security agreements with respect to the Cooperative Loans) will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is usually the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties; the borrower-homeowner, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to a mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. In some cases, a mortgage will also contain a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary. For purposes of the following discussion, 'mortgagor' shall, as appropriate, refer to a mortgagor or trustor and 'lender' shall refer to a mortgagee or beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under ' -- Cooperative Loans'.

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also include Cooperative Loans. Each promissory note (a 'Cooperative Note') evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a 'Cooperative') that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon or grant a security interest in the cooperative shares and proprietary lease or occupancy agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

    Unless otherwise specified in the related Prospectus Supplement, all cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease

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



could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of a Mortgage Pool, the collateral securing any related Cooperative Loans.

    Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

    In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction under
Section 216(a) of the Code for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

    Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of property.

    In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a nonjudicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by a lender. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

FORECLOSURE ON SHARES OF COOPERATIVES

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder.

Generally, maintenance and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also generally provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

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RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienors may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. As a practical matter, the lender may therefore be forced to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a lender under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner. With respect to mortgage loans secured by collateral in addition to the related real properties, realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged real properties first or against both such mortgaged real properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged real properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged real properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related real mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged real properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged real properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from thereafter exercising remedies with respect to the other and resulting in a loss of its lien to such other collateral. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged real properties first if prohibited from proceeding against both by state law.

    In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

    The standard forms of note, mortgage and deed of trust used by lenders generally contain 'due-on-sale' clauses. These clauses permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') purports to pre-empt state statutory and case law that prohibits the enforcement of 'due-on-sale' clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings associations and federal savings banks) may not exercise a 'due-on-sale' clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of less than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a 'due-on-sale' clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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



    A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, if such existing loan bears an interest rate below the current market rate, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

    Under the terms of the Servicemembers Civil Relief Act (the 'Relief Act'), formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Mortgagor's active duty status, and the lender must forgive any interest above such annual rate, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board (now the Office of Thrift Supervision) has issued regulations governing the implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges prior to origination on mortgage loans covered by Title V.

    Under the Company's mortgage purchase program, each Lender is required to represent and warrant to the Company that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Lenders, the Company will make a similar representation and warranty in the Pooling Agreement for each Series to the Trust. See 'Description of Certificates -- Representations and Warranties'.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including adjustable-rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property.

    In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all 'responsible parties', including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not 'participate in the management' of a mortgaged property. The conduct which constitutes 'participation in the management', such that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Fleet Factors decision.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the 'Asset Conservation Act'), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'). The United States Environmental Protection Agency ('EPA') has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders or, alternatively, may not impose liability on lenders at all.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

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                              ERISA CONSIDERATIONS

    Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA Plans') and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, 'Tax-Favored Plans').

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

    In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of ERISA Plans and Tax-Favored Plans (collectively, 'Plans') and persons ('parties in interest' under ERISA or 'disqualified persons' under the Code (collectively, 'Parties in Interest')) who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

PLAN ASSET REGULATION

    An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Cooperative Loans, Agency Securities, Private Securities, and/or other assets held in a Trust to be deemed 'plan assets' of such Plan. The U.S. Department of Labor (the 'DOL') has issued a regulation (the 'DOL Regulation') concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an equity interest (such as a Certificate) in such entity. Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a Trust), or (ii) merely the Plan's interest in the instrument evidencing such interest (such as a Certificate). Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation. For purposes of this section, the terms 'plan assets' and 'assets of a Plan' ('Plan Assets') have the meanings specified in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

    Under the DOL Regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the Certificates, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of Certificates by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a Certificate would include such Certificate and may also be deemed to include the Mortgage Loans and/or other assets held in the related Trust. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism or any of their affiliates has

                                       62







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either (i) investment discretion with respect to such Plan Assets, or (ii)
authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

    Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the Mortgage Loans and/or other assets held in a Trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a 'fiduciary' with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the Mortgage Loans and/or other assets held in a Trust constitute Plan Assets, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of a Plan, and the operation of such Trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

UNDERWRITER'S EXEMPTION AND WCC EXEMPTION

    The DOL has issued essentially identical individual exemptions to various underwriters (collectively, as amended by Prohibited Transaction Exemption ('PTE') 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002),
the 'Underwriter's Exemption'), which generally exempt from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as Mortgage Loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For this purpose, the term 'Underwriter' as used in reference to the Underwriter's Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

    If so specified in the accompanying Prospectus Supplement, broad exemptive relief may be available under the Underwriter's Exemption or under the DOL authorization described immediately below. Effective August 24, 2003, the DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. ('WCC') and its affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL Prohibited Transaction Class Exemption 96-62 (the 'WCC Exemption') relating to
(i) the servicing and operation of pools of certain secured obligations (such as Mortgage Loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied. For this purpose, the term 'Underwriter' as used in reference to the WCC Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which WCC or the affiliate is the manager, a co-manager or a placement agent.

    Each Underwriter's Exemption and the WCC Exemption set forth the following seven general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief under either the Underwriter's Exemption or the WCC Exemption:

        First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

        Second, the Underwriter's Exemption and the WCC Exemption only apply to Certificates or other securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the Certificates or other securities issued by the same trust or other entity, unless none of the Mortgage Loans or other assets has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the Certificates or other securities.

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        Third, the Certificates, at the time of acquisition by a Plan or with
    Plan Assets, must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Inc. (collectively, the 'Exemption Rating Agencies'). The Certificates must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or converted loan-to-value ratio of any one- to four-family residential Mortgage Loan held in the Trust exceeds 100% but does not exceed 125% at the date of issuance of the Certificates. However, in that case neither the Underwriter's Exemption nor the WCC Exemption will apply (i) to any of the Certificates if (x) any Mortgage Loan or other asset held in the Trust (other than a one- to four-family residential Mortgage Loan) has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the Certificates or (y) any one- to four-family residential Mortgage Loan has a loan-to-value ratio or converted loan-to-value ratio that exceeds 125% at the date of issuance of the Certificates or (ii) to any Subordinated Certificates.

        Fourth, the Trustee must not be an affiliate of any other member of the Restricted Group, other than an Underwriter. The Restricted Group consists of any Underwriter, the Company, the Master Servicer, any other Servicer, the Trustee, the swap counterparty under any swap arrangement and any mortgagor with respect to assets of a Trust constituting more than 5% of the aggregate unamortized principal balance of the assets held in the Trust as of the date of initial issuance of the Certificates.

        Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer or any other Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

        Sixth, the Plan or other person investing Plan Assets in the Certificates must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

        Seventh, (i) the Trust must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption; and
    (iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of Certificates by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption.

    The exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption does not apply to any securities where the related trust or other entity contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying Prospectus Supplement, the exemptive relief afforded by the Underwriter's Exemption or the WCC Exemption may not apply to any securities where the related trust or other entity contains certain purchase obligations, a swap or a pre-funding arrangement.

    Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates or other securities in reliance upon the Underwriter's Exemption or the WCC Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such Certificates or other securities.

    If the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied, the Underwriter's Exemption or the WCC Exemption, as applicable, may provide exemptive relief from:

        (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of Certificates or other securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a

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    Certificate or other security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an 'Excluded Plan'), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

        (b) When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Certificates or other securities in the initial issuance of Certificates or other securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the Certificates or other securities is a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of Certificates or other securities by or with Plan Assets of a Plan, and (iii) the holding of Certificates or other securities by or with Plan Assets of a Plan; and

        (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and
    Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the Company expects will be satisfied if the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied.

    The Underwriter's Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the Certificates or other securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of Certificates or other securities.

    Before purchasing a Certificate or other security in reliance upon the Underwriter's Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the Certificates or other securities constitute 'securities' for purposes of the Underwriter's Exemption or the WCC Exemption, as applicable, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption or the WCC Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates or other securities with Plan Assets.

OTHER EXEMPTIONS

    Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates or other securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of Certificates or other securities representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans or Agency Securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under Prohibited Transaction Class Exemption ('PTCE') 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates or other securities evidencing an interest in a Trust with assets that include Cooperative Loans, Private Securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional information regarding the application of the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates or other securities offered thereby. There can be no assurance that any of these exemptions will apply with respect

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to any particular Plan's or other Plan Asset investor's investment in the
Certificates or other securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

    Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000 and generally became applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING PLANS

    If the criteria specified in the Underwriter's Exemption or the WCC Exemption, as applicable, as described above are not satisfied by one or more Classes of Certificates or other securities, or by a trust or the Mortgage Loans and other assets held by the Trust, except as otherwise specified in the accompanying Prospectus Supplement, transfers of those securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect the acquisition, will not be registered by the Trustee unless the transferee provides the Company and the Trustee with an opinion of counsel satisfactory to the Company and the Trustee, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the acquisition of such Certificates or other securities by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement. Except as otherwise specified in the accompanying Prospectus Supplement, each beneficial owner of a Subordinated Certificate offered by this Prospectus and the accompanying Prospectus Supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) it is not a Plan, a trustee or other person acting on behalf of any Plan, or any other person using Plan Assets to effect such acquisition or holding, (ii) it has acquired and is holding such Subordinated Certificate in reliance on the Underwriter's Exemption or the WCC Exemption, as applicable, and the Subordinated Certificate was rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies or (iii)(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an 'insurance company general account' (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

    If any Subordinated Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the Subordinated Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Subordinated Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any subservicer, the underwriter and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT PLAN INVESTORS

    A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or 'UBTI') within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' and ' -- Tax-Exempt Investors'. In addition, the exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Certificates.

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CONSULTATION WITH COUNSEL

    There can be no assurance that the Underwriter's Exemption, the WCC Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires Certificates (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a Trust. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in Certificates.

    Any fiduciary or other person who proposes to acquire or hold Certificates on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase Certificates on behalf of such Plan.

    Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of Certificates.

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



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules and does not address the tax consequences of persons holding Certificates as part of a hedge or hedging transaction. Further, the authorities on which this discussion is based are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

    The following discussion addresses certificates ('REMIC Certificates') representing interests in a Mortgage Pool ('REMIC Mortgage Pool') as to which the Company, in the case where the Company will be a Master Servicer for a Series or in the case where there will be no Master Servicer for a Series, or the Servicing Entity, in the case where the Servicing Entity is the only Master Servicer for a Series, will cause to elect treatment as a real estate mortgage investment conduit ('REMIC') under Sections 860A through 860G ('REMIC Provisions') of the Code. Under the REMIC Provisions, REMICs may issue 'regular' interests and must issue one and only one class of 'residual' interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Regular Certificate' and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Residual Certificate'.

    The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the 'OID Regulations'), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the 'REMIC Regulations'). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

CLASSIFICATION OF REMICS

    With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, will deliver their opinion generally to the effect that, assuming (i) a REMIC election is made timely in the required form, (ii) each Master Servicer or Servicing Entity, as applicable, complies with all provisions of the related Pooling Agreement, (iii) certain representations set forth in the Pooling Agreement are true, and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, the related REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

    Holders of REMIC Certificates should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status described below under the heading 'Characterization of Investments in REMIC Certificates'. In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a 'regular or residual interest in a REMIC' within the meaning of

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Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C); and (ii) REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(4)(A), and interest on the REMIC Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, respectively, the Assets would be treated as 'interests in real property' as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as 'real estate assets' as defined in Code Section 856(c)(5)(B)) or as income from the Assets would be treated as 'interest on obligations secured by mortgages on real property or on interests in real property.' Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any reserve account in assets not so qualifying would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(c)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The applicable Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-Off Date. REMIC Certificates held by certain financial institutions will constitute 'evidence of indebtedness' within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(C) or Section 860G(a)(4)(B) of the Code will be treated as 'qualified mortgages' for purposes of Code Section 860D(a)(4).

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

    Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Company will report annually (or more often if required) to the Internal Revenue Service ('IRS') and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See ' -- Reporting and Other Administrative Matters of REMICS' below.

    Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under
Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC

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Regular Certificates remains unclear in some respects because the OID
Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    Code Section 1272(a)(6) requires that a mortgage prepayment assumption ('Prepayment Assumption') be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. Unless otherwise specified in the applicable Prospectus Supplement, the Company will use a percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified in the applicable Prospectus Supplement) in reporting original issue discount that is consistent with this standard. However, the Company does not make any representation that the Mortgage Loans will in fact prepay at that percentage of the Basic Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified therein) to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

    The total amount of original issue discount on a REMIC Regular Certificate is the excess of the 'stated redemption price at maturity' of the REMIC Regular Certificate over its 'issue price'. Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that Class are first sold to the public (excluding bond houses and brokers).

    If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest 'may' be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a Certificateholder.

    The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest'. Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) the current values of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap,

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floor, 'governor' or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An 'objective rate' is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of 'actively traded' personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See ' -- Variable Rate Certificates'. REMIC Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than 'qualified stated interest', but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

    Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any 'teaser' rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

    The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium'.

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    Each holder of a REMIC Regular Certificate must include in gross income the sum of the 'daily portions' of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the 'adjusted issue price', by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

    Variable Rate Certificates. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Company intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate

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in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury Regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

2. Market Discount and Premium

    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount') of such REMIC Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

    A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate

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multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount'. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

    The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

3. Realized Losses

    Under Code Section 166, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in

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which their Certificates become wholly or partially worthless as a result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Code Section 166 until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate without regard to any reduction in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

4. Callable Class Certificates

    An entity electing to be treated as a REMIC may either itself directly, or indirectly through the use of a trust owned by such entity, enter into a redemption agreement pursuant to which the counterparty will have the right to cause a redemption of the outstanding Certificates (as used herein, each such right a 'Call Right', and each such Certificate, a 'Callable Class Certificate') beginning on the Distribution Date and subject to payment of the redemption price and other conditions that may be specified in the applicable Prospectus Supplement. See 'Description of the Certificates -- Redemption Agreement.' In the event the trust issues the Call Right, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the trust will be treated as a grantor trust under subpart E, part 1 of Subchapter J of the Code and, as a result, the REMIC will be treated as having directly issued the Call Right.

    The REMIC will be treated as (i) owning an interest in the underlying Mortgage Loans and (ii) writing a call option on its interest in the underlying Mortgage Loans, represented by the right of the holder of the Call Right to direct the Depositor to redeem the outstanding Certificates as described under 'Description of the Certificates -- Redemption Agreement'.

    Under these circumstances, the REMIC should be considered to have acquired its interest in the underlying Mortgage Loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, plus the fair market value at the time of purchase of such REMIC's assets of the call option the REMIC is deemed to have written, which amount the REMIC is deemed also to have received. Accordingly, the REMIC's basis in its interest in the underlying Mortgage Loans will actually be greater than the aggregate issue price of the REMIC Certificates it issues, resulting in less discount income or greater premium deductions to the REMIC than it would have recognized had the call option not been written. Under current federal income tax law, the REMIC will not be required to include immediately in income the amount of the option premium it is deemed to have received. However, although the treatment of these items is not entirely clear, it appears that as the REMIC receives principal payments on the underlying Mortgage Assets, and if the REMIC sells or distributes in kind any of the underlying Mortgage Loans, the REMIC will be deemed to have received (in addition to the amount of such payment, the sales price or the fair market value of the asset, as the case may be) an amount equal to the corresponding portion of the payment it was deemed to receive at the time the call option was originally written. Accordingly, the amount realized by the REMIC with respect to its interest in the underlying Mortgage Loans, will be greater than the amount of cash received by it, and over the life of the REMIC the entire amount of the deemed payment received when the call option was written will be reported by the REMIC, although not at the times that a corresponding amount of income would be reported based on a constant yield method. Investors should be aware that, subject to certain specific exceptions in the REMIC regulations, it is not anticipated that the REMIC will sell or transfer or otherwise dispose of any of the underlying Mortgage Loans except pursuant to an exercise of the Call Right. See 'Prohibited Transactions and Other Possible REMIC Taxes'. In the event that the holder of the Call Right chooses to effect such a redemption of the underlying Mortgage Loans, the transactions by

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which the Certificates are retired and the related Trust terminated will constitute a 'qualified liquidation' of the REMIC within the meaning of Section 860F(a)(4) of the Code.

    Taxation of Call Option Premium. Under current federal income tax law, the REMIC will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminated with respect to the REMIC. As indicated above, an amount equal to the option premium that is deemed to be received by the REMIC would be included in the REMIC's basis in the Mortgage Loans. The REMIC's recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

    As a grantor of an option, the REMIC must include the option premium in income when the option lapses, which with respect to the REMIC is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Certificates remain outstanding the Mortgage Assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the Mortgage Loans are paid down, and if so, at what rate, the Depositor intends to report income to the REMIC based on the assumption that the Call Right lapses, and the related premium is recognized by the REMIC, proportionately as principal is paid on the Mortgage Loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse of the Call Right, and furthermore, it should be noted that the IRS currently is examining the rules regarding the taxation of option premiums.

    If the Call Right is exercised, the REMIC will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Mortgage Loans.

    If the REMIC transfers one of the underlying Mortgage Loans, such transfer will be treated as a 'closing transaction' with respect to the option the REMIC is deemed to have written. Accordingly, the REMIC will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the REMIC is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However, as discussed above, subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the REMIC will transfer any of the underlying Mortgage Loans. See 'Prohibited Transactions and Other Possible REMIC Taxes'.

    Certificateholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Certificate.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. General

    An owner of a REMIC Residual Certificate ('Residual Owner') generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions', the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage

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Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although the timing of such income is unclear under current law and certain court cases suggest that, in the absence of other authority, any such payment would be includible in income immediately upon its receipt, the IRS has issued proposed regulations that, if adopted as final regulations, would require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Certificate over its expected life. The proposed regulations also would provide two more specific methods that would be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Certificate is transferred to the taxpayer. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    If so specified in the applicable Prospectus Supplement for a Series, the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption right. As a direct owner in the underlying Mortgage Loans for federal income tax purposes, the REMIC will also be treated as having written the call option on such underlying Mortgage Loans. See 'Callable Class Certificates'.

2. Taxable Income or Net Loss of the REMIC

    The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium') over its fair market value at the time of their transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Company intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Company, it will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see
' -- Prohibited Transactions and Other Possible REMIC Taxes', below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers, if any. (See, however, ' -- Pass-Through of Servicing Fees', below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

    Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such

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interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See ' -- Sales of REMIC Certificates', below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (See ' -- Taxation of Owners of REMIC Residual Certificates -- Daily Portions', above) and decreased by distributions and by net losses taken into account with respect to such interest.

    A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

    The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate (See
' -- Sales of REMIC Certificates', below). The residual holder does, however, receive reduced taxable income over the life of the REMIC, because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

4. Excess Inclusions

    Any 'excess inclusions' with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term 'applicable federal rate' (generally, an average of current yields on Treasury securities of comparable maturity) (the 'AFR') in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

    An excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See ' -- Foreign Investors in REMIC Certificates'. Section 860E(a)(4) of the Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

    Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have 'significant value', would treat as excess inclusions with respect to such REMIC Residual Certificates the entire daily portion of taxable income for such REMIC Residual Certificates. In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or

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permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, 'significant value' under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have 'significant value' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have 'significant value' for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. Noneconomic REMIC Residual Certificates

    Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax'. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. The Internal Revenue Service has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income 'to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer' and either (i) the amount received by the transferee be no less on a present value basis than the present value of the next tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same 'safe harbor' provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations are effective as of July 19, 2002, although most of their provisions apply to transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered 'noneconomic' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such

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assumptions. See 'Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. Tax-Exempt Investors

    Generally, tax exempt organizations that are not subject to Federal income taxation on 'unrelated business taxable income' pursuant to Code Section 511 are treated as 'disqualified organizations' under provisions of the 1988 Act. Under provisions of the Pooling Agreement, such organizations generally are prohibited from owning Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See ' -- Sales of REMIC Certificates'.

7. Real Estate Investment Trusts

    If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ('REIT'), would be subject to the limitations of Code Sections 856 (f) and 856 (j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

8. Mark-to-Market Rules

    Treasury regulations provide that any REMIC Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally may not be marked-to-market.

SALES OF REMIC CERTIFICATES

    If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions', above. Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium' and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is also relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the

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conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    The Omnibus Budget Reconciliation Act of 1993 (the 'Budget Act') revised the rules for deducting interest on indebtedness allocable to property held for investment. Generally, deductions for such interest are limited to a taxpayer's net investment income for each taxable year. As amended by the Budget Act, net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

    If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

    The 1988 Act makes transfers of a residual interest to certain 'disqualified organizations' subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the applicable Federal rate) with respect to such residual interest for the periods after the transfer. For this purpose, 'disqualified organizations' includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void. For purposes of the affidavit, the Pooling Agreement also treats an 'electing large partnership' as defined in Section 775(a) of the Code as if it were a 'disqualified organization.'

    In addition, if a 'pass-through entity' includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

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PASS-THROUGH OF SERVICING FEES

    The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Company and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a 'single-class REMIC', such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisors regarding the advisability of an investment in such Certificates.

    A 'single-class REMIC' is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Company intends to treat a REMIC Mortgage Pool as other than a 'single-class REMIC', consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

    The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from 'prohibited transactions'. In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the 'start-up day' (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects 'net income from foreclosure property' to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

TERMINATION OF A REMIC

    In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC Regular Certificates to whom information reporting generally applies, certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts

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and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring it to report to the Treasury Department the amount of original issue discount and the issue date for each REMIC Certificate issued at more than a de minimis discount.

    The REMIC Regular Certificate information reports must include a statement of the 'adjusted issue price' of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

    The responsibility for complying with the foregoing reporting rules will be borne by the Company.

    For purposes of the administrative provisions of the Code, REMIC Mortgage Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. Unless otherwise stated in the applicable Prospectus Supplement, the Company will file federal income tax information returns on behalf of the related REMIC Mortgage Pool, and will be designated as agent for, and will act on behalf of the 'tax matters person' with respect to the REMIC Mortgage Pool in all respects.

    As agent for the tax matters person, the Company will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

    Payments of interest and principal on REMIC Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC Regular Certificates

    Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a 'Non-U.S. Person'), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided (a)the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs and delivers a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder (this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered), and (c) the last U.S. Person (or in certain circumstances a

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qualified withholding agent that is not a U.S. Person) in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

    'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia, or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates of a particular Series of Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

2. REMIC Residual Certificates

    Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions'.

    Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have 'tax avoidance potential' are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

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NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

    Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a 'reportable transaction.' Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a 'reportable transaction' based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Company and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

STATE AND LOCAL TAXATION

    Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in nonconforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

CALL RIGHT

    The holder of the Call Right will be treated as having purchased a call option on all the underlying Mortgage Loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the Mortgage Loans (in addition to any exchange fee) if the Mortgage Loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see 'Callable Class Certificates' above. Assuming that the underlying Mortgage Loans, if acquired, would be a capital asset in such holder's hands, then loss recognized with respect to such lapse will be treated as a capital loss.

    In light of the above, a thrift, REMIC, real estate investment trust or regulated investment company should consult its tax advisors before purchasing any Call Class.

                            METHODS OF DISTRIBUTION

    Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Mortgage Pool) through any of the following methods:

        1. By negotiated firm commitment underwriting and public reoffering by underwriters;

        2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

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



        3. By placement directly by the Company with institutional investors.

    A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Company, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Company and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    WaMu Capital Corp., an affiliate of the Company, or another affiliate of the Company may from time to time act as agent or underwriter in connection with the sale of the Certificates.

    Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Act'), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

    If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

                        TRANSFERABILITY OF CERTIFICATES

    The Company anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Act, in connection with reoffers and sales by them of Certificates. Certain purchasers will be required to give the Company prior notice of their intention to resell their Certificates, and to represent to the Company that they will observe certain Prospectus delivery and anti-manipulative requirements of the Act and the Securities Exchange Act of 1934, as amended. The Company will charge any Certificateholder requesting amended or updated Prospectuses or Prospectus Supplements all expenses incurred by the Company for preparation and delivery of such documents. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or resale.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by David H. Zielke, Charles E. Smith or other Company counsel, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                             FINANCIAL INFORMATION

    The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Company will be provided, upon request, with a copy of the consolidated balance sheet of the Company as of December 31, 2001 or the end of its last fiscal year, whichever is later, and a copy of the most recent statement of earnings of the Company. Such requests should be directed to Washington Mutual Mortgage Securities Corp., Controller's Department, 75 North Fairway Drive, Vernon Hills, Illinois 60061.

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                    INCORPORATION OF DOCUMENTS BY REFERENCE

    We 'incorporate by reference' into the Prospectus Supplement for each Series of Certificates the information we file with the Commission with respect to that Series, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into a Prospectus Supplement is considered to be part of that Prospectus Supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into that Prospectus Supplement. We incorporate by reference into the Prospectus Supplement for each Series of Certificates any documents filed by us with the Commission with respect to that Series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of that Prospectus Supplement and prior to the termination of the offering of that Series.

    Any statement contained in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference into a Prospectus Supplement will be deemed to be modified or superseded for the purposes of that Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into that Prospectus Supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus Supplement.

    We will provide without charge to each person to whom this Prospectus is delivered in connection with the offering of a Series of Certificates, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into the related Prospectus Supplement. Requests should be directed to Washington Mutual Mortgage Securities Corp., Attn: John Race, 75 North Fairway Drive, VHA3B07, Vernon Hills, Illinois 60061, Telephone:
(847) 549-3113.

                             ADDITIONAL INFORMATION

    This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

    Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                                         PAGE
                                          --
Act....................................   86
Additional Collateral Loans............   10
Additional Collateral..................   10
Advance Claims Endorsement.............   47
Advances...............................   11
AFR....................................   78
Asset Conservation Act.................   61
Bankruptcy Instrument..................   45
Bankruptcy Loss........................   45
Basic Prepayment Assumption............   15
Budget Act.............................   81
Buydown Fund...........................    9
Buydown Fund Account...................   21
Buydown Loans..........................    9
Callable Class Certificate.............   75
CERCLA.................................   61
Certificate Account....................   28
Certificate Administrator..............    8
Certificate Administrator Fee..........   11
Certificate Interest Rate..............    8
Closing Date...........................   21
Code...................................   39
Commission.............................   10
Company................................    8
Compensating Interest..................   14
Conversion Fee.........................   12
Cooperative............................    8
Cooperative Loan.......................    8
Cooperative Note.......................    8
Curtailment............................   14
Custodial Account for P&I..............   25
Defaulted Mortgage Loss................   45
Determination Date.....................   31
Distribution Date......................   20
Distribution Period....................   29
DOL....................................   62
Due Date...............................   14
Eligible Investments...................   27
ERISA..................................   62
Exemption Rating Agencies..............   64
Extraordinary Losses...................   45
Fannie Mae Approved Mortgagees.........   16
FDIC...................................   16
FHA....................................    9
FHA Approved Mortgagees................   16
FHA Insurance Policies.................    9
Freddie Mac Approved Mortgagees........   16
Fraud Instrument.......................   45
Fraud Loss.............................   45
Garn-St. Germain Act...................   59
Indemnified Parties....................   37
Insurance Proceeds.....................   25
Investment Account.....................   27
Investment Period......................   26
IRS....................................   69
Lenders................................   16
Letter of Credit.......................   50
Letter of Credit Bank..................   50
Liquidation Proceeds...................   25
Loss...................................   41
Master Servicer........................    8
Master Servicing Fee...................   11
MERS...................................   21
MERS'r' System.........................   21
Mortgage Interest Rate.................    9
Mortgage Loan Servicing Group..........    8
Mortgage Loans.........................    8
Mortgage Notes.........................    8
Mortgage Pool Insurance Policy.........   46
Mortgaged Properties...................    8
Mortgages..............................    8
Net Rate...............................   24
Non-U.S. Person........................   83
OID Regulations........................   68
Parties in Interest....................   62
Paying Agent...........................   20
Payoff.................................   14
Plan Assets............................   62
Plans..................................   62
Pooling Agreement......................   11
Prepayment Assumption..................   70
Primary Insurance Policy...............   41
Principal Prepayment...................   15
PTCE...................................   65
PTE....................................   63
RCRA...................................   61
Record Date............................   20
Relief Act.............................   60
REMIC..................................   68
REMIC Certificates.....................   68
REMIC Mortgage Pool....................   68
REMIC Provisions.......................   68
REMIC Regulations......................   68
Reserve Account........................   48
Reserve Fund...........................   50
Residual Owner.........................   76

                                         PAGE
                                          --
Retained Yield.........................   24
Sellers................................    8
Seller/Servicers.......................    8
Selling and Servicing Contracts........   19
Senior Certificates....................   47
Servicer...............................    9
Servicing Contracts....................   11
Servicing Entity.......................    8
Servicing Fee..........................   11
Special Hazard Instrument..............   45
Special Hazard Loss....................   45
Subordinated Certificates..............   47
Title V................................   60
Title VIII.............................   60
Trust..................................   11
Trustee................................   11
UCC....................................   57
Underwriter's Exemption................   63
VA.....................................    9
VA Guaranties..........................    9
VA Loans...............................    9
WCC Exemption..........................   63
Withdrawal Date........................   26

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

                    WASHINGTON MUTUAL MORTGAGE PASS-THROUGH
                       CERTIFICATES, WMALT SERIES 2005-9

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                             WASHINGTON MUTUAL BANK
                                    SERVICER

                                  $527,378,910
                                 (APPROXIMATE)


                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------


                                  Underwriter
                               WAMU CAPITAL CORP.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

    WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JANUARY 23, 2006.